UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Plymouth Industrial REIT, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.
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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED DECEMBER 5, 2025

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

Dear Stockholder:

We invite you to attend a special meeting (we refer to such meeting, including any adjournment or postponement thereof, as the “Special Meeting”) of the stockholders of Plymouth Industrial REIT, Inc. (“Plymouth” or the “Company”). The Special Meeting will be held virtually via live webcast beginning at , Eastern Time on , 2026. You will be able to virtually attend and vote at the Special Meeting by visiting   . Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting, and all references in the accompanying proxy statement to “attend” will mean virtually attend the Special Meeting.

On October 24, 2025, the Company entered into an Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) with Plymouth Industrial OP, LP, a Delaware limited partnership (the “Operating Partnership”), PIR Ventures LP, a Delaware limited partnership (“Parent”), PIR Industrial REIT LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“REIT Merger Sub”), and PIR Industrial OP LLC, a Delaware limited liability company and a wholly-owned subsidiary of REIT Merger Sub (“OP Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein and in accordance with Maryland General Corporation Law, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act, as applicable, (i) that the Company will be merged with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly owned subsidiary of Parent (the “REIT Merger”) and (ii) that, immediately prior to the consummation of the REIT Merger, the Operating Partnership will be merged with and into OP Merger Sub, with OP Merger Sub surviving as a wholly owned subsidiary of REIT Merger Sub (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”).

If the Mergers are completed, the Company’s stockholders will have the right to receive $22.00 in cash for each share of the Company’s common stock, par value $0.01 per share (“common stock”), held immediately prior to the effective time of the Mergers, without interest, subject to any applicable withholding taxes and as may be adjusted in accordance with the Merger Agreement.

At the Special Meeting, you will be asked:

•
To consider and vote on a proposal to approve the REIT Merger, pursuant to the terms of the Merger Agreement (the “Merger Proposal”);
•
To consider and vote on a proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Mergers (the “Merger Compensation Proposal”); and
•
To consider and vote on one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The Company’s board of directors (the “Board”) has unanimously authorized, adopted and approved the execution, delivery and performance of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company. The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal. The Merger Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the Merger Proposal at the Special Meeting. The approval of the Merger Compensation

Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on the respective proposal. All stockholders of record of our common stock at the close of business on , 2025, are entitled to notice of, and to vote at, the Special Meeting. The notice of special meeting and proxy statement accompanying this letter provide you with more specific information concerning the Special Meeting, the Mergers, the Merger Agreement and the other transactions contemplated by the Merger Agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about the Company from us or from documents we have filed with the U.S. Securities and Exchange Commission.

Your vote is very important regardless of the number of shares that you own. Whether or not you plan to attend the Special Meeting, we request that you authorize your proxy by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the Special Meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy and vote your shares at the Special Meeting. If you fail to authorize a proxy to vote your shares or to vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will have the same effect as a vote “AGAINST” approval of the Mergers.

Thank you for your continued support of Plymouth.

Sincerely,

Jeffrey E. Witherell

Chairman of the Board and Chief Executive Officer

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THE MERGERS, THE ADOPTION OF THE MERGER AGREEMENT OR ANY OTHER TRANSACTION DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated , 2025 and is first being mailed to stockholders on or about , 2025.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED DECEMBER 5, 2025

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on , 2026

To our Stockholders:

Notice is hereby given that a special meeting (the “Special Meeting”) of the stockholders of Plymouth Industrial REIT, Inc., a Maryland corporation (“Plymouth,” the “Company,” “we,” “our” or “us”), will be held as a virtual only meeting on , 2026, at , Eastern time. You will be able to virtually attend and vote at the Special Meeting by visiting . Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting, and all references in the accompanying proxy statement to “attend” will mean virtually attend the Special Meeting.

On October 24, 2025, the Company entered into an Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) with Plymouth Industrial OP, LP, a Delaware limited partnership (the “Operating Partnership”), PIR Ventures LP, a Delaware limited partnership (“Parent”), PIR Industrial REIT LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“REIT Merger Sub”), and PIR Industrial OP LLC, a Delaware limited liability company and a wholly-owned subsidiary of REIT Merger Sub (“OP Merger Sub”). The Merger Agreement provides, among other things, and subject to the terms and conditions set forth therein and in accordance with Maryland General Corporation Law, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act, as applicable, (i) that the Company will be merged with and into REIT Merger Sub, with REIT Merger Sub surviving as a wholly owned subsidiary of Parent (the “REIT Merger”) and (ii) that, immediately prior to the consummation of the REIT Merger, the Operating Partnership will be merged with and into OP Merger Sub, with OP Merger Sub surviving as a wholly owned subsidiary of REIT Merger Sub (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”).

The Special Meeting will be held for the following purposes:

1.
To consider and vote on a proposal to approve the REIT Merger, pursuant to the terms of the Merger Agreement (the “Merger Proposal”);
2.
To consider and vote on a proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Merger Compensation Proposal”); and
3.
To consider and vote on one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to our bylaws, only the matters set forth in this notice of special meeting may be brought before the Special Meeting. The Company’s board of directors (the “Board”) has fixed the close of business on , 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. All holders of record of our common stock, par value $0.01 per share (the “common stock”), at the close of business on the Record Date are entitled to receive notice of and attend the Special Meeting or any postponement or adjournment of the Special Meeting.

The Board has unanimously authorized, adopted and approved the execution, delivery and performance of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company. The Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

The Merger Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the Special Meeting. Accordingly, your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the Special Meeting, we request that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the Special Meeting and you are a stockholder of record at the close of business on the Record Date, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy and vote your shares at the Special Meeting. If you fail to authorize a proxy to vote your shares or to vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Merger Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on the respective proposal. If you fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of these proposals.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our corporate secretary, or by voting at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.

Under the Maryland General Corporation Law (the “MGCL”), because shares of our common stock were listed on the New York Stock Exchange at the close of business on the Record Date, you do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the Mergers. In addition, you may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Mergers because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of our board of directors, determines that the rights apply. Our board of directors has made no such determination.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the Special Meeting. If you have any questions or need assistance voting your shares of our common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

28 Liberty Street, Floor 53

New York, NY 10005

Stockholders may call toll-free: (866) 796-7184

Banks and brokers may call collect: (646) 963-9141

Email: PLYM@dfking.com

BY ORDER OF THE BOARD OF DIRECTORS,

Anne A. Hayward
Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON , 2026.

The notice of special meeting of stockholders and accompanying proxy statement are available at .

i

ii

SUMMARY

This summary highlights only selected information from this proxy statement relating to the merger of Plymouth Industrial REIT, Inc. with and into PIR Industrial REIT LLC, the merger of Plymouth Industrial OP, LP with and into PIR Industrial OP LLC and the other transactions contemplated pursuant to the Agreement and Plan of Merger, dated as of October 24, 2025, by and among Plymouth Industrial REIT, Inc., Plymouth Industrial OP, LP, PIR Ventures LP, PIR Industrial REIT LLC and PIR Industrial OP LLC (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”). This summary does not contain all of the information that may be important to you. As a result, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the Merger Agreement. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement.

Parties to the Merger Agreement (page 29)

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

(617) 340-3814

Plymouth Industrial REIT, Inc. (the “Company,” “Plymouth,” “we,” “us” or “our”) is a full service, vertically integrated, self-administered and self-managed real estate investment trust (“REIT”) that focuses on the acquisition, ownership, management, redevelopment and development of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the United States. We were founded in March 2011 as a Maryland corporation by Jeffrey Witherell, who has over 30 years of experience acquiring, owning and operating commercial real estate properties.

Our common stock, par value $0.01 per share (“common stock”) is listed on the New York Stock Exchange (the “NYSE”) and trades under the symbol “PLYM.”

Our headquarters and executive offices are located in Boston, Massachusetts. Additionally, we have regional offices in Columbus, Ohio, Jacksonville, Florida, Memphis, Tennessee, and Atlanta, Georgia.

Plymouth Industrial OP, LP

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

(617) 340-3814

Plymouth Industrial OP, LP (the “Operating Partnership”) is a Delaware limited partnership through which we own substantially all of our assets and conduct substantially all of our business as a result of our structure as an umbrella partnership REIT, commonly referred to as an “UPREIT.” As of September 30, 2025, we owned a 98.9% equity interest in the Operating Partnership. As the sole general partner of the Operating Partnership, we generally have the exclusive power under the limited partnership agreement to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners.

PIR Ventures LP

c/o Makarora Investments LLC

60 Charlton Street, 6th Floor

New York, NY 10014

c/o Ares Alternative Credit Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

PIR Ventures LP (“Parent”) is a Delaware limited partnership that was formed solely for the purpose of entering into the Merger Agreement, and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.

Parent is an affiliate of Makarora Management LP (together with its affiliates, “Makarora”) and Ares Alternative Credit funds (together with its affiliates, “Ares”).

PIR Industrial REIT LLC

c/o Makarora Investments LLC

60 Charlton Street, 6th Floor

New York, NY 10014

c/o Ares Alternative Credit Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

PIR Industrial REIT LLC (“REIT Merger Sub”) is a Delaware limited liability company and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. REIT Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and related agreements and financing transactions. Pursuant to the terms and conditions of the Merger Agreement, the Company will merge with and into REIT Merger Sub (the “REIT Merger”), and REIT Merger Sub will continue as the surviving entity (the “REIT Surviving Entity”).

PIR Industrial OP LLC

c/o Makarora Investments LLC

60 Charlton Street, 6th Floor

New York, NY 10014

c/o Ares Alternative Credit Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

PIR Industrial OP LLC (“OP Merger Sub”) is a Delaware limited liability company and a wholly owned subsidiary of REIT Merger Sub that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. OP Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and related agreements and financing transactions. Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the consummation of the REIT Merger, the Operating Partnership will merge with and into OP Merger Sub (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), and OP Merger Sub will continue as the surviving entity and as a wholly owned subsidiary of REIT Merger Sub (the “Partnership Surviving Entity”).

The Special Meeting (page 31)

The Proposals

The special meeting of our stockholders (the “Special Meeting”) will be held virtually via live webcast beginning at p.m., Eastern Time on , 2026. You will be able to virtually attend and vote at the Special Meeting by visiting   . Please note that you will not be able to attend the Special Meeting physically in person.

At the Special Meeting, our stockholders as of the close of business on , 2025 (the “Record Date”) will be asked to consider and vote on the following matters:

1.
A proposal to approve the REIT Merger, pursuant to the terms of the Merger Agreement (the “Merger Proposal”);
2.
A proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to our named executive officers in connection with the Merger (the “Merger Compensation Proposal”); and
3.
One or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

If the Merger Proposal is approved by our stockholders and the transaction is completed as contemplated by the Merger Agreement, at the effective time of the REIT Merger (the “REIT Merger Effective Time”), each share of our common stock issued and outstanding immediately prior to the REIT Merger Effective Time will be automatically cancelled and converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes and as may be adjusted in accordance with the Merger Agreement (such amount, the “REIT Merger Consideration”).

Pursuant to our Third Amended and Restated Bylaws, as amended (our “bylaws”), and the Maryland General Corporation Law (the “MGCL”), only the matters set forth in the notice of special meeting may be brought before the Special Meeting.

Record Date, Notice and Quorum

All holders of record of our common stock as of the Record Date are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each holder of common stock is entitled to one vote on each matter presented at the Special Meeting for each share of common stock that such holder owned as of the Record Date. On the Record Date, our outstanding voting securities consisted of shares of common stock.

The presence in person or by proxy of our stockholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. Abstentions, if any, will be included in determining whether a quorum is present. Because all of the proposals to be voted on at the Special Meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so we do not expect there to be any broker non-votes at the Special Meeting.

Required Vote

Completion of the Mergers requires approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the Special Meeting. Each share of common stock is entitled to one vote on each matter to be voted on. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy to vote your shares or vote at the Special Meeting (including by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the Merger Proposal.

The approval of the Merger Compensation Proposal and the approval of the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on each proposal. Approval of either of these proposals is not a condition to completion of the Mergers. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of either proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of either proposal.

As of the Record Date, our directors and executive officers owned and were entitled to vote an aggregate of approximately shares of our common stock, entitling them to exercise approximately % of the total combined voting power of our common stock at the Special Meeting. Our directors and executive officers have informed us that they intend to vote the shares that they own in favor of the Merger Proposal, in favor of the Merger Compensation Proposal and in favor of the Adjournment Proposal, although they have no obligation to do so.

Proxies and Revocation

Any of our stockholders of record entitled to vote may authorize a proxy to vote his, her or its shares of common stock by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by attending the Special Meeting and voting in person.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our corporate secretary or by your voting at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.

If you own our common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares of our common stock.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned, postponed or delayed.

The Mergers (page 34)

The REIT Merger

The Merger Agreement provides that, at the REIT Merger Effective Time, we will be merged with and into REIT Merger Sub and our separate existence will cease. REIT Merger Sub will continue as the REIT Surviving Entity in the REIT Merger and will become a wholly owned subsidiary of Parent. From and after the REIT Merger Effective Time, the REIT Surviving Entity will possess all of our properties, rights, privileges, powers and franchises and those of REIT Merger Sub and all of our claims, obligations, liabilities, debts and duties and those of REIT Merger Sub will become the claims, obligations, liabilities, debts and duties of the REIT Surviving Entity.

The REIT Merger will become effective upon the later of such time as the acceptance for record of the articles of merger with respect to the REIT Merger by the State Department of Assessments and Taxation of Maryland and the certificate of merger with respect to the REIT Merger has been accepted for record by the Secretary of State of the State of Delaware, or such time which the parties will have agreed upon and established in such filings in accordance with the MGCL and the Delaware Limited Liability Company Act (the “DLLCA”) as the REIT Merger Effective Time.

The Partnership Merger

The Merger Agreement provides that, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), the Operating Partnership will be merged with and into OP Merger Sub and the separate existence of the Operating Partnership will cease. OP Merger Sub will continue as the Partnership Surviving Entity in the Partnership Merger and will become a wholly owned subsidiary of REIT Merger Sub. From and after the Partnership Merger Effective Time, the Partnership Surviving Entity will possess all of the properties, rights, privileges, powers and franchises of the Operating Partnership and OP Merger Sub and all of the claims, obligations, liabilities, debts and duties of the Operating Partnership and OP Merger Sub will become the claims, obligations, liabilities, debts and duties of the Partnership Surviving Entity.

The Partnership Merger will become effective at such time as the certificate of merger with respect to the Partnership Merger has been accepted for record by the Secretary of State of the State of Delaware or on such other date and time the Parties will have agreed upon and designated in such certificate of merger in accordance with the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and the DLLCA as the Partnership Merger Effective Time.

Recommendation of Our Board of Directors (page 49)

Our board of directors, after consulting with its financial advisors and outside legal counsel and reviewing and considering various factors described in “The Mergers—Reasons for the Mergers,” unanimously (i) authorized, adopted and approved the execution, delivery and performance of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company, (ii) directed that the REIT Merger be submitted for consideration at a meeting of our stockholders, and (iii) resolved to recommend that our stockholders approve the REIT Merger.

Our board of directors unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Opinions of Our Financial Advisors (page 57)

Opinion of KeyBanc Capital Markets Inc.

On October 24, 2025, KeyBanc Capital Markets Inc. (“KBCM”) delivered to our board of directors an oral opinion, subsequently confirmed by the delivery of a written opinion dated October 24, 2025, to the effect that, as of the date of the written opinion and based on and subject to the assumptions made, qualifications, limitations and other matters set forth in the written opinion, the REIT Merger Consideration to be paid to the holders of our issued and outstanding common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of KBCM’s written opinion, dated October 24, 2025, which sets forth, among other things, the assumptions made, qualifications, limitations and other matters considered on the review undertaken by KBCM in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference in its entirety. The summary of KBCM’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read the opinion carefully and in its entirety. KBCM’s opinion, the issuance of which was authorized by KBCM’s fairness opinion committee, was provided for the information of our board of directors (in its capacity as such) in its evaluation of the proposed Mergers and was limited to the fairness, from a financial point of view, as of the date of the written opinion, of the REIT Merger Consideration to be paid to the holders of our issued and outstanding common stock pursuant to the Merger Agreement. KBCM’s opinion does not address any other aspects or implications of the transactions contemplated by the Merger Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the Mergers. KBCM’s opinion does not address our underlying business decision to effect the Mergers, the relative merits of the Mergers as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which we might engage.

For further information, see the section entitled “The Mergers—Opinions of Our Financial Advisors—Opinion of KeyBanc Capital Markets Inc.” and Annex B.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated August 28, 2025, we retained J.P. Morgan Securities LLC (“J.P. Morgan”) as our financial advisor in connection with the proposed Mergers and to deliver a fairness opinion in connection with the proposed Mergers.

At the meeting of our board of directors on October 24, 2025, J.P. Morgan rendered its oral opinion to our board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the REIT Merger Consideration to be paid to the holders of our common stock in the proposed Mergers was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its October 24, 2025 oral opinion by delivering its written opinion to our board of directors, dated October 24, 2024, that, as of such date, the REIT Merger Consideration to be paid to our stockholders in the proposed Mergers was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan dated October 24, 2025, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Our stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to our board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers, was directed only to the consideration to be paid in the Mergers and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of our securities, our creditors or our other constituencies or as to the underlying decision by the Company to engage in the proposed Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any of our stockholders as to how such stockholder should vote with respect to the proposed Mergers or any other matter.

For further information, see the section entitled “The Mergers—Opinions of Our Financial Advisors—Opinion of J.P. Morgan Securities LLC” and Annex C.

Treatment of Our Common Stock and Outstanding Awards (page 84)

Common Stock

The Merger Agreement provides that, subject to the conditions set forth therein, at the REIT Merger Effective Time, each share of our common stock then outstanding will be cancelled and retired and automatically converted into the right to receive the REIT Merger Consideration (subject to any applicable withholding taxes). Notwithstanding the foregoing, each share of our common stock then outstanding and held by any wholly-owned subsidiary of ours, of Parent or of any subsidiary of Parent will automatically be retired and will cease to exist, and no REIT Merger Consideration will be paid with respect to such shares, nor will any other payment or right inure or be made with respect with respect to such shares in connection with or as a consequence of the REIT Merger.

Restricted Stock Awards

The Merger Agreement provides that, immediately prior to the REIT Merger Effective Time, each outstanding share of our restricted common stock granted pursuant to our incentive plan (“Company Restricted Stock”) will automatically become fully vested and free of any forfeiture restrictions. At the REIT Merger Effective Time, each share of Company Restricted Stock will be considered a share of our common stock for all purposes under the Merger Agreement, including the right to receive the REIT Merger Consideration and will cease to have any other rights with respect to such shares.

Performance Stock Units

The Merger Agreement provides that, immediately prior to the REIT Merger Effective Time, each outstanding award of performance stock units granted under our incentive plan that is payable in shares of our common stock and subject to performance-based vesting requirements (each, a “Company Performance Stock Unit”) will automatically be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding taxes). The amount in cash will be equal to the product of (i) the sum of (x) the greater of (A) the target number of shares of our common stock subject to such Company Performance Stock Unit and (B) the actual number of shares of our common stock to which the holder of such Company Performance Stock Unit would be entitled based on actual performance with respect to the applicable performance goals as of the REIT Merger Effective Time as if such date were the last day of the applicable performance period, with the performance goals pro-rated through the REIT Merger Effective Time and (y) the number of shares of our common stock that would result from crediting to the holder of such Company Performance Stock Unit’s account the amount of dividends in cash or shares of our common stock, if any, that we declared during the applicable performance period (accrued as of the REIT Merger Effective Time, but not yet credited), multiplied by (ii) the REIT Merger Consideration, and will cease to have any other rights with respect thereto.

Treatment of Interests in the Partnership (page 85)

Series C Preferred Units

The Merger Agreement provides that, immediately prior to the Partnership Merger Effective Time, each Series C Cumulative Perpetual Preferred Unit of the Operating Partnership (each, a “Series C Preferred Unit” and, collectively, the “Series C Preferred Units”) as designated by that certain Certificate of Designations Establishing and Fixing the Rights, Limitations and Preferences of the Series C Preferred Units (the “Certificate of Designations”), issued and outstanding at such time and not held by us will automatically be redeemed in accordance with the terms of the Certificate of Designations for an amount in cash equal to the redemption price, as set forth in the Certificate of Designations (such amount, the “Series C Preferred Unit Per Share Redemption Consideration”).

Operating Partnership Units

The Merger Agreement provides that, at the Partnership Merger Effective Time, each limited partnership interest in the Operating Partnership (other than the Series C Preferred Units) (each, an “Operating Partnership Unit” and collectively, the “Operating Partnership Units”) issued and outstanding immediately prior to the Partnership Merger Effective Time and not held by us, Plymouth OP Limited, LLC, a Delaware limited liability company and the original limited partner in the Operating Partnership (the “Original Limited Partner”) or any of our subsidiaries, will automatically be converted into the right to receive an amount in cash equal to $22.00, without interest and as may be adjusted in accordance with the terms of the Merger Agreement (subject to any applicable withholding taxes) (the “Partnership Merger Consideration”).

The Merger Agreement further provides that, at the Partnership Merger Effective Time, our general partner interests in the Operating Partnership and any Operating Partnership Units held by us and the Original Limited Partner will automatically be converted into 100 validly issued and outstanding limited liability company interests of OP Merger Sub.

Operating Partnership Warrants

The Merger Agreement provides that, at the Partnership Merger Effective Time, each warrant issued by the Operating Partnership (each, an “Operating Partnership Warrant” and, collectively, the “Operating Partnership Warrants”) pursuant to that certain warrant agreement, dated as of August 26, 2024, by and among us, the Operating Partnership and Isosceles Investments, LLC, a Delaware limited liability company (the “Warrant Agreement”) that is outstanding and unexercised as of immediately prior to the Partnership Merger Effective Time will, in accordance with its terms, automatically cease to represent an Operating Partnership Warrant exercisable for Operating Partnership Units and will become an Operating Partnership Warrant exercisable for the consideration determined in accordance with the Warrant Agreement, which consideration will equal $0 if the applicable Strike Price (as defined in the Operating Partnership Warrants) is equal to or greater than the Partnership Merger Consideration.

Interests of Our Directors and Executive Officers in the Mergers (page 69)

Our directors and executive officers have certain interests in the Mergers that are different from, or in addition to, those of our stockholders generally. Such interests include, among others, certain actions approved by our board of directors and recommended by the compensation committee of our board to mitigate the potential impact of Section 280G (as defined below) on the Company and its executive officers. On December 4, 2025, our board of directors, pursuant to the recommendation of the compensation committee of our board, approved the acceleration effective no earlier than December 17, 2025 and no later than December 30, 2025, of the vesting, settlement and payment of certain equity- and cash-based awards that otherwise would have been vested, settled or payable to our executive officers on or prior to the closing of the Mergers, subject to execution by each executive of an Acceleration and Repayment Agreement (as defined below).

For additional information, including information regarding other interests our directors and executive officers have in the Mergers that are different from yours, see the section entitled “The Mergers—Interests of Our Directors and Executive Officers in the Mergers.”

Financing (page 68)

Parent has informed us that, in connection with the closing of the Mergers, Parent expects to repay the outstanding indebtedness under our unsecured credit facility and all 100% on-balance sheet loans, with the outstanding debt related to joint venture properties being assumed by Parent. Although, at this time, we expect to receive all necessary consents to assume the debt related to joint venture properties, if we do not obtain such consents, such debt may accelerate at the applicable lenders’ option. As of September 30, 2025, we had approximately $845.9 million in aggregate principal amount of total indebtedness outstanding, including approximately $174.0 million in aggregate principal amount of secured debt, approximately $450.0 million in aggregate principal amount of consolidated unsecured indebtedness and approximately $221.9 million in aggregate principal amount outstanding under our unsecured credit facility.

We anticipate that the total amount of funds necessary to complete the Mergers and the transactions contemplated by the Merger Agreement will be approximately $2.1 billion, including the funds needed to:

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pay the REIT Merger Consideration, the Partnership Merger Consideration and the Series C Preferred Unit Per Share Redemption Consideration, due to holders of our common stock, the Operating Partnership Units and the Series C Preferred Units, respectively, under the Merger Agreement, and make payments in respect of outstanding Company Restricted Stock and Company Performance Stock Units under the Merger Agreement;
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pay, redeem or otherwise terminate any of our outstanding indebtedness in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and
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pay all fees, expenses and other obligations required to be paid or satisfied in connection with the Mergers and the other transactions contemplated by the Merger Agreement.

Parent expects this amount to be funded through a combination of the following: (1) equity financing in an aggregate amount of up to $700 million; and (2) debt financing in an aggregate principal amount of up to $1.443 billion.

On October 24, 2025, Parent entered into equity commitment letters (the “Equity Commitment Letters”) with certain entities affiliated with Makarora and certain entities affiliated with Ares (collectively, the “Equity Investors”) pursuant to which they committed to contribute (or cause to be contributed) to Parent an aggregate amount of up to $700 million to finance a portion of the consideration due under the Merger Agreement, subject to the terms and conditions set forth in the Equity Commitment Letters. The equity financing is subject to certain customary conditions, including, among others, (i) the satisfaction or waiver of the conditions to the obligations of the parties to consummate the Mergers, (ii) the substantially concurrent closing of the Mergers in accordance with the terms of the Merger Agreement, (iii) the substantially concurrent funding of the debt financing or alternative financing, and (iv) the substantially concurrent receipt by the Parent or its subsidiaries of each of the Equity Investors’ pro rata portion of the equity commitment.

On October 24, 2025, Parent entered into a debt commitment letter (the “Debt Commitment Letter”) with Citigroup Global Markets Inc. (“Citi”), providing for the debt financing in an aggregate principal amount of up to $1.443 billion, a portion of which will be used to finance a portion of the consideration due under the Merger Agreement, subject to the terms and conditions set forth in the Debt Commitment Letter. The lenders’ obligations to provide the debt financing under the Debt Commitment Letter is subject to completion of lender’s “know your customer” requirements and contains a number of conditions that reduce the amount available (but do not prevent funding), including, among others, (i) the execution and delivery of definitive loan documentation with respect to the debt financing, which shall include customary representations and warranties for the financing of a comparable large portfolio of industrial properties, (ii) completion of due diligence investigations by Citi’s counsel and (iii) that a Company Material Adverse Effect (as defined in the as defined in the section entitled “The Merger Agreement—Representations and Warranties”) has not occurred.

The Merger Agreement does not contain a financing condition to the closing of the Mergers. Parent has agreed to use commercially reasonable efforts to take, or cause to be taken, those actions reasonably necessary and customary to obtain the proceeds of the equity financing and the debt financing. For more information, see the sections entitled “The Merger Agreement—Financing,” “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Acquisition Proposals (page 98)

Go-Shop Period

During the period beginning on October 24, 2025 and ending on November 23, 2025 at 11:59 p.m. (New York City time) (the “No-Shop Period Start Date” and such period of time, the “Go-Shop Period”), we and our directors, officers, employees and other representatives had the right to, directly or indirectly:

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solicit, seek, initiate, propose, facilitate, induce or encourage any Acquisition Proposals (as defined in the section entitled “The Merger Agreement—Acquisition Proposals—Go-Shop Period”) or any proposal, inquiry or offer that constitutes, or could result in or constitute an Acquisition Proposal (an “Inquiry”);
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engage in and otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry;
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subject to the entry into an Acceptable Confidentiality Agreement (as defined in the section entitled “The Merger Agreement—Acquisition Proposals—Go-Shop Period”), furnish to any third-party or its representatives any non-public information relating to us, the Operating Partnership and our subsidiaries and afford to such third-party or its representatives access to non-public information related to the business, properties, personnel, assets, books, records and other non-public information of us, the Operating Partnership and our subsidiaries, in each such case with the intent to solicit, seek, initiate, propose, facilitate, induce or encourage any Acquisition Proposals or any Inquiry; and
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otherwise cooperate with or assist any Acquisition Proposal or Inquiry, including by granting a waiver, amendment or release under any “standstill provision” or similar obligation of any third-party with respect to us, the Operating Partnership or any of our subsidiaries to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to us.

No-Shop Period

Except as expressly permitted by the Merger Agreement, during the period commencing on (i) with respect to any third party who is an Excluded Party (as defined in the section entitled “The Merger Agreement—Acquisition Proposals—Go-Shop Period”) as of the No-Shop Period Start Date, the date on which such third party is no longer an Excluded Party or (ii) with respect to any other third party, the No-Shop Period Start Date, and continuing until the earlier of the REIT Merger Effective Time or the termination of the Merger Agreement in accordance with its terms, we will not, and will cause our directors, officers, employees and other representatives not to, directly or indirectly:

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solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would be reasonably expected to lead to an Acquisition Proposal;

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enter into, engage, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third-party any non-public information relating to us, the Operating Partnership or any of our subsidiaries in connection with, any Acquisition Proposal;
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approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) any Acquisition Proposal;
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furnish or otherwise disclose to any third-party any information or knowingly grant any third-party (other than Parent and its representatives) access to its properties, assets, books, contracts, personnel or records in connection with or in response to any Acquisition Proposal, including for the purpose of determining whether to make or pursue any inquiries or proposals relating to any Acquisition Proposal;
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other than an Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or other similar contract, agreement or arrangement with any third-party providing for or relating to an Acquisition Proposal or requiring us to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement (any of the foregoing, other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”);
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affirmatively terminate, amend, release or modify any restrictions under any standstill agreement to which it is a party, except that, notwithstanding anything to the contrary in the Merger Agreement, we, the Operating Partnership and our subsidiaries may waive, amend, release or modify any restrictions under any agreement which contains a standstill provision if our board of directors has determined in good faith, after consultation with our outside legal advisors, that not doing so would be inconsistent with our board of directors’ fiduciary or statutory duties under applicable law; or
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resolve, commit or agree to do any of the foregoing.

Notwithstanding any of the foregoing, at any time on or after the No-Shop Period Start Date and prior to obtaining the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the REIT Merger (the “Company Stockholder Approval”), only in response to an unsolicited bona fide written Acquisition Proposal by a third party first received after the No-Shop Period Start Date (that did not result from a breach, other than a de minimis breach, of the section entitled “The Merger Agreement—Acquisition Proposals”), we, the Operating Partnership, our subsidiaries and our representatives may inform such third party of the provisions of the section entitled “The Merger Agreement—Acquisition Proposals.” For the avoidance of doubt, the receipt of an unsolicited proposal, inquiry or offer received pursuant to any standstill, confidentiality or other similar agreement that permits the submission of private or confidential proposals to our board of directors will not, by itself, violate, or be deemed to be in violation of, the foregoing.

In addition, despite anything to the contrary in the Merger Agreement, if from and following the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, we receive an unsolicited, bona fide written Acquisition Proposal which our board of directors determines in good faith after consultation with our outside legal and financial advisors constitutes a Superior Proposal (as defined in the section entitled “The Merger Agreement—Obligation of Our Board of Directors with Respect to Its Recommendation—Superior Proposals and Intervening Events”) or would reasonably be expected to result in a Superior Proposal, then in either event we and our representatives may take the following actions:

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furnish non-public information to the third-party (and its representatives and its potential financing sources and their representatives) making such Acquisition Proposal, if (A) prior to so furnishing such information, we receive from such third-party an executed Acceptable Confidentiality Agreement and (B) any information concerning us, the Operating Partnership or our subsidiaries that is provided to such third-party (or its representatives) will, to the extent not previously provided to Parent or its representatives, be provided to Parent or its representatives, or Parent and its representatives will be provided access to such non-public information, prior to or substantially concurrently with the time it is provided to such person (and in any event within 24 hours thereafter); and
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engage in discussions or negotiations with such third-party (and its representatives and its potential financing sources and their representatives) with respect to such Acquisition Proposal.

During the period commencing on the No-Shop Period Start Date and continuing until the earlier of the REIT Merger Effective Time or the termination of the Merger Agreement pursuant to its terms, we must:

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promptly (but in no event later than 24 hours) notify Parent of any Acquisition Proposal, or any request for non-public information regarding us or any of our subsidiaries by any third-party (other than an Excluded Party) that informs us that it is considering making, or has made, an Acquisition Proposal, or any other inquiry from any third-party (other than an Excluded Party) seeking to have discussions or negotiations with us regarding a possible Acquisition Proposal, in each case where such Acquisition Proposal, request or inquiry was first received following the No-Shop Period Start Date by us or our representatives, which notice must be made in writing and must identify the material terms and conditions thereof and the identity of the third-party making such Acquisition Proposal and include copies of all material documents and other material written materials (including any proposed contracts or proposal letters or other material written agreements or communications) submitted with such Acquisition Proposal, request or inquiry;
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promptly (and in any event within 24 hours) notify Parent, in writing, if we enter into discussions or negotiations concerning any Acquisition Proposal or provides non-public information to any person (other than an Excluded Party) in each case in accordance with the Merger Agreement, and of any change to the financial and other material terms and conditions of any Acquisition Proposal and will otherwise keep Parent reasonably informed of the status and material terms of any Acquisition Proposal or such provision of non-public information to any Person (other than an Excluded Party) on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or material written correspondence relating thereto; and
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promptly (and in any event within 24 hours) provide to Parent and its representatives, or provide Parent and its representatives access to, any non-public information concerning us, the Operating Partnership and our subsidiaries that is provided to any such third-party or its representatives in connection with such Acquisition Proposal first received following the No-Shop Period Start Date that was not previously made available to Parent or its representatives.

Conditions to the Mergers (page 110)

The respective obligations of each party to the Merger Agreement to consummate the Mergers are subject to the satisfaction (or, to the extent permitted by law, waiver by all parties to the Merger Agreement) at or prior to the closing of the Mergers of each of the following conditions:

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the Company Stockholder Approval has been obtained; and
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the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers or any other transactions contemplated by the Merger Agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that makes the consummation of the Mergers illegal or otherwise prohibits the consummation of the Mergers.

The obligations of Parent, REIT Merger Sub and OP Merger Sub to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or, to the extent permitted by law, waiver by Parent), at or prior to the closing of the Mergers, of the following additional conditions:

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the accuracy in all material respects of certain representations and warranties of ours and the Operating Partnership made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date, and disregarding materiality qualified in the related representations and warranties (but applying any Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement—Representations and Warranties) qualifiers therein)) regarding organization and qualification, certain aspects of capital structure, authority, financial advisor opinions, required approvals, brokers, Investment Company Act matters and takeover statutes;
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the accuracy in all but de minimis respects of certain representations and warranties of ours and the Operating Partnership made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers

(other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date) regarding capital structure;
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the accuracy of other representations and warranties of ours and the Operating Partnership made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), expect to the extent that any inaccuracies in such representations and warranties (disregarding materiality and Company Material Adverse Effect qualifiers in the related representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
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we and the Operating Partnership having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under the Merger Agreement at or prior to the closing of the Mergers;
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on the date of the closing of the Mergers, there will not exist any change, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
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receipt by Parent of a certificate from us, dated as of the date of the closing of the Mergers, signed by an authorized officer of ours on behalf of us and the Operating Partnership, certifying that the conditions set forth above have been satisfied; and
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receipt of a tax opinion from Alston & Bird LLP (or other counsel reasonably satisfactory to Parent), on which Parent is entitled to rely, dated as of the date of the closing of the Mergers, to the effect that, for all taxable years beginning with our taxable year ended December 31, 2012 and ending with our taxable year ending on the date of the closing of the Mergers, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Our obligation and that of the Operating Partnership to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or, to the extent permitted by law, waiver by us), at or prior to the closing of the Mergers, of the following additional conditions:

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the accuracy in all material respects of certain representations and warranties of Parent, REIT Merger Sub and OP Merger Sub made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specific date, which must only be accurate as of such date) regarding organization and qualification, authority, brokers, financing and the limited guaranty;
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the accuracy of other representations and warranties of Parent, REIT Merger Sub and OP Merger Sub made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), expect to the extent that any inaccuracies in such representations and warranties (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent;
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Parent, REIT Merger Sub and OP Merger Sub having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under the Merger Agreement at or prior to the closing of the Mergers; and
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receipt by us of a certificate from Parent, dated as of the date of the closing of the Mergers and signed by an authorized officer of Parent on behalf of Parent, REIT Merger Sub and OP Merger Sub, certifying that the conditions set forth above have been satisfied.

Termination of the Merger Agreement (page 112)

We and Parent may, at any time prior to the closing of the Mergers, mutually agree in writing to terminate the Merger Agreement and abandon the transaction contemplated by the Merger Agreement, even after we have obtained the Company Stockholder Approval.

Termination by Either the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement by written notice to the other parties at any time prior to the closing of the Mergers (with respect to the first two bullets below, even after we have obtained the Company Stockholder Approval), if:

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the Mergers have not been consummated on or before July 24, 2026 (the “Outside Date”), so long as breach of the Merger Agreement by the party terminating the Merger Agreement is not the cause of the failure of the Merges to be consummated by the Outside Date (it being understood that any breach or failure by REIT Merger Sub or OP Merger Sub will be deemed a breach or failure by Parent for this purpose);
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any governmental authority of competent jurisdiction has issued a final, non-appealable judgment, order, injunction or decree that permanently restrains, enjoins or otherwise prohibits the consummation of the Mergers (except that this termination right will not be available to any party whose failure (or, in the case of Parent, the failure of REIT Merger Sub or OP Merger Sub) to perform comply with any provision of the Merger Agreement was the principal cause of, or principally resulted in, the issuance of such final, non-appealable judgment, order, injunction or decree; or
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the Special Meeting (including any adjournments and postponements thereof) has been held and completed, our stockholders have voted on a proposal to adopt the Merger Agreement and the Company Stockholder Approval has not been obtained.

Termination by Parent

Parent may also terminate the Merger Agreement by written notice to us at any time prior to the closing of the Mergers, even after we have obtained the Company Stockholder Approval (except as otherwise specified below), if:

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prior to the Company Stockholder Approval having been obtained:
o
our board of directors has effected a change in recommendation that our stockholders approve the REIT Merger as described under the section entitled “The Merger Agreement—Obligation of Our Board of Directors with Respect to Its Recommendation”;
o
we fail to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that constitutes an Acquisition Proposal within ten business days after the commencement of such tender offer or exchange offer; or
o
our board of directors fails to publicly reaffirm its recommendation that our stockholders approve the REIT Merger within ten business days after the date an Acquisition Proposal has been publicly announced (or, if the Special Meeting is scheduled to be held within ten business days of when such Acquisition Proposal is publicly announced, promptly and in any event prior to the date of the Special Meeting); or
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we have breached any representation, warranty, covenant or other agreement set forth in the Merger Agreement and such breach would result in a failure of any closing condition relating to our representations, warranties, covenants or agreements, and such breach cannot be cured by the Outside Date or, if curable, has not been cured by the date that is 30 business days following the date of Parent’s delivery of written notice to us stating Parent’s intention to terminate the Merger Agreement and the basis therefor (so long as Parent is not also in breach of any of its covenants or obligations under the Merger Agreement).

Termination by the Company

We may also terminate the Merger Agreement by written notice to Parent at any time prior to the closing of the Mergers, even after we have obtained the Company Stockholder Approval (except as otherwise specified below), if:

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prior to the Company Stockholder Approval having been obtained, (i) our board of directors has approved, and concurrently with the termination of the Merger Agreement pursuant to this bullet, we enter into a definitive agreement providing for the implementation of a Superior Proposal, and (ii) substantially concurrently with such termination we have paid the applicable termination fee to Parent;
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Parent, REIT Merger Sub or OP Merger Sub have breached any representation, warranty, covenant or other agreement set forth in the Merger Agreement and such breach would result in a failure of any closing condition relating to their representations, warranties, covenants or agreements, and such breach cannot be cured by the Outside Date or, if curable, has not been cured by the date that is 30 business days following the date of our delivery of written notice to Parent stating our intention to terminate the Merger Agreement and the basis therefor (so long as we are not also in breach of any of our covenants or obligations under the Merger Agreement); or
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(i) all of the conditions to Parent’s obligation to consummate the Mergers under the Merger Agreement (other than those to be satisfied at the closing of the Mergers) have been satisfied or waived, (ii) Parent, REIT Merger Sub and OP Merger Sub fail to complete the closing of the Mergers, as required under the Merger Agreement, (iii) we have certified in writing to Parent that conditions to Parent’s obligations to complete the closing of the Mergers have been satisfied (or waived by Parent) and that that we are ready, willing and able to close and (iv) Parent fails to consummate the Mergers within three business days of the delivery of such notice from us.

Termination Fees (page 113)

Company Termination Fee

We have agreed to pay Parent a termination fee of $40.1 million (or $15.0 million if we terminate the Merger Agreement pursuant the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company” prior to 11:59 p.m. (New York City time) on November 25, 2025 in order to enter into a definitive agreement with an Excluded Party with respect to a Superior Proposal) in cash, if:

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each of the following are satisfied consummated (provided that for purposes of this bullet, all percentages included in the definition of acquisition proposal will be deemed increased to “50.1%”):
o
(i) we or Parent terminate the Merger Agreement because the Mergers have not been completed by the Outside Date Parent or Parent terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent” and an acquisition proposal had been publicly announced or otherwise publicly communicated to our board of directors after the date of the Merger Agreement and had not been publicly withdrawn prior to the date of such termination or (ii) we or Parent terminates the Merger Agreement pursuant to the provision described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” and prior to the Special Meeting, an acquisition proposal had been publicly announced or otherwise publicly communicated to our stockholders and had not been publicly withdrawn at least five business days prior to the Special Meeting; and
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within 12 months after the date of such termination, either (i) a transaction in respect of an acquisition proposal is consummated or (ii) we enter into definitive agreement with respect to an acquisition proposal that is later consummated.
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Parent terminates the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”; or

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we terminate the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”

Parent Termination Fee

Parent has agreed to pay to us a reverse termination fee of $70.2 million in cash if we validly terminate the merger agreement pursuant to the provisions described in the second bullet or third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”

Parent is also required to pay such reverse termination fee if it terminates the Merger Agreement because the Mergers have not been completed by the Outside Date at a time when we would have had the right to terminate pursuant to the provisions described in the second bullet or third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”

Limited Guaranty (page 114)

On October 24, 2025, in connection with the execution of the Merger Agreement, the Equity Investors delivered an executed limited guaranty in favor of us and the Operating Partnership guaranteeing, severally and not jointly, certain payment obligations of Parent, REIT Merger Sub and OP Merger Sub in connection with the Merger Agreement, subject to the terms and conditions set forth therein.

Pursuant to the limited guaranty, the Equity Investors have agreed to guarantee, up to $76.7 million and subject to certain terms and conditions set forth in the limited guaranty, the payment and performance of each of the following obligations of Parent, REIT Merger Sub and OP Merger Sub following the valid termination of the Merger Agreement: (i) the termination fee payable by Parent under certain circumstances, if and when due, (ii) the costs incurred by us in collecting the termination fee and interest from the date the termination fee is required to be paid, if applicable; (iii) certain expense reimbursement or indemnity obligations that may be owed by Parent in connection with our cooperation efforts for the debt financing and transition planning (which amounts with respect to clauses (ii) and (ii) will not exceed $6.5 million); and (iv) recovery for damages as a result of Parent’s willful and material breach with respect to Parent’s obligations in the Merger Agreement, where such willful and material breach is the principal cause of the failure of the closing to occur.

Specific Performance (page 114)

The parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the Merger Agreement in accordance with their specific terms. Accordingly, the parties have agreed that each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, without proof of actual damages or the inadequacy of monetary relief, in addition to any other remedy to which such party is entitled at law or in equity, including, subject to the paragraph below, in connection with the specific performance of Parent’s, REIT Merger Sub’s and OP Merger Sub’s obligations pursuant to the terms of the Merger Agreement and the Equity Commitment Letters to cause the equity financing to be funded and to consummate the Mergers.

The Merger Agreement further provides that we will be entitled to an injunction, specific performance or other equitable relief to specifically cause Parent, REIT Merger Sub and OP Merger Sub to cause the equity financing to be funded and to consummate the Mergers, if:

•
all of the mutual conditions to the parties’ obligations to effect the Mergers and all additional conditions to Parent’s, REIT Merger Sub’s and OP Merger Sub’s obligations to effect the Mergers (other than those conditions that by their nature are to be satisfied at the closing of the Mergers, provided that each such condition is then capable of being satisfied) have been satisfied or waived;
•
Parent, REIT Merger Sub and OP Merger Sub have failed to consummate the closing of the Mergers at the time when it is required to occur under the Merger Agreement;

•
the debt financing (or any alternative financing) is available to be funded at the closing of the Mergers and has been funded or will be funded if the equity financing is funded, in each case in accordance with the terms of the Debt Commitment Letter; and
•
we have irrevocably certified in writing to Parent that (a) all such conditions have been satisfied or are capable of being satisfied at the closing of the Mergers and (b) we are prepared, willing and able to consummate the transactions contemplated by the Merger Agreement.

Without limiting the foregoing, each of the parties agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity, provided that solely with respect to the equitable remedy to specifically enforce Parent’s obligation to effect the closing of the Mergers, Parent may oppose the granting of specific performance on the basis that one or more of the conditions in bullets one through four of the paragraph above has not been satisfied. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction. The parties further agreed that (a) by seeking the remedies provided for in the section entitled “The Merger Agreement—Specific Performance”, a party will not in any respect waive its right to seek at any time any other form of relief that may be available to a party under the Merger Agreement, and (b) nothing set forth in the section entitled “The Merger Agreement—Specific Performance” will require any party to institute any action for (or limit any party’s right to institute any action for) specific performance under this section prior or as a condition to exercising any termination right under the section entitled “The Merger Agreement—Termination of the Merger Agreement” (and pursuing damages before or after such termination), nor will the commencement of any legal proceeding pursuant to this section or anything set forth in this section restrict or limit any party’s right to terminate the Merger Agreement in accordance with the terms of the section entitled “The Merger Agreement—Termination of the Merger Agreement” or pursue any other remedies under the Merger Agreement that may be available then or thereafter.

Notwithstanding the foregoing, the parties acknowledged and agreed that, while we or the Operating Partnership may pursue a grant of specific performance prior to the termination of the Merger Agreement, following a termination of the Merger Agreement, under no circumstances will we or the Operating Partnership be permitted or entitled to seek a grant of specific performance to cause the closing of the Mergers to occur; provided that we or the Operating Partnership may continue any ongoing action for specific performance filed prior to a purported termination of the Merger Agreement.

In no event will either party be entitled to receive both specific performance to cause the closing of the Mergers to occur and the payment of any applicable termination fee.

Regulatory Matters (page 77)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Mergers, other than, (i) with respect to the REIT Merger, the acceptance for record of the articles of merger by the State Department of Assessments and Taxation of Maryland and the certificate of merger by the Secretary of State of the State of Delaware and (ii) with respect to the Partnership Merger, the acceptance for record of the certificate of merger by the Secretary of State of the State of Delaware.

No Dissenters’ Rights of Appraisal (page 119)

We are organized as a corporation under Maryland law. Because our common stock was listed on the NYSE on the Record Date for determining stockholders entitled to vote at the Special Meeting, our stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the Mergers. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Mergers because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of our board of directors, determines that the rights apply. The board of directors has made no such determination. However, our stockholders can vote against the Merger Proposal.

Material U.S. Federal Income Tax Consequences (page 78)

The receipt of cash in exchange for shares of common stock pursuant to the REIT Merger is expected to be treated as a distribution in complete liquidation of the Company and will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences”) of shares of common stock will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received with respect to such U.S. holder’s shares of common stock in the REIT Merger, and (2) the U.S. holder’s adjusted tax basis in its shares.

The U.S. federal income tax consequences to a non-U.S. holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences”) of the REIT Merger will depend on various factors, including whether the receipt of such payments is treated as a distribution from the Company that is attributable to gain from the sale of “United States real property interests” (“USRPIs”) pursuant to the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). See the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences—Consequences of the REIT Merger to Non-U.S. Holders of Shares of Common Stock” for further discussion of the material U.S. federal income tax consequences of the REIT Merger to non-U.S. holders. You should consult your tax advisors regarding the particular tax consequences to you of the REIT Merger in light of your particular circumstances (including the application and effect of any state, local, or foreign income and other tax laws).

For further discussion, see the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences.”

Delisting and Deregistration of Shares of Our Common Stock (page 82)

If the Mergers are completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposed Mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, including the Merger Agreement, a copy of which is attached as Annex A.

Q: What is the proposed transaction?

A: The proposed transaction is the acquisition of the Company and its subsidiaries, including the Operating Partnership, by affiliates of Makarora and Ares pursuant to the Merger Agreement. After the Merger Proposal has been approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, (i) the Company will be merged with and into REIT Merger Sub, with REIT Merger Sub continuing as the REIT Surviving Entity and a wholly owned subsidiary of Parent and (ii) the Operating Partnership will be merged with and into OP Merger Sub, with OP Merger Sub surviving as the Partnership Surviving Entity and a wholly owned subsidiary of REIT Merger Sub. The Mergers will occur at the time provided in the Merger Agreement. For additional information about the Mergers, please review the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully in its entirety, as it is the principal document governing the Mergers.

Q: As a common stockholder of the Company, what will I receive as a result of the Mergers?

A: For each outstanding share of common stock that you own immediately prior to the REIT Merger Effective Time, you will receive $22.00 in cash, without interest and less any applicable withholding taxes and as may be adjusted in accordance with the Merger Agreement.

Q: Will I receive any regular quarterly dividends with respect to the common stock that I own?

A: Under the terms of the Merger Agreement, prior to the consummation of the Mergers, we may not authorize, declare or pay any dividends to the holders of shares of our common stock without the prior written consent of the Parent, other than dividends determined in good faith to be required to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or to avoid the incurrence of entity-level income or excise taxes under the Code (with any such additional required dividend resulting in a corresponding decrease to the REIT Merger Consideration).

Q: What will happen to my restricted stock?

A: Immediately prior to the REIT Merger Effective Time, each outstanding share of Company Restricted Stock that is then outstanding will automatically become fully vested and free of any forfeiture restrictions. At the REIT Merger Effective Time, each share of Company Restricted Stock will be considered an outstanding share of our common stock for all purposes under the Merger Agreement, including the right to receive the REIT Merger Consideration (subject to any applicable withholding taxes) and will cease to have any other rights with respect thereto.

Q: What will happen to the performance stock units?

A: Immediately prior to the REIT Merger Effective Time, each Company Performance Stock Unit that is then outstanding will automatically be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (i) the sum of (x) the greater of (A) the target number of shares of our common stock subject to such Company Performance Stock Unit and (B) the actual number of shares of our common stock to which the holder of such Company Performance Stock Unit would be entitled based on actual performance with respect to the applicable performance goals as of the REIT Merger Effective Time as if such date were the last day of the applicable performance period, with the performance goals pro-rated through the REIT Merger Effective Time and (y) the number of shares of our common stock that would result from crediting to the holder of such Company Performance Stock Unit’s account the amount of dividends in cash or shares of our common stock, if any, that Company declared during the applicable performance period (accrued as of the REIT Merger Effective Time, but not yet credited), multiplied by (ii) the REIT Merger Consideration and will cease to have any other rights with respect thereto.

Q: What will happen to the Company's incentive award plans in the REIT Merger?

A: At the REIT Merger Effective Time, the Fourth Amended and Restated 2014 Incentive Award Plan (the “2014 Incentive Plan”) will terminate.

Q: When do you expect the Mergers to be completed?

A: If our stockholders vote to approve the Merger Proposal, and assuming that the other conditions to the Mergers are satisfied or waived, it is anticipated that the Mergers will be completed in early 2026. Pursuant to the Merger Agreement, the closing of the Mergers will take place on the date and at a time to be mutually agreed upon by the parties, but in no event later than three business days after the date on which all conditions to the Mergers described in the section entitled “The Merger Agreement—Conditions to the Merger” are satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Mergers, but subject to the satisfaction or, to the extent permitted by applicable law, valid waiver of such conditions). For further information regarding the timing of the closing of the Mergers, see the section entitled “The Merger Agreement—Effective Times; Closing Date.”

Q: What happens if the Mergers are not completed?

A: If the Merger Proposal is not approved by our stockholders, or if the Mergers are not completed for any other reason, our stockholders will not receive any payment for their common stock pursuant to the Merger Agreement. Instead, we will remain a public company, our common stock will continue to be registered under the Exchange Act and to be listed on the NYSE, and our common stock, Company Restricted Stock and Company Performance Stock Units will remain outstanding. Upon a termination of the Merger Agreement, under certain circumstances, we will be required to pay Parent a termination fee. In certain other circumstances, the Parent will be required to pay us a termination fee upon termination of the Merger Agreement. For further information regarding such termination fees, see the section entitled “The Merger Agreement—Termination Fees.”

Q: If the Mergers are completed, how do I obtain the REIT Merger Consideration for my common stock?

A: Following the completion of the Mergers, your shares of common stock will automatically be converted into the right to receive your portion of the aggregate REIT Merger Consideration. Shortly after the Mergers are completed, you will receive an instruction letter describing how you may exchange your shares of common stock for the REIT Merger Consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the REIT Merger Consideration.

Q: When and where is the Special Meeting?

A: The Special Meeting will be held virtually via live webcast beginning at , Eastern Time on , 2026. You will be able to virtually attend and vote at the Special Meeting by visiting . Please note that you will not be able to attend the Special Meeting physically in person. Please contact Anne A. Hayward by e-mail at anne.hayward@plymouthrei.com or by telephone at 617-340-6343 if you have any other questions in connection with attending the Special Meeting.

Q: Who can vote and attend the Special Meeting?

A: All holders of record of our common stock as of the Record Date, which was the close of business on , 2025, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each holder of common stock is entitled to one vote on each matter presented at the Special Meeting for each share of common stock that such holder owned as of the Record Date.

Q: What vote of stockholders is required to approve the Merger Proposal?

A: Approval of the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the matter at the Special Meeting. Because the required vote for the Merger Proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the Merger Proposal.

Q: What vote of stockholders is required to approve the Merger Compensation Proposal?

A: Approval of the Merger Compensation Proposal, which is a non-binding, advisory vote, requires the affirmative vote of a majority of the votes cast on the Merger Compensation Proposal. For the purpose of the Merger Compensation Proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the Merger Compensation Proposal.

Q: What vote of stockholders is required to approve the Adjournment Proposal?

A: Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on Adjournment Proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. Pursuant to our bylaws, if quorum is not established at the Special Meeting, the chairman of the meeting may also adjourn the Special Meeting from time to time without the approval of the stockholders, subject to the terms of the Merger Agreement.

Q: Why is my vote important?

A: If you do not authorize your proxy or voting instructions or vote at the Special Meeting, it will be more difficult for us to obtain the necessary quorum to hold the Special Meeting. In addition, because the Merger Proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the Special Meeting, your failure to authorize your proxy or voting instructions or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.

Q: How does our board of directors recommend that I vote?

A: Our board of directors unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal.

Q: How does the REIT Merger Consideration compare to the market price of the common stock?

A: The REIT Merger Consideration of $22.00 per share represents a premium of approximately 50% to our unaffected closing common stock price on August 18, 2025, the last trading day prior to the filing of a Schedule 13D by affiliates of Sixth Street Partners, LLC (“SSP”) disclosing a non-binding proposal to acquire all of the outstanding shares of our common stock.

Q: Why am I being asked to consider and cast a vote on the Merger Compensation Proposal?

A: The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the Mergers.

Q: What will happen if stockholders do not approve the Merger Compensation Proposal?

A: The vote to approve the Merger Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Approval of the Merger Compensation Proposal is not a condition to completion of the Mergers. The vote on this proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the vote on the Merger Compensation Proposal, if the Mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the Mergers.

Q: Do any of the Company’s directors and executive officers have any interest in the Merger that is different than mine?

A: Our directors and executive officers have certain interests in the Mergers that are different from, or in addition to, those of our stockholders generally. See the section entitled “The Mergers—Interests of Our Directors and Executive Officers in the Mergers” for information about interests that our directors and executive officers have in the Mergers that are different than yours.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares or authorize a proxy to vote your shares in one of the ways described below as soon as possible. Holders of our common stock will be entitled to one vote for each share of common stock owned as of the Record Date.

Q: How do I vote my shares of common stock without attending the Special Meeting?

A: There are three ways to vote by proxy:

•	By Internet—You can vote over the internet by following the instructions on the enclosed proxy card;

•	By Mail—If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it to our tabulation agent in the enclosed return envelope; or

•	By Telephone—You can vote by telephone by following the instructions on the proxy card.

The availability of telephone and internet voting will depend on the bank’s, broker’s or other nominee’s voting process. Your bank, broker or other nominee will not be permitted to exercise voting discretion as to any of the matters to be acted upon, including on the Merger Proposal. Therefore, it is important that you provide your voting instructions to your bank, broker or other nominee to ensure your shares of common stock are represented at the Special Meeting.

Stockholders may generally vote via the internet or by telephone until Eastern Time, on , 2026 or our tabulation agent must receive paper proxy cards on or before , 2026. However, voting deadlines may vary depending on how you hold your shares of common stock, so please carefully review the specific instructions provided on your proxy card or voting instruction form.

Q: How do I vote my shares of common stock during the Special Meeting?

A: Even if you currently plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions in advance as described above to ensure that your vote will be counted if you later decide not to attend the Special Meeting.

During the Special Meeting, you may vote your shares of common stock held in your name as the stockholder of record or held through a bank, broker or other nominee (i.e., in “street name”) as the beneficial owner by following the instructions available on the meeting website.

Q: What will happen if I abstain from voting or fail to vote?

A: With respect to the Merger Proposal, if you abstain from voting, fail to cast your vote at the Special Meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal. With respect to the Merger Compensation Proposal and the Adjournment Proposal, if you abstain from voting, fail to cast your vote at the Special Meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals.

Q: How will proxy holders vote my common stock?

A: If you properly authorize a proxy prior to the Special Meeting, your shares will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares will be voted “FOR” the Merger Proposal, “FOR” the Merger Compensation Proposal and “FOR” the Adjournment Proposal. Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the Special Meeting.

Q: What happens if I sell my common stock before the Special Meeting?

A: If you held shares of common stock on the Record Date but transfer them prior to the REIT Merger Effective Time, you will retain your right to vote at the Special Meeting, but not the right to receive the REIT Merger Consideration for those shares. The right to receive such consideration when the Mergers become effective will pass to the person who at that time owns the shares you previously owned.

Q: Can I change my vote after I have mailed my proxy card?

A: Yes. If you own common stock as a record holder on the Record Date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our corporate secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending and voting at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker, bank or other nominee to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q: Is the REIT Merger expected to be taxable to me?

A: Yes. The receipt of cash in exchange for shares of common stock pursuant to the REIT Merger is expected to be treated as a distribution in complete liquidation of the Company and will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences”) of shares of common stock will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received with respect to such U.S. holder’s shares of common stock in the REIT Merger, and (2) the U.S. holder’s adjusted tax basis in its shares.

The U.S. federal income tax consequences to a non-U.S. holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences”) of the REIT Merger will depend on various factors, including whether the receipt of such payments is treated as a distribution from the Company that is attributable to gain from the sale of USRPIs pursuant to the provisions of FIRPTA. See the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences—Consequences of the REIT Merger to Non-U.S. Holders of Shares of Common Stock” for further discussion of the material U.S. federal income tax consequences of the REIT Merger to non-U.S. holders. You should consult your tax advisors regarding the particular tax consequences to you of the REIT Merger in light of your particular circumstances (including the application and effect of any state, local, or foreign income and other tax laws).

For further discussion, see the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences.”

Q: What rights do I have if I oppose the Mergers?

A: If you are a stockholder of record on the Record Date, you can vote against the Merger Proposal. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Mergers. Because shares of our common stock were listed on the NYSE on the Record Date for determining stockholders entitled to vote at the Special Meeting, pursuant to the MGCL, our stockholders who object to the Mergers do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the Mergers. In addition, you may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Mergers because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of our board of directors, determines that the rights apply. Our board of directors has made no such determination. For more information, see the section entitled “No Dissenters’ Rights of Appraisal.”

Q: Where can I find the voting results of the Special Meeting?

A: We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q: Can I participate if I am unable to attend the Special Meeting?

A: If you are unable to attend the Special Meeting, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q: Have any stockholders already agreed to approve the Merger Proposal?

A: No. To our knowledge, none of our stockholders have entered into any agreement to vote any of their shares of common stock either in favor or against any proposal at the Special Meeting. However, while they have no obligation to do so, our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the Merger Proposal.

Q: Where can I find more information about the Company?

A: We file certain information with the SEC, which is available on the SEC’s website at www.sec.gov and on our website at http://www.plymouthreit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. For more information, see “Where You Can Find More Information.”

Q: Who will solicit and pay the cost of soliciting proxies?

A: We will bear the cost of soliciting proxies for the Special Meeting. Our board of directors is soliciting your proxy on our behalf. Our officers and directors may solicit proxies by telephone, facsimile, mail or Internet or in person. They will not be paid any additional cash amounts for soliciting proxies. We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for a fee of $20,000, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q: Who can help answer my other questions?

A: If after reading this proxy statement you have more questions about the Special Meeting or the Mergers, you should contact us at:

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, MA 02110

Attention: Anne A. Hayward

(617) 340-3814

You may also contact D.F. King, our proxy solicitor, as follows:

D.F. King & Co., Inc.

28 Liberty Street, Floor 53

New York, NY 10005

Stockholders may call toll-free: (866) 796-7184

Banks and brokers may call collect: (646) 963-9141

Email: PLYM@dfking.com

If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that we incorporate by reference herein contain certain disclosures which contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Our forward-looking statements, including statements regarding the expected timing of the closing of the Mergers; any anticipated effects of the announcement, pendency or completion of the proposed Mergers on the value of our common stock; the ability of the parties to complete the proposed Mergers considering the various closing conditions; the availability of debt and equity financing; expenses related to the proposed Mergers and any potential future costs; our future growth and financial results, business strategy, value provided to tenants, and competitive position; our plans with respect to the 2026 Annual Meeting (as defined herein), if any; and any assumptions underlying any of the foregoing, reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by our forward-looking statements are reasonable, we can give no assurance that our plans, intentions, expectations, strategies or prospects will be attained or achieved and you should not place undue reliance on these forward-looking statements. Additionally, unforeseen factors emerge from time to time, and we cannot predict which factors will arise or their ultimate impact on our business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and may be affected by a variety of risks and factors including, without limitation:

•
inflation, deflation and the general level of interest rates;
•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•
the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, including, without limitation, its impact on our ability to pay common stock dividends and/or the amount and frequency of the dividends;
•
the competitive environment in which we operate;
•
real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;
•
decreased rental rates or increasing vacancy rates;
•
potential defaults on or non-renewal of leases by tenants;
•
potential bankruptcy or insolvency of tenants;
•
acquisition risks, including failure of such acquisitions to perform in accordance with projections;
•
the timing of acquisitions and dispositions;
•
potential natural disasters such as earthquakes, wildfires or floods;
•
national, international, regional and local economic conditions;
•
potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or REIT tax laws, potential increases in real property tax rates, and changes to trade policies and the implementation of tariffs that affect U.S. trade relations with the rest of the world;
•
lack of or insufficient amounts of insurance;

•
possible cybersecurity breaches;
•
our ability to maintain our qualification as a REIT;
•
possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us;
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•
the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the transaction that may be instituted against the parties and others following announcement of the proposed Mergers;
•
the inability to consummate the Mergers within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval and adoption or the failure to satisfy other conditions to completion of the transactions contemplated by the Merger Agreement;
•
risks that the proposed Mergers disrupts our current plans and operations or diverts management’s attention from our ongoing business;
•
the amount of the costs, fees, expenses and charges related to the proposed Mergers;
•
the risk that the Merger Agreement may be terminated in circumstances requiring us to pay a termination fee;
•
the effect of the announcement of the proposed Mergers on our ability to retain and hire key personnel and maintain relationships with our tenants, suppliers and others with whom we do business;
•
the effect of the announcement of the proposed Mergers on our operating results and business generally;
•
the risk that our stock price may decline significantly if the proposed Mergers are not consummated;
•
litigation, including costs associated with prosecuting or defending claims and any adverse outcomes, including as a result of the Mergers; and
•
the other risks and important factors contained and identified in our filings with the SEC, such as our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

There can be no assurance that the transactions contemplated by the Merger Agreement will be completed, or if they are completed, that the Mergers will close within the anticipated time period. The factors set forth above should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or consummation of the transactions contemplated by the Merger Agreement, see the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by our other reports filed with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROPOSAL 1: THE MERGER PROPOSAL

We are asking our stockholders to vote on a proposal to approve the merger of the Company with and into REIT Merger Sub pursuant to the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Our board of directors, after consulting with its financial advisors and outside legal counsel and reviewing and considering various factors described in the section entitled “The Mergers—Reasons for the Mergers,” unanimously (i) authorized, adopted and approved the execution, delivery and performance of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company, (ii) directed that the REIT Merger be submitted for consideration at a meeting of our stockholders, and (iii) resolved to recommend that our stockholders approve the REIT Merger.

For detailed information regarding this proposal, see the information about the merger throughout this proxy statement, including the information set forth in the sections entitled “The Mergers” and the “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Approval of the Merger Proposal requires the affirmative vote of the holders of at least a majority of the shares of our outstanding stock entitled to vote on this proposal as of the record date for the Special Meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 1. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the Merger Proposal.

Approval of this proposal is a condition to the completion of the Mergers. In the event this proposal is not approved, we will not be able to complete the Mergers.

Recommendation of our board of directors:

Our board of directors unanimously recommends a vote “FOR” the Merger Proposal.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION (THE MERGER COMPENSATION PROPOSAL)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our stockholders to vote at the Special Meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein (including that each named executive officer incurs a severance-qualifying termination immediately following November 19, 2025, the latest practicable date), is presented under “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers,” including the footnotes to the table.

The stockholder vote on this Merger Compensation Proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Mergers. Approval of this proposal is not a condition to the completion of the Mergers.

We are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that Plymouth Industrial REIT, Inc.’s stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Plymouth Industrial REIT, Inc. that is based on or otherwise relates to the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal. The Merger Compensation Proposal is a vote separate and apart from the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Merger Compensation Proposal or vice versa.

Recommendation of our board of directors:

Our board of directors unanimously recommends a vote “FOR” the Merger Compensation Proposal.

PROPOSAL 3: PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL)

We are asking our stockholders to consider and vote on a proposal to approve any adjournment or postponement of the special meeting to another date, time or place if necessary or appropriate for the purpose of soliciting additional proxies for the Merger Proposal if there are not sufficient votes at the time of the Special Meeting or any adjournment thereof to approve the Merger Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to another date and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Proposal. If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as so adjourned or postponed.

In addition, our board of directors could adjourn the Special Meeting before it commences, including if under our bylaws a quorum is not present for the meeting. This authority exists and may be utilized independent of any authority granted pursuant to the Adjournment Proposal. Notwithstanding the foregoing, our right to adjourn or postpone the Special Meeting, the number of times that we may adjourn or postpone the Special Meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal. The chairman of the Special Meeting also has the power to adjourn any meeting of our stockholders to another place, if any, date and time, and the chairman of the Special Meeting may elect to exercise this adjournment authority whether or not the Adjournment Proposal has been approved. Approval of this proposal is not a condition to the completion of the Mergers. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of our board of directors, which is “FOR” this Proposal 3. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of our board of directors:

Our board of directors unanimously recommends a vote “FOR” the Adjournment Proposal.

THE PARTIES TO THE MERGER AGREEMENT

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

(617) 340-3814

We are a full service, vertically integrated, self-administered and self-managed REIT that focuses on the acquisition, ownership, management, redevelopment and development of single and multi-tenant industrial properties, including distribution centers, warehouses, light industrial and small bay industrial properties with access to large pools of skilled labor in the main industrial, distribution and logistics corridors of the United States. The Company was founded in March 2011 as a Maryland corporation by Jeffrey Witherell, who has over 30 years of experience acquiring, owning and operating commercial real estate properties.

Our common stock is listed on the NYSE and trades under the symbol “PLYM.”

Our headquarters and executive offices are located in Boston, Massachusetts. Additionally, we have regional offices in Columbus, Ohio, Jacksonville, Florida, Memphis, Tennessee and Atlanta, Georgia.

Plymouth Industrial OP, LP

20 Custom House Street, 11th Floor

Boston, Massachusetts 02110

(617) 340-3814

The Operating Partnership is a Delaware limited partnership through which we own substantially all of our assets and conduct substantially all of our business as a result of our structure as an umbrella partnership REIT, commonly referred to as an “UPREIT.” As of September 30, 2025, we owned a 98.9% equity interest in the Operating Partnership. As the sole general partner of the Operating Partnership, we generally have the exclusive power under the limited partnership agreement to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners.

PIR Ventures LP

c/o Makarora Investments LLC

60 Charlton Street, 6th Floor

New York, NY 10014

c/o Ares Alternative Credit Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Parent is a Delaware limited partnership that was formed solely for the purpose of entering into the Merger Agreement, and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.

Parent is an affiliate of Makarora and Ares.

PIR Industrial REIT LLC

c/o Makarora Investments LLC

60 Charlton Street, 6th Floor

New York, NY 10014

c/o Ares Alternative Credit Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

REIT Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of Parent that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. REIT Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and related agreements and financing transactions. Pursuant to the terms and conditions of the Merger Agreement, the Company will merge with and into REIT Merger Sub, and REIT Merger Sub will continue as the REIT Surviving Entity.

PIR Industrial OP LLC

c/o Makarora Investments LLC

60 Charlton Street, 6th Floor

New York, NY 10014

c/o Ares Alternative Credit Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

OP Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of REIT Merger Sub that was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby and the related financing transactions. OP Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and related agreements and financing transactions. Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the consummation of the REIT Merger, the Operating Partnership will merge with and into OP Merger Sub, and OP Merger Sub will continue as the Partnership Surviving Entity.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors to be exercised at the Special Meeting to be held virtually via live webcast beginning at , Eastern Time on , 2026. You will be able to virtually attend and vote at the Special Meeting by visiting . Please note that you will not be able to attend the Special Meeting physically in person.

The Special Meeting will be held for the following purposes:

1.
To consider and vote on a proposal to approve the REIT Merger, pursuant to the terms of the Merger Agreement;
2.
To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and
3.
To consider and vote on one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the Special Meeting is required to approve the Merger Proposal and for the Mergers to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

The close of business on , 2025 is the Record Date for holders of our common stock entitled to receive notice of, and attend and vote at, the Special Meeting or any postponement or adjournment of the Special Meeting. Each holder of our common stock is entitled to one vote on each matter presented at the Special Meeting for each share of Common Stock that such holder owned as of the Record Date. On the Record Date, our outstanding voting securities consisted of shares of Common Stock.

The presence in person or by proxy of our stockholders entitled to cast a majority of all of the votes entitled to be cast at the Special Meeting will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. Abstentions, if any, will be included in determining whether a quorum is present.

Required Vote

Completion of the Mergers requires approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the Special Meeting. Each share of common stock is entitled to one vote on each matter to be voted on. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy to vote your shares or vote at the Special Meeting (including by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the Merger Proposal.

The approval of the Merger Compensation Proposal and the approval of the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on each proposal. Approval of either of these proposals is not a condition to completion of the Mergers. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of either proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of either proposal.

As of the Record Date, our directors and executive officers owned and were entitled to vote an aggregate of approximately shares of our common stock, entitling them to exercise approximately % of the total combined voting power of our common stock at the Special Meeting. Our directors and executive officers have informed us that they intend to vote the shares that they own in favor of the Merger Proposal, in favor of the Merger Compensation Proposal and in favor of the Adjournment Proposal, although they have no obligation to do so.

How to Authorize a Proxy

There are four ways to vote if you are a holder of record of our common stock entitled to vote at the Special Meeting:

•	By Internet: You can vote over the internet by following the instructions on the enclosed proxy card.

•	By Telephone: You can vote by telephone by following the instructions on the proxy card.

•	By Mail: If you received your proxy materials by mail, you can vote by filling out the accompanying proxy card and returning it to our tabulation agent in the enclosed return envelope.

•	At the Special Meeting: You may vote your shares of common stock virtually at . You will be asked to provide the 16-digit control number from your proxy card.

Although we offer multiple voting methods, we encourages you to vote over the Internet or by telephone as we believe they are the most cost-effective and timely methods. We also recommend that you vote as soon as possible, even if you are currently planning to attend the Special Meeting to ensure your shares of common stock are represented at the Special Meeting if you later decide not to attend the Special Meeting.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Stockholders may generally vote via the internet or by telephone until Eastern Time, on , 2026, or our tabulation agent must receive paper proxy cards on or before , 2026. However, voting deadlines may vary depending on how you hold your shares of common stock, so please carefully review the specific instructions provided on your proxy card or voting instruction form.

Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a broker, bank or other nominee are represented at a meeting, but the broker, bank or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own our common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares.

Because the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the Special Meeting, the failure to provide your broker, bank or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of the Merger Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your broker, bank or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your broker, bank or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

Proxies and Revocation

Any of our stockholders of record entitled to vote may authorize a proxy to vote his, her or its shares of common stock by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by attending the Special Meeting and voting in person.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our corporate secretary or by your voting at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.

If you own our common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares of our common stock.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned, postponed or delayed.

Solicitation of Proxies

We will bear the cost of soliciting proxies for the Special Meeting. Our officers and directors may solicit proxies by telephone, facsimile, mail or Internet or in person. They will not be paid any additional cash amounts for soliciting proxies. We have engaged D.F. King to assist in the solicitation of proxies for a fee of $20,000, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments

Our bylaws permit the chairman of the Special Meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the Special Meeting (whether or not a quorum is present) to a later date and time and at a place announced at the Special Meeting. The adjourned meeting may take place without further notice other than by an announcement made at the Special Meeting unless the adjournment is for more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting (subject to certain restrictions in the Merger Agreement, including that the Special Meeting generally may not be held on a date that is on or after fifth business day preceding the Outside Date).

Postponements

At any time prior to convening the Special Meeting, we may postpone the Special Meeting for any reason without the approval of our stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the Merger Agreement, including that the Special Meeting generally may not be held on a date that is on or after fifth business day preceding the Outside Date).

THE MERGERS

General Description of the Mergers

Under the terms of the Merger Agreement, certain affiliated entities of Makarora and Ares will acquire us and our subsidiaries, including the Operating Partnership, through the merger of the Company with and into REIT Merger Sub, with REIT Merger Sub continuing as the REIT Surviving Entity and becoming a wholly owned subsidiary of Parent and the merger of the Operating Partnership with and into OP Merger Sub, with OP Merger Sub surviving as the Partnership Surviving Entity and becoming a wholly owned subsidiary of REIT Merger Sub.

Background of the Mergers

The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of the Company and representatives of Makarora. The following is a summary of the key events leading up to the signing of the Merger Agreement and the key meetings, negotiations, discussions and actions by and between the Company and Makarora and their respective representatives that preceded the public announcement of the transaction; it does not purport to catalogue every conversation or interaction among representatives of the Company, Makarora and other parties.

In the ordinary course of business, our board of directors and senior management regularly review and evaluate our long-term strategic plans and goals, overall industry trends and our operations, future growth opportunities, competitive position and risks in light of current business and economic conditions. As part of such ongoing reviews and evaluations, our board of directors meets periodically in the ordinary course of business to receive updates from senior management to consider and evaluate potential opportunities for business combinations, acquisitions, divestitures, joint ventures and other financial and strategic alternatives for the Company.

In addition, Jeff Witherell, the Chairman and Chief Executive Officer of the Company, has routinely met with representatives of strategic parties and financial sponsors, including as a result of inbound requests from such parties, to discuss trends and developments in the industrial real estate industry, market conditions and the Company’s business, and to assess whether there may be an opportunity for a potential strategic or commercial transaction or relationship involving the Company or its assets that would enhance value for the Company’s stockholders. Mr. Witherell has generally updated members of our board of directors regarding such discussions.

In the spring and summer of 2024, the Company had discussions with various third parties, including SSP and Makarora regarding potential joint venture opportunities.

As a result of those discussions, on August 26, 2024, the Company and the Operating Partnership entered into a securities purchase agreement with an affiliate of SSP, pursuant to which the Operating Partnership agreed to issue to such affiliate Series C Preferred Units and warrants to purchase the Operating Partnership’s common partnership units for an aggregate purchase price of up to $140 million (the “Securities Purchase Agreement”). Concurrently with the Securities Purchase Agreement, the Company and an affiliate of SSP also entered into a board observer agreement (the “Board Observer Agreement”), pursuant to which such affiliate was granted the right, subject to the terms and conditions of the Board Observer Agreement, to nominate an observer (the “SSP Observer”) to our board of directors to attend all meetings of our board of directors and committees and sub-committees thereof, and the Operating Partnership and certain affiliates of SSP entered into a limited liability company interest contribution agreement, pursuant to which, in exchange for a total purchase price of $357.9 million, the Operating Partnership ultimately contributed 100% of its equity interests in directly and indirectly wholly-owned subsidiaries owning 34 properties located in and around the Chicago metropolitan statistical area to Isosceles JV, LLC (such entity, the “Isosceles JV”, and its operating agreement, the “Isosceles JV Agreement”), which is owned 35% by a subsidiary of the Operating Partnership, and 65% by an affiliate of SSP. The Operating Partnership completed the contribution on November 13, 2024.

On April 15, 2025, a representative of Makarora reached out to Mr. Witherell to set up a call to reconnect. Later that day, representatives of the Company, including Mr. Witherell, and a representative of Makarora held a call during which they discussed Makarora’s business in general. During the call, the representative of Makarora indicated that he was interested in meeting in person and exploring potential strategic opportunities between the Company and Makarora.

On April 30, 2025, Mr. Witherell had dinner with representatives of Makarora in Boston to discuss the Company and its assets generally and commercial trends in the industrial real estate industry. During the meeting, representatives of Makarora inquired regarding whether the Company and our board of directors would be open to discussing a potential acquisition of the Company by Makarora. After the meeting, Mr. Witherell updated and discussed the dinner with the Company’s lead independent director.

On May 13, 2025, Mr. Witherell met again in person with representatives of Makarora in New York City to discuss the Company’s business and assets in general. On June 3, 2025, Mr. Witherell and another member of the Company’s management had lunch with representatives of Makarora to continue the discussion.

During the period between May 20, 2025 and July 8, 2025, Makarora conducted due diligence of the Company based on publicly available information and, with the Company’s consent, toured certain properties of the Company.

On June 4, 2025, Mr. Witherell and representatives of a strategic party in the real estate industry had dinner in New York to discuss potential strategic initiatives. During the dinner, representatives of such strategic party indicated an interest in engaging with respect to a potential acquisition of the Company by such strategic party. Several days after the dinner, a representative of such strategic party informed Mr. Witherell it would not be able to pursue a potential acquisition of the Company. Since then, such strategic party has not re-engaged with the Company.

On June 20, 2025, a representative of a large financial sponsor (“Party A”) reached out to a member of our board of directors and indicated that they were interested in potentially acquiring the Company. Later that day, Mr. Witherell held a call with a representative of Party A, during which the representative of Party A inquired as to whether the Company would be open to discussing a potential acquisition of the Company by Party A and proposed for the parties to enter into a confidentiality agreement for the sharing of confidential information in connection with such discussions. Mr. Witherell informed the representative of Party A that the Company is always open to opportunities to enhance its stockholder value and agreed to follow up with a draft customary confidentiality agreement.

On June 24, 2025, a representative of the financial advisor of a pension fund with significant experience in the real estate sector (“Party B”) reached out to Mr. Witherell for a call, during which the representative of Party B’s financial advisor indicated that Party B may be interested in potentially acquiring the Company. Later that same day, Mr. Witherell sent Party B’s financial advisor a draft customary confidentiality agreement (the “Party B NDA”) prepared by the Company’s outside legal counsel, Morrison & Foerster LLP (“MoFo”).

On June 25, 2025, Mr. Witherell sent a draft customary confidentiality agreement (the “Party A NDA”) prepared by MoFo to a representative of Party A. Counsel to Party A sent comments to the Party A NDA to the Company on July 2, 2025, and the Party A NDA was subsequently executed on July 25, 2025 after multiple discussions between MoFo and counsel to Party A. The Party A NDA contained a customary standstill provision that would terminate if, among other things, the Company entered into an agreement providing for the acquisition of the Company by a third party.

On July 8, 2025, Makarora and Ares entered into a joint bidding agreement. Later that same day, Makarora delivered to Mr. Witherell a preliminary, nonbinding indication of interest to acquire all the outstanding shares of the Company’s common stock at a price of $22.75 per share in cash (the “July 8 Makarora Proposal”). On July 8, 2025, the closing price of a share of our common stock on the NYSE was $16.09 per share. The July 8 Makarora Proposal stated that Makarora, and an equity capital partner, collectively had all the equity capital needed to finance the transaction, and that Makarora had received a “highly confident” letter from a large financial institution regarding the necessary debt financing. The July 8 Makarora Proposal also noted that the transaction would be supported by customary debt and equity commitment letters. The July 8 Makarora Proposal requested that the Company grant Makarora a limited period of exclusivity.

On July 9, 2025, Mr. Witherell sent a draft customary confidentiality agreement (the “Makarora NDA”) prepared by MoFo to a representative of Makarora. The Makarora NDA was subsequently executed on July 11, 2025. The Makarora NDA contained a customary standstill provision that would terminate if, among other things, the Company entered into an agreement providing for the acquisition of the Company by a third party.

Also on July 9, 2025, Mr. Witherell and a representative of Makarora held a call to discuss the July 8 Makarora Proposal. On the call, Mr. Witherell informed the representative of Makarora that a higher purchase price would be more attractive to our board of directors. Also on that day, Mr. Witherell and a representative of Party A held a call during which Party A informed Mr. Witherell that it intended to submit a proposal to acquire the Company.

On July 10, 2025, the Company held a special meeting of our board of directors by videoconference, during which the SSP Observer, members of our management team, representatives of MoFo and our financial advisor, KBCM, participated. A representative of MoFo reviewed our board of directors’ statutory duties under Maryland law. Mr. Witherell then described his previous interactions with Makarora and Party A and reviewed the terms of the July 8 Makarora Proposal with our board of directors. Our board of directors and our management discussed the material terms of the July 8 Makarora Proposal, and a representative of KBCM also provided a preliminary financial analysis of the July 8 Makarora Proposal. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined (i) to continue to explore potential transactions in respect of the Company and to enter into confidentiality agreements with both Makarora and Party A (drafts of which had been previously provided to such parties) to allow them to conduct additional due diligence on the Company’s business, and (ii) not to grant Makarora exclusivity at that time.

Representatives of the Company confirmed on July 11, 2025 for Makarora that its equity capital partner, Ares, constituted a “representative” under the Makarora NDA after the Company had been informed that Makarora and Ares intended to make a joint bid for the Company. On July 12, 2025, Makarora and its representatives, including Ares and its representatives, were provided with access to an electronic data room (the “Data Room”) containing confidential information regarding the Company and its business. The due diligence information made available to Makarora, Ares and their respective representatives in the Data Room continued to be supplemented and updated by the Company and its representatives during the period from July 12, 2025 through September 12, 2025.

On July 12, 2025, the Company entered into an engagement letter with KBCM to formally engage KBCM as its financial advisor.

During the period between July 16, 2025 and July 22, 2025, the SSP Observer engaged in conversations with certain members of our board of directors regarding the Company and emphasized the importance of running an optimal process to sell a business in the industrial real estate sector, such as the Company, in order to achieve maximum value for the Company’s shareholders.

Also, during the period between July 16, 2025 and August 1, 2025, Mr. Witherell and representatives of Makarora held multiple discussions regarding the transaction generally, Makarora’s due diligence review of the Company, the potential terms of a definitive agreement with respect to a transaction and Makarora’s intention to submit an updated proposal. In addition, during this period, there were multiple diligence meetings and calls between representatives of the Company and representatives of Makarora organized by KBCM regarding the Company’s business with a view towards providing a basis for Makarora to raise its prior indicative price.

On July 25, 2025, Party A and its representatives were provided with access to the Data Room. The due diligence information made available to Party A and its representatives in the Data Room continued to be supplemented and updated by the Company and its representatives during the period from July 25, 2025 through August 6, 2025.

On July 28, 2025, Mr. Witherell and a representative of Party A held a call and discussed certain due diligence matters and Party A’s intention to submit a written proposal to acquire the Company.

On July 30, 2025, a representative of Party A submitted a preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $21.50 per share in cash (the “July 30 Party A Proposal”). On July 30, 2025, the closing price of a share of our common stock on the NYSE was $14.87 per share. The July 30 Party A Proposal stated that Party A expected to finance the transaction with a combination of debt and equity, with the equity component of the purchase price to be provided by investment funds affiliated with Party A, and the debt financing component to be provided by one or more of Party A’s existing lender relationships.

On August 1, 2025, a representative of Makarora submitted an updated preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $23.00 per share in cash (the “August 1 Makarora Proposal”). On August 1, 2025, the closing price of a share of our common stock on the NYSE was $14.39 per share. The August 1 Makarora Proposal reiterated that Makarora, together with Ares, collectively had all equity capital needed to finance the transaction, and that a large financial institution reconfirmed its confidence in committing 100% of the necessary debt financing for the transaction. The August 1 Makarora Proposal also attached an equity support letter from Ares and, in respect of the debt financing, a “highly confident” letter from a large financial institution. In the August 1 Makarora Proposal, Makarora requested a four-week period of exclusive negotiations between Makarora and the Company, given the time, effort and cost involved for Makarora to finalize its due diligence and negotiate definitive agreements. The August 1 Makarora Proposal also proposed a “go-shop” period, during which the Company would be permitted to solicit competing bids for a limited period of time following the signing of a transaction, and Makarora indicated that it would expect a termination fee of 2% of equity value during the go-shop period, which would increase to 4% of equity value at the end of the go-shop period, in the event that any definitive agreement with Makarora was terminated in favor of a competing bid. In the August 1 Makarora Proposal, Makarora also requested expense reimbursement for Makarora’s third-party, out-of-pocket expenses up to a cap of $1.5 million, if the Company elected to pursue another alternative transaction during a certain limited timeframe following the expiration of the exclusivity period.

On August 4, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of our management and representatives of MoFo and KBCM participated. A representative of KBCM provided an overview of the Company’s engagement with Makarora and Party A, including reviewing the terms of the August 1 Makarora Proposal and the July 30 Party A Proposal. A representative of KBCM also presented KBCM’s preliminary financial analysis with respect to the Company and its real estate portfolio, including KBCM’s preliminary analysis of the Company’s value, utilizing certain financial information and the Financial Projections, as further described in the section of this proxy statement entitled “—Unaudited Prospective Financial Information”, which had been prepared by our management and which KBCM was authorized to use for its analysis. Our board of directors, management and the Company’s advisors discussed the two proposals and compared them to the expected results (taking into account the risks related to the Company’s ability to execute successfully) from executing the Company’s strategic plan as a stand-alone company. Our board of directors, management and the Company’s advisors then discussed go-shop provisions generally, as well as how a go-shop provision gives the Company certainty of an acceptable transaction and at the same time allows the Company to run a broad market check process after entering into transaction documentation. Our board of directors also discussed the benefits and risks of conducting outreach to other potentially interested parties or running a sale process prior to execution of definitive agreements. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined that a sale of the Company on the terms reflected in the August 1 Makarora Proposal could be in the best interests of the Company and the Company’s stockholders. Our board of directors then discussed with management and its advisors the benefits and risks of entering into an exclusivity agreement with Makarora, including (a) that doing so would require the Company to cease engagement with Party A, (b) the odds of successfully negotiating a transaction with Party A in the near term, particularly given that Party A had completed substantially less due diligence than Makarora and had not provided clear details with respect to its financing, (c) the likelihood that Makarora would not be willing to continue further discussions regarding a potential acquisition if the Company did not enter into exclusive negotiations, (d) the length of the exclusivity period, (e) that Makarora had accepted the “go-shop” construct and as a result the Company would be able to seek competing proposals after signing of definitive agreements, including from Party A, and (f) that the Company would be under no obligation to proceed with a transaction with Makarora during or after the termination of the exclusivity period, and that if our board of directors decided that it no longer wished to pursue a transaction with Makarora during the exclusivity period, it could unilaterally terminate the exclusivity agreement. Our board of directors also discussed Makarora’s request for expense reimbursement. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined that it was in the best interests of the Company and the Company’s stockholders to enter into an exclusivity agreement with Makarora subject to (i) the merger agreement with Makarora containing a 30-day “go-shop” period with a 1.5% termination fee payable during the “go-shop” period and a 4% termination fee payable thereafter, in each case, in the event that any merger agreement with Makarora as terminated in favor of a competing proposal, (ii) the period of exclusivity not exceeding four weeks, and (iii) the payment by the Company of no more than $1.5 million of Makarora’s documented, out-of-pocket third party expenses solely in the event that the Company entered into a definitive acquisition agreement providing for the sale of the Company to a third party (other than Makarora) during a limited timeframe following the expiration of the exclusivity period with Makarora (the “Exclusivity Conditions”). After the meeting, Mr. Witherell informed a representative of Makarora that our board of directors was willing to enter into an exclusivity agreement with Makarora for a period not to exceed four weeks, subject to Makarora agreeing to the Exclusivity Conditions.

On August 5, 2025, a representative of Greenberg Traurig, LLP (“Greenberg”), Makarora’s outside legal counsel, sent a representative of MoFo a draft exclusivity agreement. Representatives of MoFo and Greenberg discussed the draft exclusivity agreement and included provisions consistent with the Exclusivity Conditions, excluding provisions regarding the “go-shop” period and termination fees (which were verbally discussed and agreed to by representatives of MoFo and Greenberg). The exclusivity agreement was subsequently executed by the parties on August 6, 2025. Data Room access for Party A and its representatives was terminated promptly after the execution of the exclusivity agreement.

On August 6, 2025, a representative of MoFo sent an initial draft of the Merger Agreement to representatives of Greenberg. Among other terms, the draft Merger Agreement included: (i) a go-shop period of 30 days, with an extended period for any potential bidder with whom the Company was in negotiations at the conclusion of the go-shop period and for which our board of directors has determined could reasonably be expected to lead to a superior proposal, (ii) a termination fee payable to Makarora equal to 1.5% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the Merger Agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (iii) a termination fee payable to Makarora equal to 4% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the Merger Agreement to enter into a definitive agreement in respect of a superior proposal after the conclusion of the go-shop period and under certain other circumstances, and (iv) a termination fee payable to the Company equal to 8% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Merger Agreement was terminated under certain circumstances.

On August 8, 2025, representatives of MoFo and representatives of Greenberg held an introductory videoconference call and discussed, among other items, the process to signing definitive agreements and Makarora’s contemplated financing.

On August 9, 2025, a representative of Party A submitted an unsolicited, updated preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $24.00 per share in cash (the “August 9 Party A Proposal”). On August 8, 2025, the last trading day prior to the submission of the updated proposal, the closing price of a share of our common stock on the NYSE was $14.37 per share. The August 9 Party A Proposal reiterated that Party A did not need an equity partner as the equity component of the purchase price would be provided by its affiliated investment funds, but did not provide any additional information regarding the debt financing component of its proposal. The August 9 Party A Proposal was sent to the members of our board of directors.

On August 12, 2025, a representative of Greenberg sent a revised draft of the Merger Agreement to representatives of MoFo. Among other terms, the revised agreement (i) removed the extended go-shop period for any potential bidder with whom the Company was in negotiations at the conclusion of the go-shop period and for which our board of directors has determined could reasonably be expected to lead to a superior proposal, (ii) required the Company to reimburse Makarora for its out-of-pocket expenses in the event that Makarora terminated the Merger Agreement due to the Company’s material breach or the Merger Agreement was terminated because the Company’s stockholders failed to approve and adopt the Merger Agreement, and (iii) included a termination fee payable to the Company equal to 5% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Merger Agreement was terminated under certain circumstances. Between August 12, 2025, and September 2, 2025, representatives of MoFo and Greenberg continued to exchange revised drafts of the Merger Agreement, and the parties and their representatives continued to discuss the potential terms of the Merger Agreement.

Also on August 12, 2025, upon Party B’s request, Mr. Witherell and a representative of Party B met in person in Boston to discuss the Company and commercial trends in the industrial real estate industry. During the meeting, without any solicitation from Mr. Witherell or other representatives of the Company, the representative of Party B indicated its continued interest in a potential acquisition of the Company by Party B. Mr. Witherell informed the representative of Party B that the Company was unable to engage in any discussions regarding such inquiry at such time.

On August 13, 2025, a representative of SSP called Mr. Witherell to inform him that SSP intended to submit a proposal to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $24.10 per share and that the SSP Observer would recuse himself from all subsequent meetings of our board of directors regarding a proposed sale of the Company. Also, on that day, a representative of Latham & Watkins LLP (“Latham”), SSP’s outside legal counsel, called a representative of MoFo to discuss SSP’s intention to file a Schedule 13D with the SEC regarding SSP’s anticipated proposal to acquire the Company.

Later that same day, SSP submitted an unsolicited preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $24.10 per share in cash (the “August 13 SSP Proposal”). On August 13, 2025, the closing price of a share of our common stock on the NYSE was $15.07 per share. The August 13 SSP Proposal stated that SSP expected to finance the transaction with a combination of debt and equity, with the equity component of the purchase price to be provided by investment funds affiliated with SSP, and the debt financing component to be provided by a large financial institution. The proposal attached a “highly confident” letter from SSP’s debt financing source regarding the necessary debt financing. In the August 13 SSP Proposal, SSP requested a period of exclusive negotiation between the Company and SSP, and provided that SSP was open to the inclusion of a 30-day go-shop period (including a customary two-tiered termination fee) in any definitive agreement. The August 13 SSP Proposal was sent to the members of our board of directors.

On August 14, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of our management and representatives of MoFo and KBCM participated. Our board of directors, together with management and its advisors, discussed the material terms of the August 9 Party A Proposal and the August 13 SSP Proposal, as well as the potential transaction with Makarora. A representative of MoFo also discussed with our board of directors that SSP intended to file a Schedule 13D with the SEC, which would publicly disclose SSP’s proposal to acquire the Company. Our board of directors, together with management and its advisors, also discussed communication strategy in response to SSP’s anticipated Schedule 13D.

After the conclusion of trading on August 18, 2025, SSP filed a Schedule 13D with the SEC, publicly disclosing SSP’s proposal to acquire the Company. The Schedule 13D attached a copy of the August 13 SSP Proposal and disclosed that SSP’s beneficial ownership (derivatively through its security holdings in the Operating Partnership) of our common stock remained unchanged from SSP’s most recent Schedule 13G. On August 18, 2025, the closing price of a share of our common stock on the NYSE was $14.64 per share.

Also on August 18, 2025, a representative of MoFo sent representatives of Greenberg an initial draft of the confidential disclosure schedule to the Merger Agreement.

On August 19, 2025, the Company issued a press release acknowledging receipt of the August 13 SSP Proposal and that it would, consistent with its duties, carefully evaluate the proposal. The closing price of a share of our common stock on the NYSE on August 19 was $21.53 per share.

On August 20, 2025, Mr. Witherell and a representative of Makarora held a call during which they discussed allowing the Company to engage in discussions with SSP regarding a potential strategic transaction, including the August 13 SSP Proposal, during the exclusivity period, which was set to expire at 11:59 p.m. ET on August 27, 2025. Later that same day, a representative of Makarora confirmed to Mr. Witherell that Makarora agreed to a limited waiver of the exclusivity agreement to permit the Company to engage with SSP during the exclusivity period.

On August 21, 2025, Mr. Witherell called a representative of SSP to inform the representative that the Company could engage in discussions with SSP regarding the August 13 SSP Proposal. Later that same day, a representative of MoFo sent a draft customary confidentiality agreement (the “SSP NDA”) prepared by MoFo to a representative of Latham, which SSP NDA was subsequently executed on August 22, 2025. The SSP NDA did not contain a standstill provision. Also, on August 21, 2025, representatives of MoFo and representatives of Latham held an introductory videoconference call and discussed, among other items, the process to signing definitive agreements and SSP’s contemplated financing.

Also on August 21, 2025, Mr. Witherell sent to our board of directors a customary relationship disclosure provided by KBCM regarding KBCM’s relationships with the Company, Makarora, Ares, Party A and SSP and their respective affiliates (the “August KBCM Relationship Disclosure”).

On August 22, 2025, SSP and its representatives were provided with access to the Data Room. The due diligence information made available to SSP and its representatives in the Data Room continued to be supplemented and updated by the Company and its representatives during the period from August 22, 2025 through October 26, 2025. Also, during the period from August 22, 2025 through September 22, 2025, there were multiple diligence meetings and calls between representatives of the Company and SSP regarding the Company’s business.

Also on August 22, 2025, a representative of MoFo sent a draft merger agreement to representatives of Latham. Among other terms, the draft merger agreement included: (i) a go-shop period of 30 days, (ii) a termination fee payable to SSP equal to 1.5% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (iii) a termination fee payable to SSP equal to 4% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal after the conclusion of the go-shop period and under certain other circumstances, and (iv) a termination fee payable to the Company equal to 7% of the Company’s equity value based on the proposed per share REIT Merger consideration if the merger agreement was terminated under certain circumstances. Between August 22, 2025, and September 9, 2025, representatives of MoFo and Latham continued to exchange revised drafts of the merger agreement, and the parties and their representatives continued to discuss the potential terms of the merger agreement.

Also on August 22, 2025, a representative of Party B called Mr. Witherell to inform Mr. Witherell that Party B had seen SSP’s Schedule 13D and that Party B intended to submit a proposal to acquire the Company. Mr. Witherell did not engage in any substantive discussions regarding the proposal.

On August 24, 2025, a representative of MoFo sent representatives of Latham a draft of the confidential disclosure schedule to the merger agreement with SSP.

On August 26, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of the Company’s management and representatives of MoFo and KBCM participated. Mr. Witherell provided an update with respect to the status of negotiations with Makarora and SSP. A representative of MoFo then discussed the remaining material open items to be negotiated in the respective transaction documentation with Makarora and SSP. Our board of directors, together with management and its advisors, also discussed Makarora’s granting a limited exception to exclusivity to engage with SSP, as well as that a similar exception was not granted to Party A, due to Party A’s engagement with the Company regarding a transaction (unlike SSP’s engagement) being confidential and unable to be disclosed to Makarora. Our board of directors then discussed, together with management and its advisors, the Company’s next steps following the expiration of the exclusivity period with Makarora at 11:59 p.m. ET on August 27, 2025. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined to request that all potential bidders submit updated proposals by September 2, 2025. Our board of directors then discussed the benefits of engaging J.P. Morgan Securities LLC (“J.P. Morgan”) as a second financial advisor in connection with the potential transaction. J.P. Morgan was selected by our board of directors as a financial advisor based on its experience in the valuation of businesses and their securities in connection with mergers and acquisitions, its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates. Following discussion, our board of directors directed the Company’s management to engage J.P. Morgan.

Also, on August 26, 2025, a representative of Party B submitted a preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company at a proposed purchase price range of $24.50 – $25.00 per share in cash (the “August 26 Party B Proposal”). On August 26, 2025, the closing price of a share of our common stock on the NYSE was $21.45 per share.

On August 27, 2025, a representative of Party B sent Mr. Witherell comments on the Party B NDA, which was subsequently executed on August 29, 2025. The Party B NDA contained a customary standstill provision that would terminate if, among other things, the Company entered into an agreement providing for the acquisition of the Company by a third party. Neither the Company nor its representatives engaged with Party B regarding the Party B NDA until after the expiration of the exclusivity period.

Later that same day, a representative of Makarora emailed Mr. Witherell and reaffirmed Makarora’s continued willingness to consummate a proposed transaction at a per share price of at least $23.00.

On August 27, 2025, at 11:59 p.m. ET, the exclusivity period with Makarora expired.

On August 28, 2025, Mr. Witherell called a representative of Party B to discuss its interest in engaging further with respect to a transaction with the Company. Mr. Witherell informed the representative that the Company would need an updated proposal by September 2, 2025, and that Party B would need to be in a position to execute definitive agreements shortly thereafter. The representative confirmed Party B’s interest in submitting an updated proposal and pursuing a transaction on the proposed timeline. In addition, the representative of Party B informed Mr. Witherell that Party B was prepared to finance the transaction with all equity, which would be provided by its parent company. Also on that day, Mr. Witherell called a representative of Party A to discuss its interest in engaging further with respect to a transaction with the Company. Mr. Witherell informed the representative that the Company would need an updated proposal by September 2, 2025, and that Party A would need to be in a position to execute definitive agreements shortly thereafter. The representative confirmed Party A’s interest in submitting an updated proposal and in pursuing a transaction on the proposed timeline.

Also, on August 28, 2025, Mr. Witherell separately called a representative of Makarora and a representative of SSP to inform them that the Company was requesting that updated proposals be submitted on September 2, 2025, and that they be able to execute definitive transaction documents shortly thereafter. Both representatives confirmed their respective interest in submitting an updated proposal and pursuing a transaction on the proposed timeline.

Later that same day, a representative of MoFo sent to Party A’s outside legal counsel a draft merger agreement and a draft of the confidential disclosure schedule to the merger agreement. Among other terms, the draft merger agreement included: (i) a go-shop period of 30 days, (ii) a termination fee payable to Party A equal to 1.5% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (iii) a termination fee payable to Party A equal to 4% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal after the conclusion of the go-shop period and under certain other circumstances, and (iv) a termination fee payable to the Company equal to 7% of the Company’s equity value based on the proposed per share REIT Merger consideration if the merger agreement was terminated under certain circumstances.

Also on August 28, 2025, the Data Room was reopened to Party A and its representatives. The due diligence information made available to Party A and its representatives in the Data Room continued to be supplemented and updated by the Company and its representatives during the period from August 28, 2025 through September 12, 2025. Also, during this period, there were multiple diligence meetings and calls between representatives of the Company and Party A regarding the Company’s business.

Also on August 28, 2025, the Company entered into an engagement letter with J.P. Morgan to formally engage J.P. Morgan as our financial advisor in connection with a possible transaction.

On August 29, 2025, representatives of MoFo and Party B’s outside legal counsel held an introductory videoconference call and discussed, among other items, the process to signing definitive agreements and Party B’s contemplated financing. Later that same day, a representative of MoFo sent to Party B’s outside legal counsel a draft merger agreement and a draft of the confidential disclosure schedule to the merger agreement. Among other terms, the draft merger agreement included: (i) a go-shop period of 30 days, (ii) a termination fee payable to Party B equal to 1.5% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (iii) a termination fee payable to Party B equal to 4% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the merger agreement to enter into a definitive agreement in respect of a superior proposal after the conclusion of the go-shop period and under certain other circumstances, and (iv) that the equity commitment letter to be provided by Party B’s parent company would provide sufficient funding (without any debt financing) to close the transaction.

Also on August 29, 2025, Party B and its representatives were provided with access to the Data Room. The due diligence information made available to Party B and its representatives in the Data Room continued to be supplemented and updated by the Company and its representatives during the period from August 29, 2025 through September 12, 2025. Also, during this period, there were multiple diligence meetings and calls between representatives of the Company and Party B regarding the Company’s business.

Also on that day, Mr. Witherell reviewed the Financial Projections with certain members of our board of directors. Mr. Witherell reviewed the Financial Projections with the remaining members of our board of directors on September 5, 2025 and September 15, 2025.

On September 2, 2025:

•
Party A’s outside legal counsel submitted to representatives of MoFo an updated preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $24.50 per share in cash (the “September 2 Party A Proposal”). The September 2 Party A Proposal stated that Party A expected to finance the transaction with a combination of debt and equity, with the equity component of the purchase price to be provided by investment funds affiliated with Party A, and the debt financing component to be provided by a large financial institution. The proposal attached a “highly confident” letter from the financial institution regarding the necessary debt financing, however Party A indicated that the financial institution would not be able to provide a debt commitment letter within the time period requested by the Company. The proposal also attached a markup of the merger agreement, which accepted the go-shop period of 30 days, and drafts of an equity commitment letter and limited guarantee.
•
A representative of Makarora submitted to Mr. Witherell an updated preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $23.25 per share in cash (the “September 2 Makarora Proposal”). The proposal attached a markup of the Merger Agreement, which continued to reflect the go-shop period of 30 days, a markup of the confidential disclosure letter to the Merger Agreement, drafts of an equity commitment letter and limited guarantee, and a debt commitment letter.
•
A representative of SSP submitted to Mr. Witherell an updated preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $24.30 per share in cash (the “September 2 SSP Proposal”). The proposal attached a markup of the draft merger agreement, which continued to reflect the go-shop period of 30 days, a markup of the confidential disclosure letter to the merger agreement, drafts of an equity commitment letter and limited guarantee, and a debt commitment letter. The proposal also requested that the Company grant SSP a limited period of exclusivity.
•
A representative of Party B informed Mr. Witherell that it would be submitting an updated proposal to acquire the Company by September 5.

On September 2, 2025, the closing price of a share of our common stock on the NYSE was $21.78 per share.

On September 3, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of the Company’s management and representatives of MoFo, KBCM and J.P. Morgan participated. Mr. Witherell provided an update with respect to the status of negotiations with Makarora, SSP, Party A and Party B. A representative of MoFo discussed with our board of directors the status of transaction documentation and financing terms. Our board of directors then discussed, together with management and its advisors, strategies to obtain the best value for the Company’s stockholders, as well as discussed SSP’s request for exclusivity. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined not to grant SSP’s request for exclusivity and to continue to engage with all four potential bidders.

Later that same day, representatives of MoFo and representatives of Latham held a videoconference call during which they discussed the terms of SSP’s debt financing, including whether SSP would increase its equity financing if any portion of the debt financing was reduced, in response to which representatives of Latham indicated they would discuss with SSP.

Also, on September 3, 2025, Mr. Witherell called a representative of SSP and informed the representative that our board of directors had determined not to grant SSP a period of exclusivity at this time.

On September 4, 2025, a representative of outside legal counsel for Party B sent to representatives of MoFo a revised draft of the merger agreement. Among other terms, the revised agreement (i) accepted the go-shop period of 30 days, and (ii) indicated that Party B was considering further revising the merger agreement to provide that the Company would not be entitled to seek specific performance to cause Party B to consummate the transaction, and that the Company’s only recourse would be to seek payment of a termination fee from Party B (the “Option Concept”). None of the revised merger agreements from Makarora, SSP or Party A included the Option Concept.

Also on September 4, 2025, Mr. Witherell held a call with a representative of SSP. During the call, the representative of SSP informed Mr. Witherell that SSP would no longer pursue the acquisition of the Company if SSP was not granted a period of exclusivity. Later that same day, Mr. Witherell held another call with the representative of SSP and informed the representative that a meeting of our board of directors was being called to consider SSP’s request for exclusivity. Mr. Witherell also told the representative that, in his view, in order for our board of directors to grant exclusivity, SSP would need to increase its proposed purchase price.

On September 5, 2025, representatives of MoFo, KBCM and J.P. Morgan and representatives of SSP and Latham held a videoconference call during which they discussed the terms of SSP’s debt financing, including whether SSP would increase its equity financing if any portion of the debt financing was reduced. A representative of SSP confirmed that it would commit to increase SSP’s equity financing by $50 million if the debt financing was reduced.

Also on September 5, 2025, a representative of Party B submitted to Mr. Witherell an updated preliminary, nonbinding indication of interest to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $24.65 per share in cash (the “September 5 Party B Proposal”). Mr. Witherell was informed that Party B had completed substantially all of their diligence, that its parent company would provide sufficient funding (without any debt financing) to close the transaction, and that it had a meeting scheduled with their investment committee on September 11, 2025 where they expected to receive final approval to move forward with a transaction with a target announcement date of September 15.

Also on September 5, 2025, a representative of SSP called Mr. Witherell and informed him that SSP was prepared to increase its proposed purchase price to $24.35 (the “September 5 SSP Proposal”).

On September 8, 2025, Mr. Witherell sent to our board of directors (i) an updated customary relationship disclosure provided by KBCM regarding KBCM’s relationships with the Company, Makarora, Ares, Party A, SSP and Party B and their respective affiliates, which was consistent with the August KBMC Relationship Disclosure (the “September KBMC Relationship Disclosure”), and (ii) a customary relationship disclosure provided by J.P. Morgan regarding J.P. Morgan’s relationships with the Company, Makarora, Ares, Party A, SSP and Party B and their respective affiliates (the “September J.P. Morgan Relationship Disclosure”).

On September 9, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of the Company’s management and representatives of MoFo, KBCM and J.P. Morgan participated. Mr. Witherell provided an overview of the September 5 Party B Proposal and the September 5 SSP Proposal. Our board of directors discussed, together with management and its advisors, (i) SSP’s debt financing, including that the amount could be reduced under certain circumstances and that SSP had confirmed that it would commit to increase its equity financing by $50 million if the debt financing was reduced, (ii) that Party B had proposed the highest purchase price, did not expect to require debt financing, and expected to receive final approval on September 11, 2025 to move forward with a transaction to be announced by September 15, 2025, but would likely insist on the Option Concept, and (iii) Party A had completed substantially less diligence than the other parties and their debt financing was less certain than the other parties. Our board of directors then discussed, together with management and its advisors, SSP’s request for exclusivity and its statement that it would no longer pursue the acquisition of the Company if it was not granted a period of exclusivity, as well as key considerations for entering into exclusivity with any potential buyer. Our board of directors then discussed, together with management and its advisors, strategies to obtain the best value for the Company’s stockholders. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined not to grant exclusivity to SSP, and directed management to continue negotiations with all four potential bidders. Later that same day, Mr. Witherell held a teleconference with a representative of SSP and informed the representative that our board of directors had determined not to grant SSP a period of exclusivity. The representative of SSP told Mr. Witherell that it would not be moving forward with the transaction without exclusivity.

On September 10, 2025, a representative of outside legal counsel to Party B sent a revised draft of the merger agreement to representatives of MoFo. Among other terms, the revised agreement included the Option Concept.

On September 11, 2025, representatives of MoFo and representatives of outside legal counsel to Party B held a teleconference call during which they discussed certain provisions in the Isosceles JV Agreement.

Also on September 11, 2025, the financial advisor to Party B and representatives of KBCM and J.P. Morgan held a teleconference call, during which the financial advisor informed representatives of KBCM and J.P. Morgan that Party B had met with its investment committee, but that it did not receive the necessary approvals to move forward with the transaction on the previously proposed timeline. The financial advisor informed them that, while Party B was still interested in pursuing a transaction with the Company, it did not know how much additional time would be required for it to be in a position to execute definitive transaction documents. The financial advisor also told representatives of KBCM and J.P. Morgan that the terms of Isosceles JV Agreement were considered problematic and would need to be amended in order for Party B to be able to enter into a transaction with the Company. Representatives of Party B separately provided Mr. Witherell with a similar update. Later that day, Mr. Witherell held a call with a representative of SSP, during which they discussed the potential transaction as well as the Company’s willingness to grant SSP a period of exclusivity.

On September 12, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of the Company’s management and representatives of MoFo, KBCM and J.P. Morgan participated. Mr. Witherell informed our board of directors that Party B would require amendments to the terms of the Isosceles JV Agreement in order to enter into a transaction and, even if such amendments could be obtained, Party B was unable to confirm how much additional time would be required for it to complete its due diligence and receive the necessary approvals to be in a position to execute definitive transaction documents. Our board of directors discussed, together with management and its advisors, the risks and uncertainty of delaying a transaction in order to give Party B additional time to negotiate amendments to the Isosceles JV Agreement (particularly given that SSP was pursuing a transaction with the Company competitive to Party B’s transaction), complete its due diligence and seek the necessary approvals, including that Party B may ultimately withdrawal or reduce its proposal, and that SSP may be unwilling to reengage at such a later date. Our board of directors then discussed, together with management and its advisors, SSP’s request for exclusivity and that SSP had accepted the go-shop construct so the Company would be able to seek competing proposals after signing of definitive agreements, including from Party B, Party A and Makarora. Our board of directors also discussed, together with management and its advisors, that there remained uncertainty regarding the amount of time Party A required in order to provide a full financing commitment, and that Party A had completed substantially less due diligence than the other parties and otherwise engaged the least with the Company. They also discussed the possibility that Party A would similarly have an issue with the Isosceles JV Agreement, which was not a concern for SSP. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined to grant SSP an exclusivity period of ten days.

Later that day, the Company and SSP entered into an exclusivity agreement which provided SSP with an exclusivity period that expired at 11:59 pm on September 22, 2025. Data Room access was subsequently terminated for Party A, Party B and Makarora and their respective representatives.

Between September 13, 2025, and September 22, 2025, representatives of MoFo and Latham continued to exchange revised drafts of the merger agreement, equity commitment letter, limited guarantee, debt commitment letter and confidential disclosure letter to the merger agreement, as applicable, and the parties and their representatives continued to negotiate and discuss the potential terms of each. The parties and their representatives also continued to engage in due diligence discussions.

On September 22, 2025, a representative of SSP called Mr. Witherell to inform him that, due to certain recently understood negative due diligence findings, SSP had made a downward revision to its perspectives on the value of the Company. As a result, SSP was no longer prepared to pursue an acquisition of the Company at the price reflected in the September 5 Proposal. The representative of SSP did not offer a modified price. The representative of SSP also suggested that SSP would be supportive if the Company were to elect to pursue a transaction with one of the other parties. Mr. Witherell informed our board of directors of his call with the representative of SSP.

On September 22, 2025, at 11:59 p.m. ET, the SSP exclusivity period expired.

On September 23, 2025, Mr. Witherell separately called a representative of Party A, a representative of Party B and a representative of Makarora to discuss their respective interest in reengaging with respect to a transaction with the Company. All three representatives confirmed their respective interest in a transaction. The representative of Makarora also requested to be re-provided with access to the Data Room as Makarora was prohibited from accessing the Data Room starting on September 12, 2025 and Makarora would need to review and assess any additional materials that had been added to the Data Room since that date, including the Isosceles JV Agreement, prior to submitting any new proposal. The representative of Party A and the representative of Party B indicated that they would review status internally before re-engaging. In addition, the representative of Party B reiterated that Party B would not be able to enter into a transaction unless they were able to renegotiate certain of the terms of the Isosceles JV Agreement. Neither Party A nor Party B could provide any certainty with respect to the timing needed to complete due diligence and enter into definitive agreements. On that day, Makarora and its representatives were again provided with access to the Data Room.

On September 25, 2025, Mr. Witherell and a representative of Makarora held a call, during which Mr. Witherell was informed that Makarora was willing to acquire all outstanding shares of the Company’s common stock at a proposed purchase price of $22.25 per share in cash (the “September 25 Makarora Proposal”). The representative of Makarora informed Mr. Witherell that the purchase price was reduced from the September 2 Makarora Proposal due to certain negative due diligence findings subsequent to submitting their prior proposal, which resulted in a downward revision to their perspective on the value of the Company, and their perspective that macro conditions and the industrial market in the Company’s geographies had softened.

On September 26, 2025, Party B and its representatives were again provided access to the Data Room.

On September 29, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of the Company’s management and representatives of MoFo, KBCM and J.P. Morgan participated. Mr. Witherell discussed with our board of directors that SSP would no longer be pursuing a transaction due to the impact of subsequent diligence findings on their view on valuation. Mr. Witherell then provided our board of directors with a status update on the Company’s engagement with Makarora, Party A and Party B. Mr. Witherell also provided an overview of the September 25 Makarora Proposal. Our board of directors then discussed, together with management and its advisors, the benefits and disadvantages of pursuing the September 25 Makarora Proposal, including that it secured an attractive purchase price for the Company’s stockholders as compared to the expected value delivered to the Company’s stockholders (taking into account the risks related to the Company’s ability to execute successfully) from executing the Company’s strategic plan while continuing as a public company and the definitive agreements included a go-shop construct that would enable the Company to seek competing proposals after signing definitive agreements, including from Party A and Party B. Our board of directors also discussed the uncertainty with respect to Party A’s financing and the limited amount of diligence it had conducted to date, Party B’s inability to commit to a timeline in which it could complete a transaction, Party B’s stated issues with the Isosceles JV Agreement, and that each party, after completing sufficient diligence, had reduced the value of their proposal. Our board of directors also discussed the potential risk that, after completing sufficient diligence, Party A would similarly require an amendment to the Isosceles JV Agreement. In addition, our board of directors discussed that Makarora had completed more due diligence than any other party, to date had not expressed to the Company any issues with the Isosceles JV Agreement, and communicated that they were ready to sign definitive agreements in short order. A representative of MoFo informed our board of directors that definitive agreements with Makarora were nearly final and would require minimal time to finalize. Following discussion, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, our board of directors determined to pursue the September 25 Makarora Proposal, but to also to continue to engage with Party A and Party B.

Between September 29, 2025, and October 2, 2025, representatives of MoFo and Greenberg continued to exchange revised drafts of the Merger Agreement, equity commitment letters, limited guaranty, debt commitment letter and confidential disclosure letter to the Merger Agreement, as applicable, and the parties and their representatives continued to discuss the potential terms of each. The parties and their representatives also continued to engage in due diligence discussions.

During the same period, representatives of KBCM and J.P. Morgan had several conversations with representatives of SSP and its financial advisor to confirm that SSP had no interest in pursuing a transaction. Also during this period, Party A and Party B communicated that they would need an additional and unspecified amount of time before they would be in a position to execute the merger agreement and announce a transaction.

During the day of October 2, 2025, representatives of MoFo and Greenberg finalized the Merger Agreement, which included, among other terms, (i) a go-shop period of 30 days, (ii) a termination fee payable to Makarora equal to 1.5% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the Merger Agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period, (iii) a termination fee payable to Makarora equal to 4% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Company terminated the Merger Agreement to enter into a definitive agreement in respect of a superior proposal after the conclusion of the go-shop period and under certain other circumstances, (iv) a termination fee payable to the Company equal to 7% of the Company’s equity value based on the proposed per share REIT Merger consideration if the Merger Agreement was terminated under certain circumstances, and (v) no expense reimbursement obligations. Additionally, during the day of October 2, representatives of MoFo and Greenberg finalized the other definitive transaction documents, with all remaining open points on the transaction documents resolved prior to the special meeting of our board of directors on October 2. Representatives of Greenberg and Makarora also confirmed their desire to proceed with the execution of the Merger Agreement.

On October 2, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of the Company’s management and representatives of MoFo, KBCM and J.P. Morgan participated. A representative of MoFo reviewed the statutory duties of our board of directors under Maryland law. A representative of MoFo then guided our board of directors in a discussion and review of the Merger Agreement and related transaction documents (which had been provided to our board of directors prior to the meeting), including the equity commitment letters, the debt commitment letter and limited guarantee. A representative of MoFo discussed with our board of directors certain key terms of such documents, including the interim operating covenants, financing covenants, go-shop provision, conditions to closing, termination provisions and termination fees. A representative of MoFo noted that, because of the go-shop provision, the Company would continue to be able to negotiate with Party B and Party A after execution of the Merger Agreement. A representative of MoFo also discussed with our board of directors that the amount of Makarora’s debt financing could be reduced under certain circumstances and that Makarora had not committed to increase its equity financing to offset any reduction. Representatives of KBCM and J.P. Morgan then led a discussion of the process that would begin once the go-shop period commenced after the announcement of the transaction. A representative of KBCM confirmed to our board of directors that there were no material changes to the August KBCM Relationship Disclosure provided to our board of directors. A representative of KBCM then presented KBCM’s financial analysis with respect to the proposed REIT Merger Consideration of $22.25 per share reflected in the September 25 Makarora Proposal. Our board of directors asked questions regarding the financial analysis. Prior to the meeting, our board of directors received an updated relationship disclosure (the “October J.P. Morgan Relationship Disclosure”) from J.P. Morgan regarding J.P. Morgan’s relationships with the Company, Makarora, Ares and their respective affiliates, which was consistent with the September J.P. Morgan Relationship Disclosure. Then, a representative of J.P. Morgan presented J.P. Morgan’s financial analysis with respect to proposed REIT Merger Consideration of $22.25 per share reflected in the September 25 Makarora Proposal. Our board of directors asked questions regarding the financial analysis. At the request of our board of directors, (i) KBCM then rendered its oral opinion to our board of directors, that, as of October 2, 2025, and subject to the assumptions, qualifications and limitations as set forth in its draft written opinion, proposed REIT Merger Consideration of $22.25 per share reflected in the September 25 Makarora Proposal was fair, from a financial point of view, to the holders of our common stock, and (ii) J.P. Morgan then rendered its oral opinion to our board of directors, which was subsequently confirmed by delivery of its written opinion, dated October 2, 2025, to our board of directors that, as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the proposed REIT Merger Consideration of $22.25 per share reflected in the September 25 Makarora Proposal to be paid to the holders of our common stock in the proposed transaction was fair, from a financial point of view to such holders. A representative of MoFo then reviewed the proposed resolutions of our board of directors approving the transaction. Following discussion and deliberation, including taking into account the factors described below in greater detail in the section of this proxy statement entitled “—Reasons for the Mergers,” our board of directors, among other things, unanimously (i) authorized, adopted and approved the execution, delivery and performance of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company, (ii) directed that the REIT Merger be submitted for consideration at a meeting of stockholders of the Company, and (iii) resolved to recommend that the stockholders of the Company approve the REIT Merger.

Shortly after the conclusion of the October 2, 2025 special meeting of our board of directors, a representative of Makarora called Mr. Witherell to inform him that, due to newly discovered issues in the Isosceles JV Agreement and recently understood due diligence findings that resulted in a reduction in the amount of Makarora’s debt financing, Makarora could no longer pursue an acquisition of the Company at a purchase price of $22.25 per share. Specifically, once Makarora had completed its evaluation of the recently understood diligence issues and discussed such matters with its financing sources, Makarora determined that it could no longer move forward with its previous bid. Mr. Witherell informed our board of directors of his call with Makarora.

On October 3, 2025, representatives of Makarora and representatives of the Company exchanged certain due diligence information to address the concerns expressed by Makarora and its financing source on October 2, 2025. Also, on October 3, 2025, a representative of Makarora called Mr. Witherell to inform him that, due to the items discussed on their October 2, 2025 call, Makarora would need to lower its purchase price to $22.00 per share (the “October 3 Makarora Proposal”). Mr. Witherell informed members of our board of directors, including the lead independent director, of his call with Makarora.

On October 6, 2025, Mr. Witherell separately called a representative of Party A and a representative of Party B to discuss their respective interest in reengaging with respect to a transaction with the Company. Both representatives confirmed their respective interest. On that day, Party A and its representatives were re-provided with access to the Data Room.

During the period from October 6, 2025 to October 24, 2025, representatives of the Company and Makarora held various discussions regarding due diligence matters. During the same period, representatives of Party B continued to engage in due diligence discussions with representatives of the Company and representatives of Party A continued to conduct limited diligence, but did not engage in due diligence discussions with the Company. Neither Party A nor Party B attempted to consummate a transaction during this period.

On October 13, 2025, with the permission of the Company, a representative of Makarora sent a draft side letter with respect to the Isosceles JV to representatives of SSP, copying representatives of KBCM and J.P. Morgan. The draft side letter, among other terms: (i) provided that SSP consents to certain transfers contemplated by the Merger Agreement and future transfers related to certain Makarora and Ares fund transfers, (ii) clarified that certain Makarora funds and Ares funds will not be subject to certain industrial property-related obligations set forth in the Isosceles JV Agreement, and (iii) provided that Makarora and SSP would agree to enter into certain amendments to the Isosceles JV Agreement after the closing of the merger. The draft side letter also contemplated that the Company would be a party.

Later that day, representatives of KBCM and J.P. Morgan called representatives of SSP’s financial advisor and informed them that the Company took no view on SSP and Makarora entering into a side letter, but that because it covered post-closing arrangements, the Company did not believe it should be a party.

The next day, a representative of Makarora sent a revised draft of the side letter to representatives of SSP, copying representatives of KBCM and J.P. Morgan. The revised draft side letter removed the Company as a signatory, and was ultimately executed by Makarora and SSP simultaneously with the execution of the Merger Agreement.

On October 22, 2025, a representative of SSP reached out to Mr. Witherell regarding certain amendments to the Isosceles JV Agreement. Later that day, Mr. Witherell and a representative of SSP held a call to discuss the proposed amendments.

On October 22, 2025, a representative of Greenberg called a representative of MoFo regarding certain provisions in the Isosceles JV loan documents. During the call, the representative of Greenberg informed the representative of MoFo that the terms of the Isosceles JV loan documents were not entirely clear and that if the indebtedness under the Isosceles JV loan documents needed to be repaid in connection with the transaction, additional financing would be required or, alternatively, consent of the lenders would be needed. The representative of MoFo promptly informed Mr. Witherell.

During October 22 and 23, 2025, representatives of MoFo and Greenberg finalized the definitive transaction documents, and representatives of MoFo and Latham finalized the amendment to the Isosceles JV Agreement.

On October 24, 2025, the Company held a special meeting of our board of directors by videoconference, during which members of the Company’s management and representatives of MoFo, KBCM and J.P. Morgan participated. A representative of MoFo reviewed the statutory duties of our board of directors under Maryland law. A representative of MoFo then guided our board of directors in a discussion and review of the updates, since the October 2 special meeting of our board of directors, to the Merger Agreement and related transaction documents (which had been provided to our board of directors prior to the meeting), including the equity commitment letters, the debt commitment letter, limited guarantee and the amendment to the Isosceles JV. A representative of MoFo discussed with our board of directors the proposed side letter between SSP and Makarora (the final version of which had not been provided to MoFo or the Company) and the amendment to the Isosceles JV, and how if the indebtedness under the Isosceles JV loan documents needed to be repaid in connection with the transaction, additional financing would be required or, alternatively, consent of the lenders would be needed, and if neither additional financing or the consent were obtained, the Company’s likely recourse would be Makarora’s payment of the reverse termination fee of 7% of the Company’s equity value based on the REIT Merger Consideration. Our board of directors also discussed the limited amount of diligence Party A had conducted to date, that Party B was unable to commit to a timeline in which it could complete a transaction and continued to have issues with the Isosceles JV Agreement, and that each party, after completing sufficient diligence, had reduced the value of their proposal. A representative of KBCM then confirmed to our board of directors that there were no material changes to the August KBCM Relationship Disclosure provided to our board of directors. A representative of KBCM then presented KBCM’s financial analysis with respect to the REIT Merger Consideration of $22.00 per share reflected in the October 3 Makarora Proposal. Prior to the meeting, the members of our board of directors received an updated relationship disclosure from J.P. Morgan regarding J.P. Morgan’s relationships with the Company, Makarora, Ares and their respective affiliates, which was consistent with the October J.P. Morgan Relationship Disclosure. Then a representative of J.P. Morgan presented J.P. Morgan’s financial analysis with respect to the REIT Merger Consideration of $22.00 per share reflected in the October 3 Makarora Proposal]. At the request of our board of directors, (i) KBCM then rendered its oral opinion to our board of directors, that, as of October 24, 2025, and subject to the assumptions, qualifications and limitations as set forth in its draft written opinion, the REIT Merger Consideration was fair, from a financial point of view, to the holders of our common stock, and (ii) J.P. Morgan then rendered its oral opinion to our board of directors, which was subsequently confirmed by delivery of its written opinion, dated October 24, 2025, to our board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the REIT Merger Consideration of $22.00 per share reflected in the October 3 Makarora Proposal to be paid to the holders of our common stock in the proposed transaction was fair, from a financial point of view, to such holders. A representative of MoFo then reviewed the proposed resolutions of our board of directors approving the transaction.

Following further discussion and deliberation, including taking into account the factors described below in greater detail in the section of this proxy statement entitled “—Reasons for the Merger,” our board of directors, among other things, unanimously (i) authorized, adopted and approved the execution, delivery and performance of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company, (ii) directed that the REIT Merger be submitted for consideration at a meeting of stockholders of the Company, and (iii) resolved to recommend that the stockholders of the Company approve the REIT Merger.

At approximately 4:10 pm Eastern Time on October 24, 2025, representatives of the parties executed the transaction documents and the Company issued a press release announcing the transaction. The press release announcing the transaction also noted that the Merger Agreement included a 30 day go-shop period that would expire at 11:59 p.m. ET on November 23, 2025.

On October 24, 2025, immediately after the announcement, representatives of KBCM and J.P. Morgan, acting at the direction of our board of directors, began contacting potential counterparties that might consider making an alternative acquisition proposal in connection with the go-shop period, including Party A and Party B.

In connection with the go-shop period, representatives of KBCM and J.P. Morgan communicated with 81 parties to gauge such parties’ interest in making an alternative acquisition proposal. Of those 81 parties, the Company executed confidentiality agreements with 13 parties, as well as amended the Party A NDA and the Party B NDA. None of the new confidentiality agreements contained a standstill provision. Subsequently to entering into the confidentiality agreements and amendments, the Company provided to such parties non-public information relating to the Company.

Through November 6, 2025, Party A continued to conduct due diligence on the Company. On November 6, 2025, a representative of Party A held a call with representatives of KBCM, and on November 11, 2025, a representative of Party A held a call with a representative of J.P. Morgan, during which calls the respective Party A representative informed them that, due to Party A’s due diligence findings subsequent to submitting their prior proposal, Party A’s view as to the Company’s value had declined, and that Party A would not be in a position to submit a proposal superior to Makarora’s.

During the go-shop period, representatives of Party B communicated that in order to proceed with a transaction they would need to partner with another buyer. In response to this, Party B requested permission, which was provided by the Company, to speak with a large sovereign wealth fund to partner on a transaction. After executing a confidentiality agreement with the Company, the sovereign wealth fund declined to proceed with a transaction, leaving Party B without a potential partner. During this time, Party B was also unable to secure the necessary approvals to proceed with a transaction. On November 10, 2025, a representative of Party B held a call with representatives of KBCM and J.P. Morgan, during which the Party B representative informed them that, while Party B was still interested in pursuing a transaction with the Company, it would not be able to do so on a timeframe that would allow the Company to terminate the merger agreement to enter into a superior transaction.

At 11:59 p.m. ET on November 23, 2025, the go-shop period expired without any party submitting an alternative acquisition proposal.

Recommendation of Our Board of Directors

Our board of directors, after consulting with its financial advisors and outside legal counsel and reviewing and considering various factors described in “—Reasons for the Mergers,” unanimously (i) authorized, adopted and approved the execution, delivery and performance of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in our best interests, (ii) directed that the REIT Merger be submitted for consideration at a meeting of our stockholders, and (iii) resolved to recommend that our stockholders approve the REIT Merger.

Our board of directors unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Reasons for the Mergers

In evaluating the transactions contemplated by the Merger Agreement and reaching its determination to authorize and approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, our board of directors consulted with our senior management, as well as our financial advisors and outside legal counsel, and considered a number of factors, including the following material factors that our board of directors viewed as supporting its decision (not necessarily in order of relative importance):

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the current and historical trading prices of our shares of our common stock, and the fact that the REIT Merger Consideration of $22.00 per share represents a premium of approximately 50% to our unaffected closing common stock price on August 18, 2025, the last trading day prior to the filing of a Schedule 13D by affiliates of SSP disclosing a proposal to acquire the Company;
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the general risks and uncertainties of remaining an independent public company, including the challenges of acquiring industrial assets in our target markets on an attractive basis and the risk of tenant defaults, as well as the additional risks and uncertainties given our smaller scale and higher leverage profile relative to other public industrial REITs, which has caused our cost of capital to remain higher than that of competitors for new acquisitions and our common stock to trade at a persistent discount to both NAV and industrial REIT peer implied multiples;
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our board of director’s belief that the REIT Merger Consideration of $22.00 per share and the completion of the Mergers is more favorable to our stockholders than the potential value that would reasonably be expected to result from other strategic alternatives reasonably available, including the execution of our stand-alone business plan as a publicly traded company, divestitures of our assets to distinct buyers and the subsequent liquidation of the Company, and other extraordinary transactions;
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the fact that the REIT Merger Consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity immediately upon the closing of the Mergers, in comparison to the risks, uncertainties, and longer potential timeline for realizing equivalent value from our standalone business plan or other possible strategic alternatives;
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our board of directors’ knowledge of our business, assets, financial condition, results of operations and prospects (as well as the risks and uncertainties involved in achieving those prospects), the nature of our business and the industries in which we operate and compete and the market for our common stock;
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the value and form of the REIT Merger Consideration to be received by our stockholders in the REIT Merger, taking into account the risks associated with operating as a standalone company, including the potential execution risks associated with the likelihood of meeting the financial projections described in the section entitled “—Unaudited Prospective Financial Information” and the potential risk associated with the possibility that even if we meet such financial projections, the market may not reflect such execution in our stock price;
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the fact that while we received a non-binding proposal from an affiliate of SSP to acquire the Company at $24.10 per share, this proposal was subsequently withdrawn after SSP conducted further diligence and SSP also indicated they did not wish to pursue a transaction at a value near or in excess of $22.00 per share;
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the fact that while Party A submitted a proposal that was higher than $22.00 per share, their proposal provided our board of directors with less certainty than the transaction with Makarora given they had not completed substantial diligence to date, our board of directors reasonably expected that they would reduce their proposal upon completion of their diligence (similar to Makarora and SSP), their financing was less certain than Makarora’s and our board of directors expected they would have similar issues with the Isosceles JV Agreement which would need to be resolved;
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the fact that while Party B submitted a proposal that was higher than $22.00 per share, their proposal provided our board of directors with less certainty than the transaction with Makarora given that, despite being provided significant time to complete a transaction, they were unable to secure the necessary internal approvals, they expressed concerns regarding their ability to enter into a transaction given the terms of the Isosceles JV Agreement, and our board of directors reasonably expected that they would reduce their proposal upon completion of their diligence (similar to Makarora and SSP);
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the fact that, following the public disclosure on August 18, 2025, of this proposal by an affiliate of SSP to acquire the Company at $24.10 per share, and our subsequent press release acknowledging receipt of the proposal and identifying KBCM as our financial advisor, neither the Company, KBCM nor J.P. Morgan received any unsolicited inquiries from any third parties concerning a potential acquisition of all or any portion of the Company, other than from Party B;

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the fact that we received inquiries from various stockholders of the Company after the public disclosure regarding SSP’s proposal, expressing support for the sale of the Company;
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our board of directors’ belief that if it declined to approve the Merger Agreement and the transactions contemplated thereby, there may not reasonably be expected to be another opportunity for our stockholders to receive a comparably priced offer with a comparable level of closing certainty;
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the fact that the REIT Merger Consideration was the result of arm’s-length negotiations and the fact that a representative of Parent informed a representative of the Company that $22.00 per share was the maximum price that Parent was willing to pay;
•
the financial strength of Makarora and Ares and the industry expertise of their respective management teams;
•
the fact that we would have the right under the Merger Agreement to a 30-day “go-shop” period, during which we may actively solicit alternative acquisition proposals from, and furnish information to and conduct negotiations with, third parties after signing a definitive agreement with Parent, including, Party B, Party A and any other potentially interested parties;
•
the terms and conditions of the Merger Agreement, which were reviewed by our board of directors with its financial advisors and outside legal counsel, and the fact that such terms were the result of robust arm’s-length negotiations between the parties, including, among other things:
o
Parent’s obligation under the Merger Agreement to use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the financing on terms (subject to certain exceptions) and conditions described in the applicable commitment letters;
o
the fact that the Mergers are not subject to a financing condition and that Parent has obtained committed debt financing from a reputable financial institution and committed equity financing from Makarora and Ares in an aggregate amount sufficient to fund the financing amounts under the Merger Agreement, subject to the fact that, if the indebtedness under the Isosceles JV loan documents needs to be repaid in connection with the Mergers, additional financing would be required or, alternatively, consent of the lenders thereunder would be needed;
o
the fact that if the indebtedness under the Isosceles JV loan documents needs to be repaid in connection with the Mergers, and additional financing and/or consent of the lenders thereunder is not obtained, then Parent would be required to pay us a reverse termination fee of $70.175 million (representing approximately 7% of our equity value based on the REIT Merger Consideration) under certain circumstances;
o
Parent’s obligation under the Merger Agreement to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under applicable law to consummate the Mergers as promptly as practicable;
o
our right under the Merger Agreement to a 30-day “go-shop” period, during which we may actively solicit alternative acquisition proposals from, and furnish information to and conduct negotiations with, third parties, providing an opportunity to determine if a third party is willing to make an alternative acquisition proposal that our board of directors determines in good faith is more favorable to our stockholders from a financial point of view than the REIT Merger;
o
our right, subject to the terms of the Merger Agreement, to furnish information to and conduct negotiations with third parties in certain circumstances in response to unsolicited acquisition proposals;
o
our board of directors’ right, subject to the terms of the Merger Agreement (including our payment of a termination fee if Parent elects to terminate the Merger Agreement in such circumstances), to withhold, withdraw, change, amend, modify or qualify its recommendation that our stockholders vote to approve the Merger Agreement under certain circumstances;
o
our right, subject to the terms of the Merger Agreement, to terminate the Merger Agreement under certain circumstances to enter into a definitive agreement providing for the implementation of a transaction superior to the Mergers, upon our payment of a termination fee;
o
the fact that in certain circumstances a lower termination fee of $15.037 million (representing approximately 1.5% of our equity value based on the REIT Merger Consideration) would be payable by us, and that the lower termination fee of $15.037 million and the termination fee of $40.1 million (representing approximately 4% of our equity value based on the REIT Merger Consideration) were viewed by our board of directors, after consultation with its financial advisors and outside legal counsel, as reasonable under the circumstances and not likely to preclude or discourage any other party from making a competing alternative acquisition proposal, particularly with respect to those parties that make an acquisition proposal during the “go-shop” period;
o
the reverse termination fee of $70.175 million (representing approximately 7% of our equity value based on the REIT Merger Consideration) payable to the Company if the Merger Agreement is terminated in certain circumstances, which payment is guaranteed by Makarora and Ares; and
o
our ability, under certain circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause the Mergers to occur and to prevent other breaches or threatened breaches of the Merger Agreement;
•
the likelihood that the Mergers would be completed based on, among other things, the limited number and nature of conditions to complete the Mergers, including that the Mergers were not conditioned on any regulatory approvals;
•
the anticipated timing of the consummation of the Mergers and our board of directors’ conclusion that the Mergers could be completed in a reasonable timeframe and in an orderly manner, reducing the period during which our business would be subject to the potential uncertainty of closing the Mergers;
•
the fact that the REIT Merger would be subject to the approval of the Merger Agreement by our stockholders, and our stockholders would be free to reject the proposed transactions by voting against the approval of the Merger Agreement for any reason;
•
the oral opinion of KBCM rendered to our board of directors, subsequently confirmed in writing, that, as of October 24, 2025, and based upon and subject to the assumptions, qualifications and limitations as set forth in its draft written opinion, the REIT Merger Consideration was fair, from a financial point of view, to the holders of our common stock, as more fully described below under the section of this proxy statement entitled “—Opinions of Our Financial Advisors—Opinion of KeyBanc Capital Markets Inc.,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety; and
•
the oral opinion of J.P. Morgan, which was subsequently confirmed by delivery of its written opinion, dated October 24, 2025, to our board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the REIT Merger Consideration of $22.00 per share to be paid to the holders of Company Common Stock in the proposed transaction was fair, from a financial point of view, to such holders, as more fully described below under the section of this proxy statement entitled “—Opinions of Our Financial Advisors—Opinion of J.P. Morgan Securities LLC,” which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

Our board of directors also considered a variety of risk and other potential negative factors in its consideration of the Merger Agreement and the Mergers, including the following material potentially negative factors (not necessarily in order of relative importance):

•
our inability, after 11:59 p.m. (New York City time) on November 23, 2025, to solicit competing acquisition proposals, and the possibility that the $40.1 million termination fee (or $15.037 million termination fee under certain circumstances) payable by us upon the termination of the Merger Agreement under certain circumstances could discourage other potential bidders from making a competing bid to acquire the Company;
•
the fact that, prior to the execution of the Merger Agreement, we did not conduct a broad market check process; however, our board of directors also considered that it had engaged with three other parties prior to entering into the Merger Agreement (one of which was no longer pursuing a potential transaction with us, and the other two of which had not completed their due diligence), had determined that the two remaining proposals provided us with less certainty than entering into a transaction with Makarora given that our board of directors reasonably expected that they would reduce the value of their respective proposals upon completion of their diligence (similar to Makarora and SSP), had preserved our ability to further engage with those parties or solicit other potential counterparties during the “go-shop” period, had negotiated for a lower termination fee payable by us if it determined to enter into an alternative acquisition agreement with respect to a proposal superior to Parent’s during the “go-shop” period, and had preserved the ability of potential counterparties to continue to submit alternative acquisition proposals after the conclusion of the “go-shop” period;
•
the fact that, following the Mergers, we will no longer exist as an independent public company and our existing stockholders will not participate in any future earnings or growth;
•
the fact that the Mergers might not be consummated in a timely manner, or at all, due to a failure of certain conditions to the closing of the Merger;
•
the fact that our stockholders are not entitled to appraisal or dissenter’s rights;
•
the fact that, under the terms of the Merger Agreement, we are no longer permitted to make, declare or pay any regular quarterly cash dividends or distributions, except as necessary to preserve its tax status as a REIT;
•
the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Mergers will be satisfied even if the Merger Agreement is approved and adopted by our stockholders, as well as the risk that the Financing contemplated by the Commitment Letters will not be obtained, resulting in Parent not having sufficient funds to complete the Mergers, or that Parent may otherwise not obtain sufficient funds to complete the Mergers;
•
the fact that the amount of Parent’s debt financing could be reduced under certain circumstances and that Parent had not committed to increase its equity financing to offset any reduction;
•
the fact that Parent may require certain additional financing to the extent Parent determines to repay additional indebtedness of the Isosceles JV in connection with the transactions contemplated by the Merger Agreement;
•
the fact that Parent is a newly formed entity with essentially no assets and the limited guaranty, provided by Makarora and Ares, guarantees Parent’s obligations under the Merger Agreement only with respect to payment of a reverse termination fee of, or damages payable in certain circumstances up to, $76.675 million, and certain enforcement costs associated with such reverse termination fee, if applicable, and certain other indemnification and reimbursement obligations, if applicable, up to $6.5 million in the aggregate (but in no event more than $76.675 million for such reverse termination fee, damages, enforcement costs and indemnification and reimbursement obligations, in the aggregate);
•
the restrictions on the conduct of our business prior to the completion of the Mergers, including restrictions on our ability to engage in certain kinds of material transactions, which could prevent us from pursuing strategic business opportunities, taking actions with respect to our business that we may consider advantageous and responding effectively and/or timely to competitive pressures and industry developments;
•
the fact that an all-cash merger would be taxable to our stockholders that are U.S. persons for U.S. federal income tax purposes;

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Mergers and the substantial time and effort of management required to consummate the Mergers and related disruptions to the operation of our business;
•
the fact that our remedies in the event that the Merger Agreement is terminated (including under the scenario where Parent does not have sufficient financing to complete the Mergers) may be limited to the reverse termination fee of, or damages up to, $76.675 million, in each case, payable by Parent under certain circumstances and certain enforcement costs associated with the reverse termination fee, if applicable, and certain other indemnification and reimbursement obligations, if applicable, up to $6.5 million in the aggregate (but in no event more than $76.675 million for such reverse termination fee, damages, enforcement costs and indemnification and reimbursement obligations, in the aggregate), which may be inadequate to compensate us for any damage caused, and that such reverse termination fee or damages may not be available in all instances where the Mergers are not consummated and, even if available, rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;
•
the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Mergers, and/or actions that we may be required, or Parent may be permitted, to take under the Merger Agreement could have an adverse impact on our existing and prospective business relationships with tenants and other third parties and on our employees, including the risk that certain key members of our management might choose not to remain employed with us prior to the completion of the Mergers, regardless of whether or not the Mergers are completed;
•
the potential for litigation by stockholders in connection with the transactions contemplated by the Merger Agreement, which, even where lacking in merit, could nonetheless result in distraction and expense; and
•
the fact that some of our directors and executive officers have interests in the Mergers that are different from, or in addition to, our stockholders generally (see the section entitled “—Interests of Our Directors and Executive Officers in the Mergers”).

The foregoing discussion summarizes the material factors considered by our board of directors, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Mergers, our board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of our board of directors applied his or her own business judgment to the process and may have given different weight to different factors. Our board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. Our board of directors based its recommendation on the totality of the information presented, including its discussions with, and questioning of, our executive management and its financial advisors and outside legal counsel. The above factors are not presented in any order of priority. This explanation of the reasoning of our board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Unaudited Prospective Financial Information

In connection with ordinary course activities, our management prepared certain unaudited prospective financial information for the Company for the fiscal years ending December 31, 2025 through December 31, 2031 (except for core funds from operations (“Core FFO”), which was provided through December 31, 2026), which we refer to as the “financial projections,” which are summarized below. Such financial projections were provided to our board of directors, KBCM and J.P. Morgan (KBCM and J.P. Morgan together, our “Financial Advisors”) and approved by our board of directors for use by our Financial Advisors in connection with their financial analyses and fairness opinions.

The financial projections were not intended for public disclosure, and, accordingly, do not necessarily comply with, nor were they prepared with a view toward compliance with, the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. generally accepted accounting principles (“GAAP”) (and do not include footnote disclosures as may be required by GAAP). Neither the

Company’s independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to our board of directors and our Financial Advisors as described in this proxy statement. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information contained therein is material information nor should the inclusion be regarded as an indication that the Company or anyone else then considered, or now considers, such summaries to be necessarily predictive of actual future events, and this information should not be relied upon as such. In light of the foregoing, our stockholders are cautioned not to place undue reliance thereon. The PricewaterhouseCoopers LLP report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this proxy statement, relates to the Company’s historical financial information and does not extend to the financial projections and should not be read to do so.

In the view of our management, the financial projections were prepared on a reasonable basis reflecting our management’s best available estimates and judgments regarding our future financial performance at the time they were prepared. The financial projections have been included only to reflect information made available to our board of directors and our Financial Advisors at the time of certain events and decisions, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. While presented with numerical specificity, the financial projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by our management as of the date of their preparation. Some or all of the estimates and assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company or any of our affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. Neither the Company nor any of our affiliates, advisors or other representatives have or intend to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects since the time they were prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial projections will be achieved. The projections also reflect assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The estimates and assumptions underlying the financial projections involve judgments with respect to, among other things, economic, competitive and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic and competitive uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which we operate. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the financial projections, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the financial projections will be realized or that actual results will not differ materially from the financial projections, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor our affiliates nor advisors nor any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the financial projections. We have not made any representation to Makarora, Ares or any of their respective affiliates, in the Merger Agreement or otherwise, concerning the financial projections.

This proxy statement includes the following non-GAAP financial measures:

•
Cash net operating income (“Cash NOI”), which represents total revenue (including rental revenue and tenant recoveries) less property-level operating expenses and excludes any straight-line rent and amortization of above and below market lease adjustments as required by GAAP;
•
Adjusted EBITDA, which represents NOI less general and administrative costs (inclusive of stock-based compensation) plus the joint venture management fee;
•
Unlevered Free Cash Flow, which represents Adjusted EBITDA, less property acquisitions, development capital expenditures and recurring capital expenditures plus property dispositions; and
•
Core FFO, which represents net income (calculated in accordance with GAAP), less depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gain and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, dividends paid or accrued to holders of our preferred stock and redeemable non-controlling interest, acquisition and transaction related expenses for transactions not completed, income tax benefit, mergers transaction expenses, loss on financing transaction, and unrealized gain from interest rate swap.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and our management regarding the Company’s financial condition and results of operations. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, nor a substitute for, GAAP.

The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP do not apply to non-GAAP financial measures included in a disclosure relating to a proposed business combination such as the company merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by our board in connection with its evaluation of the Mergers or by our Financial Advisors for purposes of their financial analyses and opinions. Accordingly, we have not provided a reconciliation of the non-GAAP financial measures included in the financial projections to the most directly comparable GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated and presented in accordance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures calculated and presented in accordance with GAAP.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the company merger. Further, the financial projections do not take into account the effect of any failure of the Mergers to be consummated and should not be viewed as accurate or continuing in that context.

Financial Projections

The following table summarizes the financial projections of the Company that were provided to our board of directors in connection with its evaluation of the Mergers. The following financial projections were also provided to our Financial Advisors by us for use and reliance in connection with their respective financial analyses and the fairness opinions rendered to our board of directors (as described in the section entitled “—Opinions of Our Financial Advisors” below). For purposes of the financial projections, the results of the Isosceles JV are included solely to the extent of our equity interest.

The following tables presents a summary of the financial projections:

(USD in millions; rounded to the nearest million)	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Cash NOI(1)	$135	$154	$161	$166	$170	$175	$180
Adjusted EBITDA	$118	$137	$143	$147	$151	$155	$160
Unlevered Free Cash Flow(2)	$(182)	$102	$107	$110	$112	$116	$119
Core FFO(3)	$85	$98	—	—	—	—	—

(1)
The financial projections included the next twelve months Cash NOI as of June 30, 2025 of $155 million.
(2)
For purposes of their respective discounted cash flow analyses, KBCM and J.P. Morgan used projected Unlevered Free Cash Flow for the second half of 2025, which did not include $232 million of net cash outflows that occurred in the first half of 2025.
(3)
The financial projections only provided Core FFO for fiscal years 2025 and 2026.

Opinions of Our Financial Advisors

Opinion of KeyBanc Capital Markets Inc.

On October 24, 2025, KBCM delivered to our board of directors an oral opinion, subsequently confirmed by the delivery of a written opinion dated October 24, 2025, to the effect that, as of the date of the written opinion and based on and subject to the assumptions made, qualifications, limitations and other matters set forth in the written opinion, the REIT Merger Consideration to be paid to the holders of our issued and outstanding common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of KBCM’s written opinion, dated October 24, 2025, which sets forth, among other things, the assumptions made, qualifications, limitations and other matters considered on the review undertaken by KBCM in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference in its entirety. The summary of KBCM’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read the opinion carefully and in its entirety. KBCM’s opinion, the issuance of which was authorized by KBCM’s fairness opinion committee, was provided for the information of our board of directors (in its capacity as such) in its evaluation of the proposed Mergers and was limited to the fairness, from a financial point of view, as of the date of the written opinion, of the REIT Per Share Merger Consideration to be paid to the holders of our issued and outstanding common stock pursuant to the Merger Agreement. KBCM’s opinion does not address any other aspects or implications of the transactions contemplated by the Merger Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the Mergers. KBCM’s opinion does not address our underlying business decision to effect the Mergers, the relative merits of the Mergers as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which we might engage. The following is a summary of KBCM’s opinion.

In arriving at its opinion, KBCM reviewed and analyzed, among other things, the following:

•
an October 22, 2025 draft copy of the merger agreement;
•
certain publicly available information concerning the Company, including the Company’s annual reports on Form 10-K for each of the preceding three full calendar years, and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;
•
certain financial forecasts and other information and data relating to the Company which were provided to or discussed with KBCM by our management, which are referred to as the “financial projections” and which are summarized above in the section entitled “—Unaudited Prospective Financial Information—Financial Projections”;
•
certain publicly available information with respect to financial performance and securities of certain other companies that KBCM believed to be comparable to the Company; and
•
certain publicly available information concerning the financial terms of certain other transactions that KBCM considered relevant to its inquiry.

In addition to the foregoing, KBCM also met with certain officers and employees of the Company to discuss the business, financial condition, operations and prospects of the Company, as well as other matters KBCM believed relevant to its inquiry. KBCM also performed such other analyses and considered such other data and information as it deemed appropriate.

In its review and analysis and in arriving at its opinion, KBCM assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it. KBCM also assumed that the representations and warranties contained in the Merger Agreement are and will be true and correct in all respects material to its analysis. KBCM also relied upon the management of the Company as to the reasonableness and achievability of its financial forecast and, with the Company’s consent, assumed that such forecast was reasonably prepared on bases that reflect the best currently available estimates and judgments of Company management of the future financial performance of the Company. KBCM has not been engaged to assess the reasonableness or achievability of such forecasts or the assumptions and has not conducted a physical inspection, valuation or appraisal of any of the assets (including properties or facilities) or liabilities of Plymouth. KBCM also did not express any view or opinion with respect to any legal, regulatory, accounting, tax and similar matters relating to the Company or the contemplated transactions. KBCM also assumed that all governmental, regulatory or other consents, releases and approvals necessary for the consummation of the contemplated transactions will be obtained without any adverse effect that would be meaningful to KBCM’s analysis. In rendering its opinion, KBCM assumed, with the Company’s consent, that the final executed form of the Merger Agreement would not differ in any material respect from the draft that it examined, and that the closing conditions as set forth in the Merger Agreement would be satisfied and that the contemplated transactions will be consummated on a timely basis on the terms set forth in the Merger Agreement without waiver, modification or amendment of any term or condition that would be meaningful to KBCM’s analysis.

It should be noted that KBCM’s opinion is based on economic and market conditions and other circumstances existing on, and information made available to KBCM as of, October 24, 2025 and does not address any matters subsequent to such date. In addition, KBCM’s opinion is, in any event, limited to the fairness, as of October 24, 2025, from a financial point of view, of the consideration to be paid to the holders of the Company’s common stock under the Merger Agreement and does not address the Company’s underlying business decision to engage in the contemplated transactions or any other terms of the contemplated transactions, or the fairness of the contemplated transactions, or any consideration paid in these transactions, to preferred equityholders, creditors or other constituencies of the Company. In addition, KBCM does not express any opinion as to (i) the fairness (financial or otherwise) of the contemplated transactions other than to the extent expressly set forth in the final paragraph of its fairness opinion or (ii) the amount or the nature of the compensation now paid or to be paid, in each case, to any of the directors, officers or employees of the Company relative to the consideration to be paid to shareholders of the Company. KBCM has not evaluated nor does it express any opinion on the solvency or viability of the parties to the Merger Agreement or their respective affiliates or the ability of such parties to pay their respective obligations when they come due. Although subsequent developments may affect KBCM’s opinion, KBCM does not have any obligation to update, revise or reaffirm its opinion.

For a summary of the material financial analyses presented by KBCM to our board of directors in connection with the delivery of KBCM’s opinion, see the section entitled “—Company Financial Analyses” below.

Company Financial Analyses

The following is a summary of the material financial analyses delivered by KBCM to our board of directors in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by KBCM, nor does the order of analyses described represent relative importance or weight given to those analyses by KBCM. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 24, 2025, and is not necessarily indicative of current market conditions.

The preparation of financial opinions is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, financial opinions are not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying KBCM’s financial opinion. Furthermore, mathematical analysis (such as determining the average or median) is not always in itself a meaningful method of using the data referred to below. Some of the information presented below is in tabular format. In order to fully understand the financial analyses used by KBCM, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. In arriving at its fairness determination, KBCM considered the results of all of its analyses and did not attribute any specific relative ranking or weight to any factor or analysis considered by it. Rather, KBCM made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the following analyses as a comparison is perfectly comparable to the Company or the Mergers.

KBCM prepared these analyses for purposes of providing its opinion to our board of directors as to the fairness, from a financial point of view, of the REIT Merger Consideration to be paid to the holders of our issued and outstanding common stock pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, KBCM, or any other person assumes responsibility if future results are materially different from those forecast.

Discounted Cash Flow Analysis

KBCM conducted a discounted cash flow analysis of the Company using the financial projections for the purpose of determining an implied fully diluted equity value per share for the Company’s common stock.

For purposes of this analysis, KBCM utilized a forecast that was prepared by the Company’s management covering projected calendar years 2025 through 2031. Based on these financial projections, KBCM calculated the estimated present value of unlevered free cash flows that the Company was forecasted to generate during an upcoming six-year period, calculated on a next-12-months (“NTM”) basis (for example, year one represented estimated values from the third quarter of 2025 through the second quarter of 2026) on a cash basis, with no deduction of stock-based compensation. KBCM also calculated a range of terminal values for the Company by applying a range of terminal capitalization rates of 7.0% to 7.6%, which range was selected by KBCM based on the median capitalization rates of single asset transactions in identified metropolitan statistical areas (each an “MSA”) in which the Company owns properties, to the projected year-six net operating income of the Company. The unlevered free cash flows and the range of terminal values were then discounted to present values using mid-year convention and discount rates ranging from 9.6% to 10.6%, reflecting KBCM’s estimates of the Company’s weighted average cost of capital (“WACC”) consistent with the Capital Asset Pricing Model (“CAPM”), calculated by KBCM using its professional judgment and experience and review of data from public filings and research services. To account for the Company’s interest in the Isosceles JV, KBCM assumed, solely for purposes of its valuation analyses, that the Isosceles JV would be sold at the end of year six at a 6.85% capitalization rate (which was based on the median capitalization rate in comparable single asset transactions in the Chicago MSA since 2022), and that the Company would receive its pro rata share of this terminal equity value after certain internal rate of return hurdles were achieved for other partners in the Isosceles JV. From the range of implied enterprise values it derived for the Company, KBCM subtracted the Company’s net debt as of June 30, 2025 (calculated as total debt and preferred equity, less cash and cash equivalents) to derive the equity value of the Company, and subsequently divided such equity value by the fully-diluted shares of common stock outstanding as of June 30, 2025, to derive an implied share price range.

This analysis indicated an implied share price range of $21.56 to $25.73 per share of Company common stock, which KBCM compared to the REIT Merger Consideration of $22.00 per outstanding share.

Discounted Future Share Price Analysis

KBCM performed an analysis of the implied present value of an illustrative future value per share of common stock of the Company based on current multiples and historical trading data, discounting the implied future share price to present at the Company’s cost of equity. KBCM utilized the Company’s cost of equity to be 11.9%, which KBCM derived in a manner consistent with the CAPM calculations that it utilized to determine the Company’s WACC in connection with the discounted cash flow analysis described in “—Discounted Cash Flow Analysis” above.

KBCM first calculated illustrative future implied share prices of the Company by applying the Company’s estimated calendar year 2025 (“2025E”) and estimated calendar year 2026 (“2026E”) share price/funds-from-operations (“P/FFO”) multiple (calculated utilized the Company’s unaffected share price of $14.64 as of August 18, 2025, the last trading day before certain public disclosures were made regarding a potential offer to acquire the Company) to the Company’s 2025E and 2026E funds-from-operations (“FFO) estimates reflected in the Company’s financial projections. KBCM also separately calculated illustrative future implied share prices of the Company by utilizing an implied P/FFO multiple derived from P/FFO multiples of two other publicly-traded REITs that focus on industrial assets (STAG Industrial, Inc., NYSE: STAG; and LXP Industrial Trust, NYSE: LXP), after applying the average historic discount from the preceding three years (during this three year measurement period, the Company’s stock had traded at a discount of approximately 3.9x FFO). In this regard, KBCM noted that STAG Industrial, Inc. and LXP Industrial Trust were of limited comparability, as both of those companies were meaningfully larger than the Company and had different leverage profiles. Finally, KBCM made certain assumptions about the dividends that would be paid in 2025 and 2026, based on the financial projections, and incorporated these dividends into its analysis, applying the same 11.9% discount rate to reflect the Company’s cost of equity.

This analysis indicated an implied share price range of $12.13 to $22.70 per share of our common stock, which KBCM compared to the REIT Merger Consideration of $22.00 per outstanding share.

Comparable Public Companies Analysis

KBCM also considered a selected public companies analysis to estimate an implied per share value of the Company through an analysis of the public share price and enterprise value of similar publicly-traded companies. As with any comparable companies analysis, however, there were no public companies that were precisely comparable to the Company or its collection of assets. KBCM identified the following two public companies that focused on industrial assets:

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STAG Industrial, Inc., NYSE: STAG
•
LXP Industrial Trust, NYSE: LXP

Notably, however, both of these companies are significantly larger than the Company, have different leverage profiles, and have historically traded at a higher P/FFO multiple than the Company. KBCM calculated and compared ratios of share prices to FFO, discounts between share prices and net asset values, and share prices based on financial and trading data as of October 23, 2025 based on the selected companies’ public filings and other information including S&P Capital IQ and Green Street Advisors. KBCM focused on the capitalization rates for each of these two comparison companies as implied by their estimated net operating income for the 12-month period ending June 30, 2026, which indicated an implied capitalization rate of 6.5% for STAG Industrial, Inc. and 7.1% for LXP Industrial Trust, for an average capitalization rate of 6.8%. KBCM then utilized a sensitivity analysis of 25 basis points above and below this average capitalization rate of 6.8%, and applied these capitalization rates to the Company’s estimated net operating income for the 12-month period ending June 30, 2026, as reflected in the financial projections. This analysis yielded an implied valuation range of $22.36 to $25.46 per share of the Company’s common stock.

In addition to the foregoing, KBCM noted that the value of the Company’s interest in the Isosceles JV was not reflected in the above calculations (as no distributions were expected to be received from the Isosceles JV during this 12-month measurement period). While the Isosceles JV was properly excluded from a customary comparable companies analysis, KBCM noted that a separate estimated value for the Company’s interest in the Isosceles JV could be determined by applying a capitalization rate to the Company’s pro rata share of the Isosceles JV’s estimated net operating income for the next 12 month period. If the capitalization rate consistent with the high value end of the range (approximately 6.6%) was utilized for this purpose, that would ascribe a value of approximately $1.03 per Company share to the Isosceles JV, which would be additive to the range of $22.36 to $25.46 noted above. KBCM took this into account as it considered the fairness of the merger consideration of $22.00 per outstanding share.

Net Asset Value Analysis

KBCM analyzed the value of the Company as a function of the net value of its assets. KBCM based its net asset value analysis on its review of 3,896 asset sale transactions that met the following criteria:

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closed transactions involving individual industrial assets in the same MSAs as those in which the Company’s properties are located;
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transactions closed since January 2022; and
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includes assets of similar quality where price per square footage data was disclosed.

For the low and high end of the implied real estate valuation range, KBCM applied a 25 basis point spread to the median capitalization rate in the relevant MSA to the Company’s projected NTM cash net operating income in that MSA, as reflected in the financial projections. To account for the value of the Isosceles JV, KBCM applied the median capitalization rate of comparable single asset transactions in the Chicago MSA to the Company’s pro rata share of the Isosceles JV’s NTM cash net operating income. An implied per share equity value reference range for the Company was then calculated based on the range of net asset values derived from such analyses divided by the number of fully diluted shares of Company common stock outstanding. This analysis resulted in a range of implied share prices of $19.92 to $22.97 per Company share (which higher value would be increased by $1.20 per share to $24.20 per share if it were calculated inclusive of the NAV attributed to the Company’s share of the Isosceles JV), which KBCM compared to the REIT Merger Consideration of $22.00 per outstanding share.

Premiums Paid Analysis

Using publicly available information, KBCM reviewed the terms of the following selected publicly announced precedent transactions that met the following criteria:

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acquisitions of publicly-held REITs by strategic buyers and financial sponsors;
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announced since January 1, 2019; and
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excludes withdrawn transactions.

Specifically, the transactions considered included the following:

Announcement Dates	Target Name	Acquiror Name
1/2/2019	MedEquities Realty Trust, Inc.	Omega Healthcare Investors
3/25/2019	TIER REIT, Inc.	Cousins Properties Incorporated
5/6/2019	Chesapeake Lodging Trust	Park Hotels & Resorts
7/18/2019	Pure Multifamily REIT	Cortland Partners
10/27/2019	Liberty Property Trust	Prologis
2/10/2020	Taubman Centers	Simon Property Group, LP.
8/3/2020	Jernigan Capital	NexPoint Advisors
10/19/2020	Front Yard Residential Corporation	Ares Management / Pretium Partners
3/15/2021	Extended Stay America	Blackstone / Starwood
4/15/2021	Weingarten Realty Investors	Kimco Realty Corporation
4/29/2021	VEREIT Inc.	Realty Income Corporation
6/7/2021	QTS Realty Trust	Blackstone
6/28/2021	New Senior Investment Group	Ventas
7/19/2021	Retail Properties of America	Kite Realty Group Trust
8/4/2021	Vici Properties	MGM Growth Properties
8/9/2021	WPT Industrial REIT	Blackstone REIT
9/7/2021	Columbia Property Trust	PIMCO

9/23/2021	Condor Hospitality Trust	Blackstone
11/5/2021	Monmouth Real Estate Investment Corporation	Industrial Logistics Properties Trust
11/8/2021	CorePoint Lodging Inc.	Highgate / Cerberus Capital Mgmt
11/15/2021	CyrusOne	KKR / GIP
11/15/2021	CoreSite Realty Corp.	American Tower Investments
12/20/2021	Bluerock Residential Growth REIT	Blackstone Real Estate
2/16/2022	Preferred Apartment Communities, Inc.	Blackstone REIT
2/28/2022	Healthcare Trust of America	Healthcare Realty Trust
3/2/2022	Cedar Realty Trust	DRA / Wheeler REIT / Others
4/19/2022	American Campus Communities	Blackstone
4/25/2022	PS Business Parks	Blackstone
5/31/2022	CatchMark Timber Trust	PotlachDeltic
6/13/2022	Duke Realty Corp	ProLogis, Inc
8/11/2022	iStar	Safehold
9/15/2022	STORE Capital Corporation	Oak Street / GIC
2/22/2023	INDUS Realty Trust	GIC / Centerbridge
4/3/2023	Life Storage	Extra Space
5/18/2023	Urstadt Biddle Properties	Regency Centers
5/24/2023	The Necessity Retail REIT	Global Net Lease
8/28/2023	Hersha Hospitality Trust	KSL Capital Partners
8/28/2023	RPT Realty	Kimco Realty Corporation
10/30/2023	Spirit Realty Capital	Realty Income Corporation
10/30/2023	Physicians Realty	Healthpeak Properties
1/19/2024	Tricon Residential	Blackstone
4/8/2024	AIR Communities	Blackstone Real Estate Partners X
11/6/2024	Retail Opportunity Investments Corp.	Blackstone Real Estate Partners X
7/24/2025	City Office REIT	MCME Carrell Holdings
10/14/2025	PotlatchDeltic Corporation	Rayonier Inc.

Although none of the target companies in the selected precedent transactions are precisely comparable to the Company and none of the selected precedent transactions are precisely comparable to the transactions contemplated by the Merger Agreement, the selected precedent transactions were chosen because they were, in KBCM’s view based on its professional judgment and experience, sufficiently comparable to the Company and/or the transactions contemplated by the Merger Agreement or otherwise relevant for purposes of this analysis.

KBCM then evaluated the median premiums paid in these transactions on a 1-day, 1-week and 4-week basis.

All Transactions	Average	28.4%	29.0%	29.3%
	Median	21.7%	21.6%	23.6%
	High	123.5%	125.0%	118.8%
	Low	0.0%	(0.7%)	(3.6%)

Take Privates	Average	34.1%	32.8%	34.2%
	Median	25.3%	23.8%	25.8%
	High	123.5%	125.0%	118.8%

Low	3.8%	4.9%	12.1%

Based on its professional judgment and experience, KBCM determined that an appropriate premium range to consider for purposes of this analysis, in light of the data reviewed, would be 20% - 30%. Applying this to the unaffected of stock price of the Company’s common stock on August 18, 2025 (the last trading day before certain public disclosures were made regarding a potential offer to acquire the Company) of $14.64, this implied in a range of share prices of $17.57 to $19.03 per Company share, which KBCM compared to the REIT Merger Consideration of $22.00.

October 2, 2025 Opinion

At the meeting of our board of directors on October 2, 2025, KBCM rendered its oral opinion to our board of directors that, as of October 2, 2025, and subject to the assumptions, qualifications and limitations as set forth in its draft written opinion, the proposed REIT Merger Consideration reflected in the September 25 Makarora Proposal was fair, from a financial point of view, to such holders.

The oral opinion and the presentation delivered to our board of directors on October 2, 2025 were substantially similar in all material respects to the October 24, 2025 oral opinion of KBCM and the presentation delivered to our board of directors on such date in connection with the rendering of the opinion summarized in this section above, other than the proposed per share REIT Merger consideration and updates to current market information.

Miscellaneous

Pursuant to an engagement letter between the Company and KBCM, the Company will be obligated to pay KBCM a fee equal to a specified portion of the transaction value of the contemplated Mergers, as the term “transaction value” is defined in the engagement letter, which total fee amount is estimated as of the date of this proxy statement to be approximately $15.4 million. The Company has paid an aggregate of $2.0 million in fees in connection with KBCM’s delivery of a fairness opinion relating to a transaction with Parent, which amount is creditable against this total, and the remainder of these fees is contingent upon the closing of the Mergers. The Company has also agreed to reimburse KBCM, subject to certain conditions, for reasonable and documented expenses incurred by KBCM in performing its services, and to indemnify KBCM and related persons against certain liabilities arising out of its engagement in connection with the Mergers.

KBCM and its affiliates in the past have provided, and currently provide, services to the Company unrelated to the Mergers for which services KBCM and such affiliates have received and expect to receive compensation, including, without limitation, since the beginning of 2023, having acted or acting as (i) a financial markets intermediary for at-the-market and share buyback programs in 2023 and 2025, earning in total approximately $0.8 million in fees from such activities, and (ii) the joint lead arranger and administrative agent in connection with a $600 million senior unsecured credit facility for the Company in 2024, earning approximately $1.2 million in lending fees from this arrangement. Since January 1, 2023, KBCM and its affiliates (i) received a total of approximately $1.1 million in financing/lending fees from affiliates of Ares, and (ii) has not earned investment banking, financial advisory or lending fees from Parent, Makarora or any of their respective affiliates (other than affiliates of Ares).

Neither KBCM nor its affiliates maintain proprietary trading positions in either the Company or the Parent, Makarora, Ares or their respective affiliates for their own account. While affiliates of KBCM may hold investment positions in such persons in a depositary, custodial or other similar third-party relationship on behalf of its clients, neither KBCM nor any affiliate of KBCM has beneficial ownership of any of these securities or instruments.

KBCM was selected to act as financial advisor in connection with the Mergers to assist and advise our board of directors because of KBCM’s qualifications, experience, reputation, long-standing relationship with the Company and substantial knowledge of the industry in which the Company operates. KBCM is a nationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated August 28, 2025, we retained J.P. Morgan as its financial advisor in connection with the proposed Mergers and to deliver a fairness opinion in connection with the proposed Mergers.

At the meeting of our board of directors on October 24, 2025, J.P. Morgan rendered its oral opinion to our board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the REIT Merger Consideration to be paid to the holders of our common stock in the proposed Mergers was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its October 24, 2025 oral opinion by delivering its written opinion to our board of directors, dated October 24, 2025, that, as of such date, the REIT Merger Consideration to be paid to the holders of our common stock in the proposed Mergers was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan dated October 24, 2025, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Our stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to our board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers, was directed only to the consideration to be paid in the Mergers and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of our securities, our creditors or our other constituencies or as to the underlying decision by us to engage in the proposed Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any of our stockholders as to how such stockholder should vote with respect to the proposed Mergers or any other matter.

In connection with preparing its opinion, J.P. Morgan, among other things:

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reviewed an execution version of the Merger Agreement;
•
reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;
•
reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business, as described in the section entitled “—Unaudited Prospective Financial Information” beginning on page 54 of this proxy statement; and
•
performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the Company’s management with respect to certain aspects of the Mergers, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company, Parent, REIT Merger Sub or OP Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Mergers and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent, REIT Merger Sub or OP Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Mergers will be obtained without any adverse effect on the Company or on the contemplated benefits of the Mergers.

The financial projections furnished to J.P. Morgan by the Company (as summarized and described in the section of this proxy statement “—Unaudited Prospective Financial Information”) were prepared by the management of the Company. The Company does not publicly disclose internal management financial projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Mergers, and such financial projections were not prepared with a view toward public disclosure. These financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such financial projections. For more information regarding the use of financial projections and other forward-looking statements, please refer to the section of this proxy statement entitled “—Unaudited Prospective Financial Information” beginning on page 54 of this proxy statement.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion notes that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the REIT Merger Consideration to be paid to the holders of our common stock in the proposed Mergers, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the proposed Mergers to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Mergers. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Mergers, or any class of such persons relative to the REIT Merger Consideration to be paid to the holders of our common stock in the proposed Mergers or with respect to the fairness of any such compensation.

The terms of the Merger Agreement, including the REIT Merger Consideration, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of our board of directors. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by our board of directors in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of our board of directors or management with respect to the proposed Mergers or the REIT Merger Consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to our board of directors on October 24, 2025 and contained in the presentation delivered to our board of directors on such date in connection with the rendering of such opinion and this summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to the Company (or aspects thereof) based on J.P. Morgan’s experience and its familiarity with the industries in which the Company operates. The companies selected by J.P. Morgan were as follows:

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Plymouth Industrial REIT, Inc.;
•
STAG Industrial, Inc.; and
•
LXP Industrial Trust.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered to be similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

Trading Multiples

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiples of the closing price per share for such selected company as of October 22, 2025 to the consensus equity research analyst estimates for such selected company’s funds from operations (the “FFO”) per share for fiscal years 2025E (such multiples, the “P/2025E FFO Multiple”) and 2026E (the “P/2026E FFO Multiple”).

Based on the analysis above, J.P. Morgan selected for the Company (i) a P/2025E FFO Multiple reference range of 7.50x to 15.50x and (ii) a P/2026E FFO Multiple reference range of 7.25x to 14.50x. J.P. Morgan then applied the P/2025E FFO Multiple reference range and the P/2026E FFO Multiple reference range to the Company’s estimated FFO in 2025 and 2026, respectively, as set forth in the financial projections.

The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of (i) in the case of the P/2025E FFO Multiple reference range, approximately $14.00 to $28.00, and (ii) in the case of the P/2026E FFO Multiple reference range, approximately $15.50 to $29.75, as compared to the REIT Merger Consideration of $22.00, the unaffected closing price of our common stock as of August 18, 2025 of $14.64 and the closing price of our common stock as of October 22, 2025 of $22.11.

Trading Capitalization Rate

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio between such selected company’s estimated cash net operating income for the twelve-month period following June 30, 2025 and such selected company’s implied real estate value as of June 30, 2025 (such ratio, the “Implied Cap Rate”).

Based on the results of this analysis, J.P. Morgan selected an Implied Cap Rate reference range for Plymouth of 6.50% to 9.00%. J.P. Morgan then applied such Implied Cap Rate reference range to an estimate of Plymouth’s cash net operating income for the next twelve months following June 30, 2025 based on the financial projections, to derive a range of implied real estate values for the Company. The range of implied real estate values was then adjusted by subtracting net debt and other adjustments for the Company as of June 30, 2025, based on the financial projections, and dividing the result by the fully diluted number of shares of our common stock outstanding as of October 1, 2025, as provided by the management of the Company.

The analysis indicated a range of implied per share equity values for our common stock (rounded to the nearest $0.25) of approximately $14.50 to $28.00, as compared to the REIT Merger Consideration of $22.00, the unaffected closing price of our common stock as of August 18, 2025 of $14.64 and the closing price of our common stock as of October 22, 2025 of $22.11.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis of the Company for the purpose of determining an implied equity value per share for our common stock using the unlevered free cash flows that the Company is expected to generate during calendar years 2025 through 2031 based on the financial projections. J.P. Morgan calculated a range of terminal values for the Company at the end of such period by applying terminal growth rates ranging from 1.50% to 2.50% to the unlevered free cash flows of the Company during the terminal year based on the financial projections. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of June 30, 2025 using a range of discount rates from 7.00% to 7.50%, which was chosen by J.P. Morgan based on an analysis of the weighted average cost of capital of the

Company. The present value of the unlevered free cash flow estimates and range of terminal values were then adjusted by subtracting net debt and other adjustments for the Company as of June 30, 2025, based on the financial projections and dividing the result by the fully diluted number of shares of our common stock outstanding as of October 1, 2025, as provided by the management of the Company. The analysis indicated a range of implied per share equity value for our common stock (rounded to the nearest $0.25) of $21.00 to $30.50, as compared to the REIT Merger Consideration of $22.00, the unaffected closing price of shares of our common stock as of August 18, 2025, of $14.64 per share and the closing price of our common stock as of October 22, 2025 of $22.11.

October 2, 2025 Opinion

At the meeting of our board of directors on October 2, 2025, J.P. Morgan rendered its oral opinion to our board of directors that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, dated October 2, 2025, the proposed per share REIT Merger consideration to be paid to the holders of our common stock, as reflected in the September 25 Makarora Proposal, was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its October 2, 2025 oral opinion by delivering its written opinion to our board of directors, dated October 2, 2025, that, as of such date, the proposed per share REIT Merger consideration to be paid to the stockholders, as reflected in the September 25 Makarora Proposal, was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan, dated October 2, 2025, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex D to this proxy statement and is incorporated herein by reference.

The opinion of J.P. Morgan dated October 2, 2025 and the presentation delivered to our board of directors on such date in connection with the rendering of such opinion were identical to the October 24, 2025 oral opinion of J.P. Morgan and the presentation delivered to our board of directors on such date in connection with the rendering of such opinion that are summarized in this section above, other than the proposed per share REIT Merger consideration and updates to current market information.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary are identical to the Company. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Mergers and deliver an opinion to our board of directors with respect to the Mergers on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For services rendered in connection with the Mergers and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a fee of up to $8 million, of which $1 million became payable upon delivery of the opinion and the remainder of which is contingent upon the closing of the Mergers. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on credit facilities of the Company in November 2024. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Makarora, an affiliate of Parent. Additionally, during the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Ares, a co-investor with Makarora, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on a credit facility of Ares in April 2025 and providing loan syndication, equity underwriting, debt underwriting and financial advisory services to portfolio companies of Ares. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Ares and portfolio companies of Ares for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Ares. During the two-year period preceding delivery of its opinion ending on October 24, 2025, the aggregate fees recognized by J.P. Morgan from the Company were approximately $1 million and from Ares were approximately $114 million. In addition, J.P. Morgan and/or its affiliates are currently providing investment banking services to Ares and/or its affiliates in connection with transactions that are unrelated to the Mergers. J.P. Morgan and/or its affiliates expect to receive customary compensation in connection with such investment banking services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan to be significantly greater than the fee for financial advisory services that J.P. Morgan expects to receive from the Company in connection with the Mergers. In the ordinary course of our businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and Ares for their own account or for the accounts of customers and, accordingly, J.P. Morgan is likely at any time to hold long or short positions in such securities or other financial instruments.

Financing

Parent has informed us that, in connection with the closing of the Mergers, Parent expects to repay the outstanding indebtedness under our unsecured credit facility and all 100% on-balance sheet loans, with the outstanding debt related to joint venture properties being assumed by Parent. Although, at this time, we expect to receive all necessary consents to assume the debt related to joint venture properties, if we do not obtain such consents, such debt may accelerate at the applicable lenders’ option. As of September 30, 2025, we had approximately $845.9 million in aggregate principal amount of total indebtedness outstanding, including approximately $174.0 million in aggregate principal amount of secured debt, approximately $450.0 million in aggregate principal amount of consolidated unsecured indebtedness and approximately $221.9 million in aggregate principal amount outstanding under our unsecured credit facility.

We anticipate that the total amount of funds necessary to complete the Mergers and the transactions contemplated by the Merger Agreement will be approximately $2.1 billion, including the funds needed to:

•
pay the REIT Merger Consideration, the Partnership Merger Consideration and the Series C Preferred Unit Per Share Redemption Consideration, due to holders of our common stock, the Operating Partnership Units and the Series C Preferred Units, respectively, under the Merger Agreement, and make payments in respect of outstanding Company Restricted Stock and Company Performance Stock Units under the Merger Agreement;
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pay, redeem or otherwise terminate any of our outstanding indebtedness in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and
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pay all fees, expenses and other obligations required to be paid or satisfied in connection with the Mergers and the other transactions contemplated by the Merger Agreement.

Parent expects this amount to be funded through a combination of the following: (1) equity financing in an aggregate amount of up to $700 million; and (2) debt financing in an aggregate principal amount of up to $1.443 billion.

On October 24, 2025, Parent entered into the Equity Commitment Letters with the Equity Investors pursuant to which they committed to contribute (or cause to be contributed) to Parent an aggregate amount of up to $700 million to finance a portion of the consideration due under the Merger Agreement, subject to the terms and conditions set forth in the Equity Commitment Letters. The equity financing is subject to certain customary conditions, including, among others, (i) the satisfaction or waiver of the conditions to the obligations of the parties to consummate the Mergers, (ii) the substantially concurrent closing of the Mergers in accordance with the terms of the Merger Agreement, (iii) the substantially concurrent funding of the debt financing or alternative financing, and (iv) the substantially concurrent receipt by the Parent or its subsidiaries of each of the Equity Investors’ pro rata portion of the equity commitment.

On October 24, 2025, Parent entered into the Debt Commitment Letter with Citi, providing for the debt financing in an aggregate principal amount of up to $1.443 billion, a portion of which will be used to finance a portion of the consideration due under the Merger Agreement, subject to the terms and conditions set forth in the Debt Commitment Letter. The lenders’ obligations to provide the debt financing under the Debt Commitment Letter is subject to completion of lender’s “know your customer” requirements and contains a number of conditions that reduce the amount available (but do not prevent funding), including, among others, (i) the execution and delivery of definitive loan documentation with respect to the debt financing, which shall include customary representations and warranties for the financing of a comparable large portfolio of industrial properties, (ii) completion of due diligence investigations by Citi’s counsel and (iii) that a Company Material Adverse Effect (as defined in the as defined in the section entitled “The Merger Agreement—Representations and Warranties”) has not occurred.

The Merger Agreement does not contain a financing condition to the closing of the Mergers. Parent has agreed to use commercially reasonable efforts to take, or cause to be taken, those actions reasonably necessary and customary to obtain the proceeds of the equity financing and the debt financing. For more information, see the sections entitled “The Merger Agreement—Financing,” “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers

In considering the recommendation of our board of directors to approve the Mergers, the Merger Agreement and the other proposals described in this proxy statement, our stockholders should be aware that our directors and executive officers have certain interests in the Mergers that are different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to determine and declare the transactions contemplated by the Merger Agreement, including the merger, to be advisable and in our and our stockholders’ best interests to approve the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, and to resolve to recommend that the stockholders approve the Mergers. These interests are described below.

For a description regarding compensation and benefits to be provided to our employees generally following the REIT Merger Effective Time, see the section entitled “The Merger Agreement—Employee Benefits.”

For purposes of this discussion, our executive officers are:

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Jeffrey E. Witherell (Chief Executive Officer);
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Anthony Saladino (President and Chief Financial Officer); and
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James M. Connolly (Executive Vice President/Asset Management).

Our directors are:

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Jeffrey E. Witherell;
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Philip S. Cottone;
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Richard J. DeAgazio;
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David G. Gaw;
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John W. Guinee;
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Caitlin Murphy;
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Robert O. Stephenson; and
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Pendleton P. White, Jr.

There are no other individuals who served since the beginning of our last fiscal year that would be considered named executive officers, executive officers or non-employee directors for purposes of this disclosure.

Treatment of Company Restricted Stock and Performance Stock Units

Our directors and executive officers hold Company Restricted Stock and our executive officers hold Performance Stock Units. The foregoing equity awards are obligations of the Company made in the ordinary course of business that Parent and the Operating Partnership covenant to treat as set forth in the Merger Agreement. The obligations with respect to our executive officers and their quantification are further set forth in the section entitled “—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger.”

Restricted Stock. The Merger Agreement provides that, immediately prior to the REIT Merger Effective Time, each outstanding share of Company Restricted Stock will automatically become fully vested and free of any forfeiture restrictions. At the REIT Merger Effective Time, each share of Company Restricted Stock will be considered a share of our common stock for all purposes under the Merger Agreement, including the right to receive the REIT Merger Consideration and will cease to have any other rights with respect thereto.

Company Performance Stock Units. The Merger Agreement provides that, immediately prior to the REIT Merger Effective Time, each outstanding Company Performance Stock Unit will automatically be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding taxes) equal to the product of (i) the sum of (x) the greater of (A) the target number of shares of our common stock subject to such Company Performance Stock Unit and (B) the actual number of shares of our common stock to which the holder of such Company Performance Stock Unit would be entitled based on actual performance with respect to the applicable performance goals as of the REIT Merger Effective Time as if such date were the last day of the applicable performance period; provided that, for purposes of determining actual performance, the performance goals will be pro-rated through the REIT Merger Effective Time and (y) the number of shares of our common stock that would result, pursuant to the terms of the applicable Company Performance Stock Unit award agreement, from crediting to the holder of such Company Performance Stock Unit’s account the amount of dividends in cash or shares of our common stock, if any, that Company declared during the applicable performance period (accrued as of the REIT Merger Effective Time, but not yet credited), multiplied by (ii) the REIT Merger Consideration and will cease to have any other rights with respect thereto.

Value of Payments. The table below summarizes the number of shares of Company Restricted Stock and Company Performance Stock Units held by our executive officers and non-executive directors as of December 3, 2025 and the estimated aggregate value of such Company Restricted Stock and Company Performance Stock Units, with such numbers and amounts determined at the greater of actual performance and target-level performance with respect to awards subject to performance measures, which for this purpose we have assumed target-level performance, with respect to the Company Performance Stock Units granted in 2023 and 2024 and maximum-level performance for the Company Performance Stock Units granted in 2025.

Name	Number of shares of Company Restricted Stock (#)	Estimated Value of Company Restricted Stock ($)	Number of Company Performance Stock Units (#)	Estimated Value of Company Performance Stock Units ($)	Estimated Value of Accrued Dividends for Company Performance Stock Units ($)
Executive Officers (1)
Jeffrey E. Witherell	117,100	2,576,200	283,061	6,227,342	227,891
Anthony Saladino	57,511	1,265,242	130,898	2,879,756	104,559
James M. Connolly	43,689	961,158	82,394	1,812,668	73,470
Non-Executive Directors
Philip S. Cottone	6,269	137,918	—	—
Richard J. DeAgazio	6,269	137,918	—	—
David G. Gaw	6,269	137,918	—	—
John W. Guinee	6,269	137,918	—	—
Caitlin Murphy	6,269	137,918	—	—
Robert O. Stephenson	6,269	137,918	—	—
Pendleton P. White, Jr.(2)	11,607	255,354	—	—

(1)
The Company Restricted Stock, and Company Performance Stock Units and Accrued Dividends held by Messrs. Witherell, Saladino, and Connolly were accelerated, to be effective on or before December 30, 2025, but no earlier than December 17, 2025, such that these awards will not be outstanding as of the closing of the Mergers, as described in the section entitled “—Certain Potential Payments to our Executive Officers” below.
(2)
The Company Restricted Stock held by Mr. White was granted in 2022 and 2023, during his time as an executive of the Company. Mr. White retired from his executive position on July 18, 2023.

For a description of certain cash and equity-based awards that were accelerated into December 2025 as part of certain actions to mitigate the potential impact of Sections 280G and 4999 on the Company and certain executive officers, see the section entitled “—Certain Potential Payments to our Executive Officers—Golden Parachute Mitigation Actions” beginning on page 73.

Certain Potential Payments to our Executive Officers

We are party to employment agreements and change in control severance agreements with each of our current executive officers, which provide for the severance benefits described below in the event of certain terminations of employment, including in connection with a change in control of the Company.

Employment Agreement Amendments. On December 5, 2025, we entered into amendments with each of our executive officers amending their existing employment agreements (the “Executive Employment Agreement Amendments”) to provide that no severance entitlements shall be due under both the executive officer’s employment agreements and the executive officer’s change in control severance agreements (the “CIC Agreements”). Instead, the CIC Agreements will govern exclusively each of the executive officer’s entitlements to severance in connection with a change in control of the Company such that if an executive’s employment is terminated within six months prior to or twenty-four months following a change in control of the Company, the executive officer will not be entitled to any severance benefits under his employment agreement.

Prior to the effectiveness of the Executive Employment Agreement Amendments, the employment agreements with our executive officers provided that, if their employment was terminated by the Company without “cause” or by the executive officer for “good reason” (each, as defined in the applicable employment agreement), or because the Company elected not to renew the term of the applicable employment agreement, the executive officer would have been eligible to receive the following benefits in addition to any accrued obligations, whether or not such termination was in connection with a change in control of the Company:

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an amount, payable in installments following the date of termination, equal to three times, in the case of Messrs. Witherell and Connolly, or two times, in the case of Mr. Saladino, of the executive officer’s (1) annual base salary then in effect, (2) the average annual bonus earned by the executive officer for the two complete fiscal years prior to termination and (3) the average value of any annual equity awards made to the executive officer during the two complete fiscal years prior to termination (excluding any awards granted pursuant to a multi-year, outperformance or long-term performance program and any other non-recurring awards);
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accelerated vesting of all outstanding equity awards held by the executive officer as of the termination date; and
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company-paid continuation healthcare coverage for 18 months after the termination date.

In addition, prior to the effectiveness of the Executive Employment Agreement Amendments, Mr. Connolly’s employment agreement provided that if his employment were terminated without “cause” or he resigned for “good reason” (each, as defined in his employment agreement), within six months prior to or 24 months following a change in control of the Company, Mr. Connolly would also have been eligible to receive the following benefits in addition to any accrued obligations:

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an amount equal to two times the executive officer’s (1) annual base salary then in effect, (2) the annual bonus earned by the executive officer for the two complete fiscal years prior to termination and (3) the average value of any annual equity awards made to the executive officer during the two complete fiscal years prior to termination (excluding any awards granted pursuant to a multi-year, outperformance or long-term performance program and any other non-recurring awards);
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accelerated vesting of the executive officer’s benefits under any non-qualified retirement plans of the Company in which Mr. Connolly participates;
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accelerated vesting of all outstanding equity awards held by the executive officer as of the termination date; and
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company-paid continuation healthcare coverage for two years after the termination date.

Each executive officer’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company. The employment agreements also contain confidentiality and twelve-month post-employment non-solicitation provisions.

Change in Control Agreements. On December 5, 2025, we entered into amendments to the CIC Agreements with each of our executives to provide that, effective as of the closing of the Mergers, (a) the executive officers shall be eligible for severance benefits under only the CIC Agreements or the executive officers' employment agreements, but never both, (b) the severance benefit multiplier (discussed below) in the CIC Agreements will be increased to three for each executive, from two and one-half, in the case of Jeffrey E. Witherell, and from two, in the cases of Anthony Saladino and James M. Connolly, and (c) each executive officer will be subject to noncompetition restrictive covenants for the two-year period beginning on the closing of the Mergers.

Following the effectiveness of such amendments, the CIC Agreements provide that, in the event the executive officer’s employment is terminated by the Company other than for “cause” or if the executive officer resigns for “good reason” (each as defined in the applicable CIC Agreement) following a change in control of the Company (or upon a termination other than for “cause” within six months prior to, but in anticipation of, a change in control of the Company), the executive officer will be entitled to certain severance benefits, consisting of the following:

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a lump-sum payment equal to three times the executive officer’s (1) annual base salary then in effect, (2) the average annual bonus earned by the executive officer for the two complete fiscal years prior to termination and (3) the average value of any annual equity awards made to the executive during the two complete fiscal years prior to termination

(excluding any awards granted pursuant to a multi-year, outperformance or long-term performance program and any other non-recurring awards);
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accelerated vesting of all outstanding equity awards held by the executive officer as of the termination date;
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accelerated vesting of the executive officer’s benefits under any non-qualified retirement plans of the Company in which executive officer participates; and
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company-paid continuation healthcare coverage for two years, in the case of Mr. Witherell, and 18 months, in the case of Messrs. Saladino and Connolly, following the termination date.

The CIC Agreements also contain noncompetition provisions effective for twenty-four months following the closing of the Mergers.

In accordance with the Executive Employment Agreement Amendments and the amendments to the CIC Agreements, as discussed above, the executive officers are entitled to receive payments and benefits under the CIC Agreements only in the event of a qualifying termination of employment in connection with a change in control.

Golden Parachute Mitigation Actions. In the event that any payment or benefit payable to the executive officers under the employment agreements or the CIC Agreements would result in the imposition of excise taxes (and the prohibition of a tax deduction on the Company) under the “golden parachute” provisions of Section 280G (“Section 280G”) and Section 4999 (“Section 4999”) of the Code, then such payments and benefits will either be made and/or provided in full or will be reduced such that the excise tax under Section 280G is not applicable, whichever results in the receipt by the applicable executive officer of the greater amount on an after-tax basis (a “280G net-better cutback”). Neither the employment agreements nor the CIC Agreements provide for, and none of the executives are otherwise entitled to, any excise tax or other tax “gross-up” payment. The applicability of any such excise tax to any payment or benefit payable to an executive officer will be determined by the facts at closing and the time of the executive officer’s termination of employment, if applicable.

It is currently anticipated that each of our executive officers may be subject to the excise taxes described in the preceding paragraph. Accordingly, to mitigate the potential impact of Sections 280G and Section 4999 on the Company and the executive officers, on December 4, 2025, we approved the acceleration of the vesting, settlement, and payment of certain equity- and cash-based awards that otherwise would have been vested, settled and/or paid to the executive officers in 2026 on or prior to the REIT Merger Effective Time, as described further below, subject to execution by each executive officer of an Acceleration and Repayment Agreement, with such acceleration to be effective on or before December 30, 2025, but no earlier than December 17, 2025 (the “Acceleration and Repayment Agreement”).

These actions are intended to benefit the Company by mitigating or eliminating the potential excise tax that may otherwise be imposed on our named executive officers and by helping to ensure that compensation arrangements remain aligned with market practice and do not adversely affect the economics or the consummation of the Mergers.. In approving the accelerated vesting, settlement and payment of such equity- and cash-based awards, we considered, among other things, the projected value of the compensation-related corporate income tax deductions that otherwise might be lost as a result of the effect of Section 280G and the benefits to the Company of reducing the potential tax burden on the executive officers.

The approved accelerated vesting, settlement and payment, effective no earlier than December 17, 2025 but no later than December 30, 2025, took the following forms: (a) payment of each executive officer’s 2025 annual cash bonus that otherwise would have been paid by February 2026, as would be consistent with the Company’s past practice (the “Accelerated Bonus”), (b) full acceleration of each executive officer’s Company Restricted Stock, which were otherwise expected to vest effective as of the REIT Merger Effective Time pursuant to the terms of the Merger Agreement (the “Accelerated Restricted Stock”), and (c) acceleration of both the vesting and settlement of a portion of each executive officer’s outstanding Company Performance Stock Units based on anticipated performance determined as of the anticipated REIT Merger Effective Time and as if such Company Performance Stock Units remained outstanding and eligible to vest as of the REIT Merger Effective Time, which is currently estimated to be 100%, 100% and 200% of target level for the Company Performance Stock Units granted to our executive officers on June 15, 2023, April 15, 2024, and April 24, 2025, respectively, and which Company Performance Stock Units are otherwise expected to vest and settle effective as of the REIT Merger Effective Time pursuant to the terms of the

Merger Agreement (the “Accelerated PSUs” and, together with the Accelerated Restricted Stock, the “Accelerated Equity”). The Accelerated Bonus and Accelerated Equity (collectively, the “Accelerated Amounts”), as applicable, offset the corresponding payments or amounts to which the executive officers otherwise would be entitled to receive upon the REIT Merger Effective Time or otherwise in 2026, thereby precluding duplication of payments. All Accelerated Amounts will be reduced by applicable tax withholdings and are subject to the terms of the Acceleration and Repayment Agreement.

Specifically, we approved for each executive officer the following accelerated payments, vesting and settlement into 2025:

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For Mr. Witherell, a total of $1,027,891 and 400,161 shares, consisting of: (a) an Accelerated Bonus in the amount of $800,000; (b) 117,100 shares of Accelerated Restricted Stock, which were scheduled to vest effective as of the REIT Merger Effective Time; (c) 283,061 Accelerated PSUs, which were scheduled to vest effective as of the REIT Merger Effective Time; and (d) a cash payment of $227,891 in respect of the accrued but unpaid cash dividends on the Accelerated PSUs, which were scheduled to vest effective as of the REIT Merger Effective Time. The estimated value of Mr. Witherell’s Accelerated Restricted Stock and Accelerated PSUs is $8,803,542, assuming a per share price of $22.00 (the REIT Merger Consideration), such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $9,831,433.
•
For Mr. Connolly, a total of $348,470 and 126,083 shares, consisting of: (a) an Accelerated Bonus in the amount of $275,000; (b) 43,689 shares of Accelerated Restricted Stock, which were scheduled to vest effective as of the REIT Merger Effective Time; (c) 82,394 Accelerated PSUs, which were scheduled to vest effective as of the REIT Merger Effective Time; and (d) a cash payment of $73,470 in respect of the accrued but unpaid cash dividends on the Accelerated PSUs, which were scheduled to vest effective as of the REIT Merger Effective Time. The estimated value of Mr. Connolly’s Accelerated Restricted Stock and Accelerated PSUs is $2,773,826, assuming a per share price of $22.00, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $3,122,296.
•
For Mr. Saladino, a total of $504,559 and 188,409 shares, consisting of: (a) an Accelerated Bonus in the amount of $400,000; (b) 57,511 shares of Accelerated Restricted Stock, which were scheduled to vest effective as of the REIT Merger Effective Time; (c) 130,898 Accelerated PSUs, which were scheduled to vest effective as of the REIT Merger Effective Time; and (d) a cash payment of $104,559 in respect of the accrued but unpaid cash dividends on the Accelerated PSUs, which were scheduled to vest effective as of the REIT Merger Effective Time. The estimated value of Mr. Saladino’s Accelerated Restricted Stock and Accelerated PSUs is $4,144,998, assuming a per share price of $22.00, such that the aggregate dollar value of his accelerated compensation in cash and shares is estimated to be $4,649,557.

In connection with the accelerated payment, vesting and settlement into 2025 described above, each of our executive officers has signed an Acceleration and Repayment Agreement providing that the executive officer’s accelerated payments are subject to certain repayment and true-up conditions, as described below.

Specifically, (a) if an executive officer’s employment with the Company is terminated prior to the REIT Merger Effective Time and, as a result of such termination, either the Accelerated Bonus would not have been earned or the Accelerated Equity would not have vested and been settled, as applicable, or (b) if the Accelerated Bonus or Accelerated PSUs exceed the amount that would have been earned based on actual achievement of the applicable performance goals (including, for the avoidance of doubt, if the Merger Agreement is terminated and such performance goals are measured in the ordinary course), then, in each case, the executive officer will repay or forfeit the excess portion of the Accelerated Bonus or the Accelerated PSUs, as applicable. In addition, if the Accelerated Bonus or Accelerated PSUs are less than the amount that would have been earned or vested and settled, as applicable, based on actual achievement of the applicable performance goals, then, as applicable, the Company will pay to the executive officer such excess portion of the annual bonus over the Accelerated Bonus or such excess portion of the Company Performance Stock Units shall vest and settle over the Accelerated PSUs.

If any of our executive officers is required to make any of the foregoing repayments and fails to repay such amounts in a timely manner, such executive officer will be required to reimburse the Company for any reasonable fees (including reasonable attorney’s fees) or costs it incurs in connection with seeking repayment.

Value of Payments. For an estimate of the value of the severance payments and benefits described above that would become payable to each of our named executive officers upon a severance-qualifying termination, see the section entitled “—Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers” below.

Section 16(b) Exemption Resolution

Our board of directors believes that it is desirable that our directors and executive officers be relieved of the risk of liability under Section 16 of the Exchange Act to the fullest extent permitted by applicable law in connection with the exchange of our equity securities pursuant to the Mergers. Accordingly, our board of directors (or a committee thereof) intends to adopt a resolution providing that the disposition by our executive officers and directors of any of our equity securities pursuant to the transactions contemplated by the Mergers, are intended to be exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated thereunder.

Indemnification of Our Directors and Executive Officers

The Merger Agreement provides that, each of Parent, the REIT Surviving Entity and the Partnership Surviving Entity will, for a period of six years from the REIT Merger Effective Time:

•
indemnify and hold harmless each person who is at the time of the Merger Agreement, was previously, or will be during the period from the time of the Merger Agreement through the date of the Partnership Merger Effective Time and the REIT Merger Effective Time, as applicable, serving as a manager, director, officer, trustee, agent, fiduciary or person acting in a similar capacity of us, the Operating Partnership, or any of our subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), to the fullest extent authorized or permitted by applicable law, in connection with any claim with respect to matters occurring on or before the REIT Merger Effective Time and any losses, claims, damages, liabilities, costs, claim expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such claim; and
•
promptly pay on behalf of or, within ten business days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable law, as of and from the time of the Merger Agreement, any expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any claim in advance of the final disposition of such claim, including payment on behalf of or advancement to the Indemnified Party of any claim expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such claim expenses if it is ultimately determined under applicable law that such Indemnified Party is not entitled to be indemnified.

However, Parent, the Partnership Surviving Entity, the REIT Surviving Entity or any of their respective affiliates will not be liable for any amounts paid in settlement effected without its prior written consent (which consent will not be unreasonably conditioned, withheld or delayed).

The Partnership Surviving Entity and the REIT Surviving Entity, as applicable, will not settle, compromise or consent to the entry of any judgment in any actual or threatened claim where indemnification has been sought by an Indemnified Party under the indemnification provisions of the Merger Agreement unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such claim, or such Indemnified Party otherwise consents thereto.

Subject to certain terms and conditions set forth in the Merger Agreement, Parent, the Partnership Surviving Entity and the REIT Surviving Entity agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the REIT Merger Effective Time, currently existing in favor of the Indemnified Parties as provided in our organizational documents and indemnification agreements, and those of the Operating Partnership, will survive the Mergers and will continue in full force and effect in accordance with their terms for a period of six years. For the six-year period following the REIT Merger Effective Time, the organizational documents of the Partnership Surviving Entity, the REIT

Surviving Entity and any of our applicable subsidiaries will contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than those set forth in our current organizational documents. The provisions of such organizational documents may not be amended, repealed or otherwise modified for a period of six years following the REIT Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the REIT Merger Effective Time, were directors, officers, trustees, agents or fiduciaries of us, the Operating Partnership or any of our subsidiaries, unless such modification is required by applicable law and then only to the minimum extent required by applicable law.

Further, subject to certain terms and conditions set forth in the Merger Agreement, Parent, the Partnership Surviving Entity or the REIT Surviving Entity will, for a period of six years following the REIT Merger Effective Time, maintain in effect our current directors’ and officers’ liability insurance covering each person currently covered by our directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the REIT Merger Effective Time. As an alternative to such obligation, Parent, the Partnership Surviving Entity or the REIT Surviving Entity, as applicable, may substitute policies of an insurance company with the same or better rating as ours and the Operating Partnership’s current insurance carrier the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than our existing policies as of the date of the Merger Agreement. In addition, in consultation with Parent, we may obtain extended reporting period coverage under our, the Operating Partnership’s or our applicable subsidiary’s existing insurance programs (to be effective as of the REIT Merger Effective Time) or purchase a “tail” policy for a period of six years after the REIT Merger Effective Time, as applicable, for a cost not more than 300% the current annual premiums for such insurance. However, Parent, the REIT Surviving Entity, the Partnership Surviving Entity or any of their respective affiliates will not be required to pay annual premiums for any insurance we obtain under the terms of the Merger Agreement in excess of 300% of the most recent annual premiums paid by us, the Operating Partnership or our applicable subsidiary, as applicable, prior to the date of the Merger Agreement for such purpose. If the annual premiums of such insurance coverage that we obtain do exceed such amount, the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, will be obligated to provide as much coverage as may be obtained for up to such 300% amount.

Quantification of Potential Payments to Our Named Executive Officers in Connection with the Mergers

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of our named executive officers that is based on or otherwise relates to the Mergers. For additional details regarding the terms of the payments described below, see the discussion under “—Interests of Our Directors and Executive Officers in the Mergers” above.

The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the Mergers pursuant to all applicable compensation plans or agreements, assuming that (1) the assumed price per share of our common stock is $22.00, which is the REIT Merger Consideration that will be paid by Parent to our stockholders in connection with the Mergers, and (2) that the REIT Merger Effective Time occurred on December 3, 2025, and that each named executive officer incurs a severance-qualifying termination immediately following the REIT Merger Effective Time. The calculations in the table do not include amounts that named executive officers were vested in as of December 3, 2025 and do not reflect any shares of common stock held by the named executive officers. The actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below, including on account of the acceleration of payments, vesting and settlement into 2025 of the Accelerated Amounts as described further above in “—Certain Potential Payments to our Executive Officers”.

Name	Cash($)(1)	Equity($)(2)	Benefits($)(3)	Total($)(4)
Jeffrey E. Witherell
Chief Executive Officer	9,368,817	9,031,433	115,047	18,515,297
Anthony Saladino
President and Chief Financial Officer	5,015,925	4,249,557	70,148	9,335,630
James M. Connolly
Executive Vice President/Asset Management	3,546,678	2,847,296	108,989	6,502,963

(1)
Consists of a lump-sum cash severance payment pursuant to the CIC Agreements equal to three times the sum of the named executive officer’s (1) annual base salary for 2025, (2) the average annual bonus earned by the named executive officer for the two completed fiscal years prior to termination (2024 and 2023) and (3) the average value of any annual equity awards made to the named executive officer during the two completed fiscal years prior to termination (2024 and 2023). The cash severance payments under the CIC Agreements are double-trigger benefits, payable in connection with a qualifying termination as described above.

The amounts set forth in the table below are estimates of the cash severance each named executive officer will receive under their CIC Agreement, assuming a termination of employment occurs in connection with the Mergers:

Named Executive Officer	Severance Multiple under CIC Agreement (as amended)	Current Annual Salary	Two-Year Average Annual Bonus	Two-Year Average Equity Value
Jeffrey E. Witherell	3.0x	$650,000	$740,950	$1,731,989
Anthony Saladino	3.0x	$450,000	$370,475	$851,500
James M. Connolly	3.0x	$360,000	$185,238	$636,988

For further details regarding the cash severance, see the section entitled “—Certain Potential Payments to our Executive Officers” above.

(2)
Includes accelerated vesting of the outstanding Company Restricted Stock and Company Performance Stock Units held by each named executive officer as of December 3, 2025 and the value of any accrued but unpaid cash dividends with respect to such Company Performance Stock Units as of immediately prior to the REIT Merger Effective Time. This accelerated vesting is a “single trigger” benefit and becomes payable as of the effectiveness of the Acceleration and Repayment Agreement. In the case of the Company Performance Stock Units, as of December 3, 2025, the estimated dollar values assume that Company Performance Stock Units will vest at 100% of the target number of shares of common stock underlying the Company Performance Stock Units granted in 2023 and 2024 and at 200% of the target number of shares of common stock underlying the Company Performance Stock Units granted in 2025. The actual level of achievement and the applicable payout factor of the Company Performance Stock Units will be measured in accordance with the terms of the applicable awards over the truncated performance period ending immediately prior to the date of the closing of the Mergers and may be more or less than reflected.

Named Executive Officer	Value of Restricted Stock ($)	Value of 2023 Company Performance Stock Units ($)	Value of 2024 Company Performance Stock Units ($)	Value of 2025 Company Performance Stock Units ($)	Estimated Value of Accrued Dividends for Company Performance Stock Units ($)	Total ($)
Jeffrey E. Witherell	2,576,200	583,748	968,682	4,674,912	227,891	9,031,433
Anthony Saladino	1,265,242	255,398	457,446	2,166,912	104,559	4,249,557
James M. Connolly	961,158	218,900	349,800	1,243,968	73,470	2,847,296

For further details regarding the value of accelerated compensatory awards, see “—Treatment of Company Restricted Stock and Performance Stock Units” above.

(3)
Consists of the estimated cost to provide for health and welfare benefits continuation for a period of 24 months (for Mr. Witherell) or 18 months (for Messrs. Saladino and Connolly) after each named executive officer’s termination. The value of the benefits reported in this column assume that such coverage continues for the full month period. These benefits are “double-trigger” benefits contingent upon the occurrence of a termination of the named executive officer’s employment without cause or the named executive officer’s resignation for good reason. For further details regarding the benefits, see “—Certain Potential Payments to our Executive Officers” above.
(4)
Section 280G. The total amounts do not reflect any reductions to “parachute payments” as defined by Code Section 280G in order to avoid any applicable excise tax thereunder. A definitive analysis of the need, if any, for such reductions will depend on the REIT Merger Effective Time, the impact of the Acceleration and Repayment Agreement as described in the section entitled “—Certain Potential Payments to our Executive Officers” above, the date of termination (if any) of the named executive officer and certain other assumptions used in the applicable calculations.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Mergers, other than, (i) with respect to the REIT Merger, the acceptance for record of the articles of merger by the State Department of Assessments and Taxation of Maryland and the certificate of merger by the Secretary of State of the State of Delaware and (ii) with respect to the Partnership Merger, the acceptance for record of the certificate of merger by the Secretary of State of the State of Delaware.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the REIT Merger to U.S. holders and non-U.S. holders (each, as defined below) whose shares of common stock are exchanged for cash pursuant to the REIT Merger. This discussion is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each, as in effect as of the date hereof. These authorities are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. This summary assumes that the REIT Merger will be consummated in accordance with the Merger Agreement and as described in this proxy statement.

This discussion is not a complete description of all tax consequences of the REIT Merger and, in particular, does not address any withholding considerations pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance thereunder and the intergovernmental agreements entered into, and laws and regulations promulgated, pursuant thereto or in connection therewith) or any tax considerations under state, local, or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of common stock that is, for U.S. federal income tax purposes:

•
an individual who is a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•
a trust (1) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (as defined under the Code) who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•
an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of shares of common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

This discussion applies only to U.S. holders and non-U.S. holders of shares of common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to specific holders in light of their particular facts and circumstances, and it does not apply to holders subject to special treatment under U.S. federal income tax laws, such as, for example:

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insurance companies;
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dealers, brokers, or traders in securities or currencies;
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persons acting as nominees or otherwise not as beneficial owners;
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holders subject to the alternative minimum tax;
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persons who are required to recognize income or gain no later than such income or gain is required to be reported on an applicable financial statement;
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U.S. holders that have a functional currency other than the U.S. dollar;
•
tax-exempt entities and organizations;

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retirement plans, individual retirement accounts, or other tax-deferred or advantaged accounts (or persons holding shares of common stock through such plans or accounts);
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banks and other financial institutions;
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certain former citizens or former long-term residents of the United States;
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controlled foreign corporations or passive foreign investment companies;
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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein);
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S corporations;
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REITs;
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regulated investment companies;
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“qualified foreign pension funds” (within the meaning of Section 897(1)(2) of the Code) or entities all of the interests in which are held by a qualified pension fund;
•
“qualified shareholders” (within the meaning of Section 897(k)(3) of the Code) or investors therein;
•
holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion, or other integrated or risk reduction transaction; or
•
holders who acquired shares of common stock through the exercise of employee stock options or other equity awards, through a tax-qualified retirement plan or otherwise as compensation.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partners and the activities of the partnership. Such a partner or partnership is urged to consult its tax advisor regarding the U.S. federal, state, local, and non-U.S. tax consequences of the REIT Merger to it in light of its particular circumstances.

DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE REIT MERGER TO A HOLDER MAY BE COMPLEX AND WILL DEPEND ON A HOLDER’S SPECIFIC SITUATION. ALL HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REIT MERGER TO THEM IN LIGHT OF THEIR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS AND ANY POTENTIAL CHANGES IN SUCH LAWS.

Tax Classification of the REIT Merger in General

It is expected that the REIT Merger will be treated as (1) the adoption by the Company of a plan of liquidation, and (2) a taxable sale by the Company of all of its assets to REIT Merger Sub in exchange for the aggregate cash consideration to be provided to the holders of equity interests in the Company and the assumption of all of the Company’s liabilities, and any other applicable amounts, followed by a distribution of such consideration to the holders of equity interests in the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code. As a REIT, the Company is generally entitled to receive a dividends paid deduction for liquidating distributions, and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the REIT Merger (together with any other undistributed taxable income recognized in the taxable year of the REIT Merger) and will be sufficient to satisfy the requirement to distribute 90% of our REIT taxable income for the taxable year of the REIT Merger. Accordingly, we anticipate that we will not be subject to U.S. federal income tax on any gain that we recognize in connection with the REIT Merger and the other transactions contemplated by the Merger Agreement.

The remainder of this discussion assumes that the REIT Merger will be treated as described above.

Consequences of the REIT Merger to U.S. Holders of Shares of Common Stock

The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the REIT Merger is expected to be treated as a distribution in complete liquidation of the Company and a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of shares of common stock will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received with respect to such U.S. holder’s shares of common stock in the REIT Merger, and (2) the U.S. holder’s adjusted tax basis in its shares of common stock.

If a U.S. holder acquired different blocks of shares of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss, and holding period separately with respect to each block of shares of common stock. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the REIT Merger is greater than one year at the time of the REIT Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally eligible for reduced rates of taxation. Additionally, a 3.8% Medicare unearned contribution tax may apply to any gain recognized by individuals, trusts, and estates whose income exceeds certain threshold levels. The deductibility of capital losses is subject to limitations.

In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of shares of common stock that would correspond to the Company’s “unrecaptured Section 1250 gain.”

A U.S. holder who has held shares of common stock for less than six months at the time of the REIT Merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of such shares of common stock in the REIT Merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such shares.

Consequences of the REIT Merger to Non-U.S. Holders of Shares of Common Stock

General. The U.S. federal income tax consequences to a non-U.S. holder of payments made with respect to such non-U.S. holder’s shares of common stock in connection with the REIT Merger will depend on various factors, including whether the receipt of such payments is treated as a distribution from the Company that is attributable to gain from the sale of USRPIs (as defined above) pursuant to the provisions of FIRPTA (as defined above). The IRS announced in Notice 2007-55 that it intends to take the position that under current law, unless an exception applies, a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including payments made in connection with the REIT Merger, which as noted, are expected to be treated as distributions in complete liquidation of the Company for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of USRPIs. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. Accordingly, we intend to take the position that payments made with respect the Company’s shares of common stock pursuant to the REIT Merger will be subject to tax in accordance with Notice 2007-55, subject to the 10% Exception, as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of USRPIs. To the extent that the tax treatment set forth in Notice 2007-55 applies, and the 10% Exception described in the next paragraph below does not apply, then, to the extent that payments received by a non-U.S. holder with respect to such non-U.S. holder’s common stock pursuant to the REIT Merger are treated as attributable to gain from the deemed or actual sale of our USRPIs (which we expect to be a substaintial portion of such payments), such amounts will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder, and generally will be subject to U.S. federal income tax on a net basis, in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income.) A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS.

Notwithstanding the foregoing, if shares of our common stock are considered “regularly traded” (within the meaning of the applicable Treasury Regulations) on an established securities market located in the United States and the non-U.S. holder did not hold more than 10% of such class of stock at any time during the one-year period ending on the date of the REIT Merger, the tax treatment and consequences described above would not apply (the “10% Exception”), and non-U.S. holders would instead be subject to the rules described below under “—Taxable Sale of Common Stock.” We believe that shares of our common stock are, and will be at the time of the REIT Merger, considered regularly traded on an established securities market located in the United States within the meaning of the applicable Treasury Regulations. Non-U.S. holders should consult their tax advisors regarding tax consequences of the REIT Merger to them.

Taxable Sale of Common Stock. If both (A) the tax treatment set forth in Notice 2007-55 were not to apply to a non-U.S. holder’s receipt of payments with respect to such non-U.S. holder’s shares of common stock pursuant to the REIT Merger (or in the event such non-U.S. holder qualifies for the 10% Exception) and (B) either (1) the “publicly traded exception” (as described below) applies or (2) we are a “domestically controlled REIT” (as described below), such that the Company’s shares of common stock do not constitute USRPIs under FIRPTA with respect to such non-U.S. holder, then the non-U.S. holder should not be subject to tax on any gain recognized in connection with the receipt of cash consideration payable pursuant to the REIT Merger (which, as described above under “—Consequences of the REIT Merger to U.S. Holders of Shares of Common Stock” and subject to the discussion of Notice 2007-55 above, is generally expected to be treated as a distribution in complete liquidation of the Company and as amounts received in full payment in exchange for such holder’s shares of common stock) unless: (a) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if required pursuant to an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; or (b) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the REIT Merger and certain other requirements are met.

The “publicly traded exception” applies to a non-U.S. holder if our common stock is “regularly traded,” as defined by the applicable Treasury Regulations, and the non-U.S. holder has held 10% or less of the shares of common stock at all times during the shorter of the period that the non-U.S. holder owned such stock or the five-year period ending on the date of the REIT Merger. We believe that shares of our common stock are, and will be at the time of the REIT Merger, considered regularly traded on an established securities market located in the United States within the meaning of the applicable Treasury Regulations.

We will be a “domestically controlled REIT” at the time of the REIT Merger if non-U.S. holders held directly or indirectly less than 50% in value of shares of our stock at all times during the five-year period ending with the REIT Merger. While we believe that the Company has been and currently is domestically controlled as of the date hereof, no assurances can be given that the actual ownership of shares of our stock has been or will be sufficient for us to qualify as a “domestically controlled REIT” at the time of the REIT Merger.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States (or, if an applicable income tax treaty requires, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States) will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described above

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the REIT Merger and who meets certain other requirements will be subject to a flat 30% tax on the gain recognized in connection with the REIT Merger, which may be offset by certain U.S.-source capital losses of the non-U.S. holder provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If a non-U.S. holder’s shares of common stock constitute a USRPI under FIRPTA, any gain recognized by such holder on a sale of such stock will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (and, in the case of a non-U.S. holder that is a corporation, the branch profits tax as described above).

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible benefits under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is not entirely clear whether the receipt of payments pursuant to the REIT Merger by a non-U.S. holder will be treated as a sale or exchange of shares of common stock (if Notice 2007-55 does not apply) or as a distribution from the Company that is attributable to gain from the deemed sale of the Company’s USRPIs in the REIT Merger (if Notice 2007-55 does apply and the holder does not qualify for the 10% Exception described above). Accordingly, we intend to withhold, pursuant to FIRPTA, U.S. federal income tax at a rate of 21% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the consideration paid to a non-U.S. holder to the extent attributable to gains that the Company recognizes from sales of USRPIs, unless such non-U.S. holder qualifies for the 10% Exception described above. A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA; provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply to payments made in connection with the REIT Merger. Backup withholding will not apply, however, to a holder of shares of common stock who (1) in the case of a U.S. holder, furnishes a correct taxpayer identification number, certifies that such holder is not subject to backup withholding on an IRS Form W-9, and otherwise complies with all applicable requirements of the backup withholding rules; (2) in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8; or (3) provides proof that such holder is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, so long as such holder furnishes the required information to the IRS in a timely manner.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF SHARES OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REIT MERGER, INCLUDING THE EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER TAX LAWS.

Delisting and Deregistration of Shares of Our Common Stock

If the Mergers are completed, our common stock will no longer be traded on the NYSE and our common stock will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

This section of this proxy statement summarizes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. As a stockholder, you are not a third-party beneficiary of the Merger Agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the Merger Agreement that is important to you. We urge you to carefully read the full text of the Merger Agreement because it is the legal document that governs the merger. The Merger Agreement is not intended to provide you with any factual information about Parent, REIT Merger Sub, OP Merger Sub, the Operating Partnership or us. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by information we filed with the SEC prior to the effective date of the Merger Agreement, as well as by the disclosure letter the Company delivered to Parent in connection with the signing of the Merger Agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that we file with the SEC and the other information in this proxy statement. See “Where You Can Find More Information” beginning on page 121.

The REIT Merger

At the REIT Merger Effective Time, we will be merged with and into REIT Merger Sub and our separate existence will cease. REIT Merger Sub will continue as the REIT Surviving Entity in the REIT Merger and will become a wholly owned subsidiary of Parent. From and after the REIT Merger Effective Time, the REIT Surviving Entity will possess all of our properties, rights, privileges, powers and franchises and those of REIT Merger Sub and all of our claims, obligations, liabilities, debts and duties and those of REIT Merger Sub will become the claims, obligations, liabilities, debts and duties of the REIT Surviving Entity.

The Partnership Merger

At the Partnership Merger Effective Time, the Operating Partnership will be merged with and into OP Merger Sub and the separate existence of the Operating Partnership will cease. OP Merger Sub will continue as the Partnership Surviving Entity in the Partnership Merger and will become a wholly owned subsidiary of REIT Merger Sub. From and after the Partnership Merger Effective Time, the Partnership Surviving Entity will possess all of the properties, rights, privileges, powers and franchises of the Operating Partnership and OP Merger Sub and all of the claims, obligations, liabilities, debts and duties of the Operating Partnership and OP Merger Sub will become the claims, obligations, liabilities, debts and duties of the Partnership Surviving Entity.

Effective Times; Closing Date

On the date of the closing of the Mergers, immediately prior to the consummation of the REIT Merger, Parent, REIT Merger Sub, Operating Partnership and OP Merger Sub will cause the Partnership Merger to be consummated by (i) causing a certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Secretary of State of the State of Delaware and (ii) making any other filings, recordings or publications required to be made by Operating Partnership or OP Merger Sub under the DRULPA and the DLLCA in connection with the Partnership Merger. The Partnership Merger will become effective at such time as the certificate of merger with respect to the Partnership Merger has been accepted for record by the Secretary of State of the State of Delaware or on such later date and time that the parties have agreed upon and designated in such certificate of merger in accordance with the DRULPA and the DLLCA as the Partnership Merger Effective Time.

On the date of the closing of the Mergers, we and REIT Merger Sub will cause the REIT Merger to be consummated by (i) causing articles of merger with respect to the REIT Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland as provided in the MGCL and a certificate of merger with respect to the REIT Merger to be duly executed and filed with the Secretary of State of the State of Delaware and (ii) making any other filings, recordings or publications required to be made by us or REIT Merger Sub under the MGCL and the DLLCA in connection with the REIT Merger. The REIT Merger will become effective upon the later of such time as the articles of merger with respect to the REIT Merger has been accepted for record by the State Department of Assessments and Taxation of Maryland and the certificate of merger with respect to the REIT Merger has been accepted for record by the Secretary of State of the State of Delaware, or such time which the parties have agreed upon and established in such filings in accordance with the MGCL and the DLLCA as the REIT Merger Effective Time. The parties to the Merger Agreement will cause the REIT Merger Effective Time to occur as soon as practicable on the date of the closing of the Mergers immediately after the Partnership Merger Effective Time.

The closing of the Mergers will take place on the date and at a time to be mutually agreed upon by the parties, but in no event later than three business days after the date on which all conditions to the Mergers described below in the section entitled “—Conditions to the Merger” have been satisfied or validly waived by the party entitled to the benefit of such condition (subject to applicable law) (other than those conditions that by their terms are to be satisfied at the closing of the Mergers, but subject to the satisfaction or, to the extent permitted by applicable law, valid waiver of such conditions).

Organizational Documents

As of the REIT Merger Effective Time, the certificate of formation and limited liability company operating agreement of REIT Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, will be the certificate of formation and limited liability company operating agreement of the REIT Surviving Entity, until thereafter amended in accordance with the applicable provisions thereof and applicable law.

As of the Partnership Merger Effective Time, the certificate of formation and the limited liability company operating agreement of OP Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, will be the certificate of formation and the limited liability company operating agreement of the Partnership Surviving Entity, until thereafter amended in accordance with the applicable provisions thereof and applicable law.

Officers and Directors

Immediately following the REIT Merger Effective Time and, in each case, until successors are duly elected or appointed in accordance with applicable law, (i) the officers of REIT Merger Sub immediately prior to the REIT Merger Effective Time will be the officers of the REIT Surviving Entity and (ii) the managers and/or directors of REIT Merger Sub immediately prior to the REIT Merger Effective Time will be the managers and/or directors of the REIT Surviving Entity.

Treatment of Our Common Stock and Outstanding Awards

Common Stock

The Merger Agreement provides that, subject to the conditions set forth therein, at the REIT Merger Effective Time, each share of our common stock then outstanding will be cancelled and retired and automatically converted into the right to receive the REIT Merger Consideration (subject to any applicable withholding taxes). Notwithstanding the foregoing, each share of our common stock then outstanding and held by any wholly-owned subsidiary of ours, of Parent or of any subsidiary of Parent will automatically be retired and will cease to exist, and no REIT Merger Consideration will be paid with respect to such shares, nor will any other payment or right inure or be made with respect to such shares in connection with or as a consequence of the REIT Merger.

Restricted Stock Awards

The Merger Agreement provides that, immediately prior to the REIT Merger Effective Time, each outstanding share Company Restricted Stock will automatically become fully vested and free of any forfeiture restrictions. At the REIT Merger Effective Time, each share of Company Restricted Stock will be considered a share of our common stock for all purposes under the Merger Agreement, including the right to receive the REIT Merger Consideration and will cease to have any other rights with respect to such shares.

Performance Stock Units

The Merger Agreement provides that, immediately prior to the REIT Merger Effective Time, each Company Performance Stock Unit will automatically be canceled and converted into the right to receive an amount in cash (subject to any applicable withholding taxes). The amount in cash will be equal to the product of (i) the sum of (x) the greater of (A) the target number of shares of our common stock subject to such Company Performance Stock Unit and (B) the actual number of shares of our common stock to which the holder of such Company Performance Stock Unit would be entitled based on actual performance with respect to the applicable performance goals as of the REIT Merger Effective Time as if such date were the last day of the applicable performance period, with the performance goals pro-rated through the REIT Merger Effective Time and (y) the number of shares of our common stock that would result from crediting to the holder of such Company Performance Stock Unit’s account the amount of dividends in cash or shares of our common stock, if any, that we declared during the applicable performance period (accrued as of the REIT Merger Effective Time, but not yet credited), multiplied by (ii) the REIT Merger Consideration, and will cease to have any other rights with respect thereto.

Treatment of Interests in the Partnership

Series C Preferred Units

The Merger Agreement provides that, immediately prior to the Partnership Merger Effective Time, each Series C Preferred Unit as designated by the Certificate of Designations, issued and outstanding at such time and not held by us will automatically be redeemed in accordance with the terms of the Certificate of Designations for the Series C Preferred Unit Per Share Redemption Consideration.

Operating Partnership Units

The Merger Agreement provides that, at the Partnership Merger Effective Time, each Operating Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time and not held by us, the Original Limited Partner or any of our subsidiaries, will automatically be converted into the right to receive the Partnership Merger Consideration.

The Merger Agreement further provides that, at the Partnership Merger Effective Time, our general partner interests in the Operating Partnership and any Operating Partnership Units held by us and the Original Limited Partner will automatically be converted into 100 validly issued and outstanding limited liability company interests of OP Merger Sub.

Operating Partnership Warrants

The Merger Agreement provides that, at the Partnership Merger Effective Time, each Operating Partnership Warrant pursuant to the Warrant Agreement that is outstanding and unexercised as of immediately prior to the Partnership Merger Effective Time will, in accordance with its terms, automatically cease to represent an Operating Partnership Warrant exercisable for Operating Partnership Units and will become an Operating Partnership Warrant exercisable for the consideration determined in accordance with the Warrant Agreement, which consideration will equal $0 if the applicable Strike Price (as defined in the Operating Partnership Warrants) is equal to or greater than the Partnership Merger Consideration.

No Further Ownership Rights

From and after the REIT Merger Effective Time and the Partnership Merger Effective Time, as applicable, holders of our common stock and holders of Operating Partnership Units outstanding immediately prior to the REIT Merger Effective Time and the Partnership Merger Effective Time, as applicable, will cease to have any rights with respect to such shares of our common stock or such Operating Partnership Units, except as otherwise provided for in the Merger Agreement.

Payment Procedures

Prior to the Partnership Merger Effective Time, Parent will designate Continental Stock Transfer & Trust to act as the paying agent (the terms of designation and appointment of which will be approved in advance by us in writing) for purposes of effecting the payment of the REIT Merger Consideration, the Partnership Merger Consideration and the Series C Preferred Unit Per Share Redemption Consideration in connection with the Mergers. At or prior to the Partnership Merger Effective Time, Parent will deposit, or cause to be deposited, with the paying agent, in trust for the benefit of the holders of shares of our common stock, Operating Partnership Units and Series C Preferred Units, cash in U.S. dollars sufficient to pay the REIT Merger Consideration, the Partnership Merger Consideration and the aggregate Series C Preferred Unit Per Share Redemption Consideration to which holders of our common stock, Operating Partnership Units and Series C Preferred Units, respectively, will be entitled at the REIT Merger Effective Time and the Partnership Merger Effective Time pursuant to the Merger Agreement.

Certificates

As soon as reasonably practicable after the REIT Merger Effective Time, and in no event later than two business days after the REIT Merger Effective Time, Parent, the REIT Surviving Entity and the Partnership Surviving Entity will cause the paying agent to mail to each holder of record of certificates that, immediately prior to the REIT Merger Effective Time or the Partnership Merger Effective Time, as applicable, represented outstanding shares of our common stock, Operating Partnership Units or Series C Preferred Units, whose shares of our common stock, Operating Partnership Units or Series C Preferred Units were converted into the right to receive or be exchanged for the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, a letter of transmittal and instructions for effecting the surrender of certificates previously representing such shares of our common stock, Operating Partnership Units or Series C Preferred Units in exchange for payment therefor. Upon surrender to the paying agent of such certificates (or an affidavit of loss in lieu of a certificate), together with the delivery of a letter of transmittal, duly executed and in proper form, the holder of such certificates will be entitled to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, formerly represented by such certificate, and any such certificate so surrendered will be cancelled.

In the event of a transfer of ownership of shares of our common stock, Operating Partnership Units or Series C Preferred Units that is not registered in our records or those of the Operating Partnership, as applicable, payment may be made to a person other than the person in whose name the shares of our common, Operating Partnership Units or Series C Preferred Units so surrendered are registered if the certificates formerly representing such shares of our common stock, Operating Partnership Units or Series C Preferred Units are presented to the paying agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the paying agent. Any other transfer or similar taxes arising out of the transactions contemplated by the Merger Agreement will be paid and borne by Parent in accordance with the Merger Agreement. No interest will be paid or accrued on any amount payable upon due surrender of such certificates. Until surrendered, such certificate will be deemed at any time after the REIT Merger Effective Time or Partnership Merger Time, as applicable, to represent only the right to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, in cash as contemplated by the Merger Agreement.

Book Entry

No holder of non-certificated shares of our common stock, non-certificated Operating Partnership Units or non-certificated Series C Preferred Units, in each case, represented by book-entry (collectively, “Book-Entry Shares”) will be required to deliver a certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal, to the paying agent to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration. Each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose shares of our common stock, Operating Partnership Units or Series C Preferred Units were converted into the right to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, will automatically upon the REIT Merger Effective Time or the Partnership Merger Effective Time be entitled to receive, and Parent will cause the paying agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the REIT Merger Effective Time or Partnership Merger Effective Time, in respect of each such Book-Entry Share, a cash amount in immediately available funds equal to the

REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, and such Book-Entry Shares of such holder will be cancelled.

As soon as practicable after the REIT Merger Effective Time (and in no event later than two business days after the REIT Merger Effective Time), Parent will cause the paying agent to mail to each person that was, immediately prior to the REIT Merger Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company a letter of transmittal and instructions for returning such letter of transmittal in exchange for the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable. Upon delivery of such letter of transmittal, duly executed and in proper form, the holder of such Book-Entry Shares will be entitled to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, and any such Book-Entry Share so surrendered will be cancelled. Payment of the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered.

No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered, each Book-Entry Share will be deemed at any time after the REIT Merger Effective Time or the Partnership Merger Effective Time, as applicable, to represent only the right to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, in cash as contemplated by the Merger Agreement.

Return of Funds

Any funds made available by Parent to the paying agent that remain undistributed for 12 months after the date of the closing of the Mergers will, upon demand, be delivered to the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, and thereafter former holders of our common stock, Operating Partnership Units or Series C Preferred Units will thereafter look only to the REIT Surviving Entity (and only as general creditors thereof) for payment of the REIT Stock Merger Consideration or the Partnership Surviving Entity (and only as general creditors thereof) for payment of the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable.

Withholding Rights

Each of the REIT Surviving Entity, the Partnership Surviving Entity, Parent or the paying agent, as applicable, will be entitled to deduct and withhold from the REIT Merger Consideration, the Partnership Merger Consideration, the Series C Preferred Unit Per Share Redemption Consideration, the payments with respect to stock awards or any other amounts otherwise payable pursuant to the Merger Agreement to any holder of our common stock, Operating Partnership Units, Series C Preferred Units, shares of Company Restricted Stock or Company Performance Stock Units, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign tax law. Any such amounts so deducted and withheld will be treated as having been paid to the person in respect of which such deduction and withholding was made.

Lost Certificates

If any certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the REIT Surviving Entity or the Partnership Surviving Entity, the posting by such person of a bond in such reasonable amount as the REIT Surviving Entity or Partnership Surviving Entity, as applicable, may direct, as indemnity against any claim that may be made against it with respect to such certificate, the paying agent will issue in exchange for such lost, stolen or destroyed certificate, the portion of the REIT Merger Consideration, Partnership Merger Consideration or Series C Preferred Unit Per Share Redemption Consideration, as applicable, to which the holder thereof is entitled pursuant to the Merger Agreement.

No Dissenters’ Rights of Appraisal

No dissenters’ or appraisal rights, or rights of objecting stockholders, will be available with respect to the Mergers or the other transactions contemplated by the Merger Agreement.

Representations and Warranties

We and the Operating Partnership have made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

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the organization, valid existence and good standing of each of us, the Operating Partnership and our subsidiaries and the respective power and authority to own, lease and, to the extent appliable, operate the properties and to carry on business as presently conducted and the qualification and license to do business and good standing in any jurisdiction in which the properties owned, operated or leased or nature of our business so requires;
•
our charter and bylaws and the Operating Partnership’s limited partnership agreement (the “Operating Partnership Agreement”);
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the absence of any “poison pill” or similar stockholder rights plan or anti-takeover plan;
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the capital structure of us, the Operating Partnership and our subsidiaries, including our equity awards and the Operating Partnership warrants, the absence of restrictions or liens with respect to the equity interests of us, the Operating Partnership and our subsidiaries, and the absence of declared and unpaid dividends;
•
our and the Operating Partnership’s power and authority to execute and deliver the Merger Agreement, perform our obligations under the Merger Agreement and, subject to, among other things, receipt of the Company Stockholder Approval, to consummate the Mergers and the other transactions contemplated by the Merger Agreement;
•
the enforceability of the Merger Agreement against us and the Operating Partnership;
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our board of directors’ resolutions in respect of the execution and performance of the Merger Agreement and the consummation of the transactions contemplated thereby and its recommendation to our stockholders to approve the REIT Merger;
•
the absence of conflicts with, or violations of, organizational documents of us, the Operating Partnership and our subsidiaries or any applicable law and the absence of any consents or approvals under, or breaches of any obligation or defaults under, material contracts, leases or permits to which we, the Operating Partnership or any of our subsidiaries is a party, in each case, in connection with the performance of the Merger Agreement and our obligations thereunder;
•
the governmental consents, approvals, authorizations, permits, filings or notifications required in connection with the execution, delivery and performance of the Merger Agreement;
•
our, the Operating Partnership and our subsidiaries’ possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any governmental authority necessary for each of us to own, lease and, to the extent applicable, operate our properties or carry on our respective business substantially as conducted as of the date of the Merger Agreement, and the validity and effectiveness of such permits;
•
our, the Operating Partnership and our subsidiaries’ compliance with all applicable laws and governmental permits since January 1, 2024;

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the absence of certain property or obligations of us or our subsidiaries that are, or may become, escheatable or reportable as unclaimed property to any governmental authority;
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our filings with the SEC since January 1, 2024, the accuracy and completeness of those filings and the financial statements included therein, which were prepared in accordance with GAAP;
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our compliance with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing requirements of the NYSE;
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our system of internal disclosure controls and procedures and internal controls over financial reporting;
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the conduct of business in the ordinary course of business in all material respects consistent with past practice, the absence of any material adverse effect and certain other changes and events with respect to us, the Operating Partnership and our subsidiaries since December 31, 2024, through the date of the Merger Agreement;
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the absence of certain undisclosed material liabilities, defaults or violations under material agreements;
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absence of any litigation, claims, investigations or orders pending or threatened against us, the Operating Partnership, or our subsidiaries that would be expected to have a material adverse effect;
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tax matters affecting us, the Operating Partnership and our subsidiaries, including the payment and filing of all material taxes and compliance with applicable tax laws, and our qualification and operation as a REIT under the Code;
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our, the Operating Partnership’s and our subsidiaries’ employee benefit plans;
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labor matters related to us and our subsidiaries, including the absence of any collective bargaining agreements, strikes or other labor disputes;
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the accuracy of the information supplied by us in this proxy statement;
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ownership of or rights with respect to the intellectual property of us, the Operating Partnership and our subsidiaries, including security practices and compliance with applicable data protection laws;
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environmental matters relating to us, the Operating Partnership and our subsidiaries;
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real property owned and leased by us, the Operating Partnership and our subsidiaries;
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our, the Operating Partnership’s and our subsidiaries’ compliance with applicable laws and possession of all permits necessary to conduct our business and operate our properties, and the validity and good standing of such permits;
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our, the Operating Partnership’s and our subsidiaries’ material contracts and the absence of certain violations, breaches or defaults thereunder;
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our and our subsidiaries’ insurance policies;
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the receipt by our board of directors of an opinion from each of KBCM and J.P. Morgan as to the fairness, from a financial point of view, of the consideration to be received in the REIT Merger by the holders of our common stock;
•
the Company Stockholder Approval required to approve the Merger Agreement, the Mergers and the other transactions contemplated thereby;
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except for KBCM and J.P. Morgan, the absence of any broker, investment banker or other person entitled to any fee or commission in connection with the transactions contemplated by the Merger Agreement;

•
our, the Operating Partnership’s and our subsidiaries’ status under the Investment Company Act of 1940, as amended;
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the inapplicability of any takeover statutes or similar anti-takeover provisions to the Meger Agreement and the transactions contemplated thereby;
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the absence of transactions, agreements, arrangements or understandings between us or our subsidiaries, on one hand, and persons that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, on the other hand; and
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our and our subsidiaries’ compliance with anti-corruption and anti-bribery laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

Many of our representations and warranties are qualified by the concept of a “Company Material Adverse Effect.” Under the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence that (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of us, the Operating Partnership and our subsidiaries, taken as a whole or (y) has or would reasonably be expected to prevent or materially impair or materially delay the ability of us or the Operating Partnership to consummate the Mergers or any of the other transactions contemplated by the Merger Agreement on or before the Outside Date; provided, however, that in the case of clause (x) no change, effect, development, circumstance, condition, fact, state of facts, event or occurrence to the extent resulting or arising from the following will be deemed to constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect exists or has occurred:

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any changes that affect the industrial real estate industry generally;
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any general economic, political, geopolitical or financial, banking or securities market conditions, including changes affecting securities, financial, banking, credit, foreign exchange, interest or exchange rates or capital market conditions
•
any changes affecting the market for commodities, including any change in the price or availability of commodities,
•
any changes in GAAP, in the interpretation of GAAP, or in the accounting rules and regulations of the SEC;
•
any changes in law or regulation or the interpretation thereof;
•
geopolitical conditions (including trade wars, tariffs or sanctions), any acts of terrorism or sabotage (including cyberattack), the commencement, continuation or escalation of a conflict, including a war (whether or not declared) or acts of armed hostility, including any material worsening of such matters threatened or existing as of the date of the Merger Agreement and any responses to any such matters;
•
natural disasters or weather developments, including earthquakes, hurricanes, tsunamis, typhoons, lightening, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, manmade disasters, any outbreak, pandemic or epidemic of disease, or other acts of God, including any material worsening of such matters existing as of the date of the Merger Agreement;
•
except to the extent that such matter constitutes a breach of our express representations and warranties with respect to our properties set forth in the Merger Agreement as of the date of the Merger Agreement, any casualty or condemnation related to our or any of our subsidiaries’ real property rights to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto and any improvements located thereon;
•
any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing, or other legal proceeding made or initiated by any holder of our common stock, Operating Partnership Units or Series C Preferred Units, including any derivative claims, arising out of or relating to the

Merger Agreement or the transactions contemplated thereby (including, in each case, any changes in the operations or law affecting thereof);
•
except as otherwise set forth in the Merger Agreement, the negotiation, execution, or delivery of the Merger Agreement, or performance in accordance with the terms of such, or the public announcement or consummation of the Mergers or the other transactions contemplated thereby, including the impact thereof on relationships, contractual or otherwise, with tenants, residents, suppliers, lenders, investors (including stockholders), venture partners or employees;
•
the identity of the Equity Investors, Parent or any of their affiliates;
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the taking of any action expressly required by the Merger Agreement or the not taking of any action expressly prohibited thereunder;
•
any failure by us to meet any internal or published projections, estimates, budgets, plans, forecasts or expectations of our revenue, earnings or other financial performance or results of operations for any period (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded pursuant to another clause of this definition may be taken into account); or
•
any decline in the price or trading volume of the our common stock on the NYSE or any other securities market or in the trading price of any other securities of us, the Operating Partnership or any of our subsidiaries or any change in the ratings (including credit ratings) or ratings outlook for us, the Operating Partnership or any our subsidiaries (it being understood that the facts or occurrences giving rise or contributing to such decline or change that are not otherwise excluded pursuant to another clause of this definition may be taken into account).

In the case of each of the first, second, third, fourth, fifth, sixth and seventh bullets above, to the extent such change, effect, development, circumstance, condition, fact, state of facts, event or occurrence has had a disproportionate adverse effect on us, the Operating Partnership or any of our subsidiaries, taken as a whole, relative to other similarly situated persons engaged in the same industries in which we and our subsidiaries operate, in which case, to the extent not otherwise excluded pursuant to another clause listed above, only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect exists or has occurred.

The Merger Agreement also contains customary representations and warranties made by Parent, REIT Merger Sub and OP Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•
the organization, valid existence and good standing of Parent, REIT Merger Sub and OP Merger Sub and their respective power and authority to own, lease and, to the extent appliable, operate their properties and to carry on business as presently conducted and the qualification and license to do business and good standing in any jurisdiction in which the properties owned, operated or leased by them or nature of their business so requires;
•
the power and authority of each of Parent, REIT Merger Sub and OP Merger Sub to execute and deliver the Merger Agreement, to perform their obligations under the Merger Agreement, and to consummate the Mergers and the other transactions contemplated thereby;
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the approval of the Merger Agreement, the Mergers and transactions contemplated thereby by Parent’s general partner and by each of Parent, in its capacity as the sole member of REIT Merger Sub, and REIT Merger Sub, in its capacity as the sole member of OP Merger Sub;
•
the enforceability of the Merger Agreement against each of Parent, REIT Merger Sub and OP Merger Sub;
•
the absence of conflicts with, or violations of, any organizational or governing document of Parent, REIT Merger Sub or OP Merger Sub, any applicable law and the absence of any consents or approvals under, or breaches of any obligation or defaults under, any contract to which Parent, REIT Merger Sub or OP Merger Sub is a party, in each case, in connection with the performance of the Merger Agreement and our obligations thereunder;

•
the governmental consents, approvals, authorizations, permits, filings or notifications required in connection with the execution, delivery and performance of the Merger Agreement;
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the absence of any litigation, claims, investigations or orders pending or threatened against Parent, REIT Merger Sub, OP Merger Sub or any subsidiary of Parent that would be expected to have a material adverse effect;
•
the accuracy of the information supplied by Parent, REIT Merger Sub and OP Merger Sub in this proxy statement;
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except for Moelis & Company and Citigroup Global Markets, Inc., the absence of any broker, investment banker or other person entitled to any fee or commission in connection with the transactions contemplated by the Merger Agreement;
•
the capitalization of REIT Merger Sub and OP Merger Sub;
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the absence of any ownership, direct or indirect, by Parent or its affiliates of any shares of our capital stock or other equity interests, or of any rights, contracts or obligations to acquire such equity interests, during the past three years;
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the tax classification of REIT Merger Sub and OP Merger Sub;
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the Equity Commitment Letters and Debt Commitment Letter having been delivered by Parent to us, the enforceability thereof by each party thereto;
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the absence of any event which constitutes, or would reasonably be expected to constitute, a default or breach by Parent, REIT Merger Sub, OP Merger Sub or, to the knowledge of Parent, any other parties thereto under the terms and conditions of the Equity Commitment Letters and the Debt Commitment Letter;
•
the delivery to us and enforceability of the limited guaranty from the Equity Investors in our favor and that of the Operating Partnership;
•
the absence of a need for a vote by or consent from the partners or other security holders of Parent for the consummation of the transactions contemplated by the Merger Agreement;
•
the absence of any contracts, undertakings, commitments, obligations or understandings between Parent or any of its affiliates, on one hand, and any member of our management, board of directors, or any holder of our securities, on the other hand, relating to the equity, capital or management of the surviving entities following the Mergers or providing for different consideration than the REIT Merger Consideration, the aggregate consideration received by all holders of Operating Partnership Units, or the Series C Preferred Unit Per Share Redemption Consideration; and
•
the solvency of Parent and each of its subsidiaries upon consummation of the transactions contemplated by the Merger Agreement.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the closing of the Mergers.

Conduct of Business Pending the Mergers

Under the Merger Agreement, we and the Operating Partnership have agreed that, subject to certain exceptions set forth in the Merger Agreement and in the related disclosure schedules, during the period between the date of the Merger Agreement and the earlier of the effective time of the Mergers and the termination of the Merger Agreement (the “Interim Period”), we will, and will cause our subsidiaries to:

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conduct our business in all material respects in the ordinary course of business in a manner consistent with past practice in all material respects and in compliance with applicable law in all material respects;
•
use commercially reasonable efforts to (i) maintain our material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of our or our subsidiaries’ control excepted), (ii) preserve intact in all material respects our existing business organization, goodwill, ongoing businesses and significant relationships with third parties, and (ii) maintain our status as a REIT.

Without limiting the foregoing, we and the Operating Partnership have also agreed that, subject to certain exceptions in the Merger Agreement and the disclosure schedules, during the Interim Period, without the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed), we will not, and will not permit any of our subsidiaries to, among other things:

•
amend or propose to amend our charter, bylaws, the Operating Partnership Agreement, or, in any material respect, the equivalent organizational or governing documents of any material subsidiary, or waive the stock ownership limit under our charter;
•
adjust, split, combine, reclassify or subdivide any shares of our stock or other equity securities or ownership interests or those of the Operating Partnership or any of our subsidiaries (other than any wholly owned subsidiary);
•
authorize, declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of our capital stock or that of the Operating Partnership or any of our subsidiaries, except for (i) the declaration and payment by us of dividends in respect of the third fiscal quarter of 2025 in accordance with past practice at a rate not to exceed $0.24 per share, (ii) the declaration and payment of regular distributions that are required to be made in respect of Operating Partnership Units, (iii) the declaration and payment of distributions that are required to be made in respect of the Series C Preferred Units, (iv) the declaration and payment of dividends or other distributions by any of our directly or indirectly wholly-owned subsidiaries to its parent entity, or (v) in accordance with the second paragraph of this section entitled “—Conduct of Business Pending the Mergers”;
•
purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of ours, the Operating Partnership or any of our subsidiaries, other than (i) the redemption or exchange of Operating Partnership Units or Series C Preferred Units pursuant to and in accordance with the provisions of the Operating Partnership Agreement, (ii) the redemption of Series C Preferred Units in accordance with the terms of the Certificate of Designations, (iii) the withholding of shares of our common stock to satisfy withholding tax obligations with respect to awards granted pursuant to the our incentive plan, and (iv) the acquisition by us in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of our incentive plan upon termination of employment or service of an award holder;
•
except for (i) transactions among us and one or more of our wholly-owned subsidiaries or among one or more of our wholly-owned subsidiaries, (ii) as contemplated in the following bullet and (iii) redemptions of Series C Preferred Units in accordance with the Certificate of Designations, issue, deliver, sell, pledge, dispose, encumber or grant any shares of our or our subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of our or our subsidiaries’ capital stock or other equity interests; provided, however, that we may issue shares of our common stock (x) upon the vesting of any Company Restricted Stock or upon payment with respect to any Company Performance Stock Unit outstanding as of the date of the Merger Agreement or as may be granted after the date of the Merger Agreement and (y) pursuant to our incentive plan to the extent required under the terms thereof as in effect as of the date of the Merger Agreement;
•
acquire or agree to acquire any real property, personal property (other than personal property at a total cost of less than $2,000,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions (other than of real property) by us, the Operating Partnership or any of our wholly-owned subsidiaries of or from an existing wholly-owned subsidiary of ours and, in each case, excluding in respect of any improvements (including in respect of tenant improvements) made to real property not in violation of the twenty third bullet of this paragraph;

•
sell, license, mortgage, pledge, lease, assign, transfer, dispose of or encumber, agree to or otherwise effect a deed or assignment in lieu of foreclosure with respect to, or otherwise dispose of any of our properties or any other material assets, except for (i) leases in the ordinary course of business consistent with past practice that do not grant any preferential purchase options or the right to participate in payment-in-lieu-of-taxes or similar programs; (ii) sales of our properties valued under $1,000,000 individually or $5,000,000 in the aggregate in the ordinary course of business consistent with past practice; (iii) pledges or encumbrances of equity interests in entities under our existing revolving credit facility not currently included in our borrowing base thereunder; (iv) the replacement of personal property in the ordinary course of business consistent with past practice; or (v) the exercise by third parties of purchase options under our leases which does not involve any discretionary action by us or any of our subsidiaries apart from reasonable approval and other ministerial conditions that do not permit us or any of out subsidiaries to unilaterally decline to proceed with the sale if the tenant has validly exercised the option and satisfied all conditions precedent thereto;
•
incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any indebtedness or debt securities of our, the Operating Partnership or any of our subsidiaries, or assume, guarantee or endorse, or otherwise become responsible for the indebtedness of any other person (other than a wholly owned subsidiary of ours), except (i) for indebtedness incurred under our existing secured and unsecured revolving credit facilities in the ordinary course of business consistent with past practice, (ii) funding any transactions permitted by this paragraph and (iii) indebtedness that does not, in the aggregate, exceed $1,000,000;
•
make any loans, advances or capital contributions to, or investments in, any other person, or make any change in its existing lending arrangements for or on behalf of such persons, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another person, other than (i) by us, the Operating Partnership or our subsidiaries to us, the Operating Partnership or our subsidiaries, or in the ordinary course of business consistent with past practice another entity in which we directly or indirectly own material interest, (ii) loans, advances or investments under any (x) of our leases or ground leases pursuant to which any third party is a lessee or sublessee on any of our properties or (y) existing joint venture arrangements set forth in the related disclosure schedules, and (iii) investments permitted pursuant to the sixth bullet of this paragraph;
•
enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract (other than any of our leases), other than (i) any termination or renewal in accordance with the terms of any existing material contract that occurs automatically (or at the election of the counterparty thereunder) without any discretionary action (other than notice of renewal) by us, the Operating Partnership or any of our subsidiaries, or (ii) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which we, the Operating Partnership or any of our subsidiaries is a party as required or necessitated by the Merger Agreement or the transactions contemplated thereby (provided, that any such modification, amendment, waiver or consent does not increase the aggregate amount owed by us, the Operating Partnership or any of our subsidiaries thereunder or otherwise materially adversely affect us, the Operating Partnership or any of our subsidiaries);
•
enter into any agreement that would limit or otherwise restrict us or any of our subsidiaries or any of our successors from engaging in or competing in any line of business or owning property in, whether or not restricted to, any geographic area;
•
enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material lease except for (i) renewing or extending the term of any material lease (other than a ground lease) at or above 100% of budget on a net present value basis or entering into any new lease (other than a ground lease) that would have been a material lease if existing on the date of the Merger Agreement where the annual base rent under such lease is less than $2,500,000, and (ii) any renewal, modification, amendment or termination in accordance with the terms of any such material lease that (x) occurs automatically pursuant to exercise of a right by the tenant under and in accordance with the terms of the applicable lease without any discretionary action

(other than notice of renewal) by us, the Operating Partnership or any of our subsidiaries, or (y) would not otherwise be materially adverse to us, the Operating Partnership or any our subsidiaries (it being agreed that any renewals that do not comply with clause (i) above will be deemed to be materially adverse), or (iii) renewing, modifying or amending any material lease as contemplated by the related disclosure schedules;
•
enter into any new lease which grants a preferential purchase option or the right to participate in payment-in-lieu-of-taxes programs (or similar programs) or modify or amend the terms of such provisions in any lease;
•
waive, release, settle or compromise any action or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would restrict our operations or that of the Operating Partnership, any of our subsidiaries or their respective businesses after the closing of the Mergers other than settlements or compromises that (i) with respect to the payment of monetary damages, involve only the payment of any payment payable under an insurance policy insuring us, the Operating Partnership or our subsidiaries and any monetary damages that (x) are equal to or less than the amounts specifically reserved with respect thereto on our most recent balance sheet included in our public filings available prior to the date of the Merger Agreement or (y) do not exceed $500,000 individually or $1,000,000 in the aggregate, (ii) do not involve the imposition of injunctive relief against us, the Operating Partnership or our subsidiaries, the Partnership Surviving Entity or the REIT Surviving Entity and (iii) do not provide for any admission of material liability by us or our subsidiaries, excluding in each case any such matter relating to taxes;
•
except as required pursuant to the terms of any of our benefit plans in effect as of the date of the Merger Agreement, (i) hire, engage or terminate (other than terminations for cause) any employee, executive officer or director of ours, the Operating Partnership or our subsidiaries earning an annualized base salary in excess of $150,000 or appoint any person to a position of executive officer or director of ours or any of our subsidiaries, (ii) increase the amount, rate or terms of compensation or benefits of any directors, trustees, officers, employees or individual independent contractors (that are natural persons or an entities solely owned and operated by a natural person) of ours, the Operating Partnership or any of our subsidiaries, other than in the ordinary course of business consistent with past practice (including with respect to the timing and magnitude of any such increase), (iii) enter into, amend, adopt or incur any liability under or with respect to, any employment, change of control, bonus, retirement, retention or severance agreement with any director or officer of ours, the Operating Partnership or any of our subsidiaries, (iv) grant any rights to severance, retention, change in control or termination pay to any current or former director, individual independent contractor (that is a natural person or an entity solely owned and operated by a natural person) or employee of ours, the Operating Partnership or any of our subsidiaries, (v) establish, adopt, enter into, amend or terminate any benefit plan, collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as is required to comply with Section 409A of the Code, (vi) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any directors, employees or officers of ours, the Operating Partnership or any of our subsidiaries, or (vii) negotiate, enter into, amend or extend any labor agreement or recognize or certify any union as the bargaining representative for any employees of ours or any of our subsidiaries;
•
grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of our, the Operating Partnership’s or any of our subsidiaries’ capital stock or other voting securities or equity interests, except (i) as explicitly required by the terms of a benefit plan, any unexercisable options or other equity awards outstanding on the date of the Merger Agreement or (ii) as set forth in the related disclosure schedules;
•
fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2025, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•
enter into any new line of business or form any new subsidiary;
•
enter into or modify in a manner materially adverse to us or the Operating Partnership any tax protection agreement, make, change or rescind any material election relating to taxes, change a material method of tax accounting, amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case, (i) to the extent required by law, or (ii) to the extent necessary (x) to preserve our qualification as a REIT under the Code, or (y) to qualify or preserve the status of any of our subsidiaries as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 the Code, as the case may be;
•
take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause (i) us to fail to qualify as a REIT, or (ii) any of our subsidiaries to cease to be treated as any of (x) a partnership or disregarded entity for U.S. federal income tax purposes, or (y) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
•
adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;
•
form any new funds, partnerships or joint ventures;
•
make or commit to make any capital expenditures in excess of $1,000,000 individually or $5,000,000 in the aggregate, except (i) pursuant to our budget set forth in in the relevant disclosure schedules, (ii) for the expansion of any of our properties pursuant to expansion rights requested by the applicable tenant, in each case, in the ordinary course of business consistent with past practice and in accordance with terms of any lease, (iii) capital expenditures with respect to our properties and in the approximate amounts described in the relevant disclosure schedules, (iv) in the ordinary course of business consistent with past practice necessary to repair and/or prevent damage to any of the our properties to the extent necessary in the event of an emergency situation, after prior notice to Parent (provided, that if the nature of such emergency renders prior notice to Parent impracticable, we will provide notice to Parent and promptly as practicable after making such capital expenditure), or (v) in respect of our pro rata interest in any non-wholly-owned subsidiary, to the extent required under the terms of the organizational documents of such subsidiary;
•
with respect to any material insurance policy naming us, the Operating Partnership or any of our subsidiaries or any of their respective directors or officers as a beneficiary or an insured or a loss payable payee, or our directors and officers liability insurance policy, (i) cancel or terminate such policy unless such entity has obtained an insurance policy with substantially similar terms and conditions to the canceled or terminated policy, or (ii) allow such policy to expire unless such entity has used commercially reasonable efforts to obtain an insurance policy with substantially similar terms and conditions to the expired policy; provided that, with respect to any renewal of any such policy, we will (x) use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and (y) provide Parent a reasonable opportunity to review and consider the terms of any such policy and consider in good faith any comments Parent may provide to us with respect to the terms of any such policy;
•
enter into, renew, modify, amend or terminate, or waive, release, or compromise or assign any rights or claims under, any ground lease of any of our properties under which we, the Operating Partnership or any of our subsidiaries is lessee or sublessee, except (i) pursuant to our budget set forth in the relevant disclosure schedules, or (ii) to the extent not materially adverse to us, the Operating Partnership or any of our subsidiaries;
•
sell, assign, transfer, abandon, exclusively license or otherwise license outside of the ordinary course of business, any of our material intellectual property or that of the Operating Partnership or our subsidiaries;

•
make, or offer to make, any discretionary payment under any material contract entered into prior to the date of the Merger Agreement; or
•
authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Despite anything to the contrary set forth in the Merger Agreement, nothing in the Merger Agreement will prohibit us or Operating Partnership from taking any action, at any time or from time to time, that in the reasonable judgment of our board of directors, upon advice of our counsel, is reasonably necessary for us to avoid or to continue to avoid incurring entity level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, including making dividend or other distribution payments to our stockholders or holders of Operating Partnership Units or holders of Series C Preferred Units or to qualify or preserve the status of any of our subsidiaries as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code; provided that prior to taking any such action pursuant to this paragraph, we and our subsidiaries will inform Parent in writing of such action and will consult with and cooperate with Parent in good faith to minimize the adverse effect of such action to us and Parent. If we make dividends or distributions required for us to maintain our status as a REIT under the Code or to avoid the incurrence of any income or excise taxes by us, consideration payable to each holder of our common stock will be appropriately reduced to reflect a reduction by the amount of such dividend, with it being acknowledged and agreed that the declaration and payment by us and/or the Operating Partnership of dividends in accordance with past practice at a rate not to exceed $0.24 per share in respect of the third fiscal quarter of 2025 will not result in a reduction by the amount of such dividend.

Each party agrees that, during the Interim Period, except as contemplated by the Merger Agreement, such party will not, directly or indirectly, without the prior written consent of the other parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by the Merger Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.

Subject to the terms of the Merger Agreement, including the section entitled “—Consents and Filings”, from the date of the Merger Agreement until the REIT Merger Effective Time, none of Parent, REIT Merger Sub, OP Merger Sub, the Equity Investors or their respective affiliates will take any action that would, or fail to take any action the failure of which would, materially impact the expected tax treatment of the Mergers as contemplated and described in the Merger Agreement.

Stockholders Meeting

Under the Merger Agreement, we are required to take all action reasonably necessary to call, give notice of, convene and hold the Special Meeting for the purpose of considering and obtaining the Company Stockholder Approval.

We may not adjourn, recess or postpone the Special Meeting except:

•
to the extent required by applicable law (including the MGCL) or any court of competent jurisdiction;
•
to solicit additional proxies if we reasonably believe there will be insufficient shares of our common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or obtain the Company Stockholder Approval; and
•
to the extent our board of directors has determined in good faith (after consultation with outside legal counsel) that it is required by applicable law to postpone or adjourn the Special Meeting in order to give our stockholders sufficient time to evaluate any required supplement or amendment to this proxy statement.

Despite the above, in the case of the second and third bullets above, the Special Meeting must not be postponed or adjourned to a date on or after the fifth business day preceding the Outside Date, unless otherwise required by applicable law.

Without the prior written consent of Parent, the approval of the Mergers will be the only matter (other than matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger or the transactions contemplated by a merger agreement) that we will propose to be acted on by our stockholders at the Special Meeting.

Notwithstanding any Change of Recommendation (as defined below), we will nonetheless submit the Mergers to our stockholders for approval at the Special Meeting unless the Merger Agreement is validly terminated in accordance with its terms prior thereto. Subject to the section entitled “—Acquisition Proposals” and the above, we, acting through our board of directors or a committee thereof, will use reasonable best efforts to obtain the Company Stockholder Approval and nothing contained in the Merger Agreement (other than the relevant provisions set forth in the section entitled “—Acquisition Proposals”) will be deemed to relieve us of such obligation.

Consents and Filings

Upon the terms and subject to the conditions set forth in the Merger Agreement, we, the Operating Partnership and Parent will use our commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by the Merger Agreement, including:

•
using commercially reasonable efforts to take all actions reasonably necessary to cause the conditions to closing set forth in the section entitled “—Conditions to the Mergers” to be satisfied;
•
obtaining of all necessary or advisable actions or non-actions, waivers, consents and approvals from governmental authorities or other persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement;
•
making all necessary or advisable registrations and filings and taking all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and
•
executing and delivering any additional instruments necessary or advisable to consummate the Mergers and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement.

In connection with and without limiting the foregoing paragraph, we, Parent, and the Operating Partnership will use commercially reasonable efforts to give any notices to third parties, and we and Parent will use commercially reasonable efforts to obtain any third party consents not covered by the foregoing paragraph that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by the Merger Agreement.

Acquisition Proposals

Go-Shop Period

During the Go-Shop Period, we and our directors, officers, employees and other representatives had the right to, directly or indirectly:

•
solicit, seek, initiate, propose, facilitate, induce or encourage any Acquisition Proposals (as defined below) or any Inquiry;
•
engage in and otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or Inquiry;
•
subject to the entry into an Acceptable Confidentiality Agreement (as defined below), furnish to any third-party or its representatives any non-public information relating to us, the Operating Partnership and our subsidiaries and afford to such third-party or its representatives access to non-public information related to the business, properties, personnel, assets, books, records and other non-public information of us, the Operating Partnership and our subsidiaries, in each such case with the intent to solicit, seek, initiate, propose, facilitate, induce or encourage any Acquisition Proposals or any Inquiry; and
•
otherwise cooperate with or assist any Acquisition Proposal or Inquiry, including by granting a waiver, amendment or release under any “standstill provision” or similar obligation of any third-party with respect to us, the Operating

Partnership or any of our subsidiaries to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to us.

As used in this proxy statement:

•
“Acceptable Confidentiality Agreement” means a confidentiality agreement on terms that are no more favorable in any material respect to the third-party entering into such agreement than the terms of the confidentiality agreement entered into between us and Makarora on July 11, 2025 (the “Makarora Confidentiality Agreement”) are to Makarora; provided, further, however, that such confidentiality agreement will not prohibit compliance by us with the Merger Agreement (it being understood that an Acceptable Confidentiality Agreement will not be required to contain any standstill or similar provisions that would prohibit the making or amendment of any Acquisition Proposal) and will be required to contain certain provisions that permit us to comply with the section entitled “—Acquisition Proposals.”
•
“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest from a third-party at any time relating to, in a single transaction or series of related transactions (other than the Mergers):
o
any issuance, acquisition or purchase (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) by any third-party that, if consummated, would result in any third-party becoming the beneficial owner, directly or indirectly, of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) of us or the Operating Partnership representing more than twenty percent (20%) of the voting power of or equity interest in us or the Operating Partnership,
o
any tender offer or exchange offer for more than twenty percent (20%) of the voting power of equity interest in us or the Operating Partnership,
o
any merger, consolidation, liquidation, dissolution, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving us and a third-party pursuant to which holders of our equity securities immediately preceding such transaction beneficially own less than eighty percent (80%) of the voting power of equity interest in the surviving or resulting entity of such transaction or
o
any sale, lease, exchange, transfer or other disposition to a third-party of more than twenty percent (20%) of the revenue, net income or net assets (including equity interests in our subsidiaries), of us, the Operating Partnership and our subsidiaries (taken as a whole).
•
“Excluded Party” means any person or group of persons, together with all affiliates of such Persons, (i) from whom we received a bona fide written Acquisition Proposal during the Go-Shop Period; and (ii) during the Go-Shop Period, whose Acquisition Proposal our board of directors determined, in good faith and after consultation with its financial advisor and outside legal counsel, constituted or was reasonably expected to result in a Superior Proposal (as defined below); provided that a person or persons will immediately cease to be an Excluded Party (and the provisions of the Merger Agreement applicable to Excluded Parties will immediately cease to apply with respect to such person or persons) upon the earliest to occur of:
o
such time as the Acquisition Proposal made by such third-party prior to the No-Shop Period Start Date expires or is withdrawn, cancelled or terminated (provided that, for the avoidance of doubt, any amended or revised Acquisition Proposal submitted by such Excluded Party will not be deemed to constitute a withdrawal, cancellation or termination of such previously submitted Acquisition Proposal);
o
the time our board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal could no longer reasonably be expected to result in a Superior Proposal;
o
in the case of a group, if the Persons in such group as of the time such group submitted such Acquisition Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a group of Person that constituted an Excluded Party prior to the No-Shop Period Start Date; and
o
11:59 p.m. (New York City time) on November 25, 2025.

No-Shop Period

Except as expressly permitted by the Merger Agreement, during the period commencing on (i) with respect to any third party who is an Excluded Party as of the No-Shop Period Start Date, the date on which such third party is no longer an Excluded Party or (ii) with respect to any other third party, the No-Shop Period Start Date, and continuing until the earlier of the REIT Merger Effective Time or the termination of the Merger Agreement in accordance with its terms, we will not, and will cause our directors, officers, employees and other representatives not to, directly or indirectly:

•
solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would be reasonably expected to lead to an Acquisition Proposal;
•
enter into, engage, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any third-party any non-public information relating to us, the Operating Partnership or any of our subsidiaries in connection with, any Acquisition Proposal;
•
approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) any Acquisition Proposal;
•
furnish or otherwise disclose to any third-party any information or knowingly grant any third-party (other than Parent and its representatives) access to its properties, assets, books, contracts, personnel or records in connection with or in response to any Acquisition Proposal, including for the purpose of determining whether to make or pursue any inquiries or proposals relating to any Acquisition Proposal;
•
other than an Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or other similar contract, agreement or arrangement with any third-party providing for or relating to an Acquisition Proposal or requiring us to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement (any of the foregoing, other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”);
•
affirmatively terminate, amend, release or modify any restrictions under any standstill agreement to which it is a party, except that, notwithstanding anything to the contrary in the Merger Agreement, we, the Operating Partnership and our subsidiaries may waive, amend, release or modify any restrictions under any agreement which contains a standstill provision if our board of directors has determined in good faith, after consultation with our outside legal advisors, that not doing so would be inconsistent with our board of directors’ fiduciary or statutory duties under applicable law; or
•
resolve, commit or agree to do any of the foregoing.

Notwithstanding any of the foregoing, at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, only in response to an unsolicited bona fide written Acquisition Proposal by a third party first received after the No-Shop Period Start Date (that did not result from a breach, other than a de minimis breach, of this section entitled “—Acquisition Proposals”), we, the Operating Partnership, our subsidiaries and our representatives may inform such third party of the provisions of this section entitled “—Acquisition Proposals.” The receipt of an unsolicited proposal, inquiry or offer received pursuant to any standstill, confidentiality or other similar agreement that permits the submission of private or confidential proposals to our board of directors will not, by itself, violate, or be deemed to be in violation of, the foregoing.

In addition, despite anything to the contrary in the Merger Agreement, if from and following the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, we receive an unsolicited, bona fide written Acquisition Proposal which our board of directors determines in good faith after consultation with our outside legal and financial advisors constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, then in either event we and our representatives may take the following actions:

•
furnish non-public information to the third-party (and its representatives and its potential financing sources and their representatives) making such Acquisition Proposal, if (A) prior to so furnishing such information, we receive from such third-party an executed Acceptable Confidentiality Agreement and (B) any information concerning us, the Operating Partnership or our subsidiaries that is provided to such third-party (or its representatives) will, to the extent not previously provided to Parent or its representatives, be provided to Parent or its representatives, or Parent and its representatives will be provided access to such non-public information, prior to or substantially concurrently with the time it is provided to such person (and in any event within 24 hours thereafter); and
•
engage in discussions or negotiations with such third-party (and its representatives and its potential financing sources and their representatives) with respect to such Acquisition Proposal.

During the period commencing on the No-Shop Period Start Date and continuing until the earlier of the REIT Merger Effective Time or the termination of the Merger Agreement pursuant to its terms, we must:

•
promptly (but in no event later than 24 hours) notify Parent of any Acquisition Proposal, or any request for non-public information regarding us or any of our subsidiaries by any third-party (other than an Excluded Party) that informs us that it is considering making, or has made, an Acquisition Proposal, or any other inquiry from any third-party (other than an Excluded Party) seeking to have discussions or negotiations with us regarding a possible Acquisition Proposal, in each case where such Acquisition Proposal, request or inquiry was first received following the No-Shop Period Start Date by us or our representatives, which notice must be made in writing and must identify the material terms and conditions thereof and the identity of the third-party making such Acquisition Proposal and include copies of all material documents and other material written materials (including any proposed contracts or proposal letters or other material written agreements or communications) submitted with such Acquisition Proposal, request or inquiry;
•
promptly (and in any event within 24 hours) notify Parent, in writing, if we enter into discussions or negotiations concerning any Acquisition Proposal or provides non-public information to any person (other than an Excluded Party) in each case in accordance with the Merger Agreement, and of any change to the financial and other material terms and conditions of any Acquisition Proposal and must otherwise keep Parent reasonably informed of the status and material terms of any Acquisition Proposal or such provision of non-public information to any Person (other than an Excluded Party) on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or material written correspondence relating to any Acquisition Proposal; and
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promptly (and in any event within 24 hours) provide to Parent and its representatives, or provide Parent and its representatives access to, any non-public information concerning us, the Operating Partnership and our subsidiaries that is provided to any such third-party or its representatives in connection with such Acquisition Proposal first received following the No-Shop Period Start Date that was not previously made available to Parent or its representatives.

Obligation of Our Board of Directors with Respect to Its Recommendation

Except in accordance with the paragraph below, during the period commencing on October 24, 2025 and continuing until the earlier of the REIT Merger Effective Time or the valid termination of the Agreement pursuant to its terms, neither our board of directors nor any of its committees will:

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approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Acquisition Proposal,
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withhold, withdraw, change, amend, modify or qualify, or propose publicly to withhold, withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the recommendation by our board of directors that our stockholders approve the REIT Merger or fail to include such recommendation in this proxy statement when disseminated to our stockholders (any act described in this bullet or the bullet above, a “Change of Recommendation”), or

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approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit us, the Operating Partnership or any of our subsidiaries to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement, as described in the section entitled “—Acquisition Proposals—Go-Shop Period”).

Superior Proposals and Intervening Events

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the time the Company Stockholder Approval is obtained, our board of directors may:

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effect a Change of Recommendation if an Intervening Event has occurred and our board of directors determines (it being understood that any such determination in and of itself will not be deemed a Change of Recommendation) in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary and statutory duties under applicable law, or
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effect a Change of Recommendation and/or terminate the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Company”, if our board of directors has received an Acquisition Proposal that our board of directors in good faith determines (it being understood that any such determination in and of itself will not be deemed a Change of Recommendation), after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal.

However, our board of directors will not take any action set forth in bullets one or two above unless it complies with the provisions of the below paragraph and has considered in good faith all of the adjustments which may be offered by Parent in writing pursuant to the provisions in the below paragraph, and such Acquisition Proposal is not withdrawn.

Our board of directors will only be entitled to effect a Change of Recommendation and/or terminate the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Company” if:

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we have provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that we intend to take such action, identifying the person making the Superior Proposal (if applicable) and describing the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by us will not constitute a Change of Recommendation and will not permit Parent to terminate the Merger Agreement);
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during the four business day period following Parent’s receipt of the Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such fourth business day (the “Notice of Change Period”), we will, and will cause our representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Change of Recommendation; and
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following the end of the Notice of Change Period, our board of directors will have determined (it being understood that any such determination in and of itself will not be deemed a Change of Recommendation) in good faith, after consultation with its outside legal counsel and its financial advisors, taking into account any changes to the Merger Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal or (B) in the case of an Intervening Event, the failure of our board of directors to effect a Change of Recommendation would be inconsistent with its fiduciary and statutory duties under applicable law. Any amendment to the financial terms or any other material amendment of such a Superior Proposal will require a new Notice of Change of Recommendation, and we will be required to comply again with the requirements above; provided, however, that the Notice of Change Period will be reduced to two business days following receipt by Parent of any such new Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such second business day.

As used in this proxy statement:

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“Intervening Event” means a material positive change, effect, development, circumstance, condition, fact, state of facts, event or occurrence affecting the business, assets or operations of us, the Operating Partnership and our subsidiaries, taken as a whole, that has occurred, has arisen, or becomes known to our board of directors after the date of the Merger Agreement but prior to the receipt of the Company Stockholder Approval, that was not known or reasonably foreseeable by our board of directors as of the date of the Merger Agreement or, if known or reasonably foreseeable by our board of directors as of the date of the Merger Agreement, the material consequences of which (or the magnitude of the consequences of which) were not known or reasonably foreseeable to our board of directors as of the date of the Merger Agreement; provided, that in no event will any of the following constitute an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (i) the receipt by us of an Acquisition Proposal; (ii) the fact we or any of our subsidiaries meets, exceeds or fails to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, results of operations or other financial or operating measures for any period; or (iii) changes in the market price or trading volume of the our common stock, in and of itself, after the date of the Merger Agreement; provided, however, that, with respect to clauses (ii) and (iii), the underlying causes of such meeting, exceedance, failure and/or changes may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not otherwise falling into the foregoing clauses (i) through (iii) of this definition.
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“Superior Proposal” means a bona fide written Acquisition Proposal (with references in the definition of such term to “20%” or “80%” being deemed to be replaced with references to “50.1%”), which our board of directors determines in good faith, after consultation with our outside legal and financial advisors, would result, if consummated, in a transaction that is more favorable to our stockholders from a financial point of view than the REIT Merger, with our board of directors taking into account (as applicable) (i) the financial, legal, regulatory and any other aspects of such proposal (including the identity of the person making the proposal), (ii) the likelihood and timing of consummation (as compared to the Mergers), and (iii) any changes to the terms of the Merger Agreement proposed in writing by Parent pursuant to the provisions in this section entitled “—Acquisition Proposals.”

Nothing contained in the Merger Agreement will prohibit us or our board of directors from:

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disclosing to our stockholders a position contemplated by Rule 14d-9 and Rule 14e2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or any substantially similar communication in connection with any Acquisition Proposal that is not a tender offer; or
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making any disclosure to our stockholders if required by applicable law or if our board of directors determines in good faith, after consultation with our outside legal advisors, that the failure to do so would be inconsistent with our board of directors’ fiduciary or statutory duties under applicable law.

Despite the above, if such disclosure would otherwise constitute a Change of Recommendation, such disclosure will not constitute a Change of Recommendation if our board of directors expressly publicly reaffirms their recommendation that our stockholders approve the REIT Merger in such disclosure (it being understood that in no event will a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be a Change of Recommendation).

We will not submit to the vote of our stockholders any Acquisition Proposal other than the Mergers prior to the termination of the Merger Agreement in accordance with its terms.

Employee Benefits

For a period of 12 months following the REIT Merger Effective Time, Parent and the REIT Surviving Entity will provide, or will cause to be provided, each employee of ours or of our subsidiaries who continues employment with Parent or one of its affiliates (including us and our subsidiaries) (each, a “continuing employee”), with (i) an annual base salary or wage rate at least equal to the annual base salary or wage rate provided to such continuing employee immediately prior to the REIT Merger Effective Time, (ii) annual target incentive compensation opportunities (excluding any change in control, transaction, retention or similar arrangements) that, in the aggregate, are no less favorable than the annual aggregate target cash and target annual equity incentive compensation opportunities provided to such continuing employee as of immediately prior to the REIT Merger Effective Time (which form of incentive compensation opportunities offered post-closing may differ from those in place prior to the REIT Merger Effective Time, and will be determined by Parent in its sole discretion), and (iii) employee benefits (excluding any defined benefit pension, equity or equity-related, nonqualified deferred compensation, and post-termination or retiree welfare benefit plans and arrangements) that, in the aggregate, are no less favorable than the employee benefits provided to such continuing employee as of immediately prior to the REIT Merger Effective Time.

For a period of 12 months following the REIT Merger Effective Time or such longer period as provided in our benefit plans (the “severance protection period”), Parent and the REIT Surviving Entity will provide, or will cause to be provided, to each continuing employee whose employment is terminated within such severance protection period, severance payments and benefits provided to the continuing employee immediately prior to the REIT Merger Effective Time (assuming a severance-qualifying termination under the plan and taking into account the service crediting provisions described below).

For all purposes (including vesting under any tax-qualified retirement plan, eligibility to participate and level of benefits) under the employee benefit plans of Parent or any of its affiliates providing benefits to any continuing employee after the REIT Merger Effective Time (the “new plans”), Parent and the REIT Surviving Entity will use commercially reasonable efforts to cause each continuing employee to be credited with his or her years of service with us and our subsidiaries and their respective predecessors before the REIT Merger Effective Time, to the same extent as such continuing employee was entitled, before the REIT Merger Effective Time, to credit for such service under any similar old plan in which such continuing employee participated immediately prior to the REIT Merger Effective Time; provided that the foregoing will not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, (i) Parent and the REIT Surviving Entity will use their commercially reasonable efforts to ensure that each continuing employee will be immediately eligible to participate, without any waiting time, in any new plans applicable to such continuing employee to the extent that no waiting period would have applied under the corresponding benefit plan of ours in which such continuing employee participated immediately before the REIT Merger Effective Time (such plans, collectively, the “old plans”), and (ii) for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to continuing employee, Parent and the REIT Surviving Entity will use their commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such continuing employee and his or her covered dependents, unless such conditions would not have been waived under the comparable old plans in which such continuing employee participated immediately prior to the REIT Merger Effective Time. Further, Parent and the REIT Surviving Entity will use commercially reasonable efforts to cause any eligible expenses incurred by such continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date such employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan, to the extent that such expenses were recognized for such purposes under the corresponding old plan(s).

Immediately prior to the REIT Merger Effective Time, we will pay to each continuing employee who is then participating in any bonus or incentive plans maintained by us with respect to our fiscal year (or such shorter performance period) during which the closing of the Mergers occurs (the “bonus plans”), a prorated incentive award under the bonus plans for the period from the beginning of the applicable performance period through the date of the closing of the Mergers (the “bonus period”) equal to the greater of (i) such employee’s incentive entitlement for the bonus period under the bonus plans based on the actual level of achievement of the applicable performance goals for the period beginning on the first (1st) day of such applicable performance period and ending as of the end of the month immediately preceding the month in which the REIT Merger Effective Time occurs, as determined by our board of directors (or an authorized committee) in its good faith discretion, and (ii) such employee’s incentive entitlement for the bonus period under the bonus plans assuming target level performance is achieved. If the REIT Merger Effective Time has not occurred prior to January 1, 2026, annual bonuses for our 2025 fiscal year will be determined in accordance with the preceding sentence as if the closing of the Mergers had occurred immediately prior to the conclusion of such fiscal year, and will be paid immediately prior to the REIT Merger Effective Time (or, if earlier, at our election, at such time as they would be paid in the ordinary course of business). Parent and the REIT Surviving Entity will establish bonus and incentive plans with respect to the remainder of the fiscal year in which the REIT Merger Effective Time occurs on terms consistent with the obligations described above with respect to continuing employees.

We will, to the extent we deem it necessary or advisable, make all contributions in respect of the 2025 calendar year under any benefit plan that is a Simplified Employee Pension Individual Retirement Account (“SEP IRA”), in accordance with the terms of the SEP IRA.

Financing

Parent will use its commercially reasonable efforts to obtain the proceeds of the financing on the terms and subject only to the conditions described in the commitment letters, including:

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maintaining in effect and complying with the commitment letters;
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negotiating and entering into definitive agreements with respect to the financing on the terms and subject only to the conditions contained in the commitment letters;
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satisfying on a timely basis all conditions in the commitment letters and the definitive agreements with respect to the financing that are within the control of Parent and complying with its obligations thereunder;
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accepting (and complying with) to the fullest extent required by the Debt Commitment Letter all “flex” provisions contemplated therein and by the debt financing; and
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complying with its covenants and other obligations under the commitment letters and the definitive agreements with respect to the financing.

In the event that any portion of the financing becomes unavailable, Parent will use commercially reasonable efforts to arrange and obtain, as promptly as practicable, alternative financing for any such unavailable portion from the same or alternative sources in an amount sufficient, when taken together with the available portion of the financing, to consummate the transactions contemplated by the Merger Agreement and make all payments required to be made in connection therewith, with terms and conditions that are not less favorable to Parent, REIT Merger Sub or OP Merger Sub than the terms and conditions set forth in the Debt Commitment Letter; provided, that any financing that has higher pricing, interest rates, fees or other yield than as set forth in the Debt Commitment Letter after giving effect to the market flex provisions therein will be deemed less favorable to Parent, REIT Merger Sub and OP Merger Sub).

Notwithstanding anything to the contrary in the Merger Agreement, nothing contained in this section entitled “—Financing” will require, and in no event will the commercially reasonable efforts of Parent require, Parent to (i) seek the equity financing from any source other than the Equity Investors, or in any amount in excess of that contemplated by the Equity Commitment Letters (provided, that Parent will not be required to seek equity financing from an Equity Investor in an amount in excess of that contemplated by such Equity Investor’s respective Equity Commitment Letter) or (ii) pay any fees in excess of those contemplated by the Equity Commitment Letters.

Financing Cooperation

The Merger Agreement does not contain a financing condition to the closing of the Mergers. Prior to closing, we will use our commercially reasonable efforts, and cause our subsidiaries to use commercially reasonable efforts, to provide customary cooperation, to the extent customarily and reasonably requested by Parent in writing, in connection with the arrangement and obtaining of the debt financing (or any alternative financing) and any amendment to, or waiver or consent under, or pursue any approach reasonably chosen by Parent to the assumption, defeasance, satisfaction and discharge, constructive satisfaction and discharge, refinancing, repayment, repurchase, redemption, termination, amendment, guarantee, purchase, unwinding or other treatment of the existing indebtedness of the Isosceles JV (such transactions, collectively, the “Isosceles JV Loan Transactions”) (provided, that such requested cooperation does not unreasonably interfere with any of our ongoing operations or those of our affiliates in any material respect or require any documents (other than customary representation letters and authorization letters) to be executed or approvals to be obtained by us or our affiliates that would be effective prior to the closing of the Mergers except as specifically set forth in this section entitled “—Financing Cooperation”; provided, further, subject to the limitations set forth in the paragraph below, with respect to any Isosceles JV Loan Transactions, that Parent will control all decisions with respect to such Isosceles JV Loan Transactions), in each case, at Parent’s sole cost and expense, by using commercially reasonable efforts to:

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participate in a reasonable number of meetings, presentations, and due diligence sessions with the sources of debt financing in respect of the debt financing and the sources of financing in respect of the Isosceles JV Loan Transactions (the “Isosceles JV Loan Sources”) (provided that, notwithstanding the foregoing, from and after the date of the Merger Agreement, subject to the limitations set forth in the paragraph below, we authorize Parent and its representatives to initiate contact with, and to negotiate, communicate and discuss any Isosceles JV Loan Transactions with the relevant Isosceles JV Loan Sources, so long as Parent (i) provides us reasonable prior notice of initial contact and discussions, (ii) keeps us reasonably apprised on an ongoing timely basis of any developments or material negotiations, communications or discussions, and (iii) provides us or our representatives the reasonable opportunity to attend (by telephone, videoconference or in person) any such material negotiations, communications or discussions);
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furnish Parent, the sources of debt financings and any Isosceles JV Loan Sources, as promptly as practicable (and, in any event, on or prior to the dates required by the Debt Commitment Letter), with (i) any required financial information, (ii) any information regarding our properties necessary to satisfy the conditions related to due diligence in the Debt Commitment Letter, and (iii) such other pertinent information regarding us and our subsidiaries (including information regarding the business, operations and financial projections thereof) as may be reasonably requested by Parent and customarily required to assist in the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the debt financing and the Isosceles JV Loan Transactions;
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provide reasonable and customary cooperation in connection with the marketing efforts of Parent and its financing sources for the (i) debt financing to be raised by Parent to complete the Mergers and the other transactions contemplated by the Merger Agreement and (ii) the Isosceles JV Loan Transactions;
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obtain customary payoff letters, lien terminations (or assignments thereof), defeasances and instruments of discharge to be delivered at the closing of the Mergers, subject to any cash collateral requirements in connection with letters of credit that will remain outstanding after closing and subject to other exceptions under the applicable agreements for other liens permitted to remain outstanding after closing, all in form and substance reasonably acceptable to Parent, the sources of debt financing and any Isosceles JV Loan Sources in connection with the Isosceles JV Loan Transactions;
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provide and execute documents required by the sources of debt financing in connection with the debt financing and any Isosceles JV Loan Sources in connection with the Isosceles JV Loan Transactions as required by bank regulatory authorities under applicable beneficial ownership, “know-your-customer” and anti-money laundering rules and regulations (provided, that neither we nor any of our subsidiaries will be required to enter into any agreement related to any financing that is not effective as of or immediately prior to or conditioned on the occurrence of the date of the closing of the Mergers) to the extent such information is reasonably requested by Parent at least ten business days prior to closing;

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to the extent reasonably requested by Parent and necessary in connection with the debt financing or any Isosceles JV Loan Transaction, use commercially reasonable efforts to attempt to obtain, or cause our applicable subsidiary to use commercially reasonable efforts to attempt to obtain, an original estoppel certificate with respect property leased pursuant to a ground lease in form and substance reasonably satisfactory to Parent, the source of debt financing and any Isosceles JV Loan Sources, executed by the landlord under such ground lease and naming Parent and any source of debt financing or Isosceles JV Loan Source designated by Parent as addressee and to the extent provided for in such ground lease: (i) verifying the basic facts of such ground lease (including term, rental, expiration date and options, if any) and (ii) confirming that there are no defaults by the tenant under such ground lease, it being agreed that neither we nor any of our subsidiaries will be required to pay any consideration, expenses or fees, otherwise expend any monies, or grant any concessions in connection with such estoppels;
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upon Parent’s reasonable request, and if necessary in connection with the debt financing or any Isosceles JV Loan Transaction, use commercially reasonable efforts to attempt to obtain, or cause our applicable subsidiary to use commercially reasonable efforts to attempt to obtain, estoppel certificates in form and substance reasonably satisfactory to Parent, the source of debt financing and any Isosceles JV Loan Source in connection with the Isosceles JV Loan Transactions, executed by tenants under our leases and all other parties to any applicable material reciprocal easement agreement or material declaration of covenants, conditions and/or restrictions affecting any of our properties, if any, in each case to the extent provided for in such lease, agreement or declaration, and in each case reasonably designated by Parent, it being agreed that neither we nor any of our subsidiaries will be required to pay any consideration, expenses or fees, otherwise expend any monies, or grant any concessions in connection therewith;
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upon Parent’s reasonable request, reasonably assist Parent, at Parent’s sole cost and expense, in obtaining customary lender’s title insurance policies insuring the source of debt financing’s or an Isosceles JV Loan Source’s mortgages or similar instruments to be secured upon the closing;
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to the extent reasonably requested by Parent and necessary in connection with the debt financing or any Isosceles JV Loan Transaction, instruct our auditors to provide customary comfort letters and customary consents to the use of accountants’ audit reports relating to us and our subsidiaries to the extent such “comfort letters” are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with any issuance of securities in a capital markets transaction comprising part of such debt financing or Isosceles JV Loan Transaction;
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to the extent reasonably requested by Parent and necessary in connection with the debt financing or any Isosceles JV Loan Transaction, assist Parent in complying with Rule 17g-5 of the Exchange Act and, to the extent required in accordance with Rule 15Ga-2 of the Exchange Act, instruct the applicable third-party to assist Parent in its efforts to file any third-party due diligence reports on Form ABS-15G; and
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to the extent reasonably requested by Parent and necessary in connection with the debt financing or any Isosceles JV Loan Transaction, permit Parent and its representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which we will use reasonable efforts to obtain), leased by us or any of our subsidiaries (provided, however, that (i) neither Parent nor its Representatives will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (ii) Parent will schedule and coordinate all inspections with us in accordance with the terms of the Merger Agreement, (iii) we will be entitled to have representatives present at all times during any such inspection, and (iv) all inspection will be done in accordance with the terms of the our leases and material contracts applicable thereto).

Notwithstanding the foregoing, neither we nor any of our affiliates will be required to take or permit the taking of any action pursuant in this section entitled “—Financing Cooperation”, including with respect to any lien on any of our assets or those of our subsidiaries in connection with the debt financing or any Isosceles JV Loan Transaction, that would:

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require us, our subsidiaries or any of our affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the debt financing or any Isosceles JV Loan

Transaction or enter into, execute or deliver any certificate, document, instrument or agreement (other than customary representation letters and authorization letters) or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, other than any such resolutions, consents, certificates, documents, instruments or agreements that are effective only upon the closing of the Mergers;
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cause us or our affiliates to breach any representation or warranty in the Merger Agreement;
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require us or our affiliates to (i) pay any commitment, consent, amendment or other similar fee unless funded in advance by Parent or (ii) incur any other expense, liability or obligation that is not reimbursable by Parent under the Merger Agreement prior to the closing of the Mergers or have any of our obligations or those of our affiliates under any agreement, certificate, document or instrument be effective until the closing of the Mergers;
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reasonably be expected to cause any of our directors, officers, employees or stockholders or those of our affiliates to incur any personal liability;
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reasonably be expected, in our reasonable judgment, to conflict with the our organizational documents or those of our affiliates, any law or any contract or obligations of confidentiality (provided, that we will use commercially reasonable efforts to obtain a waiver of any such confidentiality obligations, which will be conditioned upon Parent’s own agreement to comply with such obligations on the same terms as apply to us or our applicable subsidiary) binding on us or any of our subsidiaries and provided that our obligations under this section entitled “—Financing Cooperation” will be subject to persons being bound by confidentiality agreements in accordance with customary market practice;
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except as otherwise set forth pursuant to the Merger Agreement, reasonably be expected to result in a material violation or breach of, or a default under, or give rise to any termination of or loss of any material benefit under, any contract to which we or any of our affiliates are a party;
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provide access to or disclose information that we or any of our affiliates determine in good faith discretion would jeopardize any attorney-client privilege or other applicable privilege or protection (provided that in the event access or disclosure is withheld pursuant to this bullet, we will use commercially reasonable efforts to provide such access or disclose the applicable information in a way that would not give rise to a risk of loss of attorney-client privilege);
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require the delivery of any opinion of counsel;
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require us or our affiliates to prepare any financial statements or information that are not available to us or them (and are not prepared in the ordinary course of business);
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require the preparation or delivery of any excluded information, as set forth in the Merger Agreement;
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unreasonably interfere with the conduct of our business or that of our affiliates;
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create a material risk of damage or destruction to any of our property or assets or those of our affiliates or result in the creation or imposition of any lien on such asset;
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cause any condition to the closing of the Mergers set forth in the section entitled “—Conditions to the Mergers” to not be satisfied or otherwise cause any breach of the Merger Agreement or require any amendment of or waiver of our rights thereunder;
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require the change of any fiscal period of ours or any of our subsidiaries; or
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require us or our affiliates to make any filings with the SEC in connection with any debt financing or Isosceles JV Loan Transaction (other than in any applicable proxy statement).

Nothing contained in this section entitled “—Financing Cooperation” or otherwise will require us or any of our affiliates, prior to the closing of the Mergers, to be an issuer or other obligor with respect to the debt financing or Isosceles JV Loan Transaction to deliver or cause the delivery of any legal opinion, 10b-5 letters, authorization or representation letters (other than customary representation letters and authorization letters required by the debt financing or Isosceles JV Loan Transaction to be provided prior to the closing of the Mergers) or solvency certificates in connection with the debt financing or Isosceles

JV Loan Transaction or to require any of our affiliates, directors, managers, officers, general or limited partners or employees to incur any personal liability with respect to matters related to the debt financing or Isosceles JV Loan Transaction. In addition, any information with respect to the prospects and plans for us and our affiliates in connection with the debt financing or Isosceles JV Loan Transaction will be the sole responsibility of Parent, and neither we nor any of our affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, will have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the debt financing or Isosceles JV Loan Transaction or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, us and our affiliates after the closing of the Mergers. Parent will, promptly upon our request, reimburse us for all reasonable and documented third party out-of-pocket costs and expenses (including outside attorneys’ fees) incurred by us or them or our respective representatives in connection with such cooperation and will reimburse, indemnify and hold us and our affiliates and our respective representatives harmless from and against any and all losses suffered or incurred by us or them in connection with the arrangement of the debt financing or Isosceles JV Loan Transaction, any action taken by us or them at the request of Parent or its representatives pursuant to this section entitled “—Financing Cooperation” and any information used in connection therewith, except in the event such matters arose out of or resulted from (i) information furnished in writing by or on our behalf or the behalf of our subsidiaries or our respective affiliates and representatives for use in connection with any financing, or (ii) the bad faith, gross negligence or willful misconduct by us, our subsidiaries or any of our respective affiliates or representatives.

Parent will use commercially reasonable efforts to obtain consent to the Mergers from the lenders under the applicable loan documents and any necessary amendments to such loan documents to reflect the Mergers. Prior to the closing of the Mergers, (i) upon our request, Parent will keep us reasonably informed in reasonable detail of the status of its efforts to arrange the debt financing or effect any Isosceles JV Loan Transaction, and, (ii) we will keep Parent reasonably informed in reasonable detail of any material correspondence or communication between us and our representatives and any Isosceles JV Loan Sources regarding any Isosceles JV Loan Transaction.

All nonpublic or otherwise confidential information regarding us or any of our affiliates obtained by Parent or its representatives pursuant to this section entitled “—Financing Cooperation” will be kept confidential in accordance with the Makarora Confidentiality Agreement; provided that Parent may share non-public or otherwise confidential information with actual or potential financing sources subject to confidentiality protections customary for such transactions and that are no less protective of us and our affiliates than the Makarora Confidentiality Agreement.

The condition set forth in the fourth bullet of the second paragraph of the section entitled “—Conditions to the Mergers”, as it applies to our obligations under this section entitled “—Financing Cooperation”, will automatically be deemed satisfied except to the extent that, if Parent claims that we have breached such obligations, it has provided us with written notice of such breach within ten business days of first becoming aware of such breach and we have failed to cure such breach within ten business days after such notice is provided. Nothing contained in this section entitled “—Financing Cooperation” will require us to commence any lawsuit or exercise or threaten to exercise rights of termination or other remedies against any tenant or other counterparty under any contract.

Certain Other Covenants

The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:

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the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;
•
compliance with the Certificate of Designations in connection with the redemption of the Series C Preferred Units;
•
upon Parent’s request with advance reasonable notice, giving Parent and its representatives reasonable access during normal business hours to our, the Operating Partnership’s and our subsidiaries’ offices, properties books and records;

•
furnishing to Parent and its representatives all information concerning our business, properties and officers as Parent may reasonably request;
•
confidentiality;
•
notice upon certain events, including communications from a governmental authority in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement;
•
providing notice to Parent, and giving Parent the opportunity to participate in, any legal proceeding relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;
•
consultation regarding any public release or announcement with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement;
•
compliance by each of REIT Merger Sub and OP Merger Sub with its obligations under the Merger Agreement;
•
certain matters related to Section 16(a) of the Exchange Act and Rule 16b-3 thereunder;
•
the delisting of our common stock from the NYSE and the deregistration of our common stock under the Exchange Act after the REIT Merger Effective Time;
•
the indemnification of our, the Operating Partnership’s and our subsidiaries’ directors, officers and managers;
•
the obligation to pay, immediately prior to the REIT Merger Effective Time or Partnership Merger Effective Time, as applicable, any distributions that have been declared on shares of our common stock, Operating Partnership Units or Series C Preferred Units and have not yet been paid;
•
Parent’s obligation to cause any shares of our common stock owned by it or its subsidiaries to be voted in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement;
•
the parties using their respective commercially reasonable efforts to take all action necessary so that no takeover statute is or becomes applicable to the Mergers or any of the other transactions contemplated by the Merger Agreement, and if such takeover statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such takeover statute;
•
us obtaining the opinion of counsel of Alston & Bird LLP and delivering to Alston & Bird LLP a tax representation letter, dated as of the date of the closing of the Mergers and signed by an officer of ours, regarding our qualification as a REIT under the Code;
•
cooperation between us and Parent with respect to maintenance of our REIT status; and
•
the delivery of resignation letters, effective immediately prior to and subject to the occurrence of the REIT Merger Effective Time, from the members of our board of directors and our officers.

Conditions to the Mergers

The respective obligations of each party to the Merger Agreement to consummate the Mergers are subject to the satisfaction (or, to the extent permitted by law, waiver by all parties to the Merger Agreement) at or prior to the closing of the Mergers of each of the following conditions:

•
the Company Stockholder Approval has been obtained; and
•
the absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the Mergers or any other transactions contemplated by the Merger Agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that makes the consummation of the Mergers illegal or otherwise prohibits the consummation of the Mergers.

The obligations of Parent, REIT Merger Sub and OP Merger Sub to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or, to the extent permitted by law, waiver by Parent), at or prior to the closing of the Mergers, of the following additional conditions:

•
the accuracy in all material respects of certain representations and warranties of ours and the Operating Partnership made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date, and disregarding materiality qualified in the related representations and warranties (but applying any Company Material Adverse Effect qualifiers therein)) regarding organization and qualification, certain aspects of capital structure, authority, financial advisor opinions, required approvals, brokers, Investment Company Act matters and takeover statutes;
•
the accuracy in all but de minimis respects of certain representations and warranties of ours and the Operating Partnership made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date) regarding capital structure;
•
the accuracy of other representations and warranties of ours and the Operating Partnership made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), expect to the extent that any inaccuracies in such representations and warranties (disregarding materiality and Company Material Adverse Effect qualifiers in the related representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
•
we and the Operating Partnership having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under the Merger Agreement at or prior to the closing of the Mergers;
•
on the date of the closing of the Mergers, there will not exist any change, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined above, under the section entitled “—Representations and Warranties”);
•
receipt by Parent of a certificate from us, dated as of the date of the closing of the Mergers, signed by an authorized officer of ours on behalf of us and the Operating Partnership, certifying that the conditions set forth above have been satisfied; and
•
receipt of a tax opinion from Alston & Bird LLP (or other counsel reasonably satisfactory to Parent), on which Parent is entitled to rely, dated as of the date of the closing of the Mergers, to the effect that, for all taxable years beginning with our taxable year ended December 31, 2012 and ending with our taxable year ending on the date of the closing of the Mergers, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Our obligation and that of the Operating Partnership to consummate the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction (or, to the extent permitted by law, waiver by us), at or prior to the closing of the Mergers, of the following additional conditions:

•
the accuracy in all material respects of certain representations and warranties of Parent, REIT Merger Sub and OP Merger Sub made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specific date, which must only be accurate as of such date) regarding organization and qualification, authority, brokers, financing and the limited guaranty;
•
the accuracy of other representations and warranties of Parent, REIT Merger Sub and OP Merger Sub made in the Merger Agreement as of the date of the Merger Agreement and as of the closing of the Mergers (other than those representations and warranties that were made as of a specified date, which must only be accurate as of such date), expect to the extent that any inaccuracies in such representations and warranties (disregarding materiality and material adverse effect qualifiers in the related representations and warranties) have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent;
•
Parent, REIT Merger Sub and OP Merger Sub having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under the Merger Agreement at or prior to the closing of the Mergers; and
•
receipt by us of a certificate from Parent, dated as of the date of the closing of the Mergers and signed by an authorized officer of Parent on behalf of Parent, REIT Merger Sub and OP Merger Sub, certifying that the conditions set forth above have been satisfied.

Termination of the Merger Agreement

We and Parent may, at any time prior to the closing of the Mergers, mutually agree in writing to terminate the Merger Agreement and abandon the transaction contemplated by the Merger Agreement, even after we have obtained the Company Stockholder Approval.

Termination by Either the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement by written notice to the other parties at any time prior to the closing of the Mergers (with respect to the first two bullets below, even after we have obtained the Company Stockholder Approval), if:

•
the Mergers have not been consummated on or before the Outside Date, so long as breach of the Merger Agreement by the party terminating the Merger Agreement is not the cause of the failure of the Merges to be consummated by the Outside Date (it being understood that any breach or failure by REIT Merger Sub or OP Merger Sub will be deemed a breach or failure by Parent for this purpose);
•
any governmental authority of competent jurisdiction has issued a final, non-appealable judgment, order, injunction or decree that permanently restrains, enjoins or otherwise prohibits the consummation of the Mergers (except that this termination right will not be available to any party whose failure (or, in the case of Parent, the failure of REIT Merger Sub or OP Merger Sub) to perform comply with any provision of the Merger Agreement was the principal cause of, or principally resulted in, the issuance of such final, non-appealable judgment, order, injunction or decree; or
•
the Special Meeting (including any adjournments and postponements thereof) has been held and completed, our stockholders have voted on a proposal to adopt the Merger Agreement and the Company Stockholder Approval has not been obtained.

Termination by Parent

Parent may also terminate the Merger Agreement by written notice to us at any time prior to the closing of the Mergers, even after we have obtained the Company Stockholder Approval (except as otherwise specified below), if:

•
prior to the Company Stockholder Approval having been obtained:
o
our board of directors has effected a change in recommendation that our stockholders approve the REIT Merger;
o
we fail to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal within ten business days after the commencement of such tender offer or exchange offer; or
o
our board of directors fails to publicly reaffirm its recommendation that our stockholders approve the REIT Merger within ten business days after the date an Acquisition Proposal has been publicly announced (or, if the Special Meeting is scheduled to be held within ten business days of when such Acquisition Proposal is publicly announced, promptly and in any event prior to the date of the Special Meeting); or
•
we have breached any representation, warranty, covenant or other agreement set forth in the Merger Agreement and such breach would result in a failure of any closing condition relating to our representations, warranties, covenants or agreements, and such breach cannot be cured by the Outside Date or, if curable, has not been cured by the date that is 30 business days following the date of Parent’s delivery of written notice to us stating Parent’s intention to terminate the Merger Agreement and the basis therefor (so long as Parent is not also in breach of any of its covenants or obligations under the Merger Agreement).

Termination by the Company

We may also terminate the Merger Agreement by written notice to Parent at any time prior to the closing of the Mergers, even after we have obtained the Company Stockholder Approval (except as otherwise specified below), if:

•
prior to the Company Stockholder Approval having been obtained, (i) our board of directors has approved, and concurrently with the termination of the Merger Agreement pursuant to this bullet, we enter into a definitive agreement providing for the implementation of a Superior Proposal, and (ii) substantially concurrently with such termination we have paid the applicable termination fee to Parent;
•
Parent, REIT Merger Sub or OP Merger Sub have breached any representation, warranty, covenant or other agreement set forth in the Merger Agreement and such breach would result in a failure of any closing condition relating to their representations, warranties, covenants or agreements, and such breach cannot be cured by the Outside Date or, if curable, has not been cured by the date that is 30 business days following the date of our delivery of written notice to Parent stating our intention to terminate the Merger Agreement and the basis therefor (so long as we are not also in breach of any of our covenants or obligations under the Merger Agreement); or
•
(i) all of the conditions to Parent’s obligation to consummate the Mergers under the Merger Agreement (other than those to be satisfied at the closing of the Mergers) have been satisfied or waived, (ii) Parent, REIT Merger Sub and OP Merger Sub fail to complete the closing of the Mergers, as required under the Merger Agreement, (iii) we have certified in writing to Parent that conditions to Parent’s obligations to complete the closing of the Mergers have been satisfied (or waived by Parent) and that that we are ready, willing and able to close and (iv) Parent fails to consummate the Mergers within three business days of the delivery of such notice from us.

Termination Fees

Company Termination Fee

We have agreed to pay Parent a termination fee of $40.1 million (or $15.0 million if we terminate the Merger Agreement pursuant the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company” prior to 11:59 p.m. (New York City time) on November 25, 2025 in order to enter into a definitive agreement with an Excluded Party with respect to a Superior Proposal) in cash, if:

•
each of the following are satisfied consummated (provided that for purposes of this bullet, all percentages included in the definition of acquisition proposal will be deemed increased to “50.1%”):
o
(i) we or Parent terminate the Merger Agreement because the Mergers have not been completed by the Outside Date Parent or Parent terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent” and an acquisition proposal had been publicly announced or otherwise publicly communicated to our board of directors after the date of the Merger Agreement and had not been publicly withdrawn prior to the date of such termination or (ii) we or Parent terminates the Merger Agreement pursuant to the provision described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” and prior to the Special Meeting, an acquisition proposal had been publicly announced or otherwise publicly communicated to our stockholders and had not been publicly withdrawn at least five business days prior to the Special Meeting; and

o
within 12 months after the date of such termination, either (i) a transaction in respect of an acquisition proposal is consummated or (ii) we enter into definitive agreement with respect to an acquisition proposal that is later consummated.
•
Parent terminates the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”; or
•
we terminate the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

Parent Termination Fee

Parent has agreed to pay to us a reverse termination fee of $70.2 million in cash if we validly terminate the merger agreement pursuant to the provisions described in the second bullet or third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

Parent is also required to pay such reverse termination fee if it terminates the Merger Agreement because the Mergers have not been completed by the Outside Date at a time when we would have had the right to terminate pursuant to the provisions described in the second bullet or third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

Limited Guaranty

On October 24, 2025, in connection with the execution of the Merger Agreement, the Equity Investors delivered an executed limited guaranty in favor of us and the Operating Partnership guaranteeing, severally and not jointly, certain payment obligations of Parent, REIT Merger Sub and OP Merger Sub in connection with the Merger Agreement, subject to the terms and conditions set forth therein.

Pursuant to the limited guaranty, the Equity Investors have agreed to guarantee, up to $76.7 million and subject to certain terms and conditions set forth in the limited guaranty, the payment and performance of each of the following obligations of Parent, REIT Merger Sub and OP Merger Sub following the valid termination of the Merger Agreement: (i) the termination fee payable by Parent under certain circumstances, if and when due, (ii) the costs incurred by us in collecting the termination fee and interest from the date the termination fee is required to be paid, if applicable; (iii) certain expense reimbursement or indemnity obligations that may be owed by Parent in connection with our cooperation efforts for the debt financing and transition planning (which amounts with respect to clauses (ii) and (ii) will not exceed $6.5 million); and (iv) recovery for damages as a result of Parent’s willful and material breach with respect to Parent’s obligations in the Merger Agreement, where such willful and material breach is the principal cause of the failure of the closing to occur.

Specific Performance

The parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the Merger Agreement in accordance with their specific terms. Accordingly, the parties have agreed that each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, without proof of actual damages or the inadequacy of monetary relief, in addition to any other remedy to which such party is entitled at law or in equity, including, subject to the paragraph below, in connection with the specific performance of Parent’s, REIT Merger Sub’s and OP Merger Sub’s obligations pursuant to the terms of the Merger Agreement and the Equity Commitment Letters to cause the equity financing to be funded and to consummate the Mergers.

The Merger Agreement further provides that we will be entitled to an injunction, specific performance or other equitable relief to specifically cause Parent, REIT Merger Sub and OP Merger Sub to cause the equity financing to be funded and to consummate the Mergers, if:

•
all of the mutual conditions to the parties’ obligations to effect the Mergers and all additional conditions to Parent’s, REIT Merger Sub’s and OP Merger Sub’s obligations to effect the Mergers (other than those conditions that by their nature are to be satisfied at the closing of the Mergers, provided that each such condition is then capable of being satisfied) have been satisfied or waived;
•
Parent, REIT Merger Sub and OP Merger Sub have failed to consummate the closing of the Mergers at the time when it is required to occur under the Merger Agreement;
•
the debt financing (or any alternative financing) is available to be funded at the closing of the Mergers and has been funded or will be funded if the equity financing is funded, in each case in accordance with the terms of the Debt Commitment Letter; and
•
we have irrevocably certified in writing to Parent that (a) all such conditions have been satisfied or are capable of being satisfied at the closing of the Mergers and (b) we are prepared, willing and able to consummate the transactions contemplated by the Merger Agreement.

Without limiting the foregoing, each of the parties agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity, provided that solely with respect to the equitable remedy to specifically enforce Parent’s obligation to effect the closing of the Mergers, Parent may oppose the granting of specific performance on the basis that one or more of the conditions in bullets one through four of the paragraph above has not been satisfied. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction. The parties further agreed that (a) by seeking the remedies provided for in this section entitled “—Specific Performance”, a party will not in any respect waive its right to seek at any time any other form of relief that may be available to a party under the Merger Agreement, and (b) nothing set forth in this section entitled “—Specific Performance” will require any party to institute any action for (or limit any party’s right to institute any action for) specific performance under this section prior or as a condition to exercising any termination right under the section entitled “—Termination of the Merger Agreement” (and pursuing damages before or after such termination), nor will the commencement of any legal proceeding pursuant to this section or anything set forth in this section restrict or limit any party’s right to terminate the Merger Agreement in accordance with the terms of the section entitled “—Termination of the Merger Agreement” or pursue any other remedies under the Merger Agreement that may be available then or thereafter.

Notwithstanding the foregoing, the parties acknowledged and agreed that, while we or the Operating Partnership may pursue a grant of specific performance prior to the termination of the Merger Agreement, following a termination of the Merger Agreement, under no circumstances will we or the Operating Partnership be permitted or entitled to seek a grant of specific performance to cause the closing of the Mergers to occur; provided that we or the Operating Partnership may continue any ongoing action for specific performance filed prior to a purported termination of the Merger Agreement.

In no event will either party be entitled to receive both specific performance to cause the closing of the Mergers to occur and the payment of any applicable termination fee.

Amendment

The Merger Agreement may be amended by mutual written agreement of the parties at any time before or after receipt of the Company Stockholder Approval and prior to the Partnership Merger Effective Time and the REIT Merger Effective Time; provided, that after the Company Stockholder Approval has been obtained, there will not be any amendment that changes the amount or the form of consideration to be delivered under the Merger Agreement to the holders of our common stock, Operating Partnership Units or Series C Preferred Units, or which by applicable law requires the further approval of our stockholders without such further approval.

Waiver

Prior to the Partnership Merger Effective Time and the REIT Merger Effective Time, any party may, by an instrument in writing signed on behalf of such party, (i) extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant thereto, or (iii) subject to the requirements of applicable law, waive the other party’s compliance with any agreements or conditions contained in the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of shares of our common stock as of December 3, 2025, the latest practicable date prior to the date of this filing, by:

•
each of our directors;
•
each of our named executive officers;
•
each person who will be the beneficial owner of more than 5% of our outstanding common stock; and
•
all directors and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110. As of December 3, 2025, we had 44,551,164 shares of common stock outstanding.

Name	Number of Shares Beneficially Owned (1)	Percent of All Shares
5% or Greater Holders
TSSP Sub-Fund HoldCo, LLC (2)	4,944,629	9.99%
The Vanguard Group (3)	4,148,814	9.3%
Prudential Financial Inc. (4)	3,565,294	8.0%
Jennison Associates LLC (5)	3,540,809	7.9%
Blackrock, Inc. (6)	3,453,403	7.8%
Hudson Bay Capital Management LP(7)	2,525,651	5.7%
Madison International Realty Holdings, LLC (8)	2,217,491	5.0%
Directors and Executive Officers:
Jeffrey E. Witherell (9)	332,738	*
Anthony Saladino (10)	96,755	*
James M. Connolly (11)	107,168	*
Philip S. Cottone	30,278	*
Richard J. DeAgazio	43,270	*
David G. Gaw	30,751	*
John W. Guinee	47,069	*
Caitlin Murphy	15,489	*
Robert O. Stephenson	6,269	*
Pendleton P. White, Jr.	126,735	*
Total Held by Directors and Executive Officers as a Group (10 persons)	750,815	1.9%

* Less than 1.0%.

(1)
As used herein, “beneficially owned” means the power to vote or direct the voting of shares and/or the power to dispose or direct the disposition of shares.

(2)
The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of November 25, 2025. The address of TSSP Sub-Fund HoldCo, LLC is c/o Sixth Street Partners, LLC, 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201. TSSP Sub-Fund HoldCo, LLC possessed shared voting power over 4,944,629 shares and shared dispositive power over 4,944,629 shares issuable upon exchange of an equal number of OP Units, which OP Units may be acquired upon exercise of warrants beneficially owned by TSSP Sub-Fund HoldCo, LLC. OP Units acquired upon the exercise of the warrants are redeemable at the election of the holder, and, upon redemption, the Company, in its sole and absolute discretion, may pay the holder in cash or in shares of common stock.
(3)
The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 29, 2023. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group possessed shared voting power over 32,219 shares, sole dispositive power over 4,080,932 shares and shared dispositive power over 67,882 shares.
(4)
The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of March 31, 2025. The address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102. Prudential Financial, Inc. possessed sole voting power over 80,471 shares, shared voting power over 3,484,823 shares, sole dispositive power over 80,471 shares and shared dispositive power over 3,484,823 shares.
(5)
The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of March 31, 2025. The address of Jennison Associates LLC is 55 East 52nd Street, New York, NY 10055. Jennison Associates LLC possessed sole voting power over 3,540,809 shares and shared dispositive power over 3,540,809 shares.
(6)
The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of March 31, 2025. The address of Blackrock, Inc. is 50 Hudson Yards New York, NY 10001. Blackrock, Inc. possessed sole voting power over 3,365,332 shares and sole dispositive power over 3,453,403 shares.
(7)
The information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of September 30, 2025. The address of Hudson Bay Capital Management LP is 290 Harbor Dr., Stamford, CT 06902 .Hudson Bay Capital Management LP possessed shared voting power over 2,525,651 shares and shared dispositive power over 2,525,651 shares.
(8)
The information is based on information in filings made by the stockholder with the SEC reporting beneficial ownership as of June 30, 2025. The address of Madison International Realty Holdings, LLC is 300 Park Avenue, 3rd Floor, New York, New York 10022. Madison International Realty Holdings, LLC possessed sole voting power over 2,217,491 shares and sole dispositive power over 2,217,491 shares.
(9)
Consists of 306,204 shares of common stock and 26,534 Company Performance Stock Units that have vested as of November 19, 2025 or will vest within 60 days after such date held by Mr. Witherell.
(10)
Consists of 85,146 shares of common stock and 11,609 Company Performance Stock Units that have vested as of November 19, 2025 or will vest within 60 days after such date held by Mr. Saladino.
(11)
Consists of 97,218 shares of common stock and 9,950 Company Performance Stock Units that have vested as of November 19, 2025 or will vest within 60 days after such date held by Mr. Connolly.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Because our common stock was listed on the NYSE on the Record Date for determining stockholders entitled to vote at the Special Meeting, our stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the Mergers. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Mergers because, as permitted by the MGCL, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of our board of directors, determines that the rights apply. Our board of directors has made no such determination. However, our stockholders can vote against the Merger Proposal.

STOCKHOLDER PROPOSALS

We will not hold an annual meeting of stockholders in 2026 if the Mergers are completed because our shares will no longer be held by public stockholders. However, if the Merger Agreement is terminated for any reason, we expect to hold an annual meeting of stockholders in 2026 (the “2026 Annual Meeting”).

If we hold the 2026 Annual Meeting, stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2026 Annual Meeting may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2026 Annual Meeting is held within 30 days of June 12, 2026, stockholder proposals must be received by Jeffrey E. Witherell at our principal executive offices at 20 Custom House Street, 11th Floor, Boston, Massachusetts 02110, no later than 5:00 p.m., Eastern Time on January 1, 2026, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the 2026 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no earlier than December 2, 2025, nor later than 5:00 p.m., Eastern Time on January 1, 2026, together with all supporting documentation required by our bylaws. For more complete information on these requirements, please refer to our bylaws.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 13, 2026.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules which permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or Notice of Availability of Proxy Materials addressed to those stockholders. A number of brokers with account holders who are our stockholders “household” our proxy materials in this manner. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or Notice of Availability of Proxy Materials, please notify your broker and our corporate secretary by email at anne.hayward@plymouthrei.com or by telephone at 617-340-6343. If you currently receive multiple copies of the Notice of Availability of Proxy Materials or proxy statement at your address and would like to request householding of your communications, please contact the broker, bank or other nominee that holds your shares to request information about eliminating duplicate mailings.

OTHER MATTERS

Pursuant to our bylaws, only the matters set forth in the notice of special meeting may be brought before the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make our SEC filings available free of charge at the “Investor Relations” section of our website at www.plymouthreit.com as soon as reasonably practicable after such materials are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this proxy statement, and you should not consider information contained on our website to be part of this proxy statement. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:

•
our Annual Report on Form 10-K for the year ended December 31, 2024;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025;
•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;
•
our Current Reports on Form 8-K filed with the SEC on February 20, 2025, February 26, 2025, March 13, 2025, June 3, 2025, June 16, 2025, June 20, 2025, August 25, 2025, October 24, 2025 and December 5, 2025; and
•
all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to Plymouth Industrial REIT, Inc., 20 Custom House Street, 11th Floor Boston, MA 02110, Attention: Anne Hayward, by email at anne.hayward@plymouthrei.com or by telephone at 617-340-6343.

If you have any questions about this proxy statement, the Special Meeting or the Mergers, or if you would like additional copies of this proxy statement, please contact our proxy solicitor, D.F. King, as follows:

D.F. King & Co., Inc.

28 Liberty Street, Floor 53

New York, NY 10005

Stockholders may call toll-free: (866) 796-7184

Banks and brokers may call collect: (646) 963-9141

Email: PLYM@dfking.com

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED , 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

AGREEMENT AND PLAN OF MERGER

AMONG

PIR VENTURES LP,

PIR INDUSTRIAL REIT LLC,

PIR INDUSTRIAL OP LLC,

PLYMOUTH INDUSTRIAL REIT, INC.,

AND

PLYMOUTH INDUSTRIAL OP, LP

DATED AS OF OCTOBER 24, 2025

EXHIBITS AND SCHEDULES
Exhibit A Form of Company Tax Representation Letter
Exhibit B Form of Company REIT Qualification Opinion
Schedule A Knowledge of Company and Operating Partnership
Schedule B Knowledge of Parent
Schedule C-1 Makarora Equity Investors
Schedule C-2 Ares Equity Investors
Company Disclosure Letter

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 24, 2025 (this “Agreement”), is by and among (i) PIR Ventures LP, a Delaware limited partnership (“Parent”), (ii) Plymouth Industrial REIT, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income Tax purposes (“Company”), (iii) Plymouth Industrial OP, LP, a Delaware limited partnership (“Operating Partnership”), (iv) PIR Industrial REIT LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“REIT Merger Sub”), and (v) PIR Industrial OP LLC, a Delaware limited liability company wholly-owned by REIT Merger Sub (“OP Merger Sub”). Each of Parent, REIT Merger Sub, OP Merger Sub, Company and Operating Partnership is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.

WHEREAS, the Parties wish to effect a merger of Company with and into REIT Merger Sub (such merger transaction, the “REIT Merger”), with REIT Merger Sub being the surviving company (the “REIT Surviving Entity”) in the REIT Merger, upon the terms and conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (“MGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), and pursuant to which each outstanding share of common stock, $0.01 par value per share, of Company (the “Company Common Stock”), issued and outstanding immediately prior to the REIT Merger Effective Time, will be converted into the right to receive the REIT Per Share Merger Consideration;

WHEREAS, immediately prior to the consummation of the REIT Merger, Operating Partnership shall merge with and into OP Merger Sub (such merger transaction, the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), with OP Merger Sub continuing as the surviving entity and a subsidiary of the REIT Surviving Entity (the “Partnership Surviving Entity”), and each Operating Partnership Unit (other than any Operating Partnership Unit held by Company, the Original Limited Partner or any other Company Subsidiary) will be converted into the Partnership Per Share Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and the DLLCA;

WHEREAS, immediately prior to the consummation of the Partnership Merger, each Series C Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time and not held by Company shall automatically be redeemed in accordance with the terms of the Certificate of Designations for an amount in cash equal to Redemption Price (as defined in the Certificate of Designations);

WHEREAS, the Board of Directors of Company (the “Company Board”) has (i) authorized, adopted and approved the execution, delivery and performance of this Agreement, the Mergers and the other transactions contemplated by this Agreement and declared that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of Company, (ii) directed that the REIT Merger be submitted for consideration at a meeting of Company stockholders, and (iii) resolved to recommend that the stockholders of Company approve the REIT Merger (except to the extent that the Company Board shall have made a Change of Recommendation in accordance with Section 6.3);

WHEREAS, Company, in its capacity as the general partner of Operating Partnership, on the terms and subject to the conditions set forth in this Agreement, has approved and adopted this Agreement and approved the consummation of the Mergers and the other transactions contemplated by this Agreement and has taken all actions required for the execution of this Agreement by Operating Partnership;

WHEREAS, the general partner of Parent has (a) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of Parent, and (b) approved this Agreement, the Mergers and the other transactions contemplated by this Agreement;

WHEREAS, (i) Parent, in its capacity as the sole member of REIT Merger Sub, and (ii) REIT Merger Sub, in its capacity as the sole member of OP Merger Sub, have each taken all actions required for the execution of this Agreement by REIT Merger Sub and OP Merger Sub, as applicable, and to adopt and approve this Agreement and to approve the consummation by REIT Merger Sub and OP Merger Sub, as applicable, of the Mergers and the other transactions contemplated by this Agreement;

WHEREAS, for United States (“U.S.”) federal income Tax purposes, it is intended that (i) the REIT Merger will be treated as a taxable sale by Company of all of Company’s assets (including, for the avoidance of doubt, all Operating Partnership Units held by Company and the Original Limited Partner after the Partnership Merger) to REIT Merger Sub in exchange for the REIT Merger Consideration and the Stock Award Payments provided for herein to be provided to the holders of equity interests in Company and the assumption of all of Company’s other liabilities (including Company’s share of Operating Partnership liabilities, as determined under the applicable U.S. federal income Tax regulations), followed by a distribution of such consideration to the holders of equity interests in Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of Company for U.S. federal income tax purposes, and (ii) the Partnership Merger and the deemed taxable purchase by REIT Merger Sub of all Operating Partnership Units held by Company and the Original Limited Partner as described in the preceding clause (i) shall be treated (x) by holders of Operating Partnership Units as a taxable sale of Operating Partnership Units and (y) by REIT Merger Sub as a taxable purchase of the assets of Operating Partnership pursuant to IRS Revenue Ruling 99-6, Situation 2.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Company’s willingness to enter into this Agreement, the Equity Investors are entering into a limited guaranty in favor of Company and Operating Partnership (the “Limited Guaranty”), pursuant to which, subject to the terms and conditions contained therein, the Equity Investors are guaranteeing, severally and not jointly, certain payment obligations of Parent, REIT Merger Sub and OP Merger Sub in connection with this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article 1
DEFINITIONS

Section 1.1 Definitions.

(a) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement on terms that are no more favorable in any material respect to the Third Party entering into such agreement than those in the Confidentiality Agreement are to Makarora Management LP (it being understood that, notwithstanding anything in this Agreement to the contrary, an Acceptable Confidentiality Agreement shall (i) not be required to contain any standstill or similar provisions or otherwise prohibit the making or amendment of any Acquisition Proposal and (ii) contain provisions that permit Company to comply with the provisions of Section 6.3).

“Acquisition Proposal” means any inquiry, offer, proposal or indication of interest from a Third Party at any time relating to, in a single transaction or series of related transactions (other than the Mergers): (i) any issuance, acquisition or purchase (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) by any Third Party that, if consummated, would result in any Third Party becoming the beneficial owner, directly or indirectly, of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) of Company or Operating Partnership representing more than twenty percent (20%) of the voting power of or equity interest in Company or Operating Partnership, (ii) any tender offer or exchange offer for more than twenty percent (20%) of the voting power of equity interest in Company or Operating Partnership, (iii) any merger, consolidation, liquidation, dissolution, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Company and a Third Party pursuant to which holders of equity securities of Company immediately preceding such transaction beneficially own less than eighty percent (80%) of the voting power of equity interest in the surviving or resulting entity of such transaction or (iv) any sale, lease, exchange, transfer or other disposition to a Third Party of more than twenty percent (20%) of the revenue, net income or net assets (including equity interests in Company Subsidiaries) of Company, Operating Partnership and the Company Subsidiaries (taken as a whole).

“Action” means any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority).

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided that, other than the Equity Investors and their direct or indirect subsidiaries involved in the Transactions (including Parent, REIT Merger Sub and OP Merger Sub), except with respect to the proviso at the end of the last sentence of Section 6.7(a), none of the Affiliates of the Equity Investors shall be deemed to be “Affiliates” of Parent, REIT Merger Sub or OP Merger Sub (or, following the Closing, the Partnership Surviving Entity, the REIT Surviving Entity or any of their respective Subsidiaries).

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, stock option, restricted stock, profits interest unit, performance award, outperformance, stock purchase, stock or stock-related awards, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, sick or paid time off, perquisite, retirement, profit sharing, pension, or savings or any other remuneration, compensation or employee benefit plan, agreement, program, policy or other arrangement of any kind, whether or not subject to ERISA and whether written or unwritten, or funded or unfunded.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York or Boston, Massachusetts are authorized or required to be closed.

“Certificate of Designations” means the Certificate of Designations Establishing and Fixing the Rights, Limitations and Preferences of Series C Cumulative Perpetual Preferred Units of Operating Partnership.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement or other agreement with a labor union, works council or other agency or representative body certified or recognized for the purpose of bargaining collectively on behalf of or representing employees of Company, Operating Partnership and the Company Subsidiaries.

“Company Bylaws” means the Third Amended and Restated Bylaws of Company, as amended and supplemented and in effect on the date hereof.

“Company Charter” means the Second Articles of Amendment and Restatement, as amended, of Company, as filed with, and accepted for record by, the SDAT, in effect on the date hereof.

“Company Data” means the data contained in the Company IT Systems or any databases of Company, Operating Partnership, or any Company Subsidiary pertaining to Company’s, Operating Partnership and the Company Subsidiaries’ business and all other information and data compilations used by, or necessary to Company’s, Operating Partnership’s and the Company Subsidiaries’ business as currently conducted.

“Company Equity Incentive Plan” means Company’s Fourth Amended and Restated 2014 Incentive Award Plan.

“Company IT Systems” means all IT Systems used in the Processing of Company Data for Company, Operating Partnership and/or the Company Subsidiaries to conduct their business as currently conducted.

“Company Leases” means each lease or sublease (including ground leases), occupancy agreement or similar contract to which Company or any of the Company Subsidiaries are parties as lessors or sublessors or in a similar capacity that provides for the use or occupancy of any Company Properties or any part thereof (together with all guaranties, letters of credit, amendments, modifications, supplements, renewals, exercise of options and extensions related thereto).

“Company Material Adverse Effect” means any Effect that (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Company, Operating Partnership and the Company Subsidiaries, taken as a whole, or (y) has or would reasonably be expected to prevent or materially impair or materially delay the ability of Company or Operating Partnership to consummate the Mergers or any of the other transactions contemplated by this Agreement before the Outside Date; provided, however, that for purposes of clause (x), no Effect to the extent resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred: (i) any changes that affect the industrial real estate industry generally, (ii) any general economic, political, geopolitical or financial, banking or securities market conditions, including changes affecting securities, financial, banking, credit, foreign exchange, interest or exchange rates or capital market conditions, (iii) any changes affecting the market for commodities, including any change in the price or availability of commodities, (iv) any changes in GAAP, in the interpretation of GAAP, or in the accounting rules and regulations of the SEC, (v) any changes in Law or regulation or the interpretation thereof, (vi) geopolitical conditions (including trade wars, tariffs or sanctions), any acts of terrorism or sabotage (including cyberattack), the commencement, continuation or escalation of a conflict, including a war (whether or not declared) or acts of armed hostility, including any material worsening of such matters threatened or existing as of the date hereof and any responses to any such matters, (vii) natural disasters or weather developments, including earthquakes, hurricanes, tsunamis, typhoons, lightening, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides and wildfires, manmade disasters, any outbreak, pandemic or epidemic of disease, or other acts of God, including any material worsening of such matters existing as of the date hereof, (viii) except to the extent that such matter constitutes a breach of the Company’s express representations and warranties set forth in Section 4.18 as of the date of this Agreement, any casualty or condemnation related to Company’s or any of the Company Subsidiaries’ real property rights to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto and any improvements located thereon, (ix) any Action made or initiated by any holder of Company Common Stock, Operating Partnership Units or Series C Preferred Units, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated hereby (including, in each case, any changes in the operations or law affecting thereof), (x) the negotiation, execution, or delivery of this Agreement, or performance in accordance with the terms of this Agreement, or the public announcement or consummation of the Merger or the other transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with tenants, residents, suppliers, lenders, investors (including stockholders), venture partners or employees, (xi) the identity of the Equity Investors, Parent or any of their Affiliates, (xii) the taking of any action expressly required by this Agreement or the not taking of any action expressly prohibited by this Agreement, (xiii) any failure by Company to meet any internal or published projections, estimates, budgets, plans, forecasts or expectations of Company’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded pursuant to another clause of this definition may be taken into account) or (xiv) any decline in the price or trading volume of the Company Common Stock on the New York Stock Exchange (the “NYSE”) or any other securities market or in the trading price of any other securities of Company, Operating Partnership or any of the Company Subsidiaries or any change in the ratings (including credit ratings) or ratings outlook for Company, Operating Partnership or any Company Subsidiaries (it being understood that the facts or occurrences giving rise or contributing to such decline or change that are not otherwise excluded pursuant to another clause of this definition may be taken into account); except (A) in the case of clauses (i) through and including (vii), to the extent such Effect has had a disproportionate adverse impact on Company, Operating Partnership and the Company Subsidiaries, taken as a whole, relative to other similarly situated Persons engaged in the same industries in which Company and the Company Subsidiaries operate, in which case, to the extent not otherwise excluded pursuant to another clause of this definition, only the incremental disproportionate adverse impact of such Effect may be taken into account in determining whether a “Company Material Adverse Effect” exists or has occurred and (B) clause (x) shall not apply to the representations and warranties set forth in Section 4.5 or any certificated delivered with respect thereto.

“Company Performance Stock Unit” means each performance stock unit payable in shares of Company Common Stock subject to performance-based vesting requirements granted under the Company Equity Incentive Plan.

“Company Permitted Liens” means any of the following: (i) any Lien for Taxes or governmental assessments, charges or claims of payment not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP; (ii) any Lien that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other similar Lien arising in the ordinary course of business that are not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established; (iii) any Lien that is a zoning regulation, building, entitlement or other land use or environmental regulation by any Governmental Authority that do not materially impair the current use or occupancy of the applicable Company Property; (iv) any Lien that is disclosed on the most recent consolidated balance sheet of Company or notes thereto (or securing liabilities reflected on such balance sheet); (v) the terms and provisions of any Company Material Contracts, or pursuant to leases, subleases, licenses, sublicenses, or other similar agreements made available to Parent prior to the date hereof or entered into following the date hereof in compliance with the terms of this Agreement by Company, the Operating Partnership or any Company Subsidiary for the use or occupancy of all or any portion of Company Properties in the ordinary course of the business of Company, the Operating Partnership or any Company Subsidiary; (vi) the terms and provisions of Company Leases or Ground Leases made available to Parent prior to the date hereof or entered into following the date hereof in compliance with the terms of this Agreement; (vii) Liens not securing Indebtedness to the extent such Liens are recorded in a public record or disclosed on existing title policies, title commitments, title proformas or surveys made available to Parent prior to the date hereof; (viii) Liens created by or on behalf of, or with the approval or acquiescence of, Parent, REIT Merger Sub, OP Merger Sub or their successors or assigns; (ix) any Lien, encroachment, covenant, condition, imperfection, reservation of interests in title, irregularity of title, or other, similar encumbrance that does not interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used); (x) statutory Liens of lessors or Liens on the lessor’s or prior lessor’s interests related to any leased Company Properties, which do not materially interfere with the present use of the properties they affect; (xi) Liens that, individually or in the aggregate, would not reasonably be expected to be material to Company and Company Subsidiaries, taken as a whole; or (xii) Liens arising under any Company Tax Protection Agreements.

“Company Properties” means each real property owned, or leased (including ground leased) as lessee or sublessee or similar capacity, by Company, Operating Partnership or any Company Subsidiary as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).

“Company Related Party” means any Related Party of Company.

“Company Restricted Stock” means a restricted stock award granted pursuant to the Company Equity Incentive Plan.

“Company Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Company directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Company and/or any Person that is a Company Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of “Company Subsidiary” is a general partner, manager, managing member, trustee, director or the equivalent, or (iii) Company, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest and, for the avoidance of doubt, includes the Operating Partnership and Isosceles JV, LLC, a Delaware limited liability company and each of its subsidiaries (collectively, the “Isosceles JV”). In addition, for purposes of this Agreement, any Company Subsidiary that is wholly-owned by Operating Partnership shall be deemed to be a wholly-owned Company Subsidiary. For the avoidance of doubt, AIP OP, LP is not and shall not be considered a “Company Subsidiary” for any purpose under this Agreement.

“Company Subsidiary Partnership” means any Company Subsidiary that is a partnership for United States federal income tax purposes.

“Company Tax Protection Agreements” means any written agreement to which Company or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement, or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company in a Company Subsidiary Partnership, Company or the Company Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, or otherwise allocate a certain amount of debt to a particular Person, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, (D) use or refrain from using a particular method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of such Person or any of its subsidiaries, (E) use or refrain from using a particular method for allocating one or more liabilities of such Person or any of its subsidiaries under Section 752 of the Code, and/or (F) only dispose of assets in a particular manner; provided that the term “Company Tax Protection Agreements” shall not include the Operating Partnership Agreement, the Certificate of Designations, or the organizational or governing documents of any Company Subsidiary.

“Company Termination Fee” means an amount equal to $40,100,086; provided, that if Company terminates this Agreement pursuant to Section 8.1(d)(i) (Superior Proposal) prior to the Cut-Off Time in order to enter into a definitive agreement with an Excluded Party with respect to a Superior Proposal, then the “Company Termination Fee” shall mean an amount equal to $15,037,532.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 11, 2025, between Makarora Management LP and Company.

“COVID-19” means SARS-CoV-2 and its disease commonly known as COVID-19, and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Laws” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and any Treasury Regulations or other official guidance promulgated thereunder, or any other Law or executive order or executive memo intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act, the Health, Economic Assistance, Liability, and Schools Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, the Families First Coronavirus Response Act and the American Rescue Plan Act of 2021 and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Authority in connection with or in response to COVID-19.

“Cut-Off Time” means 11:59 p.m. (New York City time) on November 25, 2025; provided that, if the foregoing time would be during a Notice of Change Period (including any new Notice of Change Period pursuant to the last sentence of Section 6.3(h)) with respect to Company’s intention to terminate this Agreement pursuant to Section 8.1(d)(i) (Superior Proposal) to enter into a definitive agreement with respect to an Acquisition Proposal that the Company Board has determined (in accordance with Section 6.3(g)) constitutes a Superior Proposal, then the Cut-Off Time shall be extended, solely with respect to the Excluded Party making such Acquisition Proposal (and solely with respect to such Acquisition Proposal) to the later of (x) 11:59 p.m. (New York City time) on the date that is the next Business Day after the conclusion of such Notice of Change Period (the “Excluded Party Response Period”) and (y) in the event such Excluded Party makes any amendment to the financial terms or any other material amendment of such Acquisition Proposal prior to the expiration of the Excluded Party Response Period, 11:59 p.m. (New York City time) on the date that is three (3) Business Days following the expiration of the Excluded Party Response Period (an “Extended Excluded Party Response Period”); provided that a new Notice of Change Period as provided in the last sentence of Section 6.3(h) has not commenced at or before the expiration of the Extended Excluded Party Response Period. For the avoidance of doubt, (A) if no new Notice of Change Period commences at or before the expiration of the Extended Excluded Party Response Period, then there shall be no further Extended Excluded Party Response Periods with respect to such Excluded Party, but (B) if a new Notice of Change Period commences at or before the expiration of the Extended Excluded Party Response Period, then there shall be successive Extended Excluded Party Response Periods until no new Notice of Change Period commences prior to the conclusion of the last Extended Excluded Party Response Period, at which time the “Cut-Off Time” shall be 11:59 p.m. (New York City time) on the date that is the last day of the last Extended Excluded Party Response Period.

“Debt Financing Source” means, collectively, the Persons that have committed to provide and have otherwise entered into agreements in connection with the Debt Financing, and any other lender, arranger, bookrunner or agent under the Debt Financing, including the parties to any joinder agreements, credit agreements or other definitive financing documents entered into pursuant to or in connection with the Debt Financing, their respective Affiliates and their and their Affiliates’ respective officers, directors, incorporators, managers, members, employees, agents, advisors, partners, controlling parties, representatives, successors and permitted assigns.

“Effect” means any change, effect, development, circumstance, condition, fact, state of facts, event or occurrence.

“Environment” means soil, sediment, surface or subsurface strata, surface water, ground water, ambient air and any biota living in or on such media.

“Environmental Law” means any Law relating to the pollution, protection or restoration of the Environment, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, Release or discharge of Hazardous Materials or human health or safety (solely as such matters relate to Hazardous Materials).

“Environmental Permit” means any permit, approval, license, waiver, allowance, exemption, identification number or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Information” means any (i) financial statements of Company, Operating Partnership or the Company Subsidiaries other than the Required Financial Information; (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not Company, Operating Partnership or the Company Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; provided, that the Company shall provide customary and reasonable assistance to Parent in the preparation of such pro forma financial statements and pro forma financial information; (iv) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any ‘Compensation Discussion and Analysis’ required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A; and (v) other information that is not available to Company without undue effort or expense; provided, that, the term “Excluded Information” shall not include any information regarding the Company Properties necessary to satisfy the conditions set forth on Schedule B to Exhibit A to the Debt Commitment Letter.

“Excluded Party” means any Person or group of Persons, together with all Affiliates of such Persons, (i) from whom Company receives a bona fide written Acquisition Proposal during the Go-Shop Period; and (ii) whose Acquisition Proposal the Company Board determines, during the Go-Shop Period, in good faith (after consultation with its financial advisor and outside legal counsel) constitutes or would reasonably be expected to result in a Superior Proposal; provided that a Person or Persons shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall immediately cease to apply with respect to such Person or Persons) upon the earliest to occur of: (A) such time as the Acquisition Proposal made by such Third Party prior to the No Shop Period Start Date expires or is withdrawn, cancelled or terminated (provided that, for the avoidance of doubt, any amended or revised Acquisition Proposal submitted by such Excluded Party shall not be deemed to constitute a withdrawal, cancellation or termination of such previously submitted Acquisition Proposal); (B) the time the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal could no longer reasonably be expected to result in a Superior Proposal; (C) in the case of a group, if the Persons in such group as of the time such group submitted such Acquisition Proposal that most recently rendered such group an Excluded Party cease to constitute in the aggregate at least seventy-five (75%) of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a group of Persons that constituted an Excluded Party prior to the No-Shop Period Start Date; and (D) the Cut-Off Time.

“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Paying Agent, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

“GAAP” means the U.S. generally accepted accounting principles.

“Governmental Authority” means the U.S. (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

“Hazardous Materials” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation or for which liability or standards of care are imposed under any Environmental Laws, including without limitation, petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials, polychlorinated biphenyls, per and poly fluoroalkyl substances, toxic mold and radon.

“Indebtedness” means, with respect to any Person and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) all obligations of such Person secured by a Lien on such Person’s assets, (viii) all obligations in respect of prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations that would arise if any of the Indebtedness described in the foregoing clauses (i) through (vii) were prepaid or unwound and settled; (ix) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument; and (x) any agreement to provide any of the foregoing.

“Intellectual Property” means all U.S. and foreign (i) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and copyrightable works, (iv) confidential and proprietary information, including trade secrets, knowhow, ideas, formulae, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.

“Intervening Event” means a material positive Effect affecting the business, assets or operations of Company, Operating Partnership and the Company Subsidiaries, taken as a whole, that has occurred, has arisen, or becomes known to the Company Board after the date of this Agreement but prior to the receipt of the Company Stockholder Approval, that was not known or reasonably foreseeable by the Company Board as of the date hereof or, if known or reasonably foreseeable by the Company Board as of the date hereof, the material consequences of which (or the magnitude of the consequences of which) were not known or reasonably foreseeable to the Company Board as of the date hereof; provided, that in no event shall any of the following constitute an Intervening Event or be taken into account in determining whether an Intervening Event has occurred: (i) the receipt by Company of an Acquisition Proposal; (ii) the fact that Company or any of the Company Subsidiaries meets, exceeds or fails to meet any internal or publicly announced financial projections, forecasts, guidance, estimates or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, results of operations or other financial or operating measures for any period; or (iii) changes in the market price or trading volume of the Company Common Stock, in and of itself, after the date hereof; provided, however, that, with respect to clauses (ii) and (iii), the underlying causes of such meeting, exceedance, failure and/or changes may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not otherwise falling into the foregoing clauses (i) through (iii) of this definition.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Isosceles JV Loan Source” means any lender, arranger, bookrunner, agent or other Person that has provided, or caused or participated in the provision of, the Indebtedness of the Isosceles JV as of the date hereof, or that may participate in any Isosceles JV Loan Transaction, including the parties or prospective parties to any joinder agreements, credit agreements or other definitive financing documents entered into or to be entered into pursuant to or in connection with the existing Indebtedness of the Isosceles JV or an Isosceles JV Loan Transaction, their respective Affiliates and their and their Affiliates’ respective officers, directors, incorporators, managers, members, employees, agents, advisors, partners, controlling parties, representatives, successors and permitted assigns.

“IT Systems” means all information technology and computer systems (including software, systems, servers, computers, hardware, firmware, middleware, networks, data processing assets, routers, hubs, switches, cloud storage and services, and backups).

“Knowledge” means (i) with respect to Company and Operating Partnership, the actual knowledge, after due and reasonable inquiry, of the persons named in Schedule A and (ii) with respect to Parent, the actual knowledge, after due and reasonable inquiry, of the persons named in Schedule B.

“Law” means any and all domestic (federal, state or local) or foreign laws, rules, regulations and Orders promulgated by any Governmental Authority.

“Lien” means with respect to any asset (including any security), any mortgage, deed of trust, lien, pledge, charge, security interest, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“NYSE Rules” means the rules and regulations of the NYSE.

“Operating Partnership Agreement” means that Amended and Restated Agreement of Limited Partnership of Operating Partnership, dated as of July 1, 2014, as such agreement may be amended from to time.

“Operating Partnership Unit” means a “Partnership Unit,” as defined in the Operating Partnership Agreement. For the avoidance of doubt, the term “Operating Partnership Unit” shall not include any Series C Preferred Units for purposes of this Agreement.

“Operating Partnership Warrant Agreement” means that certain warrant agreement, dated as of August 26, 2024, by and among Operating Partnership, Company and Isosceles Investments, LLC, a Delaware limited liability company.

“Operating Partnership Warrants” means the warrants issued by Operating Partnership pursuant to the Operating Partnership Warrant Agreement.

“Order” means a judgment, order or decree of any Governmental Authority.

“Original Limited Partner” means Plymouth OP Limited, LLC, a Delaware limited liability company.

“Parent Liability Cap” has the meaning set forth in Section 8.3(e)(ii).

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has or would reasonably be expected to prevent or materially impair or materially delay the ability of Parent, REIT Merger Sub or OP Merger Sub to consummate the Mergers or any of the other transactions contemplated by this Agreement before the Outside Date.

“Parent Related Party” means any Related Party of Parent.

“Parent Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Parent directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Parent and/or any Person that is a Parent Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of “Parent Subsidiary” is a general partner, manager, managing member, trustee, director or the equivalent, or (iii) Parent, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

“Partnership Merger Consideration” means the aggregate consideration received by all holders of Operating Partnership Units as determined pursuant to Section 3.2.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

“Personal Information” means information or data, in any form, that is reasonably capable, directly or indirectly, of being associated with, related to or linked to, or used to identify, describe, contact or locate, a natural Person, device or household, and/or is considered “personally identifiable information,” “personal information,” “personal data” or any similar term as defined by any Privacy and Data Security Laws.

“Privacy and Data Security Laws” mean any and all Laws relating to the protection or Processing of Personal Information that are applicable to Company, Operating Partnership, or any Company Subsidiary, including, but not limited to HIPAA; U.S. state and federal Laws that prohibit unfair or deceptive acts and practices, such as the Federal Trade Commission Act, 15 U.S.C. § 45, et seq.; state consumer data privacy Laws and state consumer health data privacy Laws; and all other Laws and binding regulations relating to data protection, information security, cybercrime, Security Incident notification, Social Security number protection, outbound communications and/or electronic marketing and use of electronic data (including online privacy) in any applicable jurisdictions.

“Processing,” “Process,” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification, or any other processing of Company Data.

“Property Permit” means any certificate, variance, permit, approval, license or other authorization (including building permits and certificates of occupancy) required from any Governmental Authority having jurisdiction over the applicable Company Property for Company or any Company Subsidiary to operate its respective business at the applicable Company Property substantially as the Company Property is being conducted as of the date hereof.

“Proxy Statement” means a proxy statement in preliminary and definitive form relating to the Stockholders Meeting, together with any amendments or supplements thereto.

“Redacted Fee Letter” means the fee letter referred to in the Debt Commitment Letter in which the only redactions relate to fee amounts and other economic terms, “market flex” provisions and/or “securities demand” provisions; provided that, such redactions do not relate to any terms that (i) reduces the amount of the Debt Financing available to Parent, REIT Merger Sub and OP Merger Sub at the Closing to an amount, when aggregated with the amount of the equity financing available under the Equity Commitment Letters, less than the Financing Amounts or (ii) imposes any new condition or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing in a manner that would reasonably be expected to adversely affect the conditionality, enforceability, availability, or termination of the Debt Financing.

“REIT Merger Consideration” means the aggregate consideration received by all holders of Company Common Stock as determined pursuant to Section 3.1.

“Related Party” means, with respect to a Party, such Party and any of such Party’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, Affiliates, shareholders, equity holders, managers, members, partners, agents, attorneys, advisors, financing sources or other Representatives or any of the foregoing’s respective successors or assigns.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of Hazardous Materials from any source into or upon the indoor or outdoor Environment in violation of Environmental Laws.

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.

“Required Financial Information” means: (1) financial statements and operating statements for each Company Property, in each case for the prior three calendar years (if reasonably available) and trailing twelve-month operating statements, (2) rent rolls and leases for each Company Property, (3) leasing updates, (4) Tax bills, and (5) any other customary items reasonably requested by Parent that are typically required for a mortgage secured real estate financing and reasonably available to Company.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, as amended from time to time.

“SDAT” means the Department of Assessments and Taxation of the State of Maryland.

“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any unauthorized Processing of Personal Information, any unauthorized access or disruption to Company IT Systems, or any incident that requires notification to any Person, Governmental Authority, or any other entity under Privacy and Data Security Laws.

“Series C Preferred Unit” means the Series C Cumulative Perpetual Preferred Units of Operating Partnership as designated in the Certificate of Designations.

“Share Certificate” means any certificate evidencing the Company Common Stock, if applicable.

“Solvent” means, with respect to any Person and as of any date of determination, that (i) the fair saleable value (determined on a going concern basis) of the assets of such Person, together with its subsidiaries, taken as a whole, is greater than the total amount of such Person’s probable liabilities as they become absolute and matured; (ii) such Person, together with its subsidiaries, taken as a whole, is able to pay its debts and obligations in the ordinary course of business as they become absolute and matured; and (iii) such Person, together with its subsidiaries, taken as a whole, will not have an unreasonably small amount of capital to carry on its businesses.

“SOS” means the Secretary of State of the State of Delaware.

“Superior Proposal” means a bona fide written Acquisition Proposal (with references in the definition of such term to “twenty percent (20%)” or “eighty percent (80%)” being deemed to be replaced with references to “fifty and one-tenth percent (50.1%)”), which the Company Board determines in good faith, after consultation with Company’s outside legal and financial advisors, would result, if consummated, in a transaction that is more favorable to Company’s stockholders from a financial point of view than the REIT Merger, with the Company Board taking into account (as applicable) (i) the financial, legal, regulatory and any other aspects of such proposal (including the identity of the Person making the proposal), (ii) the likelihood and timing of consummation (as compared to the Mergers), and (iii) any changes to the terms of this Agreement proposed in writing by Parent pursuant to Section 6.3 of this Agreement.

“Tax” or “Taxes” means any and all taxes and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto, whether disputed or not) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, net worth, excise, withholding, ad valorem, stamp, transfer, value added or gains taxes and similar charges.

“Tax Return” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Tenant Improvement(s)” means the construction or improvement of long-term real property (not including furniture, fixtures, equipment or inventory) for use in a tenant’s trade or business at the Company Properties.

“Third Party” means any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent, REIT Merger Sub, OP Merger Sub or any of their Affiliates.

“Transaction Documents” means this Agreement, each other document, certificate, and instrument being delivered pursuant to this Agreement and the Confidentiality Agreement, including the Commitment Letters and the Limited Guaranty.

“Unit Certificate” means any certificate evidencing the Operating Partnership Units or Series C Preferred Units, if applicable.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign Laws related to plant closings, relocations, mass layoffs, and employment losses.

“Willful and Material Breach” means a material breach of this Agreement that is a direct consequence of an act undertaken by the breaching Party or the deliberate failure by the breaching Party to take an act it is required to take under this Agreement, in each case with actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in or cause a material breach of this Agreement.

(b) The following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Terms	Location of Definition
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.3(e)
Alternative Financing	Section 6.14(c)
Bonus Period	Section 6.11(c)
Bonus Plans	Section 6.11(c)
Book-Entry Shares	Section 3.3(c)
Change of Recommendation	Section 6.3(e)
Claim	Section 6.16(a)
Claim Expenses	Section 6.16(a)
Closing	Section 2.2
Closing Date	Section 2.2
Commitment Letters	Section 5.11(b)
Company	Preamble
Company Benefit Plan	Section 4.13(a)
Company Board	Recitals
Company Board Recommendation	Section 4.4(b)
Company Common Stock	Recitals
Company Disclosure Letter	Article 4
Company Employee	Section 6.11(a)
Company Insurance Policies	Section 4.20
Company Material Contract	Section 4.17(b)
Company Pending Acquisitions	Section 6.1(b)(vi)
Company Permits	Section 4.6(a)
Company Preferred Stock	Section 4.3(a)
Company SEC Documents	Section 4.7(a)
Company Stockholder Approval	Section 4.22
Company Termination Fee	Section 8.3(a)(i)
Debt Commitment Letter	Section 5.11(a)
Debt Financing	Section 5.11(a)

Definitive Agreements	Section 6.14(a)
DLLCA	Recitals
Enforcement Costs	Section 8.3(c)
Equity Commitment Letters	Section 5.11(b)
Equity Financing	Section 5.11(b)
Equity Investors	Section 5.11(b)
Financing	Section 5.11(b)
Financing Amounts	Section 5.11(d)
Go-Shop Period	Section 6.3(a)
Indemnified Parties	Section 6.16(a)
Interim Period	Section 6.1(a)
Isosceles	Section 1.1(a)
Isosceles JV Loan Transactions	Section 6.15(a)
Limited Guaranty	Recitals
Maryland Courts	Section 9.8
Material Company Leases	Section 4.18(g)
Mergers	Recitals
MGCL	Recitals
New Plans	Section 6.11(b)
No Shop Period Start Date	Section 6.3(a)
Old Plans	Section 6.11(b)
OP Merger Sub	Preamble
Operating Partnership	Preamble
Organizational Documents	Section 6.16(a)
Outside Date	Section 8.1(b)(i)
Parent	Preamble
Parent Disclosure Letter	Article 5
Parent Reimbursement Obligations	Section 6.15(b)
Parent Termination Fee	Section 8.3(b)
Parties	Preamble
Partnership Merger	Recitals
Partnership Merger Certificate of Merger	Section 2.3(a)
Partnership Merger Effective Time	Section 2.3(a)
Partnership Per Share Merger Consideration	Section 3.2(b)(ii)
Partnership Surviving Entity	Recitals
Party	Preamble
Paying Agent	Section 3.3(a)
Payment Fund	Section 3.3(a)
Prohibited Modifications	Section 6.14(b)
Qualified REIT Subsidiary	Section 4.11(b)
Qualifying Income	Section 8.3(f)
Recipient	Section 8.3(f)
REIT	Section 4.11(b)
REIT Merger	Recitals
REIT Merger Articles of Merger	Section 2.3(b)
REIT Merger Certificate of Merger	Section 2.3(b)
REIT Merger Effective Time	Section 2.3(b)
REIT Merger Sub	Preamble
REIT Per Share Merger Consideration	Section 3.1(a)(ii)

REIT PSU Merger Consideration	Section 3.7(a)
REIT Restricted Stock Merger Consideration	Section 3.7(b)
REIT Surviving Entity	Recitals
Series C Preferred Unit Per Share Redemption Consideration	Section 3.2(c)
SEP IRA	Section 6.11(d)
Severance Protection Period	Section 6.11(a)
Specified Acquisition	Section 6.1(d)
Stock Award Payments	Section 3.7(b)
Stockholders Meeting	Section 6.4
Takeover Statutes	Section 4.25
Taxable REIT Subsidiary	Section 4.11(b)
Title Policies	Section 6.15(a)(viii)
Transfer Taxes	Section 8.5
U.S.	Recitals

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) All article, section, subsection, annex, schedule and exhibit references used in this Agreement are to articles, sections and subsections of, and annexes, schedules and exhibits to, this Agreement unless otherwise specified. The annexes, exhibits and schedules attached to this Agreement constitute a part of this Agreement and are incorporated in this Agreement for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it has a corresponding meaning when used as another part of speech (such as a verb). The word “or” is not exclusive, and shall be interpreted as “and/or”. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa. The words “include,” “includes” or “including” mean “including without limitation,” and the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole and not any particular section or article in which such words appear. The words “shall” and “will” have the same meaning. The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement.

(c) A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.

(d) References to a contract or other document include references to such contract or document as amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof and include any annexes, exhibits and schedules attached thereto.

(e) References to any Person include references to such Person’s successors and permitted assigns.

(f) Whenever this Agreement refers to a number of days, such number refers to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Headings of the articles and sections of this Agreement and the table of contents, schedules, annexes and exhibits are for convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever.

(h) Each Party acknowledges that it and its counsel have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement are not applicable to the construction or interpretation of this Agreement.

(i) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(j) All monetary figures shall be in United States dollars unless otherwise specified.

(k) The phrases “furnished,” “provided,” “delivered,” “made available” and similar terms when used with respect to information, materials or documents mean that such information, materials or documents have been (i) physically or electronically delivered to the relevant Party or posted to the electronic data site established by Company for purposes of due diligence of Company, Operating Partnership and the Company Subsidiaries and their respective businesses in connection with the transactions contemplated by this Agreement at least one (1) Business Day prior to the date hereof or (ii) made publicly available in the Company SEC Documents at least one (1) Business Day prior to the date hereof.

Article 2
THE MERGERS

Section 2.1 The Mergers.

(a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA and the DLLCA, at the Partnership Merger Effective Time, Operating Partnership shall merge with and into OP Merger Sub, whereupon the separate existence of Operating Partnership shall cease, and OP Merger Sub shall continue as the surviving entity in the Partnership Merger. The Partnership Merger shall have the effects provided in this Agreement and as specified in the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Partnership Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Operating Partnership and OP Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Operating Partnership and OP Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Partnership Surviving Entity.

(b) Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the DLLCA, at the REIT Merger Effective Time, Company shall be merged with and into REIT Merger Sub, whereupon the separate existence of Company shall cease, and REIT Merger Sub shall continue as the surviving entity in the REIT Merger. The REIT Merger shall have the effects set forth in the MGCL, the DLLCA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the REIT Merger Effective Time, the REIT Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Company and REIT Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Company and REIT Merger Sub shall become the claims, obligations, liabilities, debts and duties of the REIT Surviving Entity.

Section 2.2 Closing. The closing (the “Closing”) of the Mergers will take place remotely by the exchange of documents and signatures in PDF or other electronic format by electronic mail on a date and at a time to be mutually agreed upon by the Parties, but in no event later than the third (3rd) Business Day after all of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or, to the extent permitted by Law, valid waiver of such conditions) have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law) (the date on which Closing actually occurs, the “Closing Date”).

Section 2.3 Effective Times.

(a) Prior to the Closing, Parent, REIT Merger Sub, Operating Partnership and OP Merger Sub shall prepare and, on the Closing Date, Operating Partnership, Parent, REIT Merger Sub and OP Merger Sub shall (i) cause the certificate of merger with respect to the Partnership Merger (the “Partnership Merger Certificate of Merger”) to be duly executed and filed with the SOS as provided under the DRULPA and the DLLCA, and (ii) make any other filings, recordings or publications required to be made by Operating Partnership or OP Merger Sub under the DRULPA and the DLLCA in connection with the Partnership Merger. The Partnership Merger shall become effective upon such time as the Partnership Merger Certificate of Merger has been accepted for record by the SOS, or such later time that the Parties shall have agreed upon and designated in the Partnership Merger Certificate of Merger in accordance with the DRULPA and the DLLCA as the effective time of the Partnership Merger (the “Partnership Merger Effective Time”).

(b) Prior to the Closing, Company and REIT Merger Sub shall prepare and, on the Closing Date, Company and REIT Merger Sub shall (i) cause an articles of merger with respect to the REIT Merger (the “REIT Merger Articles of Merger”) to be duly executed and filed with the SDAT as provided in the MGCL and a certificate of merger with respect to the REIT Merger (the “REIT Merger Certificate of Merger”) to be duly executed and filed with the SOS as provided under the DLLCA, (ii) make any other filings, recordings or publications required to be made by Company or REIT Merger Sub under the MGCL and the DLLCA in connection with the REIT Merger. The REIT Merger shall become effective upon the later of such time as the REIT Merger Certificate of Merger has been accepted for record by the SOS and the REIT Merger Articles of Merger has been accepted for record by the SDAT, or such time which the Parties shall have agreed upon and established in such filings in accordance with the MGCL and the DLLCA as the effective time of the REIT Merger (the “REIT Merger Effective Time”), it being understood and agreed that Company and REIT Merger Sub shall cause the REIT Merger to be consummated as soon as practicable on the Closing Date immediately after the Partnership Merger Effective Time.

Section 2.4 Governing Documents.

(a) Subject to Section 6.16, (i) the certificate of formation of OP Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the Partnership Surviving Entity or as otherwise determined by Parent, shall be the certificate of formation of the Partnership Surviving Entity, and (ii) the limited liability company operating agreement of OP Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the Partnership Surviving Entity or as otherwise determined by Parent, shall be the limited liability company operating agreement of the Partnership Surviving Entity, in each case, as of the Partnership Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.

(b) Subject to Section 6.16, (i) the certificate of formation of REIT Merger Sub, as in effect immediately prior to the REIT Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the REIT Surviving Entity or as otherwise determined by Parent, shall be the certificate of formation of the REIT Surviving Entity, and (ii) the limited liability company operating agreement of REIT Merger Sub, as in effect immediately prior to the REIT Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the REIT Surviving Entity or as otherwise determined by Parent, shall be the limited liability company operating agreement of the REIT Surviving Entity, in each case, as of the REIT Merger Effective Time, until thereafter amended in accordance with applicable Law and the applicable provisions thereof.

Section 2.5 Officers of the REIT Surviving Entity. The officers of REIT Merger Sub immediately prior to the REIT Merger Effective Time shall be the officers of the REIT Surviving Entity immediately following the REIT Merger Effective Time, in each case, until each such officer’s successor is duly elected in accordance with applicable Law.

Section 2.6 Management of the REIT Surviving Entity. The managers and/or directors of REIT Merger Sub immediately prior to the REIT Merger Effective Time shall be the managers and/or directors of the REIT Surviving Entity immediately following the REIT Merger Effective Time, in each case, until each such manager’s and/or directors’ successor is duly elected or appointed in accordance with applicable Law.

Section 2.7 Tax Consequences. The Parties intend that for U.S. federal income Tax purposes (i) the REIT Merger will be treated as a taxable sale by Company of all of Company’s assets (including, for the avoidance of doubt, Operating Partnership Units held by Company and the Original Limited Partner after the Partnership Merger) to REIT Merger Sub in exchange for the REIT Merger Consideration and the Stock Award Payments provided for herein to be provided to the holders of equity interests in Company and the assumption of all of Company’s other liabilities (including Company’s share of Operating Partnership liabilities, as determined under the applicable U.S. federal income Tax regulations), followed by a distribution of such consideration to the holders of equity interests in Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of Company for U.S. federal income Tax purposes, and (ii) the Partnership Merger and the deemed taxable purchase by REIT Merger Sub of all Operating Partnership Units held by Company and the Original Limited Partner as described in the preceding clause (i) shall be treated (x) by holders of Operating Partnership Units as a taxable sale of Operating Partnership Units and (y) by REIT Merger Sub as a taxable purchase of the assets of Operating Partnership pursuant to IRS Revenue Ruling 99-6, Situation 2.

Article 3
EFFECTS OF THE MERGERS

Section 3.1 Effects on Shares of Common Stock.

(a) At the REIT Merger Effective Time, by virtue of the REIT Merger and without any further action on the part of Company, REIT Merger Sub or the holders of any securities of Company or REIT Merger Sub:

(i) each share of Company Common Stock then outstanding and held by any wholly-owned Company Subsidiary or by Parent or any Parent Subsidiary shall automatically be retired and shall cease to exist, and no REIT Merger Consideration shall be paid with respect thereto, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the REIT Merger;

(ii) except as provided in Section 3.1(a)(i), each share of Company Common Stock then outstanding will be cancelled and retired and automatically converted into the right to receive (upon the proper surrender of such Share Certificate or, in the case of a Book-Entry Share, the proper surrender of such Book-Entry Share) an amount in cash equal to $22.00 (the “REIT Per Share Merger Consideration”), without interest; and

(iii) each unit of the limited liability company interest in REIT Merger Sub issued and outstanding immediately prior to the REIT Merger Effective Time shall remain as an issued and outstanding unit of limited liability company interest of the REIT Surviving Entity, and each such unit of limited liability company interest shall continue to be owned by Parent.

(b) From and after the REIT Merger Effective Time, the stock transfer books of Company shall be closed, and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the REIT Merger Effective Time, Persons who held shares of Company Common Stock immediately prior to the REIT Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement.

(c) The REIT Per Share Merger Consideration shall be equitably adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to the number of shares of Company Common Stock outstanding after the date hereof and prior to the REIT Merger Effective Time.

Section 3.2 Effect on Interests in Operating Partnership and OP Merger Sub.

(a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Parent, REIT Merger Sub, OP Merger Sub, Operating Partnership or the holders of Operating Partnership Units or units evidencing membership interests in OP Merger Sub:

(i) each unit evidencing membership interests held by REIT Merger Sub in OP Merger Sub immediately prior to the Partnership Merger Effective Time shall remain outstanding as units evidencing the membership interests in Partnership Surviving Entity and shall be owned by REIT Merger Sub;

(ii) Company’s general partner interests in Operating Partnership and any Operating Partnership Units held by Company and the Original Limited Partner in Operating Partnership shall automatically be converted into one hundred (100) validly issued and outstanding limited liability company interests of the Partnership Surviving Entity; and

(iii) each Operating Partnership Unit (other than the Series C Preferred Units, which, for the avoidance of doubt, shall have been redeemed immediately prior to the Partnership Merger Effective Time) issued and outstanding immediately prior to the Partnership Merger Effective Time (including after giving effect to Section 3.2(b)) and not held by Company, the Original Limited Partner or any other Company Subsidiary shall automatically be converted into the right to receive (upon the proper surrender of any Unit Certificate representing such Operating Partnership Unit, if applicable) an amount in cash equal to $22.00 (the “Partnership Per Share Merger Consideration”), without interest.

(b) Immediately prior to the Partnership Merger Effective Time, each Series C Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time and not held by Company shall automatically be redeemed in accordance with the terms of the Certificate of Designations for an amount in cash equal to Redemption Price (as defined in the Certificate of Designations) (such amount, the “Series C Preferred Unit Per Share Redemption Consideration”).

(c) At the Partnership Merger Effective Time, each Operating Partnership Warrant that is outstanding and unexercised as of immediately prior to the Partnership Merger Effective Time shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent an Operating Partnership Warrant exercisable for Operating Partnership Units and shall become an Operating Partnership Warrant exercisable for the consideration determined in accordance with Section 5(f)(i)(C) of the Operating Partnership Warrant Agreement, which consideration shall equal $0 if the applicable Strike Price (as defined in the Operating Partnership Warrant) is equal to or greater than the Partnership Per Share Merger Consideration.

(d) From and after the Partnership Merger Effective Time, the unit transfer books of Operating Partnership shall be closed and thereafter there shall be no further registration of transfers of Operating Partnership Units. From and after the Partnership Merger Effective Time, Persons who held Operating Partnership Units immediately prior to the Partnership Merger Effective Time shall cease to have rights with respect to such units, except as otherwise provided for in this Agreement.

(e) Other than PIK Distributions (as defined in the Certificate of Designations) that are required to be made in respect of the Series C Preferred Units, the Partnership Per Share Merger Consideration shall be equitably adjusted appropriately to reflect the effect of any Operating Partnership Unit split, reverse Operating Partnership Unit split, Operating Partnership Unit distribution (including any distribution of securities convertible into Operating Partnership Units), reorganization, recapitalization, reclassification, or other like change with respect to the number of Operating Partnership Units outstanding after the date hereof and prior to the Partnership Merger Effective Time.

Section 3.3 Surrender of Certificates; Stock Transfer Books.

(a) Paying Agent. Prior to the Partnership Merger Effective Time, Parent shall designate Continental Stock Transfer & Trust to act as the paying agent (the terms of designation and appointment of which shall be approved in advance by Company in writing) for purposes of effecting the payment of the REIT Merger Consideration, the Partnership Merger Consideration and the Series C Preferred Unit Per Share Redemption Consideration in connection with the Mergers in accordance with this Article 3 (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Partnership Merger Effective Time, Parent shall deposit, or cause to be deposited, in trust for the benefit of the holders of shares of Company Common Stock, Operating Partnership Units and Series C Preferred Units, with the Paying Agent cash in U.S. dollars sufficient to pay the REIT Merger Consideration, the Partnership Merger Consideration and the aggregate Series C Preferred Unit Per Share Redemption Consideration to which holders of Company Common Stock, Operating Partnership Units and Series C Preferred Units, respectively, shall be entitled at the REIT Merger Effective Time and the Partnership Merger Effective Time pursuant to this Agreement (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of shares of Company Common Stock, Operating Partnership Units and Series C Preferred Units in accordance with this Article 3; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively, and, in any such case, no such instrument shall have a maturity exceeding three (3) months. In no event, however, shall such investments delay the receipt by the former holders of shares of Company Common Stock of the REIT Merger Consideration, the former holders of Operating Partnership Units of the Partnership Merger Consideration or the former holders of Series C Preferred Units of the Series C Preferred Unit Per Share Redemption Consideration, or otherwise impair any such holders’ rights hereunder. Earnings from such investments shall be the sole and exclusive property of Parent, the REIT Surviving Entity or the Partnership Surviving Entity, as Parent directs, and no part of such earnings shall accrue to the benefit of holders of shares Company Common Stock, Operating Partnership Units or Series C Preferred Units. To the extent that (i) there are any losses with respect to any such investments or (ii) the Payment Fund has diminished for any reason below the level required for the Paying Agent to make prompt cash payment pursuant to Section 3.1 and Section 3.2, Parent shall, or shall cause the REIT Surviving Entity or the Partnership Surviving Entity to, promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient for the Paying Agent to make such payments promptly as and when required pursuant to Section 3.1 and Section 3.2. Parent shall cause the Paying Agent to make delivery of the REIT Merger Consideration, the Partnership Merger Consideration and the Series C Preferred Unit Per Share Redemption Consideration, as applicable, out of the Payment Fund in accordance with this Agreement. The Payment Fund shall not be used for any purpose other than the purposes expressly provided for in this Agreement.

(b) Certificates. As soon as reasonably practicable after the REIT Merger Effective Time (and in no event later than two (2) Business Days after the REIT Merger Effective Time), Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall cause the Paying Agent to mail to each Person that was, immediately prior to the REIT Merger Effective Time or the Partnership Merger Effective Time, as applicable, a holder of record of shares of Company Common Stock represented by Share Certificates or Operating Partnership Units or Series C Preferred Units represented by Unit Certificates, which Company Common Stock, Operating Partnership Units or Series C Preferred Units were converted into the right to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, at the REIT Merger Effective Time or Partnership Merger Effective Time, as applicable, pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates or Unit Certificates, as applicable, shall pass, only upon delivery of the Share Certificates or Unit Certificates, as applicable, to the Paying Agent, and shall otherwise be in such form as Parent, Company and the Paying Agent shall reasonably agree prior to the REIT Merger Effective Time and (B) instructions for effecting the surrender of the Share Certificates or Unit Certificates (or affidavits of loss in lieu of the Share Certificates or Unit Certificates as provided in Section 3.5) in exchange for payment of the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable. Upon surrender of a Share Certificate or Unit Certificate (or affidavit of loss in lieu thereof as provided in Section 3.5) to the Paying Agent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Share Certificate or Unit Certificate, the holder of such Share Certificate or Unit Certificate shall be entitled to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, formerly represented by such Share Certificate or Unit Certificate, and the Share Certificate or Unit Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock, Operating Partnership Units or Series C Preferred Units that is not registered in the records of Company or Operating Partnership, as applicable, payment may be made to a Person other than the Person in whose name the shares of Company Common Stock, Operating Partnership Units or Series C Preferred Units so surrendered are registered if the Share Certificates or Unit Certificates, as applicable, formerly representing such shares of Company Common Stock, Operating Partnership Units or Series C Preferred Units are presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to the Paying Agent. Any other transfer or similar Taxes arising out of the transactions contemplated by this Agreement shall be paid and borne by Parent in accordance with Section 8.5. No interest will be paid or accrued on any amount payable upon due surrender of the Share Certificates or the Unit Certificates. Until surrendered as contemplated hereby, each Share Certificate or Unit Certificate shall be deemed at any time after the REIT Merger Effective Time or Partnership Merger Time, as applicable, to represent only the right to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, in cash as contemplated by this Agreement.

(c) Book Entry. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated shares of Company Common Stock, holder of non-certificated Operating Partnership Units or holder of non-certificated Series C Preferred Units, in each case, represented by book-entry (collectively, “Book-Entry Shares”) shall be required to deliver a Share Certificate, a Unit Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal, to the Paying Agent to receive the REIT Merger Consideration, Partnership Merger

Consideration or Series C Preferred Unit Per Share Redemption Consideration, as applicable, that such holder is entitled to receive pursuant to Section 3.1 and Section 3.2.

(i) Each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose shares of Company Common Stock, Operating Partnership Units or Series C Preferred Units were converted into the right to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, shall automatically upon the REIT Merger Effective Time or Partnership Merger Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the REIT Merger Effective Time or Partnership Merger Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, and such Book-Entry Shares of such holder shall be cancelled.

(ii) As soon as practicable after the REIT Merger Effective Time (and in no event later than two (2) Business Days after the REIT Merger Effective Time), Parent shall cause the Paying Agent to mail to each Person that was, immediately prior to the REIT Merger Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent, Company and the Paying Agent shall reasonably agree prior to the REIT Merger Effective Time; and (B) instructions for returning such letter of transmittal in exchange for the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the aggregate REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration such holder is entitled pursuant to Section 3.1 and Section 3.2, and such Book-Entry Shares so surrendered shall at the REIT Merger Effective Time or the Partnership Effective Time, as applicable, be cancelled. Payment of the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(iii) No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the REIT Merger Effective Time or the Partnership Merger Effective Time, as applicable, to represent only the right to receive the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, in cash as contemplated by this Agreement.

(d) Unregistered Transfers. In the event of a transfer of ownership of shares of Company Common Stock, Operating Partnership Units or Series C Preferred Units that is not registered in the transfer records of Company or Operating Partnership, as applicable, it shall be a condition of payment that any Share Certificate, Unit Certificate or Book-Entry Share surrendered or transferred in accordance with the procedures set forth in this Section 3.3 shall be properly endorsed or shall be otherwise in proper form for transfer, and that the Person requesting such payment shall have paid any Transfer Taxes and other Taxes required by reason of the payment of the REIT Per Share Merger Consideration, the Partnership Per Share Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, to a Person other than the registered holder of the Share Certificate surrendered, the Unit Certificate surrendered, or Book-Entry Share transferred, or shall have established to the reasonable satisfaction of the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, that such Tax either has been paid or is not applicable.

(e) Return of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Company Common Stock, Operating Partnership Units or Series C Preferred Units for twelve (12) months after the Closing Date shall be delivered to the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, upon demand, and any former holders of Company Common Stock, former holders of Operating Partnership Units or former holders of the Series C Preferred Units who have not theretofore complied with this Article 3 shall thereafter look only to the REIT Surviving Entity (and only as general creditors thereof) for payment of the REIT Merger Consideration or the Partnership Surviving Entity (and only as general creditors thereof) for payment of the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable.

(f) Public Official. None of Parent, Company, the REIT Surviving Entity, the Partnership Surviving Entity, the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, if the Payment Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any shares of Company Common Stock, holders of Operating Partnership Units or holders of Series C Preferred Units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

(g) Charges. Parent and the REIT Surviving Entity shall bear all charges and expenses, including those of the Paying Agent, incurred in connection with the payment of the REIT Merger Consideration, the Partnership Merger Consideration and the Series C Preferred Unit Per Share Redemption Consideration.

Section 3.4 Withholding Rights. The REIT Surviving Entity, the Partnership Surviving Entity, Parent or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the REIT Merger Consideration, the Partnership Merger Consideration, the Series C Preferred Unit Per Share Redemption Consideration, the Stock Award Payments and any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Operating Partnership Units, Series C Preferred Units, shares of Company Restricted Stock or Company Performance Stock Units, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5 Lost Certificates. If any Share Certificate or Unit Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Share Certificate or Unit Certificate to be lost, stolen or destroyed and, if required by the REIT Surviving Entity or the Partnership Surviving Entity, the posting by such Person of a bond in such reasonable amount as the REIT Surviving Entity or Partnership Surviving Entity, as applicable, may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate or Unit Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate or Unit Certificate, as applicable, the portion of the REIT Merger Consideration, Partnership Merger Consideration or Series C Preferred Unit Per Share Redemption Consideration, as applicable, to which the holder thereof is entitled pursuant to this Article 3.

Section 3.6 Dissenters Rights. No dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Mergers or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL.

Section 3.7 Effect on Company Restricted Stock and Company Performance Stock Units. All of the provisions of this Section 3.7 shall be effectuated without any action on the part of the holder of any share of Company Restricted Stock or holder of any Company Performance Stock Unit:

(a) Immediately prior to the REIT Merger Effective Time, each Company Performance Stock Unit that is outstanding immediately prior to the REIT Merger Effective Time shall be cancelled and terminated and automatically converted into the right to receive an amount in cash equal to the product of (i) the sum of (x) the greater of (A) the target number of shares of Company Common Stock subject to such Company Performance Stock Unit and (B) the actual number of shares of Company Common Stock to which the holder of such Company Performance Stock Unit would be entitled based on actual performance with respect to the applicable performance goals as of the REIT Merger Effective Time as if such date were the last day of the applicable performance period; provided that, for purposes of determining actual performance, the performance goals shall be pro-rated through the REIT Merger Effective Time and (y) the number of shares of Company Common Stock that would result, pursuant to the terms of the applicable Company Performance Stock Unit award agreement, from crediting to the holder of such Company Performance Stock Unit’s account the amount of dividends in cash or shares of Company Common Stock, if any, that Company declared during the applicable performance period (accrued as of the REIT Merger Effective Time, but not yet credited), multiplied by (ii) the REIT Per Share Merger Consideration, subject to any required withholding Taxes (the “REIT PSU Merger Consideration”). As of the REIT Merger Effective Time, each holder of Company Performance Stock Units shall cease to have any rights with respect thereto, except the right to receive the REIT PSU Merger Consideration for each Company Performance Stock Unit.

(b) Immediately prior to the REIT Merger Effective Time, all shares of Company Restricted Stock which are outstanding immediately prior to the REIT Merger Effective Time shall automatically become fully vested and free of any forfeiture restrictions (whether or not then vested). At the REIT Merger Effective Time, each share of Company Restricted Stock shall be considered (to the extent that such share of Company Restricted Stock is not otherwise considered to be outstanding) an outstanding share of Company Common Stock for all purposes of this Agreement, including the right to receive the REIT Per Share Merger Consideration (the “REIT Restricted Stock Merger Consideration” and, together with the REIT PSU Merger Consideration, the “Stock Award Payments”). As of the REIT Merger Effective Time, each holder of shares of Company Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the REIT Restricted Stock Merger Consideration for each share of Company Restricted Stock.

(c) At the REIT Merger Effective Time, Parent shall, to the extent that sufficient funds are not available at Company or the Company Subsidiaries, deposit the Stock Award Payments (or funds sufficient to make up any shortfall) with REIT Surviving Entity for the benefit of the holders of the Stock Award Payments, and the REIT Surviving Entity shall (and Parent shall cause the REIT Surviving Entity to) pay the Stock Award Payments to such holders through its payroll system as promptly as practicable (but in no event later than three (3) Business Days) following the REIT Merger Effective Time; provided, however, solely to the extent required to avoid incurring additional taxes under Section 409A of the Code, the REIT Surviving Entity shall pay the Stock Award Payments payable with respect to any REIT PSU Merger Consideration, that are subject to Section 409A of the Code in accordance with Section 409A of the Code. Notwithstanding the foregoing, if any payment owed to a holder of the Stock Award Payments pursuant to this Section 3.7 cannot be made through the REIT Surviving Entity’s payroll system or payroll provider, then the REIT Surviving Entity shall issue a check for such payment to such holder, which check shall be sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the first payroll date following fifteen (15) days after the Closing Date). All such payments will be less any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld.

Article 4
REPRESENTATIONS AND WARRANTIES OF COMPANY AND OPERATING PARTNERSHIP

Except (a) as set forth in the disclosure letter prepared by Company, with numbering corresponding to the numbering of this Article 4 delivered by Company to Parent concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure to any representation or warranty is readily apparent on the face of such disclosure (it being understood that to be so readily apparent it is not required that the other sections be cross-referenced); provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of Company made herein), or (b) as disclosed in the Company SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after January 1, 2023 and at least one (1) Business Day prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of, any representation or warranty set forth in this Article 4), Company and Operating Partnership hereby, jointly and severally, represent and warrant to Parent, REIT Merger Sub and OP Merger Sub that:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Company and Operating Partnership has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of Company and Operating Partnership is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing (with respect to jurisdictions that recognize such concept) necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Each Company Subsidiary is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing (with respect to jurisdictions that recognize such concept) necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the percentage of interest held, directly or indirectly, by Company in each Company Subsidiary, (iii) the names and percentage of interest held by any Person other than Company or a Company Subsidiary in each Company Subsidiary, and (iv) the classification for U.S. federal income Tax purposes of each Company Subsidiary.

(d) Except as set forth in Section 4.1(d) of the Company Disclosure Letter, neither Company, Operating Partnership nor any Company Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities). With respect to each Person set forth on Section 4.1(d) of the Company Disclosure Letter, Section 4.1(d) of the Company Disclosure Letter sets forth the U.S. federal income tax status of such Person.

Section 4.2 Organizational Documents. Company has made available to Parent complete and correct copies of the Company Charter and the Company Bylaws. Operating Partnership has made available to Parent a complete and correct copy of the Operating Partnership Agreement.

Section 4.3 Capital Structure.

(a) The authorized capital stock of Company consists of 900,000,000 shares of Company Common Stock and 100,000,000 shares of preferred stock, $0.01 par value per share (“Company Preferred Stock”). At the close of business on October 23, 2025, (i) 44,551,164 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued and outstanding; (iii) 706,350 shares of Company Common Stock were reserved for issuance pursuant to the terms of outstanding awards granted pursuant to the Company Equity Incentive Plan; (iv) 44,551,164 Operating Partnership Units were issued and outstanding and held by the general partner of the Operating Partnership; (v) 140,000 Series C Preferred Units were issued and outstanding and 490,299 Operating Partnership Units were issued and outstanding and held by limited partners (including the Original Limited Partner) of Operating Partnership; and (vi) 12,541,909 Partnership Units were issuable upon full exercise of the Operating Partnership Warrants.

(b) Company is the sole general partner of Operating Partnership. Section 4.3(b) of the Company Disclosure Letter sets forth, as of the date hereof, the name of, and the number and class of limited partnership interests held by, each partner in Operating Partnership (other than Company, the Original Limited Partner or any wholly-owned Company Subsidiary).

(c) All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and no class of capital stock is entitled to preemptive rights. All shares of Company Common Stock reserved for issuance as noted above, shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, and free of preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of Company or Operating Partnership having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote or holders of or other equityholders of Operating Partnership or any Company Subsidiary may vote.

(d) All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries that may be issued upon exercise of outstanding options, conversion rights or exchange rights are duly authorized and, upon issuance will be validly issued and, if applicable, fully paid and nonassessable. Except as set forth in Section 4.3(d) of the Company Disclosure Letter, Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all Liens other than Permitted Liens.

(e) Other than pursuant to the Company Equity Incentive Plan (including in connection with the satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Equity Incentive Plan in the event that the grantees fail to satisfy withholding Tax obligations), the Series C Preferred Units, the Operating Partnership Warrants and the organizational documents of the Company Subsidiaries and other entities in which Company directly or indirectly owns an interest, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating Company or any of the Company Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, delivered or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of Company, Operating Partnership or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests.

(f) Other than pursuant to the organizational documents of Company, Operating Partnership, the Company Subsidiaries and other entities in which Company directly or indirectly owns an interest, neither Company, Operating Partnership nor any Company Subsidiary is a party to or bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any equity interests of Company, Operating Partnership or any of the Company Subsidiaries or which restricts the transfer of such equity interests.

(g) Except as set forth in Section 4.3(a), as of the close of business on October 23, 2025, Company and the Operating Partnership do not have any shares of beneficial interests, shares of capital stock, equity-based awards or other rights with respect to equity or voting interests issued and outstanding (including under the Company Equity Incentive Plan) or which are convertible into or exercisable or exchangeable for such shares of capital stock or other equity or voting interests.

(h) Company does not have a “poison pill” or similar stockholder rights plan or anti-takeover plan in effect.

(i) Except as publicly disclosed in the Company SEC Documents, neither Company, Operating Partnership nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.

(j) Section 4.3(j) of the Company Disclosure Letter sets forth a true, complete and correct list of all Persons who, as of October 23, 2025, held outstanding Company Restricted Stock or Company Performance Stock Units, indicating, with respect to each share of Company Restricted Stock or Company Performance Stock Unit then outstanding, the type of award granted, the number of shares of Company Common Stock subject to such Company Performance Stock Unit and the date of grant, vesting schedule and expiration date thereof. All shares of Company Restricted Stock and Company Performance Stock Units, as applicable, were (i) granted, accounted for, reported and disclosed in accordance with the applicable Laws and accounting rules, and (ii) validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on Company’s financial statements in accordance with GAAP.

(k) All dividends or other distributions on the shares of Company Common Stock and any material dividends or other distributions on any securities of any Company Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.4 Authority.

(a) Each of Company and Operating Partnership has the requisite corporate or partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by Company and Operating Partnership and the consummation by Company and Operating Partnership of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or partnership action, as applicable, and no other corporate or partnership proceedings on the part of Company or Operating Partnership are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject to (i) the receipt of the Company Stockholder Approval, (ii) with respect to the REIT Merger, the filing of the REIT Merger Certificate of Merger with, and acceptance for record of the REIT Merger Certificate of Merger by, the SOS, and the filing of the REIT Merger Articles of Merger with, and the acceptance for record of the REIT Merger Articles of Merger by, the SDAT, and (iii) with respect to the Partnership Merger, the filing of the Partnership Merger Certificate of Merger with, and the acceptance for record of the Partnership Merger Certificate of Merger by, the SOS. This Agreement has been duly executed and delivered by Company and Operating Partnership, and assuming due authorization, execution and delivery by Parent, REIT Merger Sub and OP Merger Sub, constitutes a legally valid and binding obligation of Company and Operating Partnership enforceable against Company and Operating Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The Company Board has (i) authorized, adopted and approved the execution, delivery and performance of this Agreement, the Mergers and the other transactions contemplated by this Agreement and declared that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of Company, (ii) directed that the REIT Merger be submitted for consideration at a meeting of Company stockholders, and (iii) resolved to recommend that the stockholders of Company approve the REIT Merger (such recommendation, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 6.3.

Section 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Company and Operating Partnership does not, and the performance of this Agreement and its obligations hereunder will not, (i) assuming receipt of the Company Stockholder Approval, conflict with or violate any provision of (A) the Company Charter or the Company Bylaws, (B) the Operating Partnership Agreement, or (C) any equivalent organizational or governing document of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Company, Operating Partnership or any Company Subsidiary or by which any property or asset of Company, Operating Partnership or any Company Subsidiary is bound, or (iii) require any consent or approval (except as contemplated by Section 4.5(b) or as set forth in Section 4.5(a) of the Company Disclosure Letter) under, result in any breach of any obligation or any loss of any material benefit or material increase in any cost or obligation of Company, Operating Partnership or any Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under, any Company Material Contract, or result in the creation of a Lien on any property or asset of Company or any Company Subsidiary which is not a Company Permitted Lien, except, as to clauses (i)(C), (ii) and (iii) above, for any such conflicts, violations, breaches, defaults, liens or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Company and Operating Partnership does not, and the performance of this Agreement by each of Company and Operating Partnership will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange Act, the Securities Act and any other applicable U.S. state or federal securities Laws as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the REIT Merger Certificate of Merger with, and the acceptance for record of the REIT Merger Certificate of Merger by, the SOS pursuant to the DLLCA and the filing of the REIT Merger Articles of Merger with, and the acceptance for record of the REIT Merger Articles of Merger by, the SDAT pursuant to the MGCL, (iii) the filing of the Partnership Merger Certificate of Merger with, and the acceptance for record of the Partnership Merger Certificate of Merger by, the SOS pursuant to the DRULPA and the DLLCA, (iv) such filings as may be required in connection with state and local Transfer Taxes, (v) such filings or submissions as may be required under the rules and regulations of the NYSE, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.6 Permits; Compliance with Law.

(a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.17 (Environmental Matters) and Section 4.18 (Properties), which are addressed solely in those sections, Company, Operating Partnership and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority, including building permits and certificates of occupancy, necessary for Company, Operating Partnership and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of Company Permits have been duly filed on a timely basis with the appropriate Governmental Authority, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Authority, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither Company, Operating Partnership nor any Company Subsidiary has received any written notice nor has any Knowledge indicating that Company, Operating Partnership or any Company Subsidiary currently is not in compliance with the terms of any Company Permit, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Neither Company, Operating Partnership nor any Company Subsidiary is or has been since January 1, 2024 in conflict with, or in default or violation of (i) any Law applicable to Company, Operating Partnership or any Company Subsidiary or by which any property or asset of Company, Operating Partnership or any Company Subsidiary is bound (except for Laws addressed in Section 4.12 (Taxes), Section 4.16 (Intellectual Property), Section 4.17 (Environmental Matters), or Section 4.18 (Properties) which are solely addressed in those Sections), or (ii) any Company Permits (except for Company Permits addressed in Section 4.17 (Environmental Matters) and Section 4.18 (Properties) which are solely addressed in those Sections), except, in each case of clauses (i) and (ii), for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(c) There is no material property or obligation of Company or any Company Subsidiary, including uncashed checks to vendors, tenants, or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that are, or may become, escheatable or reportable as unclaimed property to any Governmental Authority under any applicable escheatment, unclaimed property or similar applicable Laws, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.7 SEC Documents; Financial Statements.

(a) Except as set forth in Section 4.7(a) of the Company Disclosure Letter, each of Company and Operating Partnership has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, statements, schedules and reports required to be filed or furnished by Company and Operating Partnership with the SEC since January 1, 2024 (the forms, documents, statements and reports filed or furnished with the SEC since January 1, 2024 and those filed or furnished with the SEC since the date of this Agreement, if any, including any amendments, supplements or modifications thereto, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Company SEC Documents (other than preliminary materials) complied as to form in all material respects with the requirements of (i) the applicable listing and corporate governance rules and regulations of the NYSE and (ii) the Securities Act or the Exchange Act (together with all certifications required pursuant to the Sarbanes-Oxley Act), as the case may be, and none of the Company SEC Documents, at the time of filing or being furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed or furnished with the SEC and publicly available prior to the date of this Agreement. Company does not have any outstanding and unresolved comments from the SEC with respect to any Company SEC Documents. To the Knowledge of Company, none of the Company SEC Documents are subject to ongoing review or outstanding SEC comment or investigation. Company has made available to Parent true, correct and complete copies of all material written correspondence between the SEC, on the one hand, and Company, Operating Partnership or any of the Company Subsidiaries, on the other hand, occurring over the past three (3) years. Other than Operating Partnership, no Company Subsidiary is required to file any form or report with the SEC.

(b) At all applicable times, Company has complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the NYSE.

(c) The consolidated financial statements of Company, Operating Partnership and the Company Subsidiaries included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of Company, Operating Partnership and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Company, Operating Partnership and the Company Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement.

(d) Neither Company, Operating Partnership nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Company, Operating Partnership and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of Company, Operating Partnership or any Company Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company or any Company Subsidiary.

(e) Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Company, including the consolidated Company Subsidiaries, required to be disclosed in Company’s periodic and current reports under the Exchange Act, is made known to Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The principal executive officer and principal financial officer of Company have evaluated the effectiveness of Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

(f) Company and the Company Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company’s financial statements for external purposes in accordance with GAAP. Company has disclosed, based on its most recent evaluation of Company’s internal control over financial reporting prior to the date hereof, to Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Company’s internal control over financial reporting, which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting. A true, correct and complete summary of any such disclosures made by management to Company’s auditors and audit committee is set forth in Section 4.7(f) of the Company Disclosure Letter.

Section 4.8 Absence of Certain Changes or Events. From the date of Company’s most recent balance sheet included in the Company SEC Documents through the date of this Agreement and except as set forth in Section 4.8 of the Company Disclosure Letter, (a) Company, Operating Partnership and the Company Subsidiaries have each conducted its business in all material respects in the ordinary course of business consistent with past practice, and (b) there has not been any Company Material Adverse Effect.

Section 4.9 No Undisclosed Material Liabilities. Except as set forth in Section 4.9 of the Company Disclosure Letter, there are no material liabilities of Company, Operating Partnership or any of the Company Subsidiaries of any nature that would be required under GAAP to be set forth on a consolidated balance sheet of Company or the notes thereto, other than: (a) liabilities reflected or reserved against on Company’s most recent balance sheet (including the notes thereto) included in the Company SEC Documents as required by GAAP, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of Company’s most recent balance sheet included in the Company SEC Documents, (d) liabilities to perform under contracts entered into by Company, Operating Partnership or the Company Subsidiaries, or (e) liabilities which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10 No Default. Except as set forth in Section 4.10 of the Company Disclosure Letter, none of Company, Operating Partnership or any of the Company Subsidiaries is in default or violation of any term, condition or provision of (a) its respective organizational documents, or (b) any loan or credit agreement, note, or any bond, mortgage or indenture, to which Company, Operating Partnership or any of the Company Subsidiaries is a party or by which Company, Operating Partnership or any of the Company Subsidiaries or any of their respective properties or assets is bound, except for (i) defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and (ii) defaults that will exist as of Closing unless consents to the transactions contemplated by this Agreement and identified in Section 4.10 of the Company Disclosure Letter are obtained under the documents evidencing the Indebtedness of the Company, the Operating Partnership, and any of the Company Subsidiaries.

Section 4.11 Litigation. Except as individually or in the aggregate would not be expected to have a Company Material Adverse Effect or as set forth in Section 4.10 of the Company Disclosure Letter, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Company, threatened in writing against Company, Operating Partnership or any Company Subsidiary, and (b) neither Company, Operating Partnership nor any Company Subsidiary, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.

Section 4.12 Taxes.

(a) Each of Company, Operating Partnership and each Company Subsidiary has timely filed with the appropriate Governmental Authority all material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each of Company, Operating Partnership and each Company Subsidiary has duly and timely paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return.

(b) Company (i) for all taxable years commencing with Company’s year ended December 31, 2012 and through December 31, 2024, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2025 to the date hereof, in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end on the day of the Mergers; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or threatened, to the Knowledge of Company. No entity in which Company or any Company Subsidiary directly or indirectly owns an interest is or has been a corporation for U.S. federal income Tax purposes, other than (i) a corporation that qualifies as a REIT, (ii) a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”) or (iii) a corporation that qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”). Company has satisfied the requirement under Section 856(c)(4)(B)(ii) of the Code with respect to all Taxable REIT Subsidiaries (including any entities with respect to which a protective Taxable REIT Subsidiary election was made).

(c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of Company, threatened with regard to any material Taxes or material Tax Returns of Company, Operating Partnership or any Company Subsidiary; (ii) no material deficiency for Taxes of Company, Operating Partnership or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of Company, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (iii) neither Company, Operating Partnership nor any Company Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) except as set forth in Section 4.12(c)(iv) of the Company Disclosure Letter, neither Company, Operating Partnership nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither Company, Operating Partnership nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law). No claim has been made by a Governmental Authority in a jurisdiction where Company or a Company Subsidiary does not file Tax Returns that Company or such Company Subsidiary is or may be subject to taxation in that jurisdiction.

(d) Each entity in which Company or any Company Subsidiary directly or indirectly owns an interest that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for U.S. federal income Tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for federal income tax purposes.

(e) Neither Company, Operating Partnership nor any entity in which Company or any Company Subsidiary directly or indirectly owns an interest holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

(f) For all taxable years commencing with Company’s year ending December 31, 2021, Company has not incurred (i) any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 857(f), 860(c) or 4981 of the Code or Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7 which have not been previously paid, or (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations) or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs). No event has occurred, and no condition or circumstance exists, which presents a material risk that any material amount of Taxes described in the previous sentence will be imposed upon Company or any entity in which Company or any Company Subsidiary directly or indirectly owns an interest.

(g) Company, Operating Partnership and the Company Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 through 1474, and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h) Company does not have any earnings and profits attributable to a non-REIT year of any predecessor or any other corporation.

(i) There are no Tax Liens upon any property or assets of Company, Operating Partnership or any Company Subsidiary, except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(j) There are no Tax Sharing Agreements (as hereinafter defined) in force as of the date of this Agreement, and as of the date of this Agreement, no person has raised in writing, or to the Knowledge of Company threatened to raise, a material claim against Company, Operating Partnership or any Company Subsidiary for any breach of any Tax Sharing Agreement. As used herein, “Tax Sharing Agreement” means any written agreement, indemnity or other arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits between Company, Operating Partnership or any Company Subsidiary and any Person (other than customary arrangements under commercial contracts, leases or borrowings entered into in the ordinary course of business); provided that the term “Tax Sharing Agreement” shall not include any Company Tax Protection Agreements for purposes of this Agreement.

(k) Except as set forth in Section 4.12(k) of the Company Disclosure Letter, neither Company, Operating Partnership nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

(l) Neither Company, Operating Partnership nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(m) Neither Company, Operating Partnership nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(n) None of Company, Operating Partnership or any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(o) Except as set forth in Section 4.12(o) of the Company Disclosure Letter, there are no Company Tax Protection Agreements in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to Company’s Knowledge threatened to raise, a material claim against Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements.

(p) Except as set forth in Section 4.12(o) of the Company Disclosure Letter, neither Parent, the REIT Surviving Entity nor the Partnership Surviving Entity will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any installment sale or other transaction entered into on or prior to the Closing Date, any accounting method change or agreement with any taxing authority filed or made or required on or prior to the Closing Date (including pursuant to Section 481 of the Code), or any prepaid amount received on or prior to the Closing.

(q) No entity in which Company directly or indirectly owns an interest is or at any time since the later of its acquisition or formation has been a “publicly traded partnership” taxable as a corporation under Section 7704(b) of the Code.

(r) Section 4.12(r) of the Company Disclosure Letter sets forth a list of all transactions intended to qualify as an exchange subject to Section 1031(a)(1) of the Code in which either Company or any Company Subsidiary has participated that have not been completed as of the date hereof.

(s) Neither Company nor any Company Subsidiary (i) has, or has ever had, a permanent establishment in any country other than the country in which it is organized and resident, (ii) has engaged in a trade or business in any country other than the country in which it is organized and resident that subjected it to Tax in such country, or (iii) is, or has ever been, subject to Tax in a jurisdiction outside the country in which it is organized and resident.

(t) Neither Company nor any Company Subsidiary has made an election under Section 965(h) of the Code to pay the “net tax liability” (as defined therein) in installments or made an election under Section 965(m) of the Code to defer the inclusion in gross income of a portion of the amount required to be taken into account under Section 951(a)(1) of the Code.

(u) Except as set forth in Section 4.12(u) of the Company Disclosure Letter, no written power of attorney that has been granted by Company or any Company Subsidiary (other than to the Company or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.

(v) Neither the Company nor any Company Subsidiary has made any election to defer any payroll Taxes or claimed any Tax credit or other Tax benefit under any COVID-19 Laws.

(w) This Section 4.12 contains the sole and exclusive representations and warranties of Company and Operating Partnership with respect to Taxes and Tax matters (other than those matters described in Section 4.1(c) and Section 4.13(c)).

Section 4.13 Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of every Benefit Plan sponsored, maintained or contributed to by the Company, Operating Partnership or any other Company Subsidiary or under which Company, Operating Partnership or any other Company Subsidiary would have any liability (contingent or otherwise, including without limitation due to an ERISA Affiliate) (“Company Benefit Plan”), in each case, other than offer letters, the material terms of which are limited to base salary or wage rate and participation in broad-based benefit plans and which do not provide for severance. Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to Company’s Knowledge, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination.

(b) With respect to each Company Benefit Plan, Company has provided, or made available, to Parent (if applicable to such Company Benefit Plan): (i) all documents embodying or governing such Company Benefit Plan; (ii) the most recent IRS determination or opinion letter with respect to such Company Benefit Plan that is intended to qualify under Section 401(a) the Code; (iii) the most recently filed IRS Forms 5500 and all schedules thereto; (iv) the summary plan description for such Company Benefit Plan (or other descriptions of such Company Benefit Plan provided to employees); and (v) all non-routine correspondence and documents filed with any Governmental Authority.

(c) Each Company Benefit Plan has been administered in accordance with the requirements of applicable Law, including, without limitation, ERISA and the Code, and is being administered and operated in accordance with its terms, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any ERISA Affiliate currently maintains, sponsors, contributes to or is required to contribute to, or has any liability for, and neither Company nor any ERISA Affiliate has at any time within the previous six years maintained, sponsored or contributed to or been required to contribute to, or had any actual or contingent liability under, any Company Benefit Plan or any other employee benefit plan that: (i) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA; (ii) is a “multiemployer plan” within the meaning of ERISA Section 3(37); (iii) is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides for post-employment medical, life insurance or other welfare-type benefits to any current or future retiree or former employee of Company (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar state law regarding medical continuation coverage); (iv) is a “multiple employer plan” within the meaning of Section 413(c) of the Code; or (v) is a “multiple employer welfare arrangement” within the meaning of 3(40)(A) of ERISA.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, full payment has been made, or otherwise properly accrued on the books and records of Company and any applicable Company Subsidiary, of all amounts that Company and any such Company Subsidiary are required under the terms of the Company Benefit Plan to have paid as contributions to such Company Benefit Plan on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of Company and the Company Subsidiaries through the Closing Date.

(e) Neither Company nor, to the Knowledge of Company, any fiduciary, trustee or administrator of any Company Benefit Plan, has engaged in, or in connection with the transactions contemplated by this Agreement will engage in, any transaction that would be a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code. No Action has been made, commenced or, to the Knowledge of Company, threatened with respect to any Company Benefit Plan (other than for benefits payable in the ordinary course of business).

(f) Neither Company nor any Company Subsidiary owes any Taxes imposed by Code Section 4980H. Neither Company nor any Company Subsidiary has incurred, and no condition exists with respect to any Company Benefit Plan that would reasonably be expected to subject any of them to, any material Tax, fine, interest or penalty or other liability imposed by the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, (i) has at all times been operated in compliance in all respects with Section 409A of the Code and all applicable Internal Revenue Service guidance promulgated thereunder and (ii) either (A) has at all times been in a form which complies with the requirements of Section 409A of the Code or (B) has been timely amended under guidance issued pursuant to Section 409A of the Code so that its terms and provisions comply in all material respects with the requirements of Section 409A of the Code. No payment to be made under any Company Benefit Plan is, or to the Knowledge of Company, will be, subject to the penalties of Section 409A(a)(1) of the Code.

(h) Except as set forth in Section 4.13(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or together with any other event) (i) entitle any current or former employee or other service provider of Company or a Company Subsidiary to accelerate the time of payment or vesting (except to the extent required by applicable law) or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation, requirement or restriction pursuant to any Company Benefit Plan, or (ii) result in any payment or benefit to any Person which would constitute an “excess parachute payment” (within the meaning of Section 280G of the Code). There is no obligation to reimburse, indemnify, or otherwise “gross-up” any current or former employee or other service provider of Company or a Company Subsidiary for the interest or Tax set forth under Section 409A or Section 4999 of the Code.

Section 4.14 Employees.

(a) Company has provided a true and complete list in all material respects of all employees as of the date of such list employed by, and all individuals currently engaged on an independent contractor basis by, Company or any Company Subsidiary, specifying their (i) employing or engaging entity, (ii) principal work location, (iii) job title or, for independent contractors, brief description of services, (iv) treatment as exempt or non-exempt from overtime and minimum wage (if applicable), (v) annual base salary/fee or hourly rate and any target incentive compensation, (vi) start date, and (vii) leave of absence status including expected date of return to work.

(b)  Neither Company nor any Company Subsidiary is or, within the past three (3) years has been, a party to, or bound by, any Collective Bargaining Agreement, labor-related contract or other labor-related agreement with a trade or labor union, works council, or other bargaining unit representative (each, a “Union,” and such an agreement or arrangement with a Union, a “Labor Agreement”). To the Knowledge of Company, there are no negotiations or discussions currently pending or threatened by any employee of Company or any of the Company Subsidiaries or any Union regarding any Labor Agreement, nor is Company or any of the Company Subsidiaries under an obligation to negotiate with any Union. There is, and in the past three (3) years there has been, no material unfair labor practice charge, labor arbitration, material grievance, or other material labor Action pending or, to Company’s Knowledge, threatened against Company or any of the Company Subsidiaries relating to or affecting their business. To Company’s Knowledge, there are, and in the past three (3) years there have been, no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving any employees of Company or any of the Company Subsidiaries with respect to their employment with Company or any Company Subsidiaries.

(c) There are no (i) strikes or lockouts with respect to any employees of Company or any Company Subsidiary pending or, to Company’s Knowledge, threatened, (ii) slowdowns or work stoppages or other material labor disputes or disruptions, in effect or, to Company’s Knowledge, threatened with respect to employees of Company or any Company Subsidiary, nor has Company or any Company Subsidiary experienced any events described in clauses (i) and (ii) hereof within the past three (3) years. The Company and each Company Subsidiary has satisfied in all material respects any obligation arising under Law or Labor Agreement to notify or consult with any Union relating to the transactions contemplated by this Agreement.

(d) To Company’s Knowledge, in the past three (3) years, there has been no material allegation, complaint, charge or claim (whether formal or otherwise) on the basis of gender, race, sex, sexual harassment, sexual assault, sexual misconduct, gender discrimination, racial or ethnic discrimination or other similar unlawful behavior made against any Person who is or was an officer, director or employee of Company or any Company Subsidiary (a “Misconduct Allegation”). In the past three (3) years, Company and the Company Subsidiaries have investigated all Misconduct Allegations of which they are or were aware and have taken all reasonable and necessary corrective actions with respect to such allegations to the extent required by Law. Neither Company nor any Company Subsidiary has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any contract or provision similar to any of the foregoing, to resolve any Misconduct Allegation against Company, any Company Subsidiary or, to Company’s Knowledge, any Person who is or was an officer, director or employee of Company or any Company Subsidiary. To Company’s Knowledge, neither Company nor any Company Subsidiary has, within the past three (3) years, been the subject of any audit or investigation by any Governmental Authority with respect to any of its employment policies or practices and neither Company nor any Company Subsidiary is party to, and is not otherwise bound by, any consent decree with, or any citation or other order, writ, judgment, injunction, decree, determination by, any Governmental Authority relating to any employment practice.

(e) Company and the Company Subsidiaries have for the past three (3) years been and are in compliance in all material respects (1) with all applicable Laws respecting employment and employment practices, including all Laws relating to terms and conditions of employment, equal employment opportunity and equal pay, background checks, worker classification as employees and independent contractors and as exempt or non-exempt under the Fair Labor Standards Act and comparable state laws (the “FLSA”), collective bargaining and labor relations, disability, accommodations, identity and employment eligibility verification, immigration, health and safety, wages (including meal times and rest breaks), hours and benefits, harassment, discrimination, retaliation, record retention, notice and posting requirements, leaves of absence (including paid sick leave), contractors and temporary employees, workers’ compensation, termination, plant closings and layoffs (including under the WARN Act and comparable state, local or other laws), unemployment compensation, and any other employment related matters, and (2) with all material obligations of Company and the Company Subsidiaries under any employment agreement, consulting agreement, severance agreement, Collective Bargaining Agreement or any other employment or labor-related agreement. To Company’s Knowledge, all current and former independent contractors or other individual engaged in any other non-employee role by Company or any Company Subsidiaries are and have for the past three (3) years been at all times properly classified in all material respects as such for purposes of all Laws, including Laws with respect to employee benefits, and all current and former employees of Company or any Company Subsidiaries are and have been at all times properly paid under the FLSA in all material respects. During the preceding three (3) years, Company and the Company Subsidiaries have not effectuated a “plant closing” or “mass layoff” (each as defined in the WARN Act) or any other action that has or, to Company’s Knowledge, is reasonably anticipated to trigger notice obligations under the WARN Act. In the past three (3) years, Company and each Company Subsidiary has correctly classified in all material respects in compliance with applicable Laws all individuals performing services to Company and/or the Company Subsidiaries as common law employees, leased employees, or independent contractors, as applicable.

Section 4.15 Information Supplied. None of the information supplied by Company and the Company Subsidiaries contained in the Proxy Statement will at the time of the mailing thereof or at the time the Stockholders Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that Company, Operating Partnership and the Company Subsidiaries make no representation or warranty as to statements made, or information supplied, by Parent, REIT Merger Sub, OP Merger Sub and the Parent Subsidiaries or their respective Representatives for inclusion in the Proxy Statement.

Section 4.16 Intellectual Property.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list of all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority or domain name registrar and owned or purported to be owned by Company, Operating Partnership or any Company Subsidiary. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither Company, Operating Partnership nor any Company Subsidiary is a party to any licenses, contracts or agreements with respect to use by Company, Operating Partnership or any Company Subsidiary of any trademarks or patents (other than licenses for generally available, commercial, unmodified, “off the shelf” software used solely for internal purposes for an aggregate fee, royalty or other consideration for any such software or group of related software licenses of no more than $50,000 annually).

(b) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the conduct of the business of Company, Operating Partnership and the Company Subsidiaries does not infringe, misappropriate, or otherwise violate (and, in the past three (3) years, has not infringed, misappropriated, or otherwise violated) any Intellectual Property rights of any third party. There are no Actions pending or, to the Knowledge of Company, threatened against Company, Operating Partnership or any of the Company Subsidiaries alleging that Company, Operating Partnership or any of the Company Subsidiaries have infringed, misappropriated, or otherwise violated any Intellectual Property rights of any Person. To the Knowledge of Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property owned or purported to be owned by Company, Operating Partnership or any Company Subsidiary (collectively, “Company Intellectual Property”). There are no pending Actions brought, or threatened in writing, by Company, Operating Partnership or any Company Subsidiary against any Person alleging infringement, misappropriation or violation of any Company Intellectual Property.

(c) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, Company, Operating Partnership and the Company Subsidiaries exclusively own, free and clear of all Liens (other than any Company Permitted Liens) all Company Intellectual Property and are licensed to use, or otherwise possess valid rights to use, all other Intellectual Property used in or necessary to conduct the business of Company, Operating Partnership and the Company Subsidiaries as it is currently conducted.

(d) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, Company, Operating Partnership and the Company Subsidiaries have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property for which the value to Company, Operating Partnership and/or the Company Subsidiaries is contingent upon maintaining the confidentiality thereof and Company, Operating Partnership and the Company Subsidiaries have not disclosed any such confidential information to any Person other than pursuant to a written confidentiality agreement (or equivalent professional obligations of confidentiality) pursuant to which such Person agrees to protect such confidential information.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company IT Systems (i) are in good repair and operating condition to effectively perform all information technology operations necessary to conduct Company’s, Operating Partnership’s and the Company Subsidiaries’ business and (ii) to the Knowledge of Company, do not contain any viruses or other computer code intentionally designed to disrupt, disable, or harm in any manner the operation of, or to provide unauthorized access to, any Company IT System. There has not been, since January 1, 2024, any error, failure, breakdown, security breach or continued substandard performance of any Company IT Systems that has caused a material disruption or interruption in or to the operation of Company’s, Operating Partnership’s or the Company Subsidiaries’ business. Company, Operating Partnership and the Company Subsidiaries have implemented and tested reasonable backup, security and disaster recovery technology, plans, procedures and facilities consistent with industry practice. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither Company, Operating Partnership, nor any of the Company Subsidiaries is in breach in any material respect of any contract relating to any Company IT System, or is aware of any event that, with the passage of time or the giving of notice, or both, would constitute a breach in any material respect of any such contract.

(f) Company, Operating Partnership and the Company Subsidiaries have, since January 1, 2024, complied in all material respects with (i) all applicable Privacy and Data Security Laws, (ii) applicable binding industry standards, (iii) their own internal and public written policies, notices, and/or statements related to the Processing of Personal Information and data security and (iii) their own contractual commitments related to the Processing of Personal Information or contractual security breach notification requirements (collectively, “Company Privacy Requirements”). Since January 1, 2024, Company, Operating Partnership and the Company Subsidiaries have performed security risk assessments to the extent required by the Company Privacy Requirements and addressed and fully remediated all material medium risk or higher threats and deficiencies identified in those security risk assessments.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, Company, Operating Partnership and the Company Subsidiaries have established, implemented and maintained reasonable administrative, technical, and physical safeguards designed to protect the security, confidentiality, availability, and integrity of all Company Data and Company IT Systems. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Personal Information and Company Data will continue to be available for Processing by Company and the Company Subsidiaries following the Closing Date on substantially the same terms and conditions as existed immediately before the Closing Date.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, Company, Operating Partnership and each Company Subsidiary have at all times since January 1, 2024 implemented and maintained commercially reasonable measures designed to protect Personal Information against any Security Incident. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of Company, Operating Partnership or any Company Subsidiary (i) has, since January 1, 2024, discovered or been notified of a Security Incident, (ii) is currently investigating a potential Security Incident, (iii) has, since January 1, 2024, been notified or been required to notify any Person under Privacy and Data Security Laws in relation to any Security Incident, or (iv) since January 1, 2024, has received any written notice, claim, or complaint, or, to the Knowledge of Company, been the subject of any investigation or enforcement action by, any Person with respect to Processing of Personal Information. Company, Operating Partnership and the Company Subsidiaries require third parties that Process Personal Information on behalf of, or supply Personal Information to, Company, Operating Partnership or any Company Subsidiary, to comply in all material respects with applicable Privacy and Data Security Laws and to timely notify Company, Operating Partnership of the Company Subsidiaries of any Security Incident that affects the Company IT Systems or Company Data.

Section 4.17 Environmental Matters. Except as set forth in any Phase I or Phase II report or any title insurance policy, title commitment or title proforma provided to Parent prior to the date hereof, or as set forth in Section 4.17 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) Company, Operating Partnership and each Company Subsidiary is and have for the last three (3) years been in compliance with all Environmental Laws.

(b) Company, Operating Partnership and each Company Subsidiary have all Environmental Permits necessary to conduct their current operations, all of which are in full force and effect, and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing, and there are no proceedings pending or, to the Knowledge of Company, threatened, that seek the revocation, cancellation or suspension of any such Environmental Permit.

(c) Neither Company, Operating Partnership nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that Company, Operating Partnership or any such Company Subsidiary is in violation of, or liable under, any Environmental Law or that any Order has been issued against Company, Operating Partnership or any Company Subsidiary which remains unresolved.

(d) Neither Company, Operating Partnership nor any Company Subsidiary has entered into or agreed to any Order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

(e) Neither Company, Operating Partnership nor any Company Subsidiary has assumed, by contract or, to the Knowledge of Company, by operation of Law, any liability under any Environmental Law or relating to the release of any Hazardous Materials, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to the Release of any Hazardous Materials.

(f) To the Knowledge of Company, there has been no Release of a Hazardous Material at, on, in, or under any Company Property, and neither Company, Operating Partnership nor any Company Subsidiary has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Materials at any off-site location in violation of Environmental Laws.

(g) Neither Company, Operating Partnership nor any Company Subsidiary owns or operates, and to the Knowledge of Company, none of the following are present at, on, in, or under any Company Property: (i) underground storage tanks, (ii) dumps or landfills, (iii) surface impoundments, or (iv) other units for the treatment, storage or disposal of Hazardous Materials.

(h) This Agreement, the Mergers and the other transactions contemplated by this Agreement will not result in any liabilities for site investigation or cleanup, or require the consent of any Person, pursuant to any Environmental Law, including any so-called “transaction-triggered” or “responsible property transfer” requirements.

(i) To Company’s Knowledge, Company, Operating Partnership and the Company Subsidiaries have made available to Parent in all material respects all material reports, site assessments, audits and other material documents, in each case in their reasonable possession that relate to Company’s, Operating Partnership’s or any Company Subsidiary’s compliance with Environmental Laws or to the environmental condition of the Company Properties,.

Section 4.18 Properties.

(a) Section 4.18(a)(i) of the Company Disclosure Letter sets forth a true and correct list of the address and, if applicable, facility name of each Company Property. Section 4.18(a)(i) of the Company Disclosure Letter also contains a true and correct identification of the address and, if applicable, facility name of each Company Property that is leased or subleased by a Company Subsidiary as lessee, sublessee or in a similar capacity. Section 4.18(a)(ii) of the Company Disclosure Letter sets forth a list of each real property which, as of the date of this Agreement, is under a binding contract by Company, Operating Partnership or a Company Subsidiary for purchase by Company, Operating Partnership or such Company Subsidiary or that is required under a binding contract to be leased or subleased by Company, Operating Partnership or a Company Subsidiary as lessee or sublessee after the date of this Agreement. Except as set forth in Section 4.18(a)(ii) of the Company Disclosure Letter, there are no written agreements to which either Company or any Company Subsidiary is a party pursuant to which either Company or any Company Subsidiary is obligated to buy, lease (as lessee) or sublease (as sublessee) any real properties at some future date.

(b) Either Company, Operating Partnership or a Company Subsidiary owns good and valid fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens.

(c) Except as set forth in Section 4.18(c) of the Company Disclosure Letter or in any zoning report, property condition report or environmental assessment for the Company Properties previously provided to Parent, neither Company, Operating Partnership nor any of the Company Subsidiaries has received (i) written notice that any Property Permit or any agreement, easement or other right that is necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the current use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect as of the date of this Agreement (or of any pending written threat of modification or cancellation of any of same), except for such failures to be in full force and effect that, individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(d) To Company’s Knowledge, no Property Permit or any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on any of the Company Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Company Properties has failed to be obtained or is not in full force and effect, and neither Company, Operating Partnership nor any Company Subsidiary has received written notice of any outstanding threat of modification or cancellation of any such Property Permit or other agreement, easement or other right, except for any of the foregoing as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(e) Except for any of the following as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: no condemnation, eminent domain or similar proceeding is pending with respect to any Company Property or ground leases affecting the interest of Company, Operating Partnership or any Company Subsidiary in Company Properties, and neither Company, Operating Partnership nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of Company Properties or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Company Property.

(f) Except for discrepancies, errors or omissions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the information set forth in the most recent rent roll for each of the Company Properties, as of the date set forth in such rent roll (which date shall not be more than five (5) days prior to the date hereof), which rent rolls have previously been made available by or on behalf of Company, Operating Partnership or any Company Subsidiary to Parent, is true and correct as of such date. Other than the Company Leases related to the tenancies set forth in the rent rolls, to the Knowledge of Company, none of the Company, Operating Partnership or any Company Subsidiary is a party to any leases, subleases or other agreements which grant any party any right to occupy or use any Company Property.

(g) True, correct and complete (in all material respects) copies of all (i) ground leases affecting the interest of Company, Operating Partnership or any Company Subsidiary in Company Properties, and (ii) Company Leases with annual base rent in excess of $1,000,000 (clauses (i) and (ii) collectively, the “Material Company Leases”), in each case in effect as of the date hereof, have been made available to Parent. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 4.18(g) of the Company Disclosure Letter, (w) neither Company, Operating Partnership nor any Company Subsidiary is, and, to the Knowledge of Company, no other party is in breach or violation of, or default under, any Material Company Lease; (x) no event has occurred that would reasonably be expected to result in a breach or violation of, or a default under, any Material Company Lease by Company, Operating Partnership, any Company Subsidiary, or, to the Knowledge of Company, any other party thereto (in each case, with or without notice or lapse of time) and no tenant under a Material Company Lease is in monetary default under such Material Company Lease; (y) no tenant under a Material Company Lease is the beneficiary of a written forbearance from Company or any Company Subsidiary; and (z) each Material Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to Company, Operating Partnership or a Company Subsidiary and, to the Knowledge of Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ or landlords’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(h) Except for Company Permitted Liens or as set forth in the Company Leases or Company Title Insurance Policies (as defined below), title commitments or title proformas provided or otherwise made available to Parent prior to the date hereof or as set forth in the Organizational Documents of the Company Subsidiaries and other entities in which Company or the Company Subsidiaries own an interest, or as set forth in Section 4.18(h) of the Company Disclosure Letter, as of the date hereof, (i) there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights or options to purchase or otherwise acquire any Company Property or any portion thereof, and (ii) there are no other outstanding rights, agreements or binding letters of intent to enter into any contract for sale or ground lease to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, or to lease any Company Property which lease (if executed) would constitute a Material Company Lease, which, in each case, is in favor of any party other than Company, Operating Partnership or a Company Subsidiary.

(i) Except pursuant to a Company Lease, or any ground lease affecting any Company Property or as disclosed in Section 4.18(i) of the Company Disclosure Letter, neither Company nor any Company Subsidiary is a party to any agreement pursuant to which Company or any Company Subsidiary manages the development of any real property for any third party.

(j) To the Knowledge of Company, for each Company Property, policies of (i) title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by Company or the applicable Company Subsidiary with respect to the Company Properties that are not subject to the ground leases, and (ii) leasehold insurance have been issued insuring, as of the effective date of each such insurance policy, the leasehold interest that Company or the applicable Company Subsidiary holds with respect to each Company Property that is leased to the Company or a Company Subsidiary pursuant to a ground lease (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). A copy of each Company Title Insurance Policy in Company’s possession has been made available to Parent. No written claim is currently pending against any Company Title Insurance Policy that, individually or in the aggregate, would be material to any Company Property and for which the applicable title insurer has not accepted full responsibility for the payment thereof.

(k) To Company’s Knowledge, Section 4.18(k) of the Company Disclosure Letter lists each Company Property that is (i) under material development or construction as of the date hereof (other than normal repair and maintenance), or (ii) subject to a binding agreement for material development or construction by Company or a Company Subsidiary, in each case other than those pertaining to Tenant Improvements, customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

(l) Section 4.18(l) of the Company Disclosure Letter lists the parties (other than Company or a Company Subsidiary) currently providing third-party property management services to Company or a Company Subsidiary and identifies the Company Properties currently managed by each such party. True and correct copies (in all material respects) of all agreements providing for such services (the “Third-Party Property Management Agreements”) have been provided to Parent prior to the date hereof.

(m) To Company’s Knowledge, except as may be disclosed in any Company Title Insurance Policies, title commitments, title proformas, zoning reports or surveys previously provided to Parent or as disclosed in Section 4.18(m) of the Company Disclosure Letter, the Company Properties (x) are supplied with utilities and other services as reasonably required for their continued operation as they are now being operated, and (y) are, to Company’s Knowledge, either (A) in good working order sufficient for their normal operation in the manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to Parent or (B) scheduled for maintenance or repair in the ordinary course of business.

(n) To Company’s Knowledge, except as may be disclosed in any Company Title Insurance Policies, title commitments, title proformas, zoning reports or surveys previously provided to Parent, each of the Company Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that interfere with the normal use, occupancy and operation thereof.

(o) Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of Company’s or any of the Company Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens.

(p) Neither Company nor any Company Subsidiary has received written notice (i) that Company or any Company Subsidiary is in violation or default under any material reciprocal easement agreement or other similar agreements to which Company or any Company Subsidiary is a party, except for violations or defaults that have been cured or that have not had, or would not reasonably be expected to have, individually or in the aggregate, Company Material Adverse Effect, (ii) of any structural defects, or violation of Law, relating to any Company Property that would have, or would reasonably be expected to have, individually or in the aggregate, Company Material Adverse Effect, or (iii) of any physical damage to any Company Property for which there is not insurance in effect covering the full cost of the restoration and the loss of revenue, subject to deductibles reasonably carried by prudent owners of properties similar to and located in the same area as the applicable Company Property, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, Company Material Adverse Effect. Neither Company nor any Company Subsidiary has delivered a written default notice to a party under any reciprocal easement agreement or other similar agreements to which a member of Company or any Company Subsidiary is a party, except for defaults that have been cured or that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.19 Material Contracts.

(a) Except for contracts filed as exhibits to the Company SEC Documents, any Company Lease (other than any Material Company Lease) or as set forth in Section 4.19(a) of the Company Disclosure Letter, as of the date of this Agreement, neither Company, Operating Partnership nor any Company Subsidiary is a party to or bound by any contract that, as of the date hereof:

(i) is required to be filed as an exhibit to the Company Annual Report on Form 10-K pursuant to Item 601(b)(2) or (10) of Regulation S-K promulgated under the Securities Act;

(ii) obligates Company, Operating Partnership or any Company Subsidiary to make aggregate annual (or during the remaining term of such contract) expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to Company, Operating Partnership or any Company Subsidiary;

(iii) contains any non-compete, non-solicit or exclusivity provisions (in each case, other than those contained in agreements with employees or independent contractors that do not contractually bind Company or any Company Subsidiary with any such non-compete, non-solicit, or exclusivity provisions) with respect to any line of business or geographic area that materially restricts the business of Company or any Company Subsidiary, or that otherwise materially restricts the lines of business conducted by Company or any Company Subsidiary or the geographic area in which Company or any Company Subsidiary may conduct business or provides for “most favored nation” rights that restrict existing or future Affiliates of Company, in each case that would reasonably be expected to be material to the operations of Company or any Company Subsidiary, taken as a whole;

(iv) constitutes Indebtedness for borrowed money obligations of Company, Operating Partnership or any Company Subsidiary with a principal amount as of the date hereof greater than $3,000,000;

(v) requires Company, Operating Partnership or any Company Subsidiary to dispose of or acquire assets or properties with a fair market value in excess of $1,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(vi) contains obligations for the acquisition or disposition (by merger, consolidation, purchase or sale of stock or assets or otherwise) of any entity, business, or material assets that, after the date hereof, could result in material liabilities on the part of Company or any Company Subsidiary in respect of any (A) purchase price adjustment, earn-outs or contingent purchase price obligations, or (B) solely in respect of any acquisition or disposition of any entity, business, or assets that constitute a business or division of Company, indemnity obligations;

(vii) constitutes a Third-Party Property Management Agreement or a Material Company Lease;

(viii) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;

(ix) constitutes a joint venture, partnership or limited liability company agreement between Company, Operating Partnership or any Company Subsidiary, on the one hand, and any third party, on the other hand;

(x) constitutes a loan to any Person (other than a wholly-owned Company Subsidiary) by Company, Operating Partnership or any Company Subsidiary (other than advances made pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties) in an amount in excess of $1,000,000; or

(xi) involves any settlement of any litigation or arbitration which has not been fully performed or accrued for, other than, in each case, (A) any such contracts, agreements or understandings concerning the routine collection of debts entered into in the ordinary course of business and (B) providing solely for payments under any such contract, agreement or understanding by Company or any Company Subsidiary in an amount less than $500,000.

(b) Each contract in any of the categories set forth in Section 4.19(a) to which Company or any Company Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “Company Material Contract.” A true, complete and correct copy of each Company Material Contract, as of the date of this Agreement, has been made available to Parent prior to the date of this Agreement.

(c) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable on Company, Operating Partnership and each Company Subsidiary that is a party thereto and, to the Knowledge of Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ or landlords’ or other applicable counterparties’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, Company, Operating Partnership and each Company Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the Knowledge of Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof. None of Company, Operating Partnership or any Company Subsidiary, nor, to the Knowledge of Company, any other party thereto, is in material breach or violation of, or default under, any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, neither Company, Operating Partnership nor any Company Subsidiary has received written notice of any violation or default by Company, Operating Partnership or any Company Subsidiary, or, to the Knowledge of Company, any other party thereto under any Company Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.20 Insurance. Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks which Company believes are adequate for the operation of its business and the protection of its assets. As of the date hereof, there is no material claim by Company or any Company Subsidiary pending under any such insurance policies that has been denied or disputed by the insurer (but such insurer may have reserved rights with respect to such claim). Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance contracts providing coverage for all Company Properties (the “Company Insurance Policies”). Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, all premiums due and payable under all Company Insurance Policies have been paid, and Company, Operating Partnership and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all Company Insurance Policies. To the Knowledge of Company, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. As of the date hereof, no written notice of cancellation or termination has been received by Company, Operating Partnership or any Company Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 4.21 Opinion of Financial Advisor. The Company Board has received an opinion from each of KeyBanc Capital Markets Inc. and J.P. Morgan Securities LLC, to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth in each such opinion, the consideration to be received in the REIT Merger by the holders of Company Common Stock is fair, from a financial point of view, to such holders, which opinion will be made available to Parent solely for informational purposes within two (2) Business Days after the date hereof.

Section 4.22 Approval Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the REIT Merger (the “Company Stockholder Approval”) is the only vote of holders of securities of Company required to approve this Agreement, the Mergers and the other transactions contemplated by this Agreement.

Section 4.23 Brokers. Except for the fees and expenses payable to KeyBanc Capital Markets Inc. and J.P. Morgan Securities LLC, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company, Operating Partnership or any Company Subsidiary.

Section 4.24 Investment Company Act. Neither Company, Operating Partnership nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 4.25 Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the REIT Merger and the other transactions contemplated by this Agreement, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of

Title 3 of the MGCL. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) is applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement.

Section 4.26 Related Party Transactions. Except for this Agreement or as set forth in the Company SEC Documents filed through and including the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Company or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.27 Anti-Corruption and Anti-Bribery. None of Company, any Company Subsidiary, any other Affiliate of Company or any director, officer, manager or employee of Company, any Company Subsidiary or any other Affiliate of Company nor, to Company’s Knowledge, any consultant, agent or other third party acting for or on behalf of Company, any Company Subsidiary or any other Affiliate of Company has, directly or indirectly, in connection with the conduct of any activity of Company, any Company Subsidiary or any other Affiliate of Company: (a) made, offered, promised or authorized any payment, loan or transfer of anything of value, including any reward, bribe, payoff, influence payment, kickback, rebate, contribution, gift, entertainment, advantage or benefit of any kind, to or for the benefit of any Person, for the purpose of (i) influencing any act or decision of such or other Person, (ii) inducing such or other Person to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature or (v) otherwise securing any improper advantage; (b) established or maintained any unlawful fund of corporate monies or other properties; (c) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; (d) in connection with any applicable Law relating to anti-corruption and/or anti-bribery matters (i) conducted or initiated any review, audit or internal investigation, (ii) made a voluntary, directed or involuntary disclosure to any Governmental Authority or (iii), in the past five (5) years, received any written notice, request or citation from any Person alleging noncompliance relating to anti-corruption and/or anti-bribery matters; or (e) violated (i) any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., (ii) the principles set out in the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or (iii) any other applicable Law relating to anti-corruption and/or anti-bribery matters. In the past five (5) years, to the Knowledge of Company, there has been no condition or circumstance that would reasonably be expected to give rise to any liability relating to noncompliance with any applicable Law relating to anti-corruption and/or anti-bribery matters.

Section 4.28 No Other Representations or Warranties. Except for the representations or warranties expressly set forth in this Article 4, neither Company, Operating Partnership nor any other Person has made any representation or warranty, expressed or implied, with respect to Company, Operating Partnership or the Company Subsidiaries, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Company, Operating Partnership or the Company Subsidiaries. In particular, without limiting the foregoing disclaimer, neither Company, Operating Partnership nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to, except for the representations and warranties made by Company and Operating Partnership in this Article 4, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence of Company and Operating Partnership, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary, each of Company and Operating Partnership acknowledges and agrees that none of Parent, REIT Merger Sub, OP Merger Sub or any other Person has made or is making any representations or warranties relating to Parent, REIT Merger Sub or OP Merger Sub whatsoever, express or implied, beyond those expressly given by Parent, REIT Merger Sub and OP Merger Sub in Article 5, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent, REIT Merger Sub and OP Merger Sub furnished or made available to Company and Operating Partnership or any of their Representatives.

Article 5
REPRESENTATIONS AND WARRANTIES OF PARENT, REIT MERGER SUB AND OP MERGER SUB

Except as set forth in the disclosure letter prepared by Parent, with numbering corresponding to the numbering of this Agreement, delivered by Parent to Company concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure to any representation or warranty is readily apparent on the face of such disclosure (it being understood that to be so readily apparent it is not required that the other sections be cross-referenced); provided that nothing in the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of Parent, REIT Merger Sub or OP Merger Sub made herein), Parent, REIT Merger Sub and OP Merger Sub hereby jointly and severally represent and warrant to Company and Operating Partnership that:

Section 5.1 Organization and Qualification. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. REIT Merger Sub is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. OP Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, REIT Merger Sub and OP Merger Sub has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of REIT Merger Sub and OP Merger Sub are wholly-owned Parent Subsidiaries.

Section 5.2 Authority.

(a) Each of Parent, REIT Merger Sub and OP Merger Sub has the requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by each of Parent, REIT Merger Sub and OP Merger Sub and the consummation by each of Parent, REIT Merger Sub and OP Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or limited liability company action, and no other corporate or limited liability company proceedings on the part of each of Parent, REIT Merger Sub and OP Merger Sub are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Mergers, to the filing of the REIT Merger Certificate of Merger with, and acceptance for record of the REIT Merger Certificate of Merger by, the SOS, the filing of the REIT Merger Articles of Merger with, and the acceptance for record of the REIT Merger Articles of Merger by, the

SDAT, the filing of the Partnership Merger Certificate of Merger with, and the acceptance for record of the Partnership Merger Certificate of Merger by, the SOS. This Agreement has been duly executed and delivered by each of Parent, REIT Merger Sub and OP Merger Sub and assuming due authorization, execution and delivery by Company and Operating Partnership, constitutes a legally valid and binding obligation of each of Parent, REIT Merger Sub and OP Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) The general partner of Parent has (i) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of Parent, and (ii) approved this Agreement, the Mergers and the other transactions contemplated by this Agreement. In addition, each of Parent, in its capacity as the sole member of REIT Merger Sub, and REIT Merger Sub, in its capacity as the sole member of OP Merger Sub, has taken all actions required for the execution of this Agreement by REIT Merger Sub and OP Merger Sub, respectively, and to adopt and approve this Agreement and to approve the consummation by REIT Merger Sub and OP Merger Sub, as applicable, of the Mergers and the other transactions contemplated by this Agreement.

(c) Parent was formed solely for the purpose of engaging in the transactions contemplated by the Transaction Documents, and it has not conducted any business activities prior to the date hereof and has no, and prior to the REIT Merger Effective Time will have no, business activities, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Transaction Documents and the Financing. Except for REIT Merger Sub and OP Merger Sub, Parent does not own any shares of capital stock or other equity interests in any other Person and has no obligations, agreements or commitments to purchase or acquire any such shares or other equity interests.

Section 5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Parent, REIT Merger Sub and OP Merger Sub does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of any organizational or governing document of Parent, REIT Merger Sub or OP Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to each of Parent, REIT Merger Sub and OP Merger Sub or by which any property or asset of each of Parent, REIT Merger Sub and OP Merger Sub is bound, or (iii) require any consent or approval (except as contemplated by Section 5.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Parent, REIT Merger Sub or OP Merger Sub under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent, REIT Merger Sub or OP Merger Sub pursuant to any contract to which Parent, REIT Merger Sub or OP Merger Sub is a party, except for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent, REIT Merger Sub and OP Merger Sub does not, and the performance of this Agreement by each of Parent, REIT Merger Sub and OP Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the REIT Merger Certificate of Merger with, and the acceptance of the REIT Merger Certificate of Merger for record by, the SOS pursuant to the DLLCA and the filing of the REIT Merger Articles of Merger with, and the acceptance for record of the REIT Merger Articles of Merger by, the SDAT, (ii) the filing of the Partnership Merger Certificate of Merger with, and the acceptance of the Partnership Merger Certificate of Merger by, the SOS pursuant to the DRULPA and the DLLCA, (iii) such filings as may be required in connection with state and local Transfer Taxes, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Litigation. Except as individually or in the aggregate, would not be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent, REIT Merger Sub, OP Merger Sub or any Parent Subsidiary, and (b) neither Parent, REIT Merger Sub, OP Merger Sub nor any Parent Subsidiary, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.

Section 5.5 Information Supplied. None of the information supplied by Parent, REIT Merger Sub, OP Merger Sub, the Parent Subsidiaries or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or any other document filed with any other Governmental Authority in connection with the Mergers or the other transactions contemplated by this Agreement will at the time of the mailing thereof or at the time the Stockholders Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 5.6 Brokers. Except for the fees and expenses payable to Moelis & Company and Citigroup Global Markets, Inc., no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of Parent, REIT Merger Sub or OP Merger Sub.

Section 5.7 Capitalization of REIT Merger Sub. The authorized limited liability company interests of REIT Merger Sub consists of 1,000 units, 100 of which are validly issued, fully paid, nonassessable and outstanding. All of the issued and outstanding limited liability company interests of REIT Merger Sub are, and at the REIT Merger Effective Time will be, owned by Parent, free and clear of all Liens. REIT Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent or its wholly owned Subsidiaries may acquire any equity security of REIT Merger Sub. REIT Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and it has not conducted any business activities prior to the date hereof and has no, and prior to the REIT Merger Effective Time will have no, business activities, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

Section 5.8 Capitalization of OP Merger Sub. The authorized limited liability company units of OP Merger Sub consists of 1,000 units, 100 of which are validly issued and outstanding. All of the issued and outstanding limited liability company units of OP Merger Sub are, and at the Partnership Merger Effective Time will be, owned by REIT Merger Sub, free and clear of all Liens. OP Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than REIT Merger Sub or its wholly owned Subsidiaries may acquire any equity security of OP Merger Sub. OP Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and it has not conducted any business activities prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, business activities, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

Section 5.9 Stock Ownership. Neither Parent nor any of Parent’s Affiliates directly or indirectly (including pursuant to a derivative contract) owns, and, at all times for the past three (3) years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any shares of Company’s capital stock or any equity interests, securities, contracts or obligations convertible into or exercisable or exchangeable for shares of Company’s capital stock.

Section 5.10 Tax Classification.

(a) Since its formation, REIT Merger Sub has been either a disregarded entity of Parent or a corporation for federal income tax purposes; provided, that it shall elect to be treated as a corporation for federal income tax purposes effective at least one (1) Business Day prior to the Closing Date.

(b) Since its formation, OP Merger Sub has been (i) prior to the date on which REIT Merger Sub elects to be treated as a corporation, a disregarded entity of Parent for federal income tax purposes, and (ii) from and after the date on which REIT Merger Sub elects to be treated as a corporation, a disregarded entity of REIT Merger Sub for federal income tax purposes.

Section 5.11 Financing.

(a) Parent has delivered to Company a true, correct and complete copy of a duly executed debt commitment letter, dated as of October 24, 2025, and Redacted Fee Letter (together with the term sheet and any other annexes, exhibits, schedules or other attachments thereto, collectively, the “Debt Commitment Letter”), by and among Parent, REIT Merger Sub, OP Merger Sub and the Debt Financing Sources party thereto, pursuant to which the Debt Financing Sources have agreed, subject to the terms and conditions therein, to provide debt financing in the amounts set forth therein for the purposes of financing the transactions contemplated by this Agreement and the related fees and expenses to be incurred by Parent, REIT Merger Sub and OP Merger Sub in connection therewith. The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”

(b) Parent has delivered to Company a true, correct and complete copies of the following (the “Equity Commitment Letters” and, together with the Debt Commitment Letter, the “Commitment Letters”): (x) the duly executed equity commitment letter, dated as of the date of this Agreement, by and between those certain entities set forth on Schedule C-1 hereto (collectively, “Makarora”) and Parent and (y) the duly executed equity commitment letter, dated as of the date of this Agreement, by and between those certain investment funds set forth on Schedule C-2 hereto (collectively, “Ares” and, together with Makarora, the “Equity Investors”) and Parent, pursuant to which, on the terms and subject to the conditions set forth therein, the Equity Investors have agreed to invest, severally and not jointly, in Parent the amount set forth in the respective Equity Commitment Letter for the purpose of funding a portion of the transactions contemplated by this Agreement. The equity financing committed pursuant to the Equity Commitment Letters is referred to in this Agreement as the “Equity Financing.” The Equity Financing and the Debt Financing are collectively referred to as the “Financing.” Each Equity Commitment Letter

provides that Company and Operating Partnership are express third party beneficiaries of such Equity Commitment Letter.

(c) As of the date hereof, except as expressly set forth in the unredacted portions of the Commitment Letters, there are no conditions precedent to the obligations of the Debt Financing Sources or the Equity Investors to provide the Financing or any written agreement setting forth contingencies that would permit the Debt Financing Sources or the Equity Investors to reduce the aggregate principal amount of the Financing below the amount required to pay the Financing Amounts (as defined below) on the Closing Date. Assuming the satisfaction of the conditions set forth in Article 7, as of the date hereof, Parent does not have any reason to believe that any of the conditions in the Commitment Letters will fail to be satisfied on a timely basis on or prior to the Closing Date (in each case, to the extent the satisfaction thereof is within the control of Parent) or that the full amount of the Financing will not be available to be funded on the Closing Date. As of the date hereof, there are no side letters, understandings or other agreements, contracts or arrangements of any kind to which Parent or any of its Affiliates are a party relating to the Commitment Letters or the Financing other than as expressly contained in the Commitment Letters and delivered to Company prior to the date of this Agreement that could adversely affect the availability, conditionality, enforceability or amount of the Financing contemplated by the Commitment Letters.

(d) Assuming the satisfaction of the conditions set forth in Article 7, the aggregate amounts committed pursuant to the Financing, when funded in accordance with the Commitment Letters on the Closing Date and giving effect to any “flex” provision in or related to the Debt Commitment Letter (including with respect to fees and original issue discount), shall provide Parent with available funds on the Closing Date sufficient for the satisfaction of (x) all of Parent’s, REIT Merger Sub’s and OP Merger Sub’s payment obligations under this Agreement and the Commitment Letters that are required to be paid on the Closing Date, including the payment of the REIT Merger Consideration, the Partnership Merger Consideration, the aggregate Series C Preferred Unit Per Share Redemption Consideration and the Stock Award Payments, (y) any fees and expenses required to be paid by Parent, REIT Merger Sub, OP Merger Sub, REIT Surviving Entity or Partnership Surviving Entity on the Closing Date in connection with the transactions contemplated by this Agreement, and (z) any repayment or refinancing of any outstanding Indebtedness of Company or the Company Subsidiaries contemplated by, required in connection with, or as a result of, the transactions described in, this Agreement or the Commitment Letters (such amounts described the foregoing clauses (x), (y) and (z), collectively, the “Financing Amounts”).

(e) To the Knowledge of Parent, the Commitment Letters constitute the legal, valid, binding and enforceable obligations of the other parties thereto and are in full force and effect as of the date hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Assuming the satisfaction of the conditions set forth in Article 7, as of the date hereof, no event has occurred which (with or without notice, lapse of time or both) constitutes, or would reasonably be expected to constitute, a default or breach by Parent, REIT Merger Sub, OP Merger Sub or, to the Knowledge of Parent, any other parties thereto under the terms and conditions of the Commitment Letters. Parent has paid (or caused to be paid) in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and, subject to the occurrence of the Closing, will pay in full any such amounts due on or before the Closing Date as and when due. As of the date hereof, the Commitment Letters have not been modified or amended, except as permitted by Section 6.14(b) (with any such modification or amendment promptly notified in writing to Company) and none of the respective commitments under any of the Commitment Letters have been terminated, reduced, withdrawn or rescinded in any respect, and no termination, reduction, withdrawal, modification, amendment or rescission thereof is contemplated; provided that Parent may replace, amend, supplement or modify the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities (or titles with respect to such entities) that have not executed the Debt Commitment Letter as of the date of this Agreement (it being understood that the aggregate commitments of the lenders party to the Debt Commitment Letter prior to such replacement, amendment, supplement or modification may be reduced in the amount of such additional party’s commitments).

(f) Parent acknowledges that receipt of the proceeds of the Financing is not a condition to consummate the Mergers.

Section 5.12 Limited Guaranty. Concurrently with the execution of this Agreement, the Equity Investors have delivered to Company a true, complete and correct copy of the executed Limited Guaranty. The Limited Guaranty is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of the Equity Investors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Equity Investors under the terms and conditions of the Limited Guaranty. The Equity Investors have, and at the Closing will have, sufficient capital to satisfy the full amount of the guaranteed obligations under the Limited Guaranty.

Section 5.13 No Parent Partner Vote. No vote or consent of the partners of Parent or the holders of any other securities of Parent (equity or otherwise) is required for the consummation of the transactions contemplated by this Agreement.

Section 5.14 Certain Arrangements. There are no contracts, undertakings, commitments, obligations or understandings, whether written or oral and whether or not legally binding, between Parent or any of its Affiliates, on the one hand, and any member of Company’s management or the Company Board or any beneficial owner of shares of Company Common Stock, Operating Partnership Units, Series C Preferred Units or Operating Partnership Warrants, on the other hand, (a) relating in any way to the equity or capital of Company or any Company Subsidiary, the transactions contemplated by this Agreement, the management of the REIT Surviving Entity after the REIT Merger Effective Time or the management of the Partnership Surviving Entity after the Partnership Merger Effective Date; or (b) pursuant to which any stockholder of Company, holder of Operating Partnership Units, holder of Series C Preferred Units or holder of Operating Partnership Warrants would be entitled to receive value or consideration of a different amount or nature than the REIT Merger Consideration, the Partnership Merger Consideration or the Series C Preferred Unit Per Share Redemption Consideration, as applicable, or agrees to vote in favor of this Agreement and the transactions contemplated by this Agreement or agrees to vote against or otherwise oppose any Acquisition Proposal.

Section 5.15 Solvency. None of Parent, REIT Merger Sub, OP Merger Sub or the Equity Investors is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or any of its Affiliates or of Company or any Company Subsidiaries. As of the Closing, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, including after giving effect to the Financing, and assuming the satisfaction of the conditions set forth in Article 7, Parent and each of its Subsidiaries (including Company and the Company Subsidiaries) will be Solvent.

Section 5.16 No Other Representations. Each of Parent, REIT Merger Sub and OP Merger Sub acknowledges that it has conducted its own independent investigation and analysis of Company, Operating Partnership, and the Company Subsidiaries and their respective businesses, operations, assets, liabilities, results of operations, conditions (financial or otherwise) and prospects, and, in making its determination to enter into this Agreement and proceed with the transactions contemplated by this Agreement, it has relied on its own independent investigation. Each of Parent, REIT Merger Sub and OP Merger Sub acknowledges and agrees that, except for the express representations and warranties contained in Article 4, neither Company nor any other Person (a) makes or has made any representation or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Company or the Company Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or any other matter or the accuracy or completeness of any information regarding Company, Operating Partnership or the Company Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or any other matter made available to Parent, REIT Merger Sub or OP Merger Sub in any “data rooms,” “virtual data rooms” or management presentations or any other form in expectation of, or in connection with, this Agreement or the transactions contemplated by this Agreement, or (b) will be liable to Parent, REIT Merger Sub or OP Merger Sub in respect of the accuracy or completeness of any such information. Parent, REIT Merger Sub and OP Merger Sub, on behalf of itself and its Affiliates, hereby expressly waives any claim it may have relating to the foregoing matters. Each of Parent, REIT Merger Sub and OP Merger Sub specifically disclaims that it is relying upon or has relied upon, or is entitled to rely upon, any such other representations or warranties that may have been made by any Person or any such information, and acknowledges and agrees that Company, Operating Partnership and the Company Subsidiaries have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

Article 6
COVENANTS

Section 6.1 Conduct of Business by Company and Operating Partnership.

(a) Each of Company and Operating Partnership covenants and agrees that, between the date of this Agreement and the earlier to occur of the Partnership Merger Effective Time and the REIT Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (the “Interim Period”), except to the extent required by Law, as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly contemplated, required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or Section 6.1(b) of the Company Disclosure Letter, Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course in a manner consistent with past practice in all material respects and in compliance with Law in all material respects and (ii) use its commercially reasonable efforts to (A) maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Company or any Company Subsidiary’s control excepted), (B) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with customers, suppliers, distributors, creditors, lessors, managers, operators, tenants and other third parties, and (C) maintain the status of Company as a REIT; provided that no action or omission (to the extent such omission is result of a failure by Parent to provide consent to an action prohibited by Section 6.1(b)) by

Company or any Company Subsidiary with respect to any matter specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision in Section 6.1(b).

(b) Without limiting the foregoing, Company covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned) (it being understood that with respect to items requiring consent pursuant to clause (vii) or (xii) below, Parent’s consent shall be deemed given if Parent has not, within five (5) Business Days of receipt by Parent of a written request for its consent, so provided or withheld such consent), as may be expressly contemplated, required or permitted by this Agreement, or as set forth in Section 6.1(a) or Section 6.1(b) of the Company Disclosure Letter, Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:

(i) amend or propose to amend (A) the Company Charter, the Company Bylaws or the Operating Partnership Agreement, (B) in any material respect, such equivalent organizational or governing documents of any Company Subsidiary material to Company, Operating Partnership and the Company Subsidiaries, or (C) waive the stock ownership limit or create an Excepted Holder Limit (as defined in the Company Charter) under the Company Charter;

(ii) adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Company, Operating Partnership or any Company Subsidiary (other than any wholly-owned Company Subsidiary);

(iii) authorize, declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Company, Operating Partnership or any Company Subsidiary or other equity securities or ownership interests in Company, Operating Partnership or any Company Subsidiary, except for (A) the declaration and payment by Company of dividends in respect of the third fiscal quarter of 2025 in accordance with past practice at a rate not to exceed $0.24 per share, (B) the declaration and payment of regular distributions that are required to be made in respect of Operating Partnership Units, (C) the declaration and payment of PIK Distributions (as defined in the Certificate of Designations) and Cash Distributions (as defined in the Certificate of Designations) that are required to be made in respect of the Series C Preferred Units, (D) the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned Company Subsidiary to its parent entity, or (E) in accordance with Section 6.1(c);

(iv) purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of Company, Operating Partnership or a Company Subsidiary, other than (A) the redemption or exchange of Operating Partnership Units or Series C Preferred Units pursuant to and in accordance with the provisions of the Operating Partnership Agreement, (B) the redemption of Series C Preferred Units in accordance with the terms of the Certificate of Designations, (C) the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to awards granted pursuant to the Company Equity Incentive Plan, and (D) the acquisition by Company in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of the Company Equity Incentive Plan upon termination of employment or service of an award holder;

(v) except for (A) transactions among Company and one or more wholly-owned Company Subsidiaries or among one or more wholly-owned Company Subsidiaries, (B) as contemplated in Section 6.1(b)(vi) and (C) redemptions of Series C Preferred Units in accordance with the Certificate of Designations, issue, deliver, sell, pledge, dispose, encumber or grant any shares of Company or any of the Company Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company or any of the Company Subsidiaries’ capital stock or other equity interests; provided, however, that Company may issue shares of Company Common Stock (I) upon the vesting of any Company Restricted Stock or upon payment with respect to any Company Performance Stock Unit outstanding as of the date of this Agreement or as may be granted after the date of this Agreement in accordance with Section 6.1(b)(xv), and (II) pursuant to the Company Equity Incentive Plan to the extent required under the terms of the Company Equity Incentive Plan as in effect as of the date of this Agreement;

(vi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $2,000,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions (other than of real property) by Company, Operating Partnership or any wholly-owned Company Subsidiary of or from an existing wholly-owned Company Subsidiary and, in each case, excluding in respect of any improvements (including in respect of Tenant Improvements) made to real property not in violation of Section 6.1(b)(xxii);

(vii) sell, license, mortgage, pledge, lease, assign, transfer, dispose of or encumber, agree to or otherwise effect a deed or assignment in lieu of foreclosure with respect to, or otherwise dispose of any Company Properties (or real property that if owned by Company or any Company Subsidiaries on the date of this Agreement would be a Company Property) or any other material assets (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except (A) leases of Company Properties in the ordinary course of business consistent with past practice which do not grant any preferential purchase options or the right to participate in payment-in-lieu-of-taxes programs (or similar programs) and which comply with the Section 6.1(b)(xii), (B) sales of Company Properties with a value of less than $1,000,000 individually or $5,000,000 in the aggregate in the ordinary course of business consistent with past practice, (C) pledges or encumbrances of direct or indirect equity interests in entities from time to time under Company’s existing revolving credit facility that are not currently included in Company’s borrowing base under Company’s existing revolving credit facility, (D) for the replacement of personal property in the ordinary course of business consistent with past practice, or (E) the exercise by third parties of any purchase options under the terms of any Company Leases existing on the date hereof or entered into in compliance with the terms of this Agreement with respect to which neither the Company nor any Company Subsidiary has any discretion, except for (x) Company’s or the applicable Company Subsidiary’s right to reasonably approve or negotiate transaction documents related to the sale, and (y) other ministerial or customary conditions that do not permit Company or the applicable Company Subsidiary to unilaterally decline to proceed with the sale if the tenant has validly exercised the option and satisfied all material conditions precedent thereto;

(viii) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any Indebtedness or debt securities of Company, Operating Partnership or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly-owned Company Subsidiary), except (A) Indebtedness incurred under Company’s existing secured and unsecured revolving credit facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends in accordance with Section

6.1(b)(iii)); (B) funding any transactions permitted by this Section 6.1(b); and (C) Indebtedness that does not, in the aggregate, exceed $1,000,000;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), or make any change in its existing lending arrangements for or on behalf of such Persons, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another Person, other than (A) by Company, Operating Partnership or a Company Subsidiary to Company, Operating Partnership, a Company Subsidiary, or in the ordinary course of business consistent with past practice another entity in which Company directly or indirectly owns material interest, (B) loans, advances or investments under any (x) Company Leases or ground leases pursuant to which any third party is a lessee or sublessee on any Company Property or (y) existing joint venture arrangements set forth in Section 4.19(a)(ix) of the Company Disclosure Letter and on the terms set forth on Section 6.1(b)(ix) of the Company Disclosure Letter, and (C) investments permitted pursuant to Section 6.1(b)(vi);

(x) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (other than any Company Lease) (or any contract that, if existing as of the date hereof, would be a Company Material Contract (other than any Company Lease)), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically (or at the election of the counterparty thereunder) without any discretionary action (other than notice of renewal) by Company, Operating Partnership or any Company Subsidiary, or (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Company, Operating Partnership or any Company Subsidiary is a party as required or necessitated by this Agreement or transactions contemplated hereby (provided, that any such modification, amendment, waiver or consent does not increase the aggregate amount owed by Company, Operating Partnership or any Company Subsidiary thereunder or otherwise materially adversely affect Company, Operating Partnership or any Company Subsidiary);

(xi) enter into any agreement that would limit or otherwise restrict Company or any of the Company Subsidiaries or any of their successors from engaging in or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

(xii) (a) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Material Company Lease (or any lease for Company Property that, if existing as of the date hereof, would be a Material Company Lease), except for (A) renewing or extending the term of any Material Company Lease (other than a ground lease) at or above 100% of budget on a net present value basis or entering into any new lease (other than a ground lease) that would have been a Material Company Lease if existing on the date hereof where the annual base rent under such lease is less than $2,500,000, and (B) any renewal, modification, amendment or termination in accordance with the terms of any such Material Company Lease that (I) occurs automatically pursuant to exercise of a right by the tenant under and in accordance with the terms of the applicable Material Company Lease without any discretionary action (other than notice of renewal) by Company, Operating Partnership or any Company Subsidiary, or (II) would not otherwise be materially adverse to Company, Operating Partnership or any Company Subsidiary (it being agreed that any renewals that do not comply with clause (A) above shall be deemed to be materially adverse), or (C) renewing, modifying or amending any Company Material Lease as contemplated by Section 4.18(h) of the Company Disclosure Letter; or (b) enter into any new Company Lease which grants a preferential purchase option or the right to participate in payment-in-lieu-of-taxes programs (or similar programs) or modify or amend the terms of such provisions in any Company Lease;

(xiii) waive, release, settle or compromise any Action or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would restrict the operations of Company, Operating Partnership, any Company Subsidiary or their respective businesses after the Closing other than settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of any payment payable under an insurance policy insuring Company, Operating Partnership or a Company Subsidiary and any monetary damages that (x) are equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement or (y) do not exceed $500,000 individually or $1,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against Company, Operating Partnership or any Company Subsidiary, the Partnership Surviving Entity or the REIT Surviving Entity, (C) do not provide for any admission of material liability by Company or any of the Company Subsidiaries, excluding in each case any such matter relating to Taxes (which, for the avoidance of doubt, shall be covered by Section 6.1(b)(xviii));

(xiv) except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement, (A) hire, engage or terminate (other than terminations for cause) any employee, executive officer or director of Company, Operating Partnership or any Company Subsidiary earning an annualized base salary in excess of $150,000 or appoint any Person to a position of executive officer or director of Company or any Company Subsidiary, (B) increase the amount, rate or terms of compensation or benefits of any of Company’s directors, trustees, officers, employees or individual independent contractors (that are natural persons or entities solely owned and operated by a natural person) of Company, Operating Partnership or any Company Subsidiary other than in the ordinary course of business consistent with past practice (including with respect to the timing and magnitude of any such increase), (C) enter into, amend, adopt or incur any liability under or with respect to, any employment, change of control, bonus, retirement, retention or severance agreement with any director or officer of Company, Operating Partnership or any Company Subsidiary, (D) grant any rights to severance, retention, change in control or termination pay to any current or former director, individual independent contractor (that is a natural person or an entity solely owned and operated by a natural person) or employee of Company, Operating Partnership or any Company Subsidiary, (E) establish, adopt, enter into, amend or terminate any Benefit Plan, Collective Bargaining Agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as is required to comply with Section 409A of the Code, (F) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any directors, employees or officers of Company, Operating Partnership or any Company Subsidiary, or (G) negotiate, enter into, amend or extend any Labor Agreement or recognize or certify any Union as the bargaining representative for any employees of Company or any Company Subsidiary;

(xv) grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of Company’s, Operating Partnership’s or any of the Company Subsidiaries’ capital stock or other voting securities or equity interests, except (A) as explicitly required by the terms of a Company Benefit Plan, any unexercisable options or other equity awards outstanding on the date of this Agreement or (B) as set forth on Section 6.1(b)(xv) of the Company Disclosure Letter;

(xvi) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2025, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xvii) enter into any new line of business or form any new Company Subsidiaries;

(xviii) enter into or modify in a manner materially adverse to Company or Operating Partnership any Company Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (A) to the extent required by Law, or (B) to the extent necessary (x) to preserve Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income Tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xix) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause (i) Company to fail to qualify as a REIT, or (ii) any Company Subsidiary to cease to be treated as any of (A) a partnership or disregarded entity for U.S. federal income tax purposes, or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xx) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(xxi) form any new funds, partnerships or joint ventures;

(xxii) make or commit to make any capital expenditures in excess of $1,000,000 individually or $5,000,000 in the aggregate, except (A) pursuant to Company’s budget set forth in Section 6.1(b)(xxii) of the Company Disclosure Letter, (B) for the expansion of any Company Property pursuant to expansion rights requested by the applicable tenant set forth on Section 6.1(b)(xxii) of the Company Disclosure Letter, in each case, in the ordinary course of business consistent with past practice and in accordance with terms of any Company Lease, (C) capital expenditures with respect to the Company Properties and in the approximate amounts described in Section 4.18(k) of the Company Disclosure Letter, (D) in the ordinary course of business consistent with past practice necessary to repair and/or prevent damage to any of the Company Properties to the extent necessary in the event of an emergency situation, after prior notice to Parent (provided, that if the nature of such emergency renders prior notice to Parent impracticable, Company shall provide notice to Parent and promptly as practicable after making such capital expenditure), or (E) in respect of the Company’s pro rata interest in any non-wholly-owned Company Subsidiary, to the extent required under the terms of the organizational documents of such Company Subsidiary;

(xxiii) with respect to any material insurance policy naming Company, Operating Partnership or any Company Subsidiary or any of their respective directors or officers as a beneficiary or an insured or a loss payable payee, or Company’s directors and officers liability insurance policy, (A) cancel or terminate such policy unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled or terminated policy, or (B) allow such policy to expire unless such entity shall have used commercially reasonable efforts to obtain an insurance policy with substantially similar terms and conditions to the expired policy; provided that, with respect to any renewal of any such policy, Company shall (x) use commercially reasonable efforts to obtain favorable terms with respect to the assignment or other transfer of such policy and termination fees or refunds payable pursuant to such policy and (y) provide Parent a reasonable opportunity to review and consider the terms of any such policy and consider in good faith any comments Parent may provide to Company with respect to the terms of any such policy;

(xxiv) enter into, renew, modify, amend or terminate, or waive, release, or compromise or assign any rights or claims under, any ground lease of any Company Property under which Company, Operating Partnership or any Company Subsidiary is lessee or sublessee, except (A) pursuant to Company’s budget set forth in Section 6.1(b)(xxii) of the Company Disclosure Letter, or (B) to the extent not materially adverse to Company, Operating Partnership or any Company Subsidiary;

(xxv) sell, assign, transfer, abandon, exclusively license or otherwise license outside of the ordinary course of business, any material Intellectual Property of Company, Operating Partnership or any Company Subsidiaries;

(xxvi) make, or offer to make, any discretionary payment under any Company Material Contract entered into prior to the date hereof; or

(xxvii) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Company or Operating Partnership from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to Company, is reasonably necessary for Company to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, including making dividend or other distribution payments to stockholders of Company (including distributions under Sections 858 or 860 of the Code) or holders of Operating Partnership Units or holders of Series C Preferred Units or to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code; provided that prior to taking any such action pursuant to this Section 6.1(c), Company and the Company Subsidiaries shall inform Parent in writing of such action and shall consult with and cooperate with Parent in good faith to minimize the adverse effect of such action to Company and Parent. If Company makes dividends or distributions required for Company to maintain its status as a REIT under the Code or to avoid the incurrence of any income or excise Taxes by Company pursuant to this Section 6.1(c) (a “Permitted REIT Dividend”), the REIT Per Share Merger Consideration shall be appropriately reduced to reflect a reduction by the amount of such Permitted REIT Dividend (which, for purposes of clarity, would exclude any impact thereon on the Strike Price and Warrant Entitlement (each as defined in the Operating Partnership Warrant Agreement)), with it being acknowledged and agreed that the declaration and payment by Company and/or the Operating Partnership of dividends in accordance with past practice at a rate not to exceed $0.24 per share in respect of the third fiscal quarter of 2025 shall not constitute a “Permitted REIT Dividend” hereunder and correspondingly will not result in a reduction by the amount of such dividend to the REIT Per Share Merger Consideration.

(d) Each Party agrees that, during the Interim Period, except as contemplated by this Agreement, such Party shall not, directly or indirectly, without the prior written consent of the other Parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement (including, with respect to Parent, by taking any action to prevent, materially delay or materially impede the consummation of the Financing), or enter into any agreement or otherwise make a commitment, to take any such action.

(e) Subject to the terms of this Agreement, including Section 6.8, from the date of this Agreement until the REIT Merger Effective Time, none of Parent, REIT Merger Sub, OP Merger Sub, the Equity Investors or their respective Affiliates shall take any action that would, or fail to take any action the failure of which would, materially impact the expected tax treatment of the Mergers as contemplated and described in this Agreement.

Section 6.2 No Control of Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company, Operating Partnership or any of Company’s or Operating Partnership’s operations prior to the Partnership Merger Effective Time and the REIT Merger Effective Time. Prior to the Partnership Merger Effective Time and the REIT Merger Effective Time, each of Company and Operating Partnership shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ operations.

Section 6.3 Acquisition Proposals.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period commencing on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on November 23, 2025 (the “No Shop Period Start Date” and such period of time, the “Go-Shop Period”), Company and its directors, officers, employees and other Representatives shall have the right to, directly or indirectly:

(i) solicit, seek, initiate, propose, facilitate, induce or encourage any Acquisition Proposals or any proposal, inquiry or offer that constitutes, or could result in or constitute an Acquisition Proposal (an “Inquiry”);

(ii) engage in and otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or an Inquiry;

(iii) subject to the entry into an Acceptable Confidentiality Agreement, furnish to any Third Party or its Representatives any non-public information relating to Company, Operating Partnership and the Company Subsidiaries and afford to such Third Party or its Representatives access to non-public information related to the business, properties, personnel, assets, books, records and other non-public information of Company, Operating Partnership and the Company Subsidiaries, in each such case with the intent to solicit, seek, initiate, propose, facilitate, induce or encourage any Acquisition Proposals or any Inquiry; provided, that Company shall promptly (and no later than 24 hours after providing such information to any such Third Party) provide to Parent and its Representatives, or provide Parent and its Representatives access to, any such non-public information concerning Company, Operating Partnership and the Company Subsidiaries that is provided to any such Third Party or its Representatives that was not previously made available to Parent or its Representatives; and

(iv) otherwise cooperate with or assist any Acquisition Proposal or Inquiry, including by granting a waiver, amendment or release under any “standstill provision” or similar obligation of any Third Party with respect to Company, Operating Partnership or any Company Subsidiary to allow for an Acquisition Proposal or amendment to an Acquisition Proposal to be made to Company.

(b) Within twenty-four (24) hours after the No-Shop Period Start Date, Company shall (x) notify Parent in writing of the identity of each Person from whom Company received a bona fide written Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, (y) provide Parent a list identifying each Excluded Party as of the No-Shop Period Start Date and (z) provide Parent a copy of any Acquisition Proposal made in writing to Company, Operating Partnership or any of the Company Subsidiaries in connection with any Acquisition Proposal and any modifications to the financial and other material terms thereof. Promptly after the No-Shop Period Start Date (and, in any event, within twenty-four (24) hours thereafter), Company shall (I) except if Company has already done so in respect of the applicable confidentiality agreement, request each Person (other than Parent, its Affiliates and their respective Representatives) that has executed (within one (1) year prior to the date hereof) a confidentiality agreement in connection with any Acquisition Proposal or its consideration of any Acquisition Proposal to promptly return or destroy all nonpublic information furnished to such Person by or on behalf of Company, Operating Partnership or any of the Company Subsidiaries prior to the No-Shop Period Start Date and (II) terminate any data room or other diligence access to each such Person (and its Representatives) described in clause (I); provided that Company shall not be required to take any such action in respect of any Third Party who is an Excluded Party unless and until such Third Party ceases to be an Excluded Party (in which case all references in this sentence to the No-Shop Period Start Date shall be read as the date on which such Third Party ceases to be an Excluded Party).

(c) Except as permitted by the terms of this Section 6.3, during the period commencing on (i) (A) with respect to any Third Party who is an Excluded Party as of the No Shop Period Start Date, the date on which such Third Party is no longer an Excluded Party, or (B) with respect to any other Third Party, the No Shop Period Start Date, and (ii) continuing until the earlier of the REIT Merger Effective Time or the valid termination of this Agreement pursuant to Article 8, Company shall (and shall cause Operating Partnership and the Company Subsidiaries to), and shall cause its directors, officers, and its other Representatives to, immediately cease any and all solicitations, discussions, communications or negotiations with any Third Party (or provision of any non-public information to any Third Party) with respect to any Acquisition Proposal or potential Acquisition Proposal. Other than with respect to a Third Party who is an Excluded Party on the No Shop Period Start Date (and only until such time as such Excluded Party is no longer an Excluded Party, at which time the provisions of this Section 6.3(c) shall become applicable), subject to the other terms of this Section 6.3, during the period commencing on the No Shop Period Start Date and continuing until the earlier of the REIT Merger Effective Time or the valid termination of this Agreement pursuant to Article 8, Company shall not, (and shall not permit Operating Partnership or any of the Company Subsidiaries to) and shall cause its directors, officers and other Representatives not to, directly or indirectly:

(i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would be reasonably expected to lead to an Acquisition Proposal;

(ii) enter into, engage, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Third Party any non-public information relating to Company, Operating Partnership or any Company Subsidiary in connection with, any Acquisition Proposal;

(iii) approve, recommend or endorse (or publicly propose or announce any intention or desire to approve, recommend or endorse) any Acquisition Proposal;

(iv) furnish or otherwise disclose to any Third Party any information or knowingly grant any Third Party (other than Parent and its Representatives) access to its properties, assets, books, contracts, personnel or records in connection with or in response to any Acquisition Proposal, including for the purpose of determining whether to make or pursue any inquiries or proposals relating to any Acquisition Proposal;

(v) other than an Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or other similar contract, agreement or arrangement with any Third Party providing for or relating to an Acquisition Proposal or requiring Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (v), other than a Company Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”);

(vi) affirmatively terminate, amend, release or modify any restrictions under any standstill agreement to which it is a party, except that, notwithstanding anything to the contrary in this Agreement, Company, Operating Partnership and the Company Subsidiaries may waive, amend, release or modify any restrictions under any agreement which contains a standstill provision if the Company Board has determined in good faith, after consultation with Company’s outside legal advisors, that not doing so would be inconsistent with the Company Board’s fiduciary or statutory duties under applicable Law; or

(vii) resolve, commit or agree to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Section 6.3(c), at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, only in response to an unsolicited bona fide written Acquisition Proposal by a Third Party first received after the No-Shop Period Start Date (that did not result from a breach, other than a de minimis breach, of this Section 6.3), Company, Operating Partnership, the Company Subsidiaries and Company’s Representatives may inform such Third Party of the provisions of this Section 6.3. For the avoidance of doubt, the receipt of an unsolicited proposal, inquiry or offer received pursuant to any standstill, confidentiality or other similar agreement that permits the submission of private or confidential proposals to the Company Board shall not, by itself, violate, or be deemed to be in violation of, this Section 6.3(c).

(d) Notwithstanding anything to the contrary in this Agreement, if from and following the No Shop Period Start Date and prior to obtaining the Company Stockholder Approval, Company receives an unsolicited, bona fide written Acquisition Proposal which the Company Board determines in good faith after consultation with Company’s outside legal and financial advisors (i) constitutes a Superior Proposal or (ii) would reasonably be expected to result in a Superior Proposal, then in either event Company and its Representatives may take the following actions: (x) furnish non-public information to the Third Party (and its Representatives and its potential financing sources and their Representatives) making such Acquisition Proposal, if (A) prior to so furnishing such information, Company receives from such Third Party an executed Acceptable Confidentiality Agreement and (B) any information concerning Company, Operating Partnership or the Company Subsidiaries that is provided to such Third Party (or its Representatives) shall, to the extent not previously provided to Parent or its Representatives, be provided to Parent or its Representatives, or Parent and its Representatives shall be provided access to such nonpublic information, prior to or substantially concurrently with the time it is provided to such Person (and in any event within twenty-four (24) hours thereafter), and (y) engage in discussions or negotiations with such Third Party (and its Representatives and its potential financing sources and their Representatives) with respect to such Acquisition Proposal. It is understood and agreed that any furnishing, discussions or negotiations permitted under this Section 6.3(d), shall not in and of itself constitute a Change of Recommendation or otherwise constitute a basis for Parent to terminate this Agreement pursuant to Section 8.1(c)(i) (Change of Recommendation).

(e) During the period commencing on the No Shop Period Start Date and continuing until the earlier of the REIT Merger Effective Time or the valid termination of this Agreement pursuant to Article 8, Company shall:

(i) promptly (but in no event later than twenty-four (24) hours) notify Parent of any Acquisition Proposal, or any request for nonpublic information regarding Company or any Company Subsidiary by any Third Party (other than an Excluded Party) that informs Company that it is considering making, or has made, an Acquisition Proposal, or any other inquiry from any Third Party (other than an Excluded Party) seeking to have discussions or negotiations with Company regarding a possible Acquisition Proposal, in each case where such Acquisition Proposal, request or inquiry was first received following the No Shop Period Start Date by Company or its Representatives, which notice shall be made in writing and shall identify the material terms and conditions thereof and the identity of the Third Party making such Acquisition Proposal and include copies of all material documents and other material written materials (including any proposed contracts or proposal letters or other material written agreements or communications) submitted with such Acquisition Proposal, request or inquiry;

(ii) promptly (and in any event within twenty-four (24) hours) notify Parent, in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information to any Person (other than an Excluded Party) in each case in accordance with this Section 6.3, and of any change to the financial and other material terms and conditions of any Acquisition Proposal and shall otherwise keep Parent reasonably informed of the status and material terms of any Acquisition Proposal or such provision of nonpublic information to any Person (other than an Excluded Party) on a reasonably current basis, including by providing a copy of all written proposals, offers, drafts of proposed agreements or material written correspondence relating thereto; and

(iii) promptly (and in any event within twenty-four (24) hours) provide to Parent and its Representatives, or provide Parent and its Representatives access to, any non-public information concerning Company, Operating Partnership and the Company Subsidiaries that is provided to any such Third Party or its Representatives in connection with such Acquisition Proposal first received following the No Shop Period Start Date that was not previously made available to Parent or its Representatives. Neither Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidential or similar agreement that would prohibit it from providing such information to Parent.

(f) Except in accordance with Section 6.3(g), during the period commencing on the date of this Agreement and continuing until the earlier of the REIT Merger Effective Time or the valid termination of this Agreement pursuant to Article 8, neither Company Board nor any committee thereof shall: (i) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Acquisition Proposal, (ii) withhold, withdraw, change, amend, modify or qualify, or propose publicly to withhold, withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement when disseminated to Company’s stockholders (any act described in this clause (ii) or in clause (i) above, a “Change of Recommendation”), or (iii) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit Company, Operating Partnership or any Company Subsidiary to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.3).

(g) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, the Company Board may (i) effect a Change of Recommendation if an Intervening Event has occurred and the Company Board determines (it being understood that any such determination in and of itself shall not be deemed a Change of Recommendation)

in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary and statutory duties under applicable Law, or (ii) effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.1(d)(i) (Superior Proposal), if the Company Board has received an Acquisition Proposal (and Company has not breached Section 6.3(c) with respect to such Acquisition Proposal) that the Company Board in good faith determines (it being understood that any such determination in and of itself shall not be deemed a Change of Recommendation), after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal; provided, that the Company Board shall not take any action set forth in clauses (i) or (ii) above unless it complies with the provisions of Section 6.3(h) and has considered in good faith all of the adjustments which may be offered by Parent in writing pursuant to Section 6.3(h), and such Acquisition Proposal is not withdrawn.

(h) The Company Board shall only be entitled to effect a Change of Recommendation and/or terminate this Agreement pursuant to Section 8.1(d)(i) (Superior Proposal) if:

(i) Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that Company intends to take such action, identifying the Person making the Superior Proposal (if applicable) and describing the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of any written proposals or offers and any proposed written agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by Company shall not constitute an Change of Recommendation and shall not permit Parent to terminate this Agreement);

(ii) during the four (4) Business Day period following Parent’s receipt of the Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such fourth (4th) Business Day (the “Notice of Change Period”), Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Change of Recommendation; and

(iii) following the end of the Notice of Change Period, the Company Board shall have determined (it being understood that any such determination in and of itself shall not be deemed a Change of Recommendation) in good faith, after consultation with its outside legal counsel and its financial advisors, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect a Change of Recommendation would be inconsistent with its fiduciary and statutory duties under applicable Law. Any amendment to the financial terms or any other material amendment of such a Superior Proposal shall require a new Notice of Change of Recommendation, and Company shall be required to comply again with the requirements of this Section 6.3(h); provided, however, that the Notice of Change Period shall be reduced to two (2) Business Days following receipt by Parent of any such new Notice of Change of Recommendation and ending at 11:59 p.m. (New York City time) on such second (2nd) Business Day.

(i) Nothing contained in this Agreement shall prohibit Company or the Company Board from (i) disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or any substantially similar communication in connection with any Acquisition Proposal that is not a tender offer, or (ii) making any disclosure to its stockholders if required by applicable Law or if the Company Board determines in good faith, after consultation with Company’s outside legal advisors, that the failure to do so would be inconsistent with the Company Board’s fiduciary or statutory duties under applicable Law; provided, that if such disclosure would otherwise constitute a Change of Recommendation, such disclosure shall nonetheless be deemed not to constitute a Change of Recommendation if the Company Board expressly publicly reaffirms the Company Board Recommendation in such disclosure (it being understood that in no event shall a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be a Change of Recommendation). For the avoidance of doubt, the following will not be deemed a Change of Recommendation: a public statement that describes Company’s receipt of an Acquisition Proposal, that the Company Board is considering the Acquisition Proposal, and that no position has been taken by the Company Board as to the advisability or desirability of such Acquisition Proposal. Neither Company nor the Company Board shall be permitted to recommend that the stockholders of Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or otherwise effect a Change of Recommendation with respect thereto, except as permitted by Section 6.3(g).

(j) Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Mergers prior to the termination of this Agreement in accordance with its terms.

Section 6.4 Stockholders Meeting. Company will take, in accordance with the MGCL, the Organizational Documents and the applicable requirements of NYSE, all action reasonably necessary to call, give notice of, convene and hold a meeting of its stockholders for the purpose of considering and obtaining the Company Stockholder Approval (the “Stockholders Meeting”), and Company shall not adjourn, recess or postpone the Stockholders Meeting, except (i) to the extent required by applicable Law (including the MGCL) or any court of competent jurisdiction, (ii) to solicit additional proxies if Company reasonably believes there will be insufficient shares of Company Common Stock represented (either in person or by proxy) to (x) constitute a quorum necessary to conduct the business of the Stockholders Meeting or (y) obtain the Company Stockholder Approval, and (iii) to the extent the Company Board has determined in good faith (after consultation with outside legal counsel) that it is required by applicable Law to postpone or adjourn the Stockholder Meeting in order to give Company stockholders sufficient time to evaluate any required supplement or amendment to the Proxy Statement; provided that such adjournment or postponement shall not delay the Stockholders Meeting to a date on or after the fifth (5th) Business Day preceding the Outside Date, unless otherwise required by applicable Law. Without the prior written consent of Parent, the approval of the Mergers shall be the only matter (other than matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger or the transactions contemplated by a merger agreement) that Company shall propose to be acted on by the stockholders of Company at the Stockholders Meeting. Company shall reasonably cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following dissemination of the definitive Proxy Statement. Notwithstanding the foregoing, in no event will the record date of the Stockholders Meeting be changed without the Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law. Notwithstanding any Change of Recommendation, Company shall nonetheless submit the Mergers to the stockholders for approval at the Stockholders Meeting unless this Agreement is validly terminated in accordance with Article 8 prior to the Stockholders Meeting. Subject to Section 6.3 and this Section 6.4, the Company, acting through the Company Board (or a committee thereof), shall use reasonable best efforts to obtain the Company Stockholder Approval and nothing contained herein (other than Section 6.3) shall be deemed to relieve the Company of such obligation.

Section 6.5 Proxy Statement.

(a) As promptly as reasonably practicable after the date hereof but in no event later than November 25, 2025 (unless any filing is delayed due to a temporary closure of any Governmental Authority (including a government shutdown)), Company shall prepare and file with the SEC the preliminary Proxy Statement, which shall, subject to Section 6.3, include the Company Board Recommendation. Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after the filing thereof. Subject to applicable Law, Company shall reasonably promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall reasonably promptly provide to Parent copies of all correspondence between Company or any of its Representatives and the SEC with respect to the Proxy Statement. Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement and any amended or supplemental proxy materials from the SEC. Parent shall provide to Company such information concerning itself and its Affiliates and the Equity Investors as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by applicable Law, as requested by the SEC or as Company may reasonably request. Subject to applicable Law, Company shall provide legal counsel to Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement and any amended or supplemental proxy materials prior to filing such documents with the SEC and mailing such documents to Company’s stockholders. Company shall consider in good faith all comments reasonably and promptly proposed by Parent or its legal counsel with respect to the Proxy Statement and any amended or supplemental proxy materials. Company shall, reasonably promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, (i) in accordance with applicable Law and the Organizational Documents, establish a record date for, duly call and give notice of the Stockholders Meeting and (ii) cause the definitive Proxy Statement to be mailed to Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, reasonably promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies. Notwithstanding anything to the contrary in this Agreement, in no event shall the Proxy Statement be required to be filed in definitive form or mailed to the holders of Company Common Stock prior to the Cut-Off Time.

(b) If, at any time prior to the Company Stockholder Approval, any information relating to Company, Operating Partnership and the Company Subsidiaries and Parent, Parent REIT Merger Sub, OP Merger Sub and the Parent Subsidiaries or any of their respective Affiliates, officers, directors, partners or managers, as applicable, is discovered by Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement containing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Company Common Stock. Each of Company, Operating Partnership and the Company Subsidiaries and Parent, REIT Merger Sub, OP Merger Sub and the Parent Subsidiaries agrees to promptly correct any information provided by it or its respective Representatives specifically for use in the Proxy Statement and any amended or supplemental proxy materials if and to the extent that such information shall have become false or misleading in any material respect.

(c) The Proxy Statement will (with respect to Company, its officers and directors, Operating Partnership and the Company Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 6.6 Series C Preferred Units. Notwithstanding anything in this Agreement to the contrary, Company and Operating Partnership shall be permitted to comply with Sections 7(b) (Redemption in Connection with a Fundamental Change) and 7(c) (Redemption Notice) of the Certificate of Designations.

Section 6.7 Access; Confidentiality; Notice of Certain Events.

(a) After the date hereof until the REIT Merger Effective Time, and subject to applicable Law and solely for purposes of furthering the transactions contemplated by this Agreement or integration planning relating thereto, Company shall (i) upon the request of Parent with reasonable advance notice, give Parent, its counsel, financial advisors, auditors and other authorized Representatives, reasonable access during normal business hours to the offices, properties, books and records of Company, Operating Partnership and the Company Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized Representatives all information (financial or otherwise) concerning its business, properties and officers as Parent may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized Representatives of Company, Operating Partnership and the Company Subsidiaries to cooperate with Parent in the matters described in clauses (i) and (ii) above. Any review pursuant to this Section 6.7 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Company, Operating Partnership and the Company Subsidiaries. Nothing in this Section 6.7 shall require Company to provide any access or to furnish any information if providing such access or furnishing such information would, in the reasonable judgment of Company, (A) would be subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement, (B) the disclosure of which would violate any Law applicable to Company, the Operating Partnership, the Company Subsidiaries or any of their Representatives, (C) would be subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of loss or waiver of privilege to Company, Operating Partnership or the Company Subsidiaries, or (D) result in the disclosure of information relating to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Mergers or any financial or strategic alternatives (or which relate to any Acquisition Proposal or Superior Proposal, which access is governed by Section 6.3). Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of Company and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Notwithstanding the foregoing, except in accordance with Section 6.15(a)(xi), Parent and its Representatives shall not be permitted to perform any on-site procedures (including an on-site environmental or other study) with respect to any property of Company or the Company Subsidiaries without Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The Parties expressly agree that, notwithstanding any provision of the Confidentiality Agreement to the contrary (including with respect to termination thereof), (x) the Confidentiality Agreement shall continue in full force and effect until the Closing and (y) if, for any reason, the Closing does not occur and this Agreement is terminated, the Confidentiality Agreement shall continue in full force in accordance with its terms. Prior to the REIT Merger Effective Time, Parent shall not, and shall cause its respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which Company or any Company Subsidiary has a business relationship (including tenants/subtenants) regarding the business of Company and the Company Subsidiaries or this Agreement and the transactions contemplated hereby without the prior written consent of Company (provided, that, for the avoidance of doubt, nothing in this Section 6.7(a) shall be deemed to restrict Parent and its Representatives and Affiliates from contacting such parties in pursuing the business of Parent operating in the ordinary course or counsel or financial advisors engaged by Company in connection with the transactions contemplated under this Agreement). All information provided or made available pursuant to this Section 6.7 shall be governed by the terms of the Confidentiality Agreement; provided that, notwithstanding anything to the contrary in the Confidentiality Agreement, Parent shall, to the extent reasonably necessary in connection with the consummation of the Transactions, the funding of the consideration contemplated herein or any Isosceles JV Loan Transaction, be permitted to disclose the Confidential Information to its Affiliates (other than portfolio companies) and its and their equity holders and respective current, former and prospective limited partners, Debt Financing Sources and Isosceles JV Loan Sources that are subject to confidentiality obligations no less restrictive in the aggregate than those set forth in the Confidentiality Agreement (and such parties shall be deemed Representatives under the Confidentiality Agreement).

(b) To the extent any of the information or material furnished pursuant to this Section 6.7 or otherwise in accordance with the terms of this Agreement include or consist of information or material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters, and it is the mutual desire, intention and understanding of the Parties that the sharing of such information or material is not intended to, and shall not, waive or diminish in any way the confidentiality of such information or material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information or material that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges and this Agreement.

(c) Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement or the transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to Company, the REIT Surviving Entity or Parent. The failure to deliver any such notice shall not affect any of the conditions set forth in Section 7.2(b) or give rise to any right to terminate under Article 8.

(d) Company and its Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt notice to Company, if (i) any representation or warranty made by it contained in Article 4 or Article 5, as applicable, becomes untrue or inaccurate in any material respect such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification (or failure to give such notification) shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

(e) Subject to applicable Law, upon the applicable Party obtaining Knowledge of such Action, Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of any Action commenced relating to or involving such Party or any Company Subsidiary, Parent Subsidiary or any Affiliate thereof, respectively, that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement. Company and its Representatives shall give Parent the opportunity to reasonably participate in the defense and settlement of any litigation against Company or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Parent, Company or any Parent Subsidiary or Company Subsidiary other than the payment of money and the amount of such settlement shall be fully covered by insurance proceeds. Parent and its Representatives shall give Company the opportunity to reasonably participate in the defense and settlement of any litigation against Parent relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement involves no admission of liability and no restrictions or other obligations binding on Parent, Company or any Parent Subsidiary or Company Subsidiary other than the payment of money.

(f) Each of Company and Parent agrees to give prompt written notice to the other Party upon obtaining Knowledge of the occurrence or impending occurrence of any Effect relating to it or any Parent Subsidiary or Company Subsidiary, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

Section 6.8 Appropriate Action; Consent; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Company, Operating Partnership and Parent shall and shall cause the Company Subsidiaries, REIT Merger Sub, OP Merger Sub and the Parent Subsidiaries, respectively, and their respective Affiliates (excluding the Equity Investors) to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) using commercially reasonable efforts to take all actions reasonably necessary to cause the conditions to Closing set forth in Article 7 to be satisfied, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, and (iii) the execution and delivery of any additional instruments necessary or advisable to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(b) In connection with and without limiting the foregoing Section 6.8(a), each of Parent, Company and Operating Partnership shall use its commercially reasonable efforts to (or shall cause REIT Merger Sub, OP Merger Sub, the Parent Subsidiaries or the Company Subsidiaries, respectively, to) give any notices to third parties (which such notices were requested by the other Party), and each of Parent and Company shall use, and cause each of their respective Affiliates (excluding the Equity Investors, except as included below) to use, its commercially reasonable efforts to obtain any third party consents not covered by Section 6.8(a) that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by this Agreement. Each of the Parties hereto will and shall cause their respective Affiliates (including the Equity Investors) to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and the execution thereof and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable and permitted, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. The Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 6.8 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the Party providing such materials. To the extent reasonably practicable, neither Company, Operating Partnership, nor Parent shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority (except that confidential, competitively sensitive business information may be excluded from such a meeting or conversation).

Section 6.9 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated by this Agreement shall be a joint press release mutually agreed to by the Parties. Thereafter, no Party shall issue any public release or announcement concerning the transactions contemplated by this Agreement without consulting with the other Parties and providing the other Parties with a reasonable opportunity to review and comment on such release or announcement in advance of such issuance, except (a) as may be required by applicable Law or the NYSE Rules, in which case such Party shall use commercially reasonable efforts to consult with the other Party before making such public statement or filing with respect to this Agreement or any of the transactions contemplated by this Agreement, except to the extent it is not reasonably practicable to do so, (b) for any such release or announcement made by Company with respect to an Acquisition Proposal or a Change of Recommendation or matters related thereto in accordance with this Agreement, (c) to the extent that such release or announcement relates to any dispute between the Parties relating to this Agreement or the transactions contemplated by this Agreement or (d) if such release or announcement is consistent with previous public releases or announcements made in compliance with this Section 6.9.

Section 6.10 REIT Merger Sub and OP Merger Sub Matters. Parent shall cause each of REIT Merger Sub and OP Merger Sub to comply with and perform all of its obligations under or relating to this Agreement, including to consummate the Mergers on the terms and subject to the conditions set forth in this Agreement.

Section 6.11 Employee Benefits Matters.

(a) For a period of twelve (12) months following the REIT Merger Effective Time, Parent and the REIT Surviving Entity shall provide, or shall cause to be provided, to each employee of Company and the Company Subsidiaries who continues in employment with Parent or one of its Affiliates (including Company and the Company Subsidiaries) following the REIT Merger Effective Time (each, a “Company Employee”), (i) an annual base salary or wage rate at least equal to the annual base salary or wage rate provided to such Company Employee immediately prior to the REIT Merger Effective Time, (ii) annual target incentive compensation opportunities (excluding, for the avoidance of doubt, any change in control, transaction, retention or similar arrangements) that, in the aggregate, are no less favorable than the annual aggregate target cash and target annual equity incentive compensation opportunities provided to such Company Employee as of immediately prior to the REIT Merger Effective Time (it being understood that the form of incentive compensation opportunities offered post-Closing need not be in the same form as those in place prior to the REIT Merger Effective Time, and shall be determined by Parent in its sole discretion), and (iii) employee benefits (excluding any defined benefit pension, equity or equity-related, nonqualified deferred compensation, and post-termination or retiree welfare benefit plans and arrangements) that, in the aggregate, are no less favorable than the employee benefits provided to such Company Employee as of immediately prior to the REIT Merger Effective Time. For a period of twelve (12) months following the REIT Merger Effective Time or such longer period as provided in the Company Benefit Plans (the “Severance Protection Period”), Parent and the REIT Surviving Entity shall provide, or shall cause to be provided, to each Company Employee whose employment is terminated within such Severance Protection Period, severance payments and benefits provided to the Company Employees immediately prior to the REIT Merger Effective Time (assuming a severance-qualifying termination under the plan and taking into account the service crediting provisions of Section 6.11(b)).

(b) For all purposes (including purposes of vesting under any Tax-qualified retirement plan, eligibility to participate and level of benefits) under the employee benefit plans of Parent or any of its Affiliates providing benefits to any Company Employees after the REIT Merger Effective Time (the “New Plans”), Parent and the REIT Surviving Entity shall use commercially reasonable efforts to cause each Company Employee to be credited with his or her years of service with Company and the Company Subsidiaries and their respective predecessors before the REIT Merger Effective Time, to the same extent as such Company Employee was entitled, before the REIT Merger Effective Time, to credit for such service under any similar Old Plan in which such Company Employee participated immediately prior to the REIT Merger Effective Time; provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing (i) Parent and the REIT Surviving Entity shall use their commercially reasonable efforts to ensure that each Company Employee shall be immediately eligible to participate, without any waiting time, in any New Plans applicable to such Company Employee to the extent that no waiting period would have applied under the corresponding Company Benefit Plan in which such Company Employee participated immediately before the REIT Merger Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent and the REIT Surviving Entity shall use their commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans in which such Company Employee participated immediately prior to the REIT Merger Effective Time, and Parent and the REIT Surviving Entity shall use commercially reasonable efforts to cause any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, to the extent that such expenses were recognized for such purposes under the corresponding Old Plan(s).

(c) Immediately prior to the REIT Merger Effective Time, Company shall pay to each Company Employee who is then participating in any bonus or incentive plans maintained by Company with respect to Company’s fiscal year (or such shorter performance period) during which the Closing occurs (the “Bonus Plans”), a prorated incentive award under the Bonus Plans for the period from the beginning of the applicable performance period through the Closing Date (the “Bonus Period”) equal to the greater of (i) such employee’s incentive entitlement for the Bonus Period under the Bonus Plans based on the actual level of achievement of the applicable performance goals for the period beginning on the first (1st) day of such applicable performance period and ending as of the end of the month immediately preceding the month in which the REIT Merger Effective Time occurs (with such determination of performance to exclude any costs relating to the Mergers, as applicable), as determined by the Company Board (or the authorized committee thereof) in its good faith discretion, and (ii) such employee’s incentive entitlement for the Bonus Period under the Bonus Plans assuming target level performance is achieved. Without limiting the generality of the foregoing, in the event that the REIT Merger Effective Time has not occurred prior to January 1, 2026, annual bonuses for Company’s 2025 fiscal year shall be determined in accordance with the preceding sentence as if the Closing had occurred immediately prior to the conclusion of such fiscal year, and shall be paid immediately prior to the REIT Merger Effective Time (or, if earlier, at Company’s election, at such time as they would be paid in the ordinary course of business). Parent and the REIT Surviving Entity shall establish bonus and incentive plans with respect to the remainder of the fiscal year in which the REIT Merger Effective Time occurs on terms consistent with Section 6.11(a).

(d) Notwithstanding anything in this Agreement to the contrary, the Company shall, to the extent the Company deems it necessary or desirable, make all contributions in respect of the 2025 calendar year under any Benefit Plan that is a Simplified Employee Pension Individual Retirement Account (“SEP IRA”). Such contributions shall be made in accordance with the terms of the SEP IRA.

(e) Parent and Company hereby acknowledge that a “change in control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at the REIT Merger Effective Time.

(f) The provisions of this Section 6.11 are solely for the benefit of the Parties and nothing in this Section 6.11, express or implied, shall confer upon any employee, consultant, manager or other service provider (or any dependent, successor, legal representative or beneficiary thereof), any rights or remedies, including any right to continuance of employment or any other service relationship with Parent or any of its Affiliates, or any right to compensation or benefits of any nature or kind whatsoever under this Agreement.

Section 6.12 Rule 16b-3 Matters. Prior to the REIT Merger Effective Time, Company shall be permitted to take all such actions as may be necessary or appropriate to cause any dispositions of equity securities of Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.13 De-listing; Deregistration. Prior to the REIT Merger Effective Time, Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the NYSE Rules to enable the de-listing by the REIT Surviving Entity of the Company Common Stock from the NYSE and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the REIT Merger Effective Time.

Section 6.14 Financing.

(a) Prior to and at the Closing, Parent shall use its commercially reasonable efforts to take, and shall cause each of its Subsidiaries to use their respective commercially reasonable efforts to take, and shall cause their respective Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the proceeds of the Financing on the terms and subject only to the conditions (including the market flex provisions set forth in the Redacted Fee Letter) described in the Commitment Letters as promptly as practicable and on a timely basis but in any event no later than the Closing Date, including by (i) maintaining in effect (subject to any modifications that are not Prohibited Modifications) and complying with the Commitment Letters, (ii) negotiating and entering into definitive agreements with respect to the Financing (the “Definitive Agreements”) on the terms and subject only to conditions contained in the Commitment Letters (including, as necessary, the “flex” provisions set forth in the Redacted Fee Letter) and without any Prohibited Modification, (iii) satisfying (and causing its Affiliates to satisfy) on a timely basis all conditions in the Commitment Letters and the Definitive Agreements that are within the control of Parent and complying with its obligations thereunder (or, if necessary or deemed advisable by Parent, seek the waiver of conditions applicable to Parent, REIT Merger Sub and OP Merger Sub contained in such Commitment Letters or such Definitive Agreements that are within the control of Parent), (iv) accepting (and complying with) to the fullest extent required by the Debt Commitment Letter all “flex” provisions contemplated by the Debt Commitment Letter and the Debt Financing to the extent that such “flex” provisions are exercised in accordance with the terms thereof, and (v) complying with its covenants and other obligations under the Commitment Letters and the Definitive Agreements. Without limiting the generality of the foregoing, in the event that (x) all of the conditions to Parent’s, REIT Merger Sub’s and OP Merger Sub’s obligations to consummate the transactions contemplated by this Agreement shall be satisfied and (y) all conditions contained in the Commitment Letters or the Definitive Agreements (other than the consummation of the Mergers, those conditions that by their nature are to be satisfied at the Closing (but subject to the actual satisfaction of such conditions at Closing) and those conditions the failure of which to be satisfied is attributable to a breach by Parent of its representations, warranties, covenants or agreements contained in this Agreement, and other than, with respect to the Debt Financing, the availability of the Equity Financing) have been satisfied, Parent shall fully enforce the counterparties’ obligations under the Commitment Letters and cause the Equity Investors to, and shall use reasonable best efforts to cause the Debt Financing Entities to, comply with their respective obligations thereunder, including to fund the Financing (provided, that, in no event shall Parent, REIT Merger Sub and OP Merger Sub be required to pursue any litigation against any Debt Financing Source to enforce any such Debt Financing Source’s obligations under the Debt Commitment Letter).

(b) Prior to and at the Closing, neither Parent nor any of its Subsidiaries shall, without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of Company permit, consent to or agree to any amendment, replacement, supplement, termination or modification to, or any waiver of, any provision or remedy under, the Commitment Letters or the Definitive Agreements if such amendment, replacement, supplement, modification, waiver or remedy could be reasonably expected to (i) reduce (or could have the effect of reducing) the aggregate principal amount of any portion of the Financing (including by increasing the amount of fees to be paid or original issue discount) from that contemplated by the Financing Commitments delivered as of the date hereof other than as contemplated by Section 5.11(e) hereof unless (A) with respect to the Debt Financing, an alternative source of Equity Financing or other financing is increased by a corresponding amount, so long as the terms thereof are not of the type that would constitute a Prohibited Modification under subclause (ii) or (iii) below, and (B) with respect to the Equity Financing, the Debt Financing or Alternative Financing is increased by an amount that, when taken together with the Financings, is equal to at least the Financing Amounts, so long as the terms thereof are not of the type that would constitute a Prohibited Modification under subclause (ii) or (iii) below, (ii) materially adversely affect the ability of Parent, REIT Merger Sub or OP Merger Sub, as applicable, to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified or (iii) impose new or additional conditions precedent to the availability of the Financing or otherwise expand, amend or modify any of the conditions precedent to the Financing, or otherwise expand, amend or modify any other provision of the Commitment Letters or Definitive Agreements, in each case, in a manner that could otherwise reasonably be expected to prevent, materially impede or materially delay the consummation of the funding of the Financing (or the satisfaction of the conditions to obtaining any portion of the financing) (the effects described in clauses (i) through (iii), collectively, the “Prohibited Modifications”). Parent shall promptly (and in any event, within one (1) Business Day) deliver to Company true and complete copies of any such amendment, replacement, supplement, termination, modification, consent or waiver to or under any Commitment Letter or any Definitive Agreement promptly upon the execution thereof, in each case, other than any such amendment, replacement, supplement, modification, consent or waiver that (x) amends or replaces the Debt Commitment Letter solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date hereof, or (y) is otherwise ministerial or administrative in nature.

(c) In the event that any portion of the Financing becomes unavailable and, as a result thereof, the aggregate amount of the Financing available to Parent on the Closing Date, shall be less than the Financing Amounts, Parent shall (i) promptly (and in any event, within one (1) Business Day) notify Company in writing of such unavailability and (ii) use commercially reasonable efforts, and cause each of its Subsidiaries to use their commercially reasonable efforts, to arrange and obtain, as promptly as practicable following the occurrence of such event (and in any event, no later than the Closing Date), alternative financing for any such unavailable portion from the same or alternative sources (the “Alternative Financing”) in an amount sufficient, when taken together with the available portion of the Financing, to consummate the transactions contemplated by this Agreement and to pay the Financing Amounts and which does not include any terms or conditions that, if included in an amendment to the Financing, would be Prohibited Modifications or terms or conditions to the consummation of such Alternative Financing that are more onerous to Parent than the conditions set forth in the Commitment Letters as of the date of this Agreement; provided, that, Parent shall not be required to seek or obtain any such Alternative Financing having terms and conditions less favorable to Parent, REIT Merger Sub or OP Merger Sub than the terms and conditions set forth in the Debt Commitment Letter (as determined in the reasonable judgment of Parent; provided further, that, for the avoidance of doubt, any financing that has higher pricing, interest rates, fees or other yield than as set forth in the Debt Commitment Letter after giving effect to the market flex provisions therein shall be deemed less favorable to Parent, REIT Merger Sub and OP Merger Sub). In the event that any Alternative Financing is obtained and any new debt commitment letters are entered into in accordance with this Section 6.14(c), Parent shall deliver to Company true and complete copies of all contracts, agreements or other arrangements (including Redacted Fee Letters) pursuant to which any such alternative source shall have committed to provide any portion of the Financing. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.14 shall require, and in no event shall the commercially reasonable efforts of Parent require, Parent to (i) seek the Equity Financing from any source other than the Equity Investors, or in any amount in excess of that contemplated by the Equity Commitment Letters (provided, for the avoidance of doubt, that Parent shall not be required to seek Equity Financing from an Equity Investor in an amount in excess of that contemplated by such Equity Investor’s respective Equity Commitment Letter) or (ii) pay any fees in excess of those contemplated by the Equity Commitment Letters.

(d) Parent shall provide Company with prompt written notice (and in any event, within one (1) Business Day) (i) of any actual, or threatened in writing, breach, default (or any event that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default), cancellation, termination or repudiation by any party to the Commitment Letters or any Definitive Agreement, in each case, of which Parent, REIT Merger Sub or OP Merger Sub becomes aware, and a copy of any written notice or other written communication from any Debt Financing Source, Equity Investor or other financing source with respect to any actual or threatened breach, default, cancellation, termination or repudiation by any party to the Commitment Letters or any Definitive Agreement of any provision thereof, (ii) any termination, cancellation or repudiation by any party to any of the Commitment Letters or Definitive Agreements of which Parent, REIT Merger Sub or OP Merger Sub becomes aware, (iii) of the receipt by Parent, REIT Merger Sub or OP Merger Sub of any notice or other communication from any Person with respect to any material dispute or disagreement between or among parties to any of the Debt Commitment Letter, Equity Commitment Letters or the Definitive Agreements with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing (but excluding ordinary course negotiations), and (iv) if for any reason Parent, REIT Merger Sub, OP Merger Sub or any of their Affiliates believes in good faith that (x) there is (or there is likely to be) a material dispute or disagreement between or among parties to any of the Debt Commitment Letter, Equity Commitment Letters or the definitive documents related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing (but excluding ordinary course negotiations) or (y) there is a reasonable likelihood that the Financing will not be available on the terms, in the manner or from the sources contemplated by the Commitment Letters or any Definitive Agreements. As soon as reasonably practicable, Parent, REIT Merger Sub and OP Merger Sub shall provide any information reasonably requested by Company relating to any circumstance referred to in the immediately preceding sentence. Notwithstanding the foregoing or any other provision hereof, none of Parent, REIT Merger Sub and OP Merger Sub shall be required to provide or disclose any information that such Party believes would jeopardize attorney-client privilege of any such Party or its respective Affiliates. In the event that Parent, REIT Merger Sub or OP Merger Sub does not provide or disclose any information in reliance on the preceding sentence, it shall use its commercially reasonable efforts to provide or disclose the applicable information to Company in a way that would not give rise to a risk of loss of attorney-client privilege.

(e) The foregoing notwithstanding, compliance by Parent, REIT Merger Sub and OP Merger Sub with this Section 6.14 shall not relieve Parent, REIT Merger Sub or OP Merger Sub of its obligations to consummate the transactions contemplated by this Agreement whether or not the Financing or any Alternative Financing is available. To the extent Parent obtains Alternative Financing or amends, replaces, supplements, terminates, modifies or waives any of the Financing, in each case pursuant to this Section 6.14 and without any Prohibited Modification, references to the “Financing,” “Financing Parties,” and “Commitment Letters,” “Definitive Agreements” (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the commitments thereunder and the agreements with respect thereto, or the Financing as so amended, restated, replaced, supplemented, terminated, modified or waived.

(f) For the avoidance of doubt, Company acknowledges that the Equity Investors’ guarantee obligations under the Limited Guaranty and investment obligations under the Equity Commitment Letters shall be several and not joint.

Section 6.15 Financing Cooperation.

(a) Prior to Closing, Company shall use its commercially reasonable efforts, and shall cause the Company Subsidiaries to use commercially reasonable efforts, and each of them shall use their commercially reasonable efforts to cause their respective Representatives to use their commercially reasonable efforts, to provide customary cooperation, to the extent customarily and reasonably requested by Parent in writing, in connection with the arrangement and obtaining of (I) the Debt Financing or any Alternative Financing and (II) any amendment to, or waiver or consent under, or pursue any approach reasonably chosen by Parent to the assumption, defeasance, satisfaction and discharge, constructive satisfaction and discharge, refinancing, repayment, repurchase, redemption, termination, amendment, guarantee, purchase, unwinding or other treatment of, the existing Indebtedness of the Isosceles JV (collectively, the “Isosceles JV Loan Transactions”) (provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of Company or any of its Affiliates in any material respect or require any documents (other than customary representation letters and authorization letters) to be executed or approvals to be obtained by Company or any of its Affiliates that would be effective prior to the Closing except as specifically set forth in this Section 6.15; provided, further, subject to the limitations set forth in Section 6.15(b), with respect to any Isosceles JV Loan Transactions, that Parent shall control all decisions with respect to such Isosceles JV Loan Transactions), in each case, at Parent’s sole cost and expense, by using commercially reasonable efforts to:

(i) participate (and cause senior management and Representatives of Company to participate) in a reasonable number of meetings, presentations, and due diligence sessions with the Debt Financing Sources in respect of the Debt Financing and any Isosceles JV Loan Sources in respect of any Isosceles JV Loan Transactions (provided that, notwithstanding the foregoing, from and after the date hereof, subject to the limitations set forth in Section 6.15(b), Company hereby authorizes Parent and its Representatives to initiate contact with, and to negotiate, communicate and discuss any Isosceles JV Loan Transactions with the relevant Isosceles JV Loan Sources, so long as Parent (A) provides Company reasonable prior notice of initial contact and discussions, (B) keeps Company reasonably apprised on an ongoing timely basis of any developments or material negotiations, communications or discussions, and (C) provides Company or its Representatives the reasonable opportunity to attend (by telephone, videoconference or in person) any such material negotiations, communications or discussions);

(ii) furnish Parent, the Debt Financing Sources and any Isosceles JV Loan Sources, as promptly as practicable (and, in any event, on or prior to the dates required by the Debt Commitment Letter), with (A) the Required Financial Information, (B) any information regarding the Company Properties necessary to satisfy the conditions set forth on the “Due Diligence” section contained in Exhibit A to the Debt Commitment Letter, and (C) such other pertinent information regarding Company and the Company Subsidiaries (including information regarding the business, operations and financial projections thereof) as may be reasonably requested by Parent and customarily required to assist in the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the Debt Financing and the Isosceles JV Loan Transactions (which, for the avoidance of doubt, will not include any Excluded Information);

(iii) provide reasonable and customary cooperation in connection with the marketing efforts of Parent and its financing sources for the (A) Debt Financing to be raised by Parent to complete the Mergers and the other transactions contemplated by this Agreement and (B) the Isosceles JV Loan Transactions;

(iv) obtain customary payoff letters, Lien terminations (or assignments thereof), defeasances and instruments of discharge to be delivered at the Closing, subject to any cash collateral requirements in connection with letters of credit that will remain outstanding after Closing and subject to other exceptions under the Definitive Agreements for other Liens permitted to remain outstanding after

Closing, all in form and substance reasonably acceptable to Parent, the Debt Financing Sources and any Isosceles JV Loan Sources in connection with the Isosceles JV Loan Transactions;

(v) provide and execute documents required by the Debt Financing Sources in connection with the Debt Financing and any Isosceles JV Loan Sources in connection with the Isosceles JV Loan Transactions as required by bank regulatory authorities under applicable beneficial ownership, “know-your-customer” and anti-money laundering rules and regulations (provided, that neither Company nor any Company Subsidiary shall be required to enter into any agreement related to any financing that is not effective as of or immediately prior to or conditioned on the occurrence of the Closing Date) to the extent such information is reasonably requested by Parent at least ten (10) Business Days prior to Closing;

(vi) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing or any Isosceles JV Loan Transaction, use commercially reasonable efforts to attempt to obtain, or shall cause the applicable Company Subsidiary to use commercially reasonable efforts to attempt to obtain, an original estoppel certificate with respect property leased pursuant to a ground lease in form and substance reasonably satisfactory to Parent, the Debt Financing Source and any Isosceles JV Loan Sources, executed by the landlord under such ground lease and naming Parent and any Debt Financing Source or Isosceles JV Loan Source designated by Parent as addressee and to the extent provided for in such ground lease: (A) verifying the basic facts of such ground lease (including term, rental, expiration date and options, if any) and (B) confirming that there are no defaults by the tenant under such ground lease, it being agreed that neither Company nor any Company Subsidiary shall be required to pay any consideration, expenses or fees, otherwise expend any monies, or grant any concessions in connection with such estoppels;

(vii) upon Parent’s reasonable request, and if necessary in connection with the Debt Financing or any Isosceles JV Loan Transaction, use commercially reasonable efforts to attempt to obtain, or shall cause the applicable Company Subsidiary to use commercially reasonable efforts to attempt to obtain, estoppel certificates in form and substance reasonably satisfactory to Parent, the Debt Financing Source and any Isosceles JV Loan Source in connection with the Isosceles JV Loan Transactions, executed by tenants under Company Leases and all other parties to any applicable material reciprocal easement agreement or material declaration of covenants, conditions and/or restrictions affecting any Company Property, if any, in each case to the extent provided for in such lease, agreement or declaration, and in each case reasonably designated by Parent, it being agreed that neither Company nor any Company Subsidiary shall be required to pay any consideration, expenses or fees, otherwise expend any monies, or grant any concessions in connection therewith;

(viii) upon Parent’s reasonable request, reasonably assist Parent, at Parent’s sole cost and expense, in obtaining customary lender’s title insurance policies insuring the Debt Financing Source’s or an Isosceles JV Loan Source’s mortgages or similar instruments to be secured upon the Closing (the “Title Policies”);

(ix) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing or any Isosceles JV Loan Transaction, instruct Company’s auditors to provide customary comfort letters and customary consents to the use of accountants’ audit reports relating to Company and the Company Subsidiaries to the extent such “comfort letters” are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with any issuance of securities in a capital markets transaction comprising part of such Debt Financing or Isosceles JV Loan Transaction;

(x) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing or any Isosceles JV Loan Transaction, assist Parent in complying with Rule 17g-5 of the Exchange Act and, to the extent required in accordance with Rule 15Ga-2 of the Exchange Act, instruct the applicable third-party to assist Parent in its efforts to file any third-party due diligence reports on Form ABS-15G; and

(xi) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing or any Isosceles JV Loan Transaction, permit Parent and its Representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which Company shall use reasonable efforts to obtain), leased by Company or any of the Company Subsidiaries (provided, however, that (A) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with Company in accordance with Section 6.7, (C) Company shall be entitled to have representatives present at all times during any such inspection, and (D) all inspection shall be done in accordance with the terms of the Company Leases or other Company Material Contracts applicable thereto).

(b) The foregoing notwithstanding, none of Company nor any of its Affiliates shall be required to take or permit the taking of any action pursuant to this Section 6.15, including with respect to any Lien on any assets of Company or the Company Subsidiaries in connection with the Debt Financing or any Isosceles JV Loan Transaction, that would: (i) require Company or the Company Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Debt Financing or any Isosceles JV Loan Transaction or enter into, execute or deliver any certificate, document, instrument or agreement (other than customary representation letters and authorization letters) or agree to any change or modification of any existing certificate, document, instrument or agreement, in each case, other than any such resolutions, consents, certificates, documents, instruments or agreements that are effective only upon the Closing, (ii) cause any representation or warranty in this Agreement to be breached by Company or any of its Affiliates, (iii) require Company or any of its Affiliates to (A) pay any commitment, consent, amendment or other similar fee unless funded in advance by Parent or (B) incur any other expense, liability or obligation that is not reimbursable by Parent hereunder prior to the Closing or have any obligation of Company or any of its Affiliates under any agreement, certificate, document or instrument be effective until the Closing, (iv) reasonably be expected to cause any director, officer, employee or stockholder of Company or any of its Affiliates to incur any personal liability, (v) reasonably be expected, in the reasonable judgment of Company, to conflict with the Organizational Documents, the organizational documents of any of its Affiliates, any Laws or any contract or obligations of confidentiality (not created in contemplation hereof) (provided, that the Company shall use commercially reasonable efforts to obtain a waiver of any such confidentiality obligations, which shall be conditioned upon Parent’s own agreement to comply with such obligations on the same terms as apply to Company or the applicable Company Subsidiary) binding on Company or any of the Company Subsidiaries and provided that the Company’s obligations under this Section 6.15 shall be subject to Persons being bound by confidentiality agreements in accordance with customary market practice, (vi) except as set forth in Section 6.15(b)(vi) of the Parent Disclosure Letter, reasonably be expected to result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, or give rise to any termination of or loss of any material benefit under, any contract to which Company or any of its Affiliates is a party, (vii) provide access to or disclose information that Company or any of its Affiliates determines in its good faith discretion would jeopardize any attorney-client privilege or other applicable privilege or protection of Company or any of its Affiliates (provided that in the event access or disclosure is withheld pursuant to this clause (vii)), Company shall use commercially reasonable efforts to provide such access or disclose the applicable information in a way that would not give rise to a risk of loss of attorney-client privilege), (viii) require the delivery of any opinion of counsel, (ix) require Company or its Affiliates to prepare any financial statements or information that are not available to it (and are not prepared in the ordinary course of business), (x) require the preparation or delivery of any Excluded Information, (xi) unreasonably interfere with the conduct of the business of Company or its Affiliates, (xii) create a material risk of damage or destruction to any property or assets of Company or any of its Affiliates or result in the creation or imposition of any Lien on any asset of Company or any of its Affiliates, (xiii) cause any condition to the Closing set forth herein to not be satisfied or otherwise cause any breach of this Agreement or require any amendment of or waiver of rights of Company under this Agreement, (xiv) require the change of any fiscal period of Company or any Company Subsidiary, or (xv) require Company or any of its Affiliates to make any filings with the SEC in connection with any Debt Financing or Isosceles JV Loan Transaction (other than in any applicable proxy statement). Nothing contained in this Section 6.15 or otherwise shall require Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing or Isosceles JV Loan Transaction to deliver or cause the delivery of any legal opinion, 10b-5 letters, authorization or representation letters (other than customary representation letters and authorization letters required by the Debt Financing or Isosceles JV Loan Transaction to be provided prior to the Closing) or solvency certificates in connection with the Debt Financing or Isosceles JV Loan Transaction or to require any of its Affiliates, directors, managers, officers, general or limited partners or employees to incur any personal liability with respect to matters related to the Debt Financing or Isosceles JV Loan Transaction. In addition, Parent agrees that any information with respect to the prospects and plans for Company and its Affiliates in connection with the Debt Financing or Isosceles JV Loan Transaction will be the sole responsibility of Parent, and neither Company nor any of its Affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, shall have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the Debt Financing or Isosceles JV Loan Transaction or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, Company and its Affiliates after the Closing. Parent shall, promptly on request by Company, reimburse Company or any of its Affiliates for all reasonable and documented third party out-of-pocket costs and expenses (including outside attorneys’ fees) incurred by them or their respective Representatives in connection with such cooperation and shall reimburse, indemnify and hold harmless Company and its Affiliates and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing or Isosceles JV Loan Transaction, any action taken by them at the request of Parent or its Representatives pursuant to this Section 6.15 and any information used in connection therewith, except in the event such matters arose out of or resulted from (1) information furnished in writing by or on behalf of Company, the Company Subsidiaries or its or their respective Affiliates or Representatives for use in connection with any Financing, or (2) the bad faith, gross negligence or willful misconduct by Company, the Company Subsidiaries or any of its or their respective Affiliates or Representatives (such reimbursement, indemnification, and hold harmless obligations described in this sentence, the “Parent Reimbursement Obligations”).

(c) Parent shall use commercially reasonable efforts to obtain consent to the Mergers from the lenders under the loan documents set forth on Section 6.15(c) of the Parent Disclosure Letter and any necessary amendments to such loan documents to reflect the Mergers. Prior to the Closing Date, (i) upon the request of Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange the Debt Financing or effect any Isosceles JV Loan Transaction, and, (ii) Company shall keep Parent reasonably informed in reasonable detail of any material correspondence or communication between Company and its Representatives and any Isosceles JV Loan Sources

regarding any Isosceles JV Loan Transaction. The Parties acknowledge and agree that the provisions contained in this Section 6.15 represent the sole obligation of Company and the Company Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Financing) to be obtained by Parent with respect to the transactions contemplated by this Agreement and the transactions contemplated by the Commitment Letters, and no other provision of this Agreement (including the annexes, exhibits and schedules hereto) or the Commitment Letters shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing (including the Financing) by Parent or any of its Affiliates or any other financing or other transactions be a condition to any of Parent’s obligations under this Agreement.

(d) All nonpublic or otherwise confidential information regarding Company or any of its Affiliates obtained by Parent or its Representatives pursuant to this Section 6.15 shall be kept confidential in accordance with the Confidentiality Agreement; provided that Parent may share non-public or otherwise confidential information with actual or potential financing sources subject to confidentiality protections customary for such transactions and that are no less protective of the Company and its Affiliates than the Confidentiality Agreement.

(e) Company, on behalf of itself and each of the Company Subsidiaries, hereby consents to the use of Company’s and each Company Subsidiary’s trademarks and logos in connection with the Debt Financing or any Isosceles JV Loan Transaction in customary marketing materials in customary manners; provided, that such trademarks and logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage Company or any Company Subsidiary or the reputation or goodwill of Company or any Company Subsidiary.

(f) The condition set forth in Section 7.2(b), as it applies to Company’s obligations under this Section 6.15, shall automatically be deemed satisfied except to the extent that, if Parent claims that Company has breached such obligations, it has provided to the Company written notice of such breach within ten (10) Business Days of first becoming aware of such breach and the Company has failed to cure such breach within ten (10) Business Days after such notice is provided. Nothing contained in this Section 6.15 shall require the Company to commence any lawsuit or exercise or threaten to exercise rights of termination or other remedies against any tenant or other counterparty under any contract.

Section 6.16 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any manager, director, officer, trustee, agent, fiduciary, advisor or person acting in similar capacity may have under applicable Law, any indemnification agreement or under the Company Charter, the Company Bylaws, the Operating Partnership Agreement, or, if applicable, similar organizational documents or agreements of any Company Subsidiary (with respect to each such entity, the “Organizational Documents”), from and after the Partnership Merger Effective Time and the REIT Merger Effective Time, as applicable, each of Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall, for a period of six (6) years from the REIT Merger Effective Time: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or will be during the period from the date hereof through the date of the Partnership Merger Effective Time and the REIT Merger Effective Time, as applicable, serving as a manager, director, officer, trustee, agent, fiduciary or person acting in a similar capacity of Company, Operating Partnership, or any of the Company Subsidiaries (collectively, the “Indemnified Parties”), to the fullest extent authorized or permitted by applicable Law, in connection with any Claim with respect to matters occurring on or before the REIT Merger Effective Time and any losses, claims, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly pay on behalf of or, within ten (10) Business Days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Claim Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified; provided that none of Parent, the Partnership Surviving Entity, the REIT Surviving Entity or any of their respective Affiliates shall be liable for any amounts paid in settlement effected without its prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed). As used in this Section 6.16(a), (I) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any Party hereto, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to (x) matters that relate to such Indemnified Party’s duties or service as a manager, director, officer, trustee, employee, agent or fiduciary of Company, Operating Partnership or any of the Company Subsidiaries or, to the extent such person is or was serving at the request or for the benefit of Company, Operating Partnership or any of the Company Subsidiaries, any other entity or any Benefit Plan maintained by any of the foregoing at or prior to the REIT Merger Effective Time, and (y) this Agreement or any of the transactions contemplated hereby, including the Mergers; and (II) the term “Claim Expenses” means all reasonable and documented attorneys’ fees and all other reasonable and documented costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 6.16(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. The Partnership Surviving Entity and the REIT Surviving Entity, as applicable, shall not settle, compromise or consent to the entry of any judgment in any actual or threatened Claim in respect of which indemnification has been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, or such Indemnified Party otherwise consents thereto.

(b) Without limiting the foregoing, each of Parent, the Partnership Surviving Entity and the REIT Surviving Entity agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the REIT Merger Effective Time, now existing in favor of the Indemnified Parties as provided in the Organizational Documents and indemnification agreements of Company and Operating Partnership shall survive the Mergers and shall continue in full force and effect in accordance with their terms for a period of six (6) years. For a period of six (6) years following the REIT Merger Effective Time, the organizational documents of the Partnership Surviving Entity, the REIT Surviving Entity and any applicable Company Subsidiary shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the REIT Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the REIT Merger Effective Time, were directors, officers, trustees, agents or fiduciaries of Company, Operating Partnership or any of the Company Subsidiaries, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.

(c) For a period of six (6) years after the REIT Merger Effective Time, as applicable, Parent, the Partnership Surviving Entity or the REIT Surviving Entity shall maintain in effect Company’s current directors’ and officers’ liability insurance covering each Person currently covered by Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the REIT Merger Effective Time; provided, that in lieu of such obligation, (i) Parent, the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, may substitute therefor policies of an insurance company with the same or better rating as Company’s and Operating Partnership’s current insurance carrier the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than Company’s existing policies as of the date hereof, or (ii) in consultation with Parent, Company may obtain extended reporting period coverage under Company’s, Operating Partnership’s or the applicable Company Subsidiary’s existing insurance programs (to be effective as of the REIT Merger Effective Time) or purchase a “tail” policy for a period of six (6) years after the REIT Merger Effective Time, as applicable, for a cost not in excess of 300% the current annual premiums for such insurance; and provided, further, that in no event shall Parent, the REIT Surviving Entity, the Partnership Surviving Entity or any of their respective Affiliates be required to pay annual premiums for insurance under this Section 6.16(c) in excess of 300% of the most recent annual premiums paid by Company, Operating Partnership or the applicable Company Subsidiary, as applicable, prior to the date of this Agreement for such purpose, it being understood that if the annual premiums of such insurance coverage exceed such amount, the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount.

(d) If Parent, the REIT Surviving Entity, the Partnership Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the REIT Surviving Entity or the Partnership Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 6.16.

(e) Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall pay all reasonable and documented out-of-pocket expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.16; provided, that such Indemnified Party provides an undertaking to repay such expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law.

(f) The provisions of this Section 6.16 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third party beneficiaries of this Section 6.16), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of Parent, Company, Operating Partnership, the REIT Surviving Entity and the Partnership Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 6.16 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, contract or otherwise.

Section 6.17 Dividends. In the event that a distribution with respect to the shares of Company Common Stock, Operating Partnership Units or Series C Preferred Units permitted under the terms of this Agreement has a record date prior to the REIT Merger Effective Time or Partnership Merger Effective Time, as applicable, and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of Company Common Stock, Operating Partnership Units or Series C Preferred

Units on the Closing Date immediately prior to the REIT Merger Effective Time or Partnership Merger Effective Time, as applicable.

Section 6.18 Voting of Shares. Parent shall vote all shares of Company Common Stock beneficially owned by it or any of the Parent Subsidiaries (if any) as of the record date for the Stockholders Meeting, if any, in favor of approval of this Agreement and the transactions contemplated hereby.

Section 6.19 Takeover Statutes. The Parties shall use their respective commercially reasonable efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Mergers and the other transactions contemplated by this Agreement.

Section 6.20 Tax Representation Letters. Company shall (i) use its reasonable best efforts to obtain the opinion of counsel referred to in Section 7.2(e), and (ii) deliver to Alston & Bird LLP, special tax counsel to Company, a tax representation letter, dated as of the Closing Date and signed by an officer of Company, substantially in the form of Exhibit A or otherwise reasonably acceptable to such counsel, containing representations of Company for purposes of rendering the opinion described in Section 7.2(e).

Section 6.21 Cooperation. Company shall cooperate and consult in good faith with Parent with respect to maintenance of the REIT status of Company for the Company’s short tax year beginning January 1, 2025, including by providing Parent information supporting amounts distributed and the calculation of the amount required to be distributed pursuant to Section 857(a) of the Code. To the extent REIT Merger Sub qualifies, or intends to qualify, as a REIT effective prior to the REIT Merger Effective Time, Parent and Company shall cooperate to cause each Taxable REIT Subsidiary of Company to jointly elect with REIT Merger Sub to be treated as a Taxable REIT Subsidiary of REIT Merger Sub, effective as of the date of the REIT Merger Effective Time.

Section 6.22 Resignation of Directors and Officers. Except as set forth in Section 6.22 of the Company Disclosure Letter, prior to the Effective Time, Company shall cause each member of the Company Board and each director, manager and officer of Company and each wholly-owned Company Subsidiary (other than any directors, managers and officers designated by Parent in writing to Company prior to the Closing) to execute and deliver a letter effectuating his or her resignation as a director, manager and/or officer (but not as an employee) of Company or any Company Subsidiary, as applicable, effective immediately prior to, and subject to the occurrence of, the REIT Merger Effective Time.

Article 7
CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Closing of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority of competent jurisdiction prohibiting the consummation of the Mergers or any other transaction contemplated hereby shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in each case, makes illegal or otherwise prohibits the consummation of the Mergers.

Section 7.2 Conditions to Obligations of Parent, REIT Merger Sub and OP Merger Sub. The obligations of Parent, REIT Merger Sub and OP Merger Sub to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Section 4.1(a) (Organization and Qualification; Subsidiaries), Section 4.3 (Capital Structure) (except Section 4.3(a)), Section 4.4 (Authority), Section 4.21 (Opinion of Financial Advisor), Section 4.22 (Approval Required), Section 4.23 (Brokers), Section 4.24 (Investment Company Act) and Section 4.25 (Takeover Statutes), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (iii) each of the other representations and warranties of Company and Operating Partnership contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case ((i) through (iii)), representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (i), without giving effect to any materiality qualifications set forth in such representations and warranties (but, for the avoidance of doubt, applying any Company Material Adverse Effect qualifications set forth in such representations and warranties) and (C) in the case of clause (iii), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Covenants and Obligations of Company and Operating Partnership. Company and Operating Partnership shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under this Agreement at or prior to the Closing.

(c) Material Adverse Effect. On the Closing Date, there shall not exist any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Delivery of Certificates. Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by its chief executive officer or chief financial officer on behalf of Company and Operating Partnership, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

(e) Opinion Relating to Company’s REIT Qualification. Company shall have received the written opinion of Alston & Bird LLP, special tax counsel to Company (or other counsel reasonably satisfactory to Parent), on which Parent shall be entitled to rely, dated as of the Closing Date, in the form attached hereto as Exhibit B, to the effect that for all taxable periods commencing with its taxable year ended December 31, 2012 and through its taxable year ending on the Closing Date, Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letter described in Section 6.20 and shall be subject to customary assumptions, exceptions, limitations and qualifications).

Section 7.3 Conditions to Obligations of Company and Operating Partnership. The obligations of Company and Operating Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Company and Company at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Section 5.1(a) (Organization and Qualification), Section 5.2 (Authority), and Section 5.6 (Brokers), Section 5.11 (Financing) and Section 5.12 (Limited Guaranty) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (ii) each of the other representations and warranties of Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (ii), where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Covenants or Obligations of Parent, REIT Merger Sub and OP Merger Sub. Parent, REIT Merger Sub and OP Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed or complied with by them under this Agreement at or prior to the Closing.

(c) Delivery of Certificates. Parent shall have delivered to Company a certificate, dated the date of the Closing and signed by an officer of Parent on behalf of Parent, REIT Merger Sub and OP Merger Sub, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Article 8
TERMINATION, FEES AND AMENDMENT

Section 8.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing (whether before or after the receipt of the Company Stockholder Approval):

(a) by mutual written consent of each of Parent and Company; or

(b) by either Parent or Company by written notice to the other Party:

(i) if the Mergers shall not have been consummated on or before 11:59 p.m. Eastern time on July 24, 2026 (the “Outside Date”; provided, that (A) if the filing, mailing or effectiveness of the Proxy Statement is delayed due to a temporary closure of any Governmental Authority (including a government shutdown), the Outside Date shall be automatically extended for a period equal to the number of days of such delay and (B) the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party that has breached its obligations under this Agreement in any manner that shall have caused the failure to consummate the Mergers on or before such date (it being understood that a breach of this Agreement by REIT Merger Sub or OP Merger Sub shall be deemed to be a breach by Parent for all purposes of this Agreement); or

(ii) if any Governmental Authority having jurisdiction over any Party shall have issued an Order that permanently restrains, enjoins or otherwise prohibits or makes illegal the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; provided that no Party may terminate this Agreement pursuant to this Section 8.1(b)(ii) (A) unless it is in compliance with its obligations under Section 6.8 and (B) if the failure of such Party to comply with any provision of this Agreement shall have been the principal cause of, or principally resulted in, the issuance of such final, non-appealable Order (it being understood that a failure to comply with this Agreement by REIT Merger Sub or OP Merger Sub shall be deemed to failure to comply by Parent for all purposes of this Agreement); or

(iii) if the Stockholders Meeting (including any adjournments or postponements thereof) shall have concluded, a vote on the adoption of this Agreement shall have been taken thereat and the Company Stockholder Approval shall not have been obtained; or

(c) by Parent upon written notice to Company:

(i) if, prior to the Company Stockholder Approval having been obtained, (A) the Company Board shall have effected a Change of Recommendation, (B) Company shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by Company’s stockholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer, or (C) the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after the date an Acquisition Proposal shall have been publicly announced (or if the Stockholders Meeting is scheduled to be held within ten (10) Business Days from the date an Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Stockholders Meeting is scheduled to be held), it being understood that Company Board will have no obligation to take such actions on more than one occasion in respect of any specific Acquisition Proposal (unless such Acquisition Proposal has been publicly materially modified, in which case the Company Board shall take such action within ten (10) Business Days after the date such material modification is made public, it being understood that Company Board will have no obligation to take such actions on more than one occasion in respect of any specific material modification), provided, that Parent so terminates this Agreement within ten (10) Business Days of such Change of Recommendation (in the case of clause (A)) or of the failure of Company or Company Board to take the actions described in clauses (B) or (C), as applicable; or

(ii) if Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of any condition set forth in Section 7.2(a) or Section 7.2(b) and (B) cannot be cured by the Outside Date or, if curable, is not cured within thirty (30) Business Days following Parent’s delivery of written notice to Company stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(c)(ii) and the basis for such termination; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(ii) if Company has the right to terminate this Agreement pursuant to Section 8.1(d)(ii); or

(d) by Company upon written notice to Parent:

(i) if, prior to the Company Stockholder Approval having been obtained, the Company Board has approved, and concurrently with the termination hereunder, Company enters into a definitive agreement providing for the implementation of a Superior Proposal in accordance with Section 6.3(g); provided, that, (A) Company shall have complied in all material respects with its obligations under Section 6.3 and (B) substantially concurrently with such termination, Company pays (or causes to be paid) the Company Termination Fee due under Section 8.3(a);

(ii) if Parent, REIT Merger Sub or OP Merger Sub shall have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would result in a failure of any condition set forth in Section 7.3(a) or Section 7.3(b) and (B) cannot be cured by the Outside Date or, if curable, is not cured within thirty (30) Business Days following Company’s delivery of written notice to Parent stating Company’s intention to terminate this Agreement pursuant to this Section 8.1(d)(ii) and the basis for such termination; provided, however, that Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(ii) if Parent has the right to terminate this Agreement pursuant to Section 8.1(c)(ii); or

(iii) if (A) all the conditions set forth in Section 7.1 and Section 7.2 have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of delivery of the notice referred to in the following clause (C) capable of being satisfied as if such time were the Closing) or waived, (B) Parent, REIT Merger Sub and OP Merger Sub fail to complete the Closing the day the Closing is required to occur pursuant to Section 2.2, (C) Company shall have irrevocably certified to Parent confirming the matters described in clause (A) and that Company stands ready, willing and able to consummate the Closing and (D) Parent fails to effect the Closing within three (3) Business Days following the delivery of the written certification described in the immediately preceding clause (C) and Company was and remains ready, willing and able to consummate the Closing during such three (3) Business Day period; provided that notwithstanding anything in Section 8.1(b)(i) to the contrary, no Party shall be permitted to terminate this Agreement pursuant to Section 8.1(b)(i) during any such three (3)-Business Day period.

Section 8.2 Effect of Termination. Written notice of termination pursuant to Section 8.1 shall be given to the non-terminating Parties, specifying the provisions thereof pursuant to which such termination is made. In the event of a valid termination pursuant to Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability on the part of Company, Operating Partnership, Parent, REIT Merger Sub, OP Merger Sub or any of their respective Representatives or Affiliates relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except that (a) no such termination shall relieve Company of its obligation to pay the Company Termination Fee or the Enforcement Costs, if, as and when required pursuant to Section 8.3; (b) no such termination shall relieve Parent of its obligation to pay the Parent Termination Fee or the Enforcement Costs, if, as and when required pursuant to Section 8.3; (c) subject to Section 8.3(e), no such termination shall relieve any Party of any liability or damages resulting from any fraud or Willful and Material Breach of its obligations set forth in this Agreement prior to termination of this Agreement (which liabilities or damages shall not be limited to reimbursement of expenses or out of pocket costs); and (d) the provisions of the last sentence of Section 6.7(a), Section 6.9, the Parent Reimbursement Obligations, this Section 8.2, Section 8.3 and Article 9 shall survive the termination hereof. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement or the Limited Guaranty, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

Section 8.3 Termination Fee.

(a) Company Termination Fee.

(i) In the event that (A)(1) this Agreement is terminated by Company or Parent pursuant to Section 8.1(b)(i) (Outside Date) or by Parent pursuant to Section 8.1(c)(ii) (Company Breach), and an Acquisition Proposal (with, for all purposes of this Section 8.3(a)(i), all percentages included in the definition of “Acquisition Proposal” increased to 50.1%) shall have been publicly announced or otherwise publicly communicated to the Company Board after the date of this Agreement and shall not have been publicly withdrawn prior to the date of such termination or (2) this Agreement is terminated by Company or Parent pursuant to Section 8.1(b)(iii) (No Company Stockholder Approval), and prior to the Stockholders Meeting, an Acquisition Proposal has been publicly announced or otherwise publicly communicated to Company’s stockholders and has not been publicly withdrawn at least five (5) Business Days prior to the Stockholders Meeting, and (B) prior to the date that is twelve (12) months after the date of such termination, either (x) a transaction in respect of an Acquisition Proposal is consummated or (y) Company enters into an Alternative Acquisition Agreement that is later consummated;

(ii) In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i) (Change of Recommendation); or

(iii) In the event that this Agreement is terminated by Company pursuant to Section 8.1(d)(i) (Superior Proposal);

then, in any such event, Company shall pay or cause to be paid the Company Termination Fee in cash to Parent, it being understood that in no event shall Company be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (x) at the time of consummation of any transaction contemplated by an Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 8.3(a)(i), (y) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 8.3(a)(ii), and (z) prior to or concurrently with such termination, in the case of a Company Termination Fee payable pursuant to Section 8.3(a)(iii).

(b) [Reserved].

(c) Parent Termination Fee. In the event that this Agreement is terminated (i) by Company pursuant to Section 8.1(d)(ii) (Parent Breach) or Section 8.1(d)(iii) (Failure to Close), or (ii) by Parent pursuant to Section 8.1(b)(i) (Outside Date) at a time when Company would have been entitled to terminate this Agreement pursuant to Section 8.1(d)(ii) (Parent Breach) or Section 8.1(d)(iii) (Failure to Close); then Parent shall pay or cause to be paid $70,175,151 in cash (the “Parent Termination Fee”) to Company within five (5) Business Days after such termination.

(d) Enforcement Costs. Each Party acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if (x) Company fails to timely pay Parent the Company Termination Fee when due pursuant to Section 8.3(a), and, to obtain such payment, Parent commences a suit that results in a judgment against Company, or (y) Parent fails to timely pay the Parent Termination Fee when due pursuant to Section 8.3(b), and, to obtain such payment, Company commences a suit that results in a judgment against Parent, the Party owing the termination fee (Company in the case of (x) and Parent in the case of (y)) shall pay the other Party its reasonable, documented and out-of-pocket costs and expenses (including documented and reasonable out-of-pocket attorneys’ fees of one outside counsel) in connection with such suit, together with interest thereon at the prime rate as published in The Wall Street Journal (or if not reported therein, as reported in another authoritative source reasonably selected by the owed Party) in effect on the date the Company Termination Fee or the Parent Termination Fee, as applicable, was required to be paid from such date through the date of full payment thereof (any such amounts of costs, expenses and interest, the “Enforcement Costs”).

(e) Limitations on Remedies.

(i) Notwithstanding anything to the contrary in this Agreement, in no event shall more than one Company Termination Fee or Parent Termination Fee be payable under this Agreement.

(ii) Subject to Section 9.11 and Company’s rights under the Limited Guaranty, Company’s right to receive the Parent Termination Fee from Parent when payable pursuant to Section 8.3(b), together with any Enforcement Costs and Parent Reimbursement Obligations, shall constitute the sole and exclusive remedies of Company and the Company Related Parties against Parent, the Parent Related Parties, the Equity Investors and the Debt Financing Sources for any losses, liabilities, costs, expenses and damages suffered by Company or any Company Related Party in respect of this Agreement, any Transaction Document, including the Commitment Letters, the transactions contemplated hereby and thereby, the termination of this Agreement, any breach hereunder or thereunder (in any use, whether willfully, intentionally or otherwise) or the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any such breach, termination or failure. Upon payment of the Parent Termination Fee (to the extent owed pursuant to Section 8.3(b)), the Parent Reimbursement Obligations (if any) and any Enforcement Costs (if any) (such amounts, collectively, the “Parent Liability Cap”), none of the Parent Related Parties, Equity Investors or the Debt Financing Sources will have any further liability to any of the Company Related Parties or any other Person relating to or arising out of this Agreement, any agreement executed in connection herewith, the transactions contemplated hereby or thereby, including the Commitment Letters and the Limited Guaranty, or for any matters forming the basis of such termination, except that, in each case the parties to the Confidentiality Agreement will remain obligated with respect thereto. Notwithstanding the foregoing, this Section 8.3(e)(ii) will not relieve Parent, REIT Merger Sub, OP Merger Sub (or the Equity Investors under the Limited Guaranty) from any liability (1) for any fraud or Willful and Material Breach of this Agreement where such fraud or Willful or Material Breach is the principal cause of the failure of the Closing to be consummated, subject to the Parent Liability Cap, or (2) for any breaches of the Confidentiality Agreement. Notwithstanding anything to the contrary herein, whether or not this Agreement is terminated, and regardless of the reason for any such termination or the occurrence of a Willful and Material Breach, none of Company or any Company Related Party shall seek monetary damages in excess of an amount equal to the Parent Liability Cap in the aggregate (without duplication) with all other claims or payments made by or on behalf of Parent, REIT Merger Sub or OP Merger Sub, whether at law or in equity, in contract, tort or otherwise. All claims, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the other Transaction Documents or transactions contemplated hereby or thereby, or the negotiation, execution, or performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties to this Agreement and, in the case of the other Transaction Documents, Persons expressly identified as parties to such Transaction Documents (each, a “Contracting Party”). No Person who is not a Contracting Party, including (so long as the same is not a Contracting Party) any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing and the Debt Financing Sources (collectively (and so long as any such Person is not a Contracting Party), the “Non-Recourse Party”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or based on, in respect of, or by reason of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or the negotiation, execution, performance, or breach of this Agreement or the other Transaction Documents, and, to the maximum extent permitted by applicable Law, each Contracting Party, on behalf of itself and its Affiliates, hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Recourse Party.

(iii) Subject to Section 9.11, Parent’s right to receive the Company Termination Fee from Company when payable pursuant to Section 8.3(a), together with any Enforcement Costs, shall constitute the sole and exclusive remedies of Parent, REIT Merger Sub, OP Merger Sub, the Equity Investors, the Debt Financing Sources and the Parent Related Parties against Company, Company Subsidiaries and the Company Related Parties for any losses, liabilities, costs, expenses and damages suffered by Parent, REIT Merger Sub, OP Merger Sub, the Debt Financing Sources or any Parent Related Party in respect of this Agreement, any agreement executed in connection herewith, including the Commitment Letters, the transactions contemplated hereby and thereby, the termination of this Agreement, any breach hereunder or thereunder or the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any such breach, termination or failure. Upon payment of the Company Termination Fee (to the extent owed pursuant to Section 8.3(a)) and any Enforcement Costs (if any), none of the Company Related Parties will have any further liability to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, any agreement executed in connection herewith, the transactions contemplated hereby or thereby, including the Commitment Letters and the Limited Guaranty, or for any matters forming the basis of such termination, except that, in each case the parties to the Confidentiality Agreement will remain obligated with respect thereto. Notwithstanding the foregoing, this Section 8.3(e)(iii) will not relieve Company from any liability (1) for fraud or any Willful and Material Breach of this Agreement where such fraud or Willful and Material Breach is the principal cause of the failure of the Closing to be consummated or (2) for any breaches of the Confidentiality Agreement. Notwithstanding anything to the contrary herein, whether or not this Agreement is terminated, and regardless of the reason for any such termination, none of Parent or any Parent Related Party shall seek monetary damages in excess of an amount equal to the Parent Termination Fee, together with any Enforcement Costs, whether at law or in equity, in contract, tort or otherwise.

(iv) The Parties acknowledge that any amount payable pursuant to this Section 8.3, including the Company Termination Fee and the Parent Termination Fee, shall not constitute a penalty but is instead liquidated damages, in a reasonable amount that will compensate Parent or Company, as applicable, in the circumstances in which such amounts are due and payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers. The Parties further acknowledge that the right to seek the Company Termination Fee or the Parent Termination Fee, as applicable, shall not limit or otherwise affect any such Party’s right to specific performance as provided in Section 9.11, provided that in no event shall either Party be entitled to receive both specific performance to cause the Closing to occur and payment of the Company Termination Fee or Parent Termination Fee, as applicable.

(f) Any payment of the Company Termination Fee, the Parent Termination Fee or any other amounts contemplated by Section 8.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Company or Parent, as applicable.

(g) Notwithstanding any other provision in this Agreement to the contrary, the amount of the fees payable under Section 8.3 (collectively, the “Section 8.3 Amount”) to a Party that has elected to be treated as a REIT (the “Recipient”) in any taxable year of the Recipient shall not exceed the sum (calculated for the Recipient’s taxable year in which such amount is received) of (A) the amount that it is determined should not be gross income to the Recipient for purposes of the requirements of Sections 856(c)(2) and (3) of the Code, with such determination to be set forth in an opinion of outside tax counsel to the Recipient, plus (B) such additional amount that it is estimated can be paid to the Recipient in such taxable year without creating a risk that the payment would cause the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and (3) of the Code (“Qualifying Income”), which determination shall be made by independent tax accountants to the Recipient, plus (C) if (i) the Recipient receives a letter from outside tax counsel to the Recipient indicating that the Recipient has received a ruling from the IRS holding that the Recipient’s receipt of the applicable Section 8.3 Amount either would constitute Qualifying Income or would be excluded from gross income of the Recipient for purposes of Sections 856(c)(2) and (3) of the Code, or (ii) the Recipient’s outside counsel has rendered a legal opinion to the effect that the receipt by the Recipient of the Section 8.3 Amount should either constitute Qualifying Income or should be excluded from gross income of the Recipient for purposes of Sections 856(c)(2) and (3) of the Code, the remaining balance of such Section 8.3 Amount. Any amount of any Section 8.3 Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitation of this paragraph. Notwithstanding the foregoing, if the Recipient shall cease to qualify as a REIT for federal income tax purposes, the entire unpaid balance of any Section 8.3 Amount shall be payable immediately. To secure the Party owing Section 8.3 Amount’s obligation to pay these amounts, such Party shall deposit into escrow an amount in cash equal to the Section 8.3 Amount with an escrow agent selected by the Recipient and on such terms (subject to Section 8.3(h)) as shall be mutually agreed upon by such Party, the Recipient and the escrow agent as reflected in an escrow agreement among such parties; provided that the payment or deposit into escrow shall be at the Party owing the Section 8.3 Amount’s option. The payment or deposit into escrow of the Section 8.3 Amount pursuant to this Section 8.3(g) shall be made at the time the Party owing the Section 8.3 Amount is obligated to pay the Recipient such amount pursuant to Section 8.3(b) by wire transfer of same day funds.

(h) The escrow agreement shall provide that the Section 8.3 Amount in escrow or any portion thereof shall not be released to the Recipient unless the escrow agent receives any one or combination of the following: (i) a letter from the Recipient’s independent tax accountants indicating the maximum amount that can be paid by the escrow agent to the Recipient without causing the Recipient or its applicable Affiliate to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Recipient’s (or its applicable Affiliate’s) accountants revising that amount, in which case the escrow agent shall release such amount to the Recipient, or (ii) a letter from the Recipient’s (or its applicable Affiliate’s) counsel indicating that Parent (or its applicable Affiliate) received a ruling from the IRS holding that the receipt by the Recipient of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Recipient’s (or its applicable Affiliate’s) outside counsel has rendered a legal opinion to the effect that the receipt by the Recipient of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 8.3 Amount to the Recipient. The Parties agree to amend Section 8.3(g) and this Section 8.3(h) at the reasonable request of the Recipient in order to (x) maximize the portion of the Section 8.3 Amount that may be distributed to the Recipient hereunder without causing the Recipient (or its applicable Affiliate) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Recipient’s (or its applicable Affiliate’s) chances of securing a favorable ruling described in this Section 8.3(h) or (z) assist the Recipient (or its applicable Affiliate) in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.3(h). The Party owing the Section 8.3 Amount shall be deemed to have satisfied its obligations pursuant to this Section 8.3 so long as it deposits into escrow the Section 8.3 Amount, notwithstanding any delay or reduction in payment to the Recipient, and shall have no further liability with respect to payment of the Section 8.3 Amount. The portion of Section 8.3 Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 8.3. The Party owing the Section 8.3 Amount shall fully indemnify the Recipient and hold the Recipient harmless from and against any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it resulting directly or indirectly from the escrow agreement.

Section 8.4 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual written agreement of the Parties at any time before or after receipt of the Company Stockholder Approval and prior to the Partnership Merger Effective Time and the REIT Merger Effective Time; provided, that after the Company Stockholder Approval has been obtained, there shall not be (i) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, Operating Partnership Units or Series C Preferred Units, or which by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders, or (ii) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 8.5 Transfer Taxes. Parent and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Partnership Merger Effective Time and the REIT Merger Effective Time, each of the REIT Surviving Entity and the Partnership Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Common Stock, holders of Operating Partnership Units or holders of Series C Preferred Units, all Transfer Taxes.

Article 9
GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 9.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Closing.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender; provided that, electronic mail received after 6:00 p.m. Eastern Time, shall be deemed received on the next day) or sent by a nationally recognized overnight courier service or express delivery service (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Parent, REIT Merger Sub or OP Merger Sub, to:

c/o Makarora Investments LLC
60 Charlton Street, 6th Floor
New York, NY 10014
Attention:	Paul Wasserman
Scott Dunn
E-mail:	pwasserman@makarora-lp.com
sdunn@makarora-lp.com

and

c/o Ares Alternative Credit Management LLC
245 Park Avenue, 42nd Floor
New York, NY 10167
Attention:	Craig Cortright
Tanner Flyckt
Suneel Viralam
Jamal Lama
Email:	ccortright@aresmgmt.com;
tflyckt@aresmgmt.com;
sviralam@aresmgmt.com;
altcreditlegalnotice@aresmgmt.com
jlama@aresmgmt.com

with copies (which shall not constitute notice) to:

Greenberg Traurig, LLP
One International Place, Suite 2000
Boston, MA 02110
Attention:	Marc Lazar
Joseph Herz

Michael Helsel

E-mail:	marc.lazar@gtlaw.com
herzj@gtlaw.com
helselm@gtlaw.com

and

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attn:	Julian Kleindorfer
Owen Alexander
Email:	julian.kleindorfer@lw.com
owen.alexander@lw.com

(b) if to Company, to:

Plymouth Industrial REIT, Inc.
20 Custom House Street, 11th Floor
Boston, MA 02110
Attention: Jeff Witherell, CEO
E-mail: jeff.witherell@plymouthreit.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
2100 L Street, NW, Suite 900
Washington, DC 20037
Attention:	Justin Salon
John Hensley
Lauren Bellerjeau
Joseph Sulzbach
E-mail:	jsalon@mofo.com
jhensley@mofo.com
lbellerjeau@mofo.com
jsulzbach@mofo.com

Section 9.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party, and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document form” (pdf) or by DocuSign, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits and the Company Disclosure Letter), the Equity Commitment Letter, Limited Guaranty and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except for (a) the provisions of Article 3 (which, from and after the Partnership Merger Effective Time and REIT Merger Effective Time, as applicable, shall be for the benefit of and enforceable by holders of Operating Partnership Units or Series C Preferred Units immediately prior to the Partnership Merger Effective Time or the holders of shares of Company Common Stock (including Company Restricted Stock) or Company Performance Stock Units immediately prior to the REIT Merger Effective Time, as applicable), (b) Section 6.16 (which, from and after the Partnership Merger Effective Time and the REIT Merger Effective Time shall be for the benefit of and enforceable by the Indemnified Parties), (c) Section 9.13(i) (which shall be for the benefit of and enforceable by the Debt Financing Sources), (d) Section 8.3(e)(ii) and Section 8.3(e)(iii) (which shall be for the benefit of and enforceable by the Parent Related Parties and the Company Related Parties, as applicable). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.6 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.6 Extension; Waiver. At any time prior to the Partnership Merger Effective Time and the REIT Merger Effective Time, the Parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 9.7 Governing Law. The filing of the REIT Merger Certificate of Merger and the Partnership Merger Certificate of Merger shall be governed by, and construed in accordance with, the Laws of the State of Delaware. Except as provided in the immediately preceding sentence, this Agreement, and all Actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflicts of Law principles (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

Section 9.8 Consent to Jurisdiction. Each Party irrevocably agrees (a) to submit itself to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland) and to the United States District Court for the State of Maryland (the “Maryland Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (b) to request or consent to the assignment of any dispute arising out of this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement to the Business and Technology Case Management Program of the Circuit Court for Baltimore City (Maryland), (c) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (d) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts, and (e) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties agrees, (i) to the extent such Party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such Party’s agent for acceptance of legal process, and (ii) that service of process may also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such Party personally within the State of Maryland.

Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 9.10 Waiver of Jury Trial. EACH PARTY IRREVOCABLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE DEBT FINANCING). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 9.10.

Section 9.11 Specific Performance.

(a) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms. The Parties acknowledge and agree that, subject in all respects to the terms and conditions of this Section 9.11 (including Section 9.11(b)), the Parties shall be entitled to an injunction, specific performance and other equitable relief from a court of competent jurisdiction as set forth in Section 9.8 to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of actual damages or the inadequacy of monetary relief, in addition to any other remedy to which such Party is entitled at Law or in equity, including, subject to Section 9.11(b), in connection with the specific performance of Parent’s, REIT Merger Sub’s and OP Merger Sub’s obligations pursuant to the terms of this Agreement and the Equity Commitment Letters to cause the Equity Financing to be funded and consummate the Closing and the Mergers.

(b) The Parties agree that Company shall be entitled to an injunction, specific performance or other equitable relief to specifically cause Parent, REIT Merger Sub and OP Merger Sub to cause the Equity Financing to be funded and to consummate the Mergers, if (and only if) (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that each such condition is then capable of being satisfied) or waived in accordance with this Agreement, (ii) Parent, REIT Merger Sub and OP Merger Sub have failed to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 2.2, (iii) the Debt Financing (or, as applicable, the Alternative Financing) is available to be funded at the Closing and has been funded or will be funded if the Equity Financing is funded, in each case in accordance with the terms of the Debt Commitment Letter and (iv) Company has irrevocably certified in writing to Parent that (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that each such condition is then capable of being satisfied) and (B) Company is prepared, willing and able to consummate the transactions contemplated hereby (such clauses (i) through and including (iv), the “Specific Performance Conditions”).

(c) Without limiting the foregoing, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity, provided that solely with respect to the equitable remedy to specifically enforce Parent’s obligation to effect the Closing, Parent may oppose the granting of specific performance on the basis that one or more of the Specific Performance Conditions has not been satisfied. Any Party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree that (i) by seeking the remedies provided for in this Section 9.11, a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a Party under this Agreement, and (ii) nothing set forth in this Section 9.11 shall require any Party to institute any Action for (or limit any Party’s right to institute any Action for) specific performance under this Section 9.11 prior or as a condition to exercising any termination right under Article 8 (and pursuing damages before or after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 9.11 or anything set forth in this Section 9.11 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available then or thereafter (subject the terms and conditions set forth herein and therein); provided that the Parties acknowledge and agree that, while Company or

Operating Partnership may pursue a grant of specific performance prior to the termination of this Agreement, following a termination of this Agreement, under no circumstances shall Company or Operating Partnership be permitted or entitled to seek a grant of specific performance to cause the Closing to occur; provided that Company or Operating Partnership may continue any ongoing Action for specific performance filed prior to a purported termination of this Agreement. Notwithstanding anything herein to the contrary, in no event shall either Party be entitled to receive both specific performance to cause the Closing to occur and payment of the Company Termination Fee or Parent Termination Fee, as applicable.

Section 9.12 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Mergers are consummated; provided, that Company and Parent shall share equally all Expenses related to the printing and filing of the Proxy Statement (other than attorneys’ and accountants’ fees).

Section 9.13 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of Company and Operating Partnership hereby:

(a) agrees that any proceeding, whether at law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing and/or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such proceeding to be the exclusive jurisdiction of such court;

(b) agrees that any such proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the applicable Definitive Agreements relating to the Debt Financing;

(c) agrees not to bring or support or permit any of its Affiliates to bring or support any proceeding of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York;

(d) agrees that service of process upon Company and Operating Partnership in any such proceeding shall be effective if notice is given in accordance with Section 9.2;

(e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Authority in any such court;

(f) knowingly, intentionally and voluntarily waives, to the fullest extent permitted by applicable law, trial by jury in any proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing, or any of the transactions contemplated hereby or thereby or the performances of any services thereunder;

(g) agrees that (x) none of the Debt Financing Sources will have any liability to Company, Operating Partnership or any of their respective security holders or any of their respective controlled Affiliates (in each case, other than Parent, REIT Merger Sub and OP Merger Sub) of any kind relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or in equity, whether in contract or in tort or otherwise and (y) it shall not be entitled to seek the remedy of specific performance of this Agreement against any Debt Financing Source;

(h) agrees not to commence any Action against any Debt Financing Source in connection with this Agreement, the Debt Commitment Letter or in respect of any theory of law or equity related hereto or thereto and agrees to cause any such Action in connection with this Agreement or the Debt Commitment Letter or in respect of any other document or theory of law or equity related hereto or thereto against any Debt Financing Source to be dismissed or otherwise terminated;

(i) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.13 and that such provisions and the definition of “Debt Financing Source” shall not be amended in any way adverse to any Debt Financing Source without the prior written consent of such Debt Financing Source; and

(j) agrees that in the event of conflict between this Section 9.13 and any other term herein, this Section 9.13 shall govern.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

PIR VENTURES LP

By:	/s/ Scott Dunn
Name: Scott Dunn
Title: Authorized Person

PIR INDUSTRIAL REIT LLC

By:	/s/ Scott Dunn
Name: Scott Dunn
Title: Authorized Person

PIR INDUSTRIAL OP LLC

By:	/s/ Scott Dunn
Name: Scott Dunn
Title: Authorized Person

PLYMOUTH INDUSTRIAL REIT, INC.

By:	/s/ Jeffrey E. Witherell
Name: Jeffrey E. Witherell
Title: Chief Executive Officer

PLYMOUTH INDUSTRIAL OP, LP

By:	/s/ Jeffrey E. Witherell
Name: Jeffrey E. Witherell
Title: Chief Executive Officer

Annex B

CONFIDENTIAL

October 24, 2025

The Board of Directors Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor Boston, MA 02110

Ladies and Gentlemen:

The Board of Directors of Plymouth Industrial REIT, Inc., a Maryland corporation (“Plymouth”) has requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share (the “Plymouth Common Stock”), of the consideration to be paid to such holders pursuant to the Agreement and Plan of Merger, dated October 24, 2025 (the “Merger Agreement”), to be entered into among PIR Ventures LP, a Delaware limited partnership (“Parent”), Plymouth, Plymouth Industrial OP LP, a Delaware limited partnership (“Operating Partnership”), PIR Industrial REIT LLC, a Delaware limited liability company (“REIT Merger Sub”), and PIR Industrial OP LLC, a Delaware limited liability company (“OP Merger Sub”). Capitalized terms not defined herein have the meaning set forth in the Merger Agreement.

It is our understanding that pursuant to the Merger Agreement:

(1)
Plymouth will be merged with and into REIT Merger Sub (the “REIT Merger”), with REIT Merger Sub being the surviving company in the REIT Merger, and each share of Plymouth Common Stock issued and outstanding immediately prior to the Merger, other than such shares of Plymouth Common Stock held by any wholly-owned Company subsidiary or by Parent or any Parent subsidiary, all of which will be retired and cease to exist, will be converted into the right to receive an amount in cash equal to $22.00 (the “REIT Per Share Merger Consideration”); and
(2)
immediately prior to the REIT Merger, the Operating Partnership will be merged with and into OP Merger Sub (the “Partnership Merger,” and together with the REIT Merger, the “Mergers”), with OP Merger Sub being the surviving company in the Partnership Merger, and each Operating Partnership Unit will be converted into the right to receive an amount in cash equal to $22.00, other than such Operating Partnership Units held by the Company, the Original Limited Partner or any other Company subsidiary (all of which will be retired and cease to exist), and other than each of the issued and outstanding Series C Preferred Units (which will be automatically redeemed in accordance with the terms of the applicable certificate of designations).

The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

KeyBanc Capital Markets Inc. (“KBCM”), as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) an October 22, 2025 draft copy of the Merger Agreement, which we understand to be in substantially final form; (ii) certain publicly available information concerning the Company that we consider relevant to our inquiry, including, but not limited to, the Company’s Annual Reports on Form 10-K for each of the years in the three-year period ended December 31, 2024 and Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2025 and June 30, 2025; (iii) certain internal information, primarily financial in nature and including certain financial forecasts relating to Plymouth and its financial condition, concerning the business and operations of Plymouth furnished to us by Plymouth for purposes of our analysis; (iv) certain publicly available information with respect to the financial performance and securities of certain other companies that we believe to be comparable to Plymouth and that we consider relevant to our inquiry; and (v) certain publicly available

The Board of Directors
Plymouth Industrial REIT, Inc.
October 24, 2025

information concerning the financial terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of Plymouth to discuss the business, financial condition, operations and prospects of Plymouth, as well as other matters we believed relevant to our inquiry. We have also performed such other analyses and considered such other data and information as we deemed appropriate.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by or discussed with us or publicly available. We have also assumed that the representations and warranties of each of the parties to the Merger Agreement are and will be true and correct in all respects material to our analysis. We have not been engaged to, and have not independently attempted to, verify any of such information or its accuracy or completeness. We have also relied upon the management of Plymouth as to the reasonableness and achievability of the Plymouth financial forecast (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such forecast was reasonably prepared on bases that reflect the best currently available estimates and judgments of the management of Plymouth of the future financial performance of Plymouth and other matters covered thereby. We have not been engaged to assess the reasonableness or achievability of such forecasts or the assumptions on which they were based, and we express no view as to such forecasts or assumptions. In addition, we have not conducted a physical inspection, valuation or appraisal of any of the assets (including properties or facilities) or liabilities of Plymouth. We are also not expressing any view or opinion with respect to, and, at your direction, we have relied upon, the assessments of representatives of Plymouth regarding legal, regulatory, accounting, tax and similar matters relating to Plymouth or the Mergers, as to which matters we understand that Plymouth obtained such advice as it deemed necessary from qualified advisors and professionals. We have also assumed that all governmental, regulatory or other consents, releases and approvals necessary for the consummation of the Mergers will be obtained without any adverse effect on Plymouth or the Mergers that would be meaningful to our analysis.

We have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the structure of the Mergers. In rendering our opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect from the draft that we have examined, and that the conditions to the Mergers as set forth in the Merger Agreement will be satisfied and that the Mergers will be consummated on a timely basis on the terms set forth in the Merger Agreement without waiver, modification or amendment of any term or condition that would be meaningful to our analysis.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available to us as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be paid to the holders of Plymouth Common Stock pursuant to the Merger Agreement and does not address Plymouth’s underlying business decision to engage in the Mergers or any other terms of the Mergers, or the fairness of the Mergers, or any consideration paid in connection therewith, to preferred equityholders, creditors or other constituencies of Plymouth. In addition, we do not express any opinion as to (i) the fairness (financial or otherwise) of the Mergers other than to the extent expressly set forth in the final paragraph of this letter or (ii) the amount or the nature of the compensation now paid or to be paid, in each case, to any of the directors, officers or employees of Plymouth, or class of such persons, relative to the consideration to be paid to shareholders of Plymouth. We have not evaluated nor do we express any opinion on the solvency or viability of the parties to the Merger Agreement or their respective affiliates or the ability of such parties to pay their respective obligations when they come due. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion. This opinion has been approved by a fairness committee of KBCM.

We have acted as financial advisor to Plymouth in connection with the Mergers and will receive from Plymouth a fee for our services, a significant portion of which is contingent upon the consummation of the REIT Merger (the “Transaction Fee”). In addition, Plymouth has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances for certain liabilities that may arise out of our engagement. We also will receive a fee in connection with the delivery of this opinion, which fee will be credited against any Transaction Fee earned. As you are aware, we have acted as an underwriter for Plymouth in certain securities offerings since January 1, 2023, earning approximately $0.8 million in fees for such services, and as a lender to Plymouth in certain financings since January 1, 2023, earning approximately $1.2 million in fees for such services. Also, as you are aware, while we have not provided any investment banking services to Parent or Parent’s subsidiaries since January 1, 2023, we have acted as a lender to Parent and certain affiliates of Parent since January 1, 2023, and have earned approximately $1.1 million in fees for such services. In the ordinary course of our businesses, we and our affiliates, our and our affiliates’ employees, and funds or other entities that such persons manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions

The Board of Directors
Plymouth Industrial REIT, Inc.
October 24, 2025

and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Plymouth or Parent, any of their affiliates or third parties, or any currency or commodity that may be involved in the Merger, in each case for our own account or for the accounts of customers. We may in the future provide financial advisory and/or underwriting services to Plymouth and its affiliates and to Parent and its affiliates for which we may receive compensation.

It is understood that this opinion was prepared for the use of the Plymouth Board of Directors in connection with and for the purpose of their evaluation of the proposed Mergers. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent or as expressly permitted under that certain engagement letter between the Company and KBCM, dated July 12, 2025, as amended. Our opinion does not constitute a recommendation to any stockholder of Plymouth as to how such stockholder should vote with respect to the REIT Merger or any other matter.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the REIT Per Share Merger Consideration to be paid to the holders of Plymouth Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

KEYBANC CAPITAL MARKETS INC.

Annex C

October 24, 2025

The Board of Directors

Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, MA 02110

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Plymouth Industrial REIT, Inc. (the “Company”) of the consideration to be paid to such holders in the Transaction (as defined below). Pursuant to the Agreement and Plan of Merger (the “Agreement”), by and among the Company, Plymouth Industrial OP, LP, a subsidiary of the Company (“Operating Partnership” and together with the Company, the “Company Group”), PIR Ventures LP (the “Acquiror”), PIR Industrial REIT LLC, a subsidiary of the Acquiror (the “REIT Merger Sub”), and PIR Industrial OP LLC, a subsidiary of REIT Merger Sub (“OP Merger Sub” and together with the Acquiror and REIT Merger Sub, the “Acquiror Group”), (i) the Operating Partnership will merge with and into OP Merger Sub, with the OP Merger Sub being the surviving entity and a subsidiary of the Company (the “Partnership Merger”), and each Operating Partnership Unit (as defined in the Agreement), other than any Operating Partnership Unit held by the Company, Plymouth OP Limited, LLC, or any other subsidiary of the Company, will be converted into the right to receive $22.00 per unit in cash, and (ii) immediately after the Partnership Merger, the Company will merge with and into REIT Merger Sub, with the Company being the surviving entity and a subsidiary of the Acquiror (the “REIT Merger” and together with the Partnership Merger, the “Transaction”), and each outstanding share of Company Common Stock, other than shares of Company Common Stock held by wholly-owned subsidiaries of the Company or by the Acquiror and any subsidiary of the Acquiror, will be converted into the right to receive $22.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed an execution version of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror Group under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the execution version thereof furnished to us. We have also assumed that the representations and warranties made by the Company Group and the Acquiror Group in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company Group or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on credit facilities of the Company in November 2024. During the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with Makarora Investments LLC (“Makarora”), an affiliate of the Acquiror. Additionally, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Ares Management Corporation (“Ares”), a co- investor with Makarora, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on a credit facility of Ares in April 2025 and providing loan syndication, equity underwriting, debt underwriting and financial advisory services to portfolio companies of Ares. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Ares and portfolio companies of Ares for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Ares. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and Ares for our own account or for the accounts of customers and, accordingly, we are likely at any time to hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

Annex D

October 2, 2025

The Board of Directors Plymouth Industrial REIT, Inc.

20 Custom House Street, 11th Floor

Boston, MA 02110

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Plymouth Industrial REIT, Inc. (the “Company”) of the consideration to be paid to such holders in the Transaction (as defined below). Pursuant to the Agreement and Plan of Merger (the “Agreement”), by and among the Company, Plymouth Industrial OP, LP, a subsidiary of the Company (“Operating Partnership” and together with the Company, the “Company Group”), PIR Ventures LP (the “Acquiror”), PIR Industrial REIT LLC, a subsidiary of the Acquiror (the “REIT Merger Sub”), and PIR Industrial OP LLC, a subsidiary of REIT Merger Sub (“OP Merger Sub” and together with the Acquiror and REIT Merger Sub, the “Acquiror Group”), (i) the Operating Partnership will merge with and into OP Merger Sub, with the OP Merger Sub being the surviving entity and a subsidiary of the Company (the “Partnership Merger”), and each Operating Partnership Unit (as defined in the Agreement), other than any Operating Partnership Unit held by the Company, Plymouth OP Limited, LLC, or any other subsidiary of the Company, will be converted into the right to receive $22.25 per unit in cash, and (ii) immediately after the Partnership Merger, the Company will merge with and into REIT Merger Sub, with the Company being the surviving entity and a subsidiary of the Acquiror (the “REIT Merger” and together with the Partnership Merger, the “Transaction”), and each outstanding share of Company Common Stock, other than shares of Company Common Stock held by wholly-owned subsidiaries of the Company or by the Acquiror and any subsidiary of the Acquiror, will be converted into the right to receive $22.25 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated October 2, 2025 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror Group under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company Group and the Acquiror Group in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company Group or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on credit facilities of the Company in November 2024. During the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with Makarora Investments LLC (“Makarora”), an affiliate of the Acquiror. Additionally, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Ares Management Corporation (“Ares”), a co-investor with Makarora, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on a credit facility of Ares in April 2025 and providing loan syndication, debt underwriting and financial advisory services to portfolio companies of Ares. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Ares and portfolio companies of Ares for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Ares. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and Ares for our own account or for the accounts of customers and, accordingly, we are likely at any time to hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of

J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

SCAN TO VIEW MATERIALS & VOTE PLYMOUTH INDUSTRIAL REIT, INC. 20 CUSTOM HOUSE STREET, 11TH FLOOR BOSTON, MASSACHUSETTS 02110 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PLYM2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PLYMOUTH INDUSTRIAL REIT, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the merger of Plymouth Industrial REIT, Inc. (the “Company”) with and into PIR Industrial REIT LLC, pursuant to the terms of the Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of October 24, 2025, by and among the Company, Plymouth Industrial OP, LP, PIR Ventures LP, PIR Industrial REIT LLC and PIR Industrial OP LLC (the “Merger Proposal”); 2. To approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement; and 3. To approve any adjournment of the special meeting of stockholders (the “Special Meeting”) to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V81474-S26148 PLYMOUTH INDUSTRIAL REIT, INC. SPECIAL MEETING OF STOCKHOLDERS , 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Jeffrey E. Witherell and Anne A. Hayward, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PLYMOUTH INDUSTRIAL REIT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on , 2026, at Eastern Time, virtually at ,and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on the reverse side